Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262478

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated April 13, 2022)

Dave Inc.

Up to 319,960,376 Shares of Class A Stock

Up to 11,444,364 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Up to 5,100,214 Warrants

This prospectus supplement supplements the prospectus dated April 13, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-262478), that relates to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to (i) 331,404,740 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), which consists of up to (a) 21,000,000 shares of Class A Common Stock issued in a private placement pursuant to subscription agreements entered into on June 7, 2021, (b) 48,450,639 shares of Class A Common Stock that are issuable by us upon conversion of our Class V common stock, par value $0.0001 per share (the “Class V Common Stock”), (c) 5,392,528 shares of Class A Common Stock originally issued in a private placement to VPC Impact Acquisition Holdings Sponsor III, LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of our predecessor, VPC Impact Acquisition Holdings III, Inc. (“VPCC”), 51,000 of which were subsequently distributed to certain equityholders of VPCC, (d) 5,100,214 shares of Class A Common Stock that are issuable by us upon the exercise of 5,100,214 warrants originally issued in a private placement to the Sponsor in connection with the IPO at an exercise price of $11,50 per share of Class A Common Stock, (e) 6,344,150 shares of Class A Common Stock that are issuable by us upon the exercise of 6,344,150 warrants originally issued in connection with the IPO at an exercise price of $11,50 per share of Class A Common Stock that were previously registered (the “Public Warrants”), (f) 244,949,074 shares of Class A Common Stock issued upon consummation of our Business Combination (as defined in the Prospectus) and held by certain of our directors and officers and other holders of registration rights, and (g) 168,135 shares of Class A Common Stock underlying the options held by certain former employees of Dave Inc. prior to the Business Combination and (ii) up to 5,100,214 Private Warrants.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “DAVE” and “DAVEW”, respectively. On August 19, 2022 the closing sale price as reported on Nasdaq of our Class A Common Stock was $0.5678 per share and of our Public Warrants was $0.1010 per warrant.

This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in (i) Amendment No. 2 to the Current Report on Form 8-K (the “Form 8-K Amendment”) filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022, (ii) Amendment No. 1 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 (the “Amended Q1 Form 10-Q”) filed with the SEC on May 13, 2022, and (iii) our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 filed with the SEC on August 22, 2022 (the “Q2 Form 10-Q”). Accordingly, we have attached the Amended Q1 Form 10-Q, the Form 8-K Amendment and the Q2 Form 10-Q as Annexes A, B and C, respectively, to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 14 of the Prospectus and in the Amended Q1 Form 10-Q and the Q2 Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 22, 2022.

Annex A

Form 8-K/A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1265 Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices) (Zip Code)

(844) 857-3283

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DAVE	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Dave Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment No. 2”) to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 11, 2022, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on March 25, 2022 (as amended, the “Form 8-K/A”) to (i) file restated audited consolidated financial statements of the Company for the years ended December 31, 2021 and December 31, 2020 provided under Item 9.01(a) in the Form 8-K/A (the “Restatement”) and filed as Exhibit 99.3 to the Form 8-K/A, (ii) update Management’s Discussion and Analysis of Financial Condition and Results of Operations filed as Exhibit 99.4 to the Form 8-K/A as a result of the Restatement, and (iii) update the pro forma combined financial information provided under Item 9.01(b) in the Form 8-K/A and filed as Exhibit 99.5 to the Form 8-K/A. See Note 2 - Restatement of Previously-Issued Financial Statements in the attached audited consolidated financial statements for additional information concerning the Restatement. On August 12, 2022, the Company filed a Current Report on Form 8-K, disclosing that the audited financial statements included in the Form 8-K/A should not be relied upon.

This Amendment No. 2 does not amend any other item of the Form 8-K/A or purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Form 8-K/A.

Capitalized terms used but not defined herein have the meanings assigned to them in the Form 8-K/A.

Restatement Background

On August 9, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, after consideration of the relevant facts and circumstances and after consultation with the Company’s management and Moss Adams LLP, the Company’s independent registered public accounting firm during the periods described below (“Moss Adams”), reached a determination that the Company’s previously issued (i) audited consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2020 presented in the Form 8-K/A (the “Audited Financials Relevant Periods”), and (ii) unaudited consolidated financial statements and related disclosures for the three months ended March 31, 2022 presented on the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2022 (the “First Quarter 10-Q”) (the “Relevant Earnout Period”) should no longer be relied upon due to the errors described below in such financial statements.

Cash Flow Adjustment

In connection with the preparation of the unaudited consolidated financial statements and related disclosures for the quarter ended June 30, 2022, the Company reevaluated the accounting treatment of the Company’s member advances within the Company’s statements of cash flows and concluded that cash flows from the principal portion of member advances should be included as an investing activity as opposed to an operating activity, resulting in an overstatement of the cash flows used in operating activities and an understatement of the cash flows from investing activities during the Audited Financials Relevant Periods. Upon further review, the Company determined to correct the treatment of the principal portion of member advances by classifying them as an investing activity instead of operating activity in the statement of cash flows for the Audited Financials Relevant Period.

Earnout Adjustment

In connection with the preparation of the unaudited consolidated financial statements and related disclosures for quarter ended June 30, 2022, the Company reevaluated the accounting treatment of certain previously disclosed earnout arrangements in connection with the Company’s business combination pursuant to the Agreement and Plan of Merger, dated June 7, 2021, by and among Dave Inc., VPC Impact Acquisition Holdings III, Inc. (“VPCC”), Bear Merger Company I Inc., and Bear Merger Company II LLC (the “Business Combination Agreement”). The Business Combination Agreement provided for the issuance of 1,586,037 shares (the “Earnout Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) to VPC Impact Acquisition Holdings Sponsor III, LLC, which is the sponsor of VPCC, and the independent directors of VPCC prior to the completion of the business combination, subject to potential forfeiture such that 60% of the Earnout Shares will be fully vested and no longer subject to forfeiture in the event that the Class A Common Stock achieves a trading price of at least $12.50 per share, and 40% of the Earnout Shares will be fully vested and no longer subject to forfeiture in the event that the Class A Common Stock achieves a trading price of at least $15.00 per share (in each case, determined by reference to the volume-weighted average price achieved for at least 20 trading days within any 30 consecutive trading days) prior to June 7, 2026. The Earnout Shares were recognized at fair value upon the closing of the business combination and classified in stockholders’ equity.

On August 9, 2022, the Company, in consultation with the Audit Committee, reached a determination that the unaudited consolidated financial statements presented in the First Quarter 10-Q improperly assessed the accounting treatment of the Earnout Shares by classifying them as stockholders’ equity rather than as a liability, resulting in a reclassification of the earnout shares along with a non-cash fair value adjustment during the Relevant Earnout Period. Upon further review, the Company determined to correct the treatment of the Earnout Shares by reclassifying them as a liability measured at fair value and recording a non-cash fair value adjustment for the Relevant Earnout Period.

The reclassification of Earnout Shares as liability measured at fair value also impacted the Company’s pro forma combined financial information provided under Item 9.01(b) in the Form 8-K/A. Accordingly, the Company is filing updated pro forma combined financial information under Item 9.01(b) of this Amendment No. 2.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Legacy Dave as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 (as restated) are included as Exhibit 99.3 and are incorporated by reference into this Item 9.01. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Dave for the year ended December 31, 2021 (as updated) is also included as Exhibit 99.4 and is incorporated by reference into this Item 9.01.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information of the Company and Legacy Dave as of December 31, 2021 and for the year ended December 31, 2021 (as updated) is set forth in Exhibit 99.5 hereto and is incorporated herein by reference into this Item 9.01.

(d) List of Exhibits.

Exhibit Number	Description

23.1	Consent of Moss Adams, LLP

99.3	Audited consolidated financial statements of Dave Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Dave Inc. for the year ended December 31, 2021

99.5	Unaudited pro forma combined financial information of VPC Impact Acquisition Holdings III, Inc. and Dave Inc. as of December 31, 2021 and for the year ended December 31, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave Inc.

Dated: August 22, 2022	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-262478) and Form S-8 (No. 333-263589) of Dave Inc., of our report dated March 25, 2022 (except for the effects of the restatement described in Note 2 and the reverse recapitalization described in Note 20, as to which the date is August 22, 2022), relating to the consolidated financial statements of Dave Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2021 and 2020 consolidated financial statements), appearing in the Current Report on Form 8-K/A of the Company dated August 22, 2022, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California

August 22, 2022

Exhibit 99.3

Dave Inc. and Subsidiary

Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm

December 31, 2021 and 2020

Contents:

Report of Independent Registered Public Accounting Firm

The Shareholders and the Board of Directors

Dave Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dave Inc. and Subsidiary (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2021 and 2020 Financial Statements

As discussed in Note 2, the accompanying consolidated financial statements have been restated.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams

Los Angeles, California

March 25, 2022

(except for the effects of the restatement described in Note 2 and the reverse recapitalization described in Note 20, as to which the date is August 22, 2022)

We have served as the Company’s auditor since 2018.

Dave Inc. and Subsidiary

Consolidated Balance Sheets

(in thousands; except share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$32,009	$4,789
Marketable securities	8,226	17,666
Member advances, net of allowance for unrecoverable advances of $11,995 and $12,580 as of December 31, 2021 and 2020, respectively	49,013	38,744
Prepaid income taxes	1,381	4,008
Restricted cash, current	—	83
Deferred issuance costs	5,131	—
Prepaid expenses and other current assets	4,443	4,062

Total current assets	100,203	69,352
Property and equipment, net	685	516
Lease right-of-use assets (related-party of $970 and $1,184 as of December 31, 2021 and 2020, respectively)	2,702	1,378
Intangible assets, net	7,849	4,505
Derivative asset on loans to stockholders	35,253	457
Debt facility commitment fee, long-term	131	—
Restricted cash, net of current portion	363	197

Total assets	$147,186	$76,405

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$13,044	$8,492
Accrued expenses	13,045	5,324
Line of credit	—	3,910
Lease liabilities, short-term (related-party of $243 and $205 as of December 31, 2021 and 2020, respectively)	1,920	400
Legal settlement accrual	3,701	3,201
Note payable	15,051	—
Credit facility	20,000	—
Convertible debt, current	695	—
Interest payable, convertible notes, current	25	—
Other current liabilities	1,153	2,853

Total current liabilities	68,634	24,180
Lease liabilities, long-term (related-party of $822 and $1,065 as of December 31, 2021 and 2020, respectively)	970	1,088
Debt facility, long-term	35,000	—
Convertible debt, long-term	—	695
Interest payable, convertible notes	—	13
Warrant liability	3,726	—
Other non-current liabilities	119	585

Total liabilities	108,449	26,561

Commitments and contingencies (Note 14)
Stockholders’ equity:
Preferred stock, par value per share $0.0001, 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2021 and 2020	—	—
Class A common stock, par value per share $0.0001, 500,000,000 shares authorized; 299,724,811 and 295,793,583 shares issued at December 31, 2021 and December 31, 2020, respectively; 297,094,254 and 291,948,310 shares outstanding at December 31, 2021 and December 31, 2020, respectively	30	29
Class V common stock, par value per share $0.0001, 100,000,000 shares authorized; 48,450,639 shares issued and outstanding at December 31, 2021 and 2020, respectively;	5	5
Treasury stock	(5)	(154)
Additional paid-in capital	86,796	77,632
Loans to stockholders	(15,192)	(14,764)
Accumulated deficit	(32,897)	(12,904)

Total stockholders’ equity	38,737	49,844

Total liabilities, and stockholders’ equity	$147,186	$76,405

See accompanying notes to the consolidated financial statements.

2

Dave Inc. and Subsidiary

Consolidated Statements of Operations

(in thousands)

	For the Year Ended December 31,
	2021	2020
Operating revenues:
Service based revenue, net	$142,182	$120,595
Transaction based revenue, net	10,831	1,201

Total operating revenues, net	153,013	121,796

Operating expenses:
Provision for unrecoverable advances	32,174	25,539
Processing and servicing fees	23,459	21,646
Advertising and marketing	51,454	38,019
Compensation and benefits	49,544	22,210
Other operating expenses	43,260	15,763

Total operating expenses	199,891	123,177

Other (income) expenses:
Interest income	(287)	(409)
Interest expense	2,545	17
Legal settlement and litigation expenses	1,667	4,467
Other strategic financing and transactional expenses	264	1,356
Changes in fair value of derivative asset on loans to stockholders	(34,791)	—
Changes in fair value of warrant liability	3,620	—

Total other (income) expense, net	(26,982)	5,431

Net loss before provision for income taxes	(19,896)	(6,812)
Provision for income taxes	97	145

Net loss	$(19,993)	$(6,957)

Net loss per share:
Basic	$(0.15)	$(0.06)
Diluted	$(0.15)	$(0.06)
Weighted-average shares used to compute net loss per share
Basic	136,575,395	123,230,367
Diluted	136,575,395	123,230,367

See accompanying notes to the consolidated financial statements.

3

Dave, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity

(in thousands, except share data)

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated deficit	Total stockholders’ (deficit) equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2020 (as previously reported)	133,216,940	$9,881	13,326,050	$49,675	3,991,610	$12,617	99,449,310	$0.1	—	$—	—	$—	$3,712	$(14,492)	$(154)	$(5,947)	$(16,881)
Retroactive application of recapitalization	(133,216,940)	(9,881)	(13,326,050)	(49,675)	(3,991,610)	(12,617)	(99,449,310)	(0.1)	290,900,192	29	48,450,639	5	72,139	—	—	—	72,173

Balance at January 1, 2020 (as adjusted)	—	—	—	—	—	—	—	—	290,900,192	29	48,450,639	5	75,851	(14,492)	(154)	(5,947)	55,292
Issuance of common stock for stock option exercises	—	—	—	—	—	—	—	—	1,697,089	—	—	—	256	—	—	—	256
Issuance of common stock for stock option early exercises	—	—	—	—	—	—	—	—	545,994	—	—	—	—	—	—	—	—
Cancellation of common stock issued for stock option early exercise	—	—	—	—	—	—	—	—	(310,381)	—	—	—	—	—	—	—	—
Cancellation of restricted stock	—	—	—	—	—	—	—	—	(884,584)	—	—	—	—	—	—	—	—
Stockholder loans interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(272)	—	—	(272)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	1,525	—	—	—	1,525
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,957)	(6,957)

Balance at December 31, 2020	—	$—	—	$—	—	$—	—	$—	291,948,310	29	48,450,639	5	$77,632	$(14,764)	$(154)	$(12,904)	$49,844
Issuance of common stock for stock option exercises	—	—	—	—	—	—	—	—	5,086,040	1	—	—	1,708	—	—	—	1,709
Vesting of stock option early exercises	—	—	—	—	—	—	—	—	—	—	—	—	75	—	—	—	75
Stockholder loans interest and amendment	—	—	—	—	—	—	—	—	59,904	—	—	—	—	(428)	149	—	(279)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	7,381	—	—	—	7,381
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(19,993)	(19,993)

Balance at December 31, 2021	—	$—	—	$—	—	$—	—	$—	297,094,254	$30	48,450,639	$5	$86,796	$(15,192)	$(5)	$(32,897)	$38,737

See accompanying notes to the consolidated financial statements.

4

Dave Inc. and Subsidiary

Restated Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended December 31,
	2021	2020
	(As Restated)	(As Restated)
Operating activities
Net loss	$(19,993)	$(6,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,055	1,718
Provision for unrecoverable advances	32,174	25,539
Changes in fair value of derivative assets	(34,791)	—
Changes in fair value of warrant liability	3,620	—
Disposal of property and equipment	14	—
Stock-based compensation	7,381	1,525
Non-cash interest	(233)	(272)
Non-cash lease expense	78	12
Changes in fair value of marketable securities	1	(3)
Changes in operating assets and liabilities:
Member advances, service revenue	(2,280)	(4,354)
Prepaid income taxes	2,627	(4,008)
Prepaid expenses and other current assets	(311)	(2,600)
Accounts payable	2,568	1,983
Accrued expenses	7,128	3,433
Income taxes payable	—	(508)
Legal settlement accrual	500	3,201
Other current liabilities	(1,625)	2,472
Other non-current liabilities	(466)	547
Interest payable, convertible notes	12	12

Net cash (used in) provided by operating activities	(541)	21,740

Investing activities
Payments for internally developed software costs	(6,107)	(3,989)
Purchase of property and equipment	(371)	(231)
Net disbursements and collections of Member advances	(40,163)	(30,886)
Purchase of marketable securities	(5)	(138)
Sale of marketable securities	9,444	7,780

Net cash used in investing activities	(37,202)	(27,464)

Financing activities
Borrowings on line of credit	—	3,910
Repayment on line of credit	(3,910)	—
Proceeds from issuance of common stock for stock option exercises	1,709	256
Proceeds from issuance of common stock for stock option early exercises	—	75
Payment of issuance costs	(2,753)	—
Proceeds from borrowings on note payable	15,000	—
Proceeds from borrowings on debt and credit facilities	55,000	—

Net cash provided by financing activities	65,046	4,241

Net increase (decrease) in cash and cash equivalents and restricted cash	27,303	(1,483)
Cash and cash equivalents and restricted cash, beginning of the year	5,069	6,552

Cash and cash equivalents and restricted cash, end of the year	$32,372	$5,069

Supplemental disclosure of non-cash investing and financing activities
Operating lease right of use assets recognized	$2,514	$—
Operating lease liabilities recognized	$2,514	$—
Property and equipment purchases in accounts payable	$25	$7
Receivable from early exercise of stock options	$—	$368
Vesting of common stock exercised early	$75	$—
Amendment to loan to stockholder	$145	$—
Supplemental disclosure of cash (received) paid for:
Income taxes	$(2,484)	$2,798
Interest	$1,992	$—

The following table provides a reconciliation of cash and cash equivalents, and restricted cash reported within the consolidated balance sheet with the same as shown in the consolidated statement of cash flows.

Cash and cash equivalents	$32,009	$4,789
Restricted cash	363	280

Total cash, cash equivalents, and restricted cash, end of period	$32,372	$5,069

See accompanying notes to the consolidated financial statements.

5

Dave Inc.

Notes to the Consolidated Financial Statements

Note 1 Business and Basis of Presentation

Business

Dave Inc. (the “Company” or “Dave”), formerly known as VPC Impact Acquisition Holdings III, Inc. is a Delaware corporation, which operates through its subsidiary, Dave Operating LLC. The Company’s business is to provide its members (“Members”) a suite of financial software and services related to personal finance. All operating activities, revenues earned, and expenses incurred were generated in the United States of America.

VPCC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 5, 2022 (the “Closing Date”), VPCC completed a business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of June 7, 2021 (the “Merger Agreement”), by and among VPCC, Bear Merger Company I, Inc., Bear Merger Company II, LLC, and pre-Business Combination Dave Inc. (“Legacy Dave”). On the Closing Date, VPCC was renamed Dave Inc. and its shares began trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “DAVE.” The Company’s public warrants also trade on Nasdaq under the ticker symbol “DAVEW”.

Unless the context otherwise requires, the information below pertains to Legacy Dave, the pre-Business Combination operating company that existed prior to the Business Combination which closed on the Closing Date, and in such context, the terms “the Company” or “Dave” refers to such pre-combination company. Please refer to Note 20 Subsequent Events for further discussion of the Business Combination.

Dave’s Personal Financial Management Service

Dave’s personal financial management service enables Members to monitor their bank account balances to avoid overdraft fees and build budgets to assist in short-term financial planning. When a Member signs up for the Company’s mobile application, Dave connects to the Member’s checking account and then monitors and analyzes the Member’s typical spending and saving behavior. Based on this analysis, Dave identifies upcoming expenses, such as a car or rent payment, and likely future spending based on historical spending habits that enables Members to more effectively manage their finances. The Members are charged a $1 monthly fee for this software monitoring service. Revenue from Dave’s personal financial management service are included in service based revenue, net in the consolidated statement of operations.

Dave’s Advance Service (Extra Cash)

Many of Dave’s Members are at risk of having liquidity shortfalls before they receive their next paycheck. To help these Members avoid incurring overdraft fees, Dave offers them the ability to obtain a non-recourse cash advance of up to $250 (an “Advance”).

Members need not pay a fee to obtain an Advance, as Members can always obtain Advances via automated clearing house (“ACH”) payment for free, which generally arrive within three business days. However, many Members choose to pay an optional instant transfer fee to obtain the Advance within eight hours. Members may also choose to pay a voluntary tip to compensate the Company for use of its Advance service. Revenue from Dave’s advance service are included in service based revenue, net in the consolidated statement of operations.

Dave’s Job Portal Service

As an additional tool to help prevent overdrafting and improve cash flow, Dave helps connect Members to open local jobs. Dave’s job portal service, referred to as “Side Hustle,” enables Members to view potential opportunities for supplemental work, primarily in flexible, part-time roles. Side Hustle allows Members to submit applications to a repository of job openings with various partner companies, which include various ride share platforms and food delivery companies. Dave generates referral fees from partner companies for facilitating contacts between them and the Dave’s Members. Revenue from Dave’s job portal service are included in service based revenue, net in the consolidated statement of operations.

Dave’s Checking Product

Dave offers a free, no minimum, no overdraft-fee mobile checking account to its Members in partnership with a federally insured banking institution. Members can fund their accounts with direct deposit from their payroll or make manual cash and electronic deposits, spend via a debit card, access ATMs and transfer funds between accounts at other banks and to third parties online, all through Dave’s mobile application.

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Dave Inc.

Notes to the Consolidated Financial Statements

Other features include automated budgeting, advances, access to the Company’s exclusive job board, and the ability to build credit with on-time rent payments. Revenue from Dave’s checking product are included in transaction based revenue, net in the consolidated statement of operations.

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and a variable interest entity (“VIE”). All intercompany transactions and balances have been eliminated upon consolidation.

In accordance with the provisions of Accounting Standards Codification (“ASC”) 810, Consolidation, the Company consolidates any VIE of which the Company is the primary beneficiary. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when it is not considered the primary beneficiary. The Company evaluates its relationships with its VIEs on an ongoing basis to ensure that the Company continues to be the primary beneficiary.

Retroactive Application of Reverse Recapitalization

The Business Combination is accounted for as a reverse recapitalization of equity structure. Pursuant to U.S. GAAP, the Company recasts its Consolidated Statements of Stockholders’ Equity from January 1, 2020 to the Closing Date, the total stockholder’s equity (deficit) within the Company’s Consolidated Balance Sheets as of December 31, 2021 and 2020 and the weighted average outstanding shares basic and diluted for the years ended December 31, 2021 and 2020 by applying the recapitalization retroactively.

In addition, the Company recasts the stock class and issued and outstanding number of shares, exercise prices of options and warrants for each balance sheet period presented in these Condensed Consolidated Financial Statements and the accompanying notes. Please refer to Note 20 Subsequent Events for further discussion of the Business Combination.

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Statements of Stockholders’ Equity

Pursuant to the terms of the Business Combination Agreement, as part of the Business Combination, all of the issued and outstanding Series A preferred stock of Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1 ratio and Series B-1 and Series B-2 convertible preferred stock of Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1.033076 ratio, which were all converted again, along with all other issued and outstanding common stock of Legacy Dave, into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Class V common stock, par value per share $0.0001 (“Class V Common Stock”), at an exchange ratio of 1.354387513 (the “Exchange Ratio”). Additionally, each of the Company’s stock options that were outstanding immediately prior to the closing of the Business Combination remained outstanding and converted into stock options for Class A Common Stock and Class V Common Stock equal to the number of Legacy Dave’s common stock, subject to such stock options multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such stock options divided by the Exchange Ratio.

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Statements of Operations

Furthermore, based on the retroactive application of the reverse recapitalization to the Company’s Condensed Consolidated Statements of Stockholders’ Equity, the Company recalculated the weighted average shares for the years ended December 31, 2021 and 2020. The basic and diluted weighted-average Legacy Dave common stock were retroactively converted to Class A Common Stock and Class V Common Stock using the Exchange Ratio to conform to the recast period.

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Balance Sheets

Finally, to conform to the retroactive application of recapitalization to the Company’s Condensed Consolidated Statements of Stockholders’ Equity, the Company reclassified the $9,881 carrying value of Legacy Dave Series A convertible preferred stock, the $49,675 carrying value of Legacy Dave Series B-1 convertible preferred stock, and the $12,617 carrying value of Legacy Dave Series B-2 convertible preferred stock to additional paid-in capital (“APIC”), less amounts attributable to the par value of the Class A Common Stock as recast, as of December 31, 2021 and 2020.

Variable Interest Entities

The Company is considered the primary beneficiary of Dave OD Funding I, LLC (“Dave OD”), as it has the power over the activities that most significantly impact the economic performance of Dave OD and has the obligation to absorb expected losses and the right to receive expected benefits that could be significant, in accordance with accounting guidance. As a result, the Company consolidated Dave OD and all intercompany accounts have been eliminated. The carrying value of Dave OD’s assets and liabilities, after elimination of any intercompany transactions and balances, in the consolidated balance sheet as of December 31, 2021, are as follows:

Assets
Cash and cash equivalents	$26,239
Member advances, net of allowance for unrecoverable advances of $1,315 as of December 31, 2021	35,835
Debt and credit facility commitment fee, current	470
Debt facility commitment fee, long-term	131

Total assets	$62,675

Liabilities
Accounts payable	$411
Debt facility	35,000
Credit facility	20,000
Other current liability	400
Warrant liability	3,726

Total liabilities	$59,537

The assets of Dave OD are not restricted and its creditors have full recourse against the Company for its liabilities. Dave OD had no activity during the year ended December 31, 2020.

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Dave Inc.

Notes to the Consolidated Financial Statements

COVID-19 Impact

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus (“COVID-19”), and the Company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it has and may in the future impact its Members, employees, suppliers, vendors, and business partners. The duration and magnitude of the continuing effects of COVID-19 on the Company’s Members remain uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventative measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the U.S. government may further adopt.

Beginning in March 2020, the Company’s business and operations were disrupted by the conditions caused by COVID-19, which adversely affected Members’ spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) helped mitigate the effects of COVID-19 on the Company’s Members. In particular, stimulus funds and incremental unemployment benefits provided under the CARES Act created additional financial support for the Company’s Members; however, the overall economic conditions potentially increase Members’ credit risk. The Company expects to continue to assess the evolving impact of the COVID-19 pandemic and intends to make adjustments to its responses accordingly.

Note 2 Restatement of Previously-Issued Financial Statements

In connection with the preparation of the Company’s June 30, 2022 unaudited condensed consolidated financial statements, management became aware of a classification error in the consolidated statements of cash flows for the years ended December 31, 2021 and 2020. Based on the internal investigation, the audit committee and management became aware of the error on the classification of the cash flows related to the disbursements and collections of the Member advances.

The Company previously presented cash flow from Member advances, which includes disbursements, collections and service revenues, as operating activities. The Company identified that the disbursements and collections of Member advances should be part of investing activities while revenues are part of operating activities. The Company corrected this error by reclassifying the net disbursements and collections portion of the cash flows to investing activities under “Net disbursements and collections of Member advances” in the Consolidated Statements of Cash Flows. The Company also updated the financial line item for the service revenue portion from “Member advances” in operating activities to “Member advances, service revenue”. This error only impacts the consolidated statements of cash flows.

The following table presents the impact of this error correction in the Consolidated Statements of Cash Flows as of and for the years ended December 31, 2021 and 2020, is as follows (in thousands):

	As Reported		Adjustment		As Restated
	For the Year Ended December 31,		For the Year Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020	2021	2020
Operating activities
Member advances, service revenue	$(42,443)	$(35,240)	$40,163	$30,886	$(2,280)	$(4,354)
Net cash (used in) provided by operating activities	$(40,704)	$(9,146)	$40,163	$30,886	$(541)	$21,740
Investing activities
Net disbursements and collections of Member advances	$—	$—	$(40,163)	$(30,886)	$(40,163)	$(30,886)
Net cash provided by (used in) investing activities	$2,961	$3,422	$(40,163)	$(30,886)	$(37,202)	$(27,464)

Note 3 Significant Accounting Policies

Use of Estimates

The preparation of these consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, as well as the reported revenues and expenses incurred during the reporting periods. The Company’s estimates are based on its historical experience and on various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company’s critical accounting estimates and assumptions are evaluated on an ongoing basis including those related to the: (i) allowance for unrecoverable advances; (ii) realization of tax assets and estimates of tax liabilities; (iii) valuation of equity securities; (iv) fair value of derivatives; and (v) valuation of note payable and warrant liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Service Based Revenue, Net:

Service based revenue, net primarily consists of tips, express processing fees, and subscriptions charged to Members, net of processor costs associated with advance disbursements. Member advances are treated as financial receivables under ASC 310 Receivables (“ASC 310”).

The Company encourages but does not contractually require its Members who receive a cash advance to leave a discretionary tip. The Company treats tips as an adjustment of yield to the advances and are recognized over the average term of advances.

Express processing fees apply when a Member requests an expedited cash advance. At the Member’s election, the Company expedites the funding of advance funds within eight hours, as opposed to the customary three business days, of the advance request. Express processing fees are nonrefundable loan origination fees and are recognized as revenues over the expected contractual term of the advance.

Costs incurred by the Company to fund cash advances are treated as direct loan origination costs. These direct loan origination costs are netted against advance-related income over the expected contractual term of the advance. Direct origination costs recognized as a reduction of advance-related income during the years ended December 31, 2021 and 2020, was $3.8 million and $3.6 million, respectively.

The Company accounts for subscriptions in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company must identify the contract with a Member, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price

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Dave Inc.

Notes to the Consolidated Financial Statements

to the performance obligations in the contract, and recognize revenue when (or as) the Company satisfies the performance obligations. The Company’s primary sources of revenue are derived from fees earned on advances, and other financial instruments that are not within the scope of ASC 606. The Company has evaluated the nature of its contracts with Members and determined that further disaggregation of revenue from contracts with Members into categories beyond what is presented in the consolidated statements of operations was not necessary. For revenue sources that are within the scope of Topic 606, the Company fully satisfies its performance obligations and recognizes revenue in the period it is earned as services are rendered. Transaction prices are typically fixed, charged on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying ASC 606 that significantly affects the determination of the amount and timing of revenue from contracts with the Company’s Members. Sources of revenue from contracts with Members that are in the scope of ASC 606 include subscription fees, lead generation fees and reward program fees.

Subscription fees of $1 are received on a monthly basis from Members who subscribe to the Company’s application. The Company continually fulfills its obligation to each Member over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. The Company recognizes revenue ratably as the Member receives and consumes the benefits of the platform throughout the contract period.

Price concessions granted to Members who have insufficient funds when subscription fees are due are forms of variable consideration under the Company’s contracts with Members. For price concessions, the Company has elected, as an accounting policy, to account for price concessions for the month at the end of the reporting month based on the actual amount of concessions granted as the impact.

Service based revenue also consists of lead generation fees from the Company’s Side Hustle advertising partners. The Company is entitled to receive these lead generation fees when Members of the application sign up for jobs with the Company’s various partners. Lead generation contracts contain a single performance obligation. Lead generation revenue is recognized at a point in time upon satisfaction and completion of the single performance obligation. The Company also receives cash monthly as part of a rewards program for those Dave debit card Members who choose to spend funds with selected vendors. The cash received by the Company is recorded as unearned revenue and recognized as revenue as the subscription credits are earned by the Members.

Transaction Based Revenue, Net:

Transaction based revenue, net primarily consists of interchange and ATM revenues from Dave’s Checking Product, net of ATM-related fees, and are recognized at the point in time the transactions occur, as the performance obligation is satisfied. ATM-related fees recognized as a reduction of transaction based revenue during the years ended December 31, 2021 and 2020, was $0.8 million and $0.07 million, respectively.

Processing and Servicing Fees

Processor fees consist of fees paid to the Company’s processors for the recovery of advances, tips, processing fees, and subscriptions. These expenses also include fees paid for services to connect Member’s bank accounts to the Company’s application. Except for processing and service fees associated with advance disbursements, which are recorded net against revenue, all other processing and service fees are expensed as incurred.

Cash and Cash Equivalents

The Company classifies all highly liquid instruments with an original maturity of three months or less as cash equivalents.

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Dave Inc.

Notes to the Consolidated Financial Statements

Restricted Cash

Restricted cash primarily represents cash held at financial institutions that is pledged as collateral for specific accounts that may become overdrawn.

Marketable Securities

Marketable securities consist of a money market mutual fund. The fair value of marketable securities is determined by quoted prices in active markets and changes in fair value are recorded in other (income) expense in the consolidated statements of operations.

Member Advances

Member advances include non-recourse cash advances, fees, and tips net of certain direct origination costs and allowance for unrecoverable advances. Management’s intent is to hold advances until maturity or payoff. Members’ cash advances are treated as financial receivables under ASC 310.

Advances to Members are not interest-bearing. The Company recognizes these advances at the advanced amount and does not use discounting techniques to determine present value of advances due to their short-term average maturity. The consequent discount impact under the imputed interest rate method does not result in a significant impact to the consolidated financial statements.

The Company does not provide modifications to advances.

Allowance for Unrecoverable Advances

The Company maintains an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in the outstanding Member advances. Management currently estimates the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Interpretations of the nature and volume of the portfolio and projections of future economic conditions involve a high degree of subjectivity. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the consolidated statements of operations.

The Company considers advances over 120 days past due or which become uncollectible based on information available to the Company as impaired. All impaired advances are deemed uncollectible and subsequently written-off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries of Member advances written-off, if any, are recorded as a reduction to Member advances when collected, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances expense in the consolidated statements of operations.

Internally Developed Software

Internally developed software is capitalized when preliminary development efforts are successfully completed, management has authorized and committed project funding, it is probable that the project will be completed, and the software will be used as intended. Capitalized costs consist of salaries and other compensation costs for employees incurred for time spent on upgrades and enhancements to add functionality to the software and fees paid to third-party consultants who are directly involved in development efforts. These capitalized costs are included on the consolidated balance sheets as intangible assets, net. Other costs are expensed as incurred and included within other operating expenses in the consolidated statements of operations. Capitalized costs for the years ended December 31, 2021 and 2020, were approximately $6.1 million and $4.0 million, respectively.

Amortization of internally developed software commences when the software is ready for its intended use (i.e., after all substantial testing is complete). Internally developed software is amortized over its estimated useful life of 3 years.

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Dave Inc.

Notes to the Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are recorded at cost and depreciated over the estimated useful lives ranging from 3 to 7 years using the straight-line method. Maintenance and repair costs are charged to operations as incurred and included within other operating expenses in the consolidated statements of operations.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets, primarily property and equipment and amortizable intangible assets, whenever events or changes in business circumstances indicate that carrying amounts of the assets may not be fully recoverable. If the sum of the expected undiscounted future cash flows from an asset is less than the carrying amount of the asset, the Company estimates the fair value of the assets. The Company measures the loss as the amount by which the carrying amount exceeds its fair value calculated using the present value of estimated net future cash flows.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement (“ASC 820”), provides a single definition of fair value and a common framework for measuring fair value as well as disclosure requirements for fair value measurements used in the consolidated financial statements. Under ASC 820, fair value is determined based upon the exit price that would be received by a company to sell an asset or paid by a company to transfer a liability in an orderly transaction between market participants, exclusive of any transaction costs. Fair value measurements are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company uses the most advantageous market, which is the market from which the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement. ASC 820 creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below, with Level 1 having the highest priority and Level 3 having the lowest.

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

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Dave Inc.

Notes to the Consolidated Financial Statements

Following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2021 and 2020, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3) (in thousands):

December 31, 2021	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$8,226	$—	$—	$8,226
Derivative asset on loans to stockholders	—	—	35,253	35,253

Total assets	$8,226	$—	$35,253	$43,479

Liabilities
Warrant liability	$—	$—	$3,726	$3,726
Note payable	—	—	15,051	15,051

Total liabilities	$—	$—	$18,777	$18,777

December 31, 2020	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$17,666	$—	$—	$17,666
Derivative asset on loans to stockholders	—	—	457	457

Total assets	$17,666	$—	$457	$18,123

The Company had no assets and liabilities measured at fair value on a non-recurring basis as of December 31, 2021 and 2020.

The Company also has financial instruments not measured at fair value. The Company has evaluated cash and cash equivalents, Member advances, restricted cash, accounts payable, and accrued expenses, and believes the carrying value approximates the fair value due to the short-term nature of these balances. The fair value of the credit facility, debt facility, convertible debt, and line of credit approximate their carrying values.

Marketable Securities:

The Company evaluated the quoted market prices in active markets for its marketable securities and has classified its securities as Level 1. The Company’s investments in marketable securities are exposed to price fluctuations. The fair value measurements for the securities are based upon the quoted prices of similar items in active markets multiplied by the number of securities owned.

Derivatives:

Derivative Asset Related to Loans to Stockholders

In relation to certain loans to stockholders, the Company purchased call options which grant the Company the right to acquire a fixed number of the Class A Common Stock, held by such stockholders over the exercise period (four years). However, the exercise price per share is not fixed. The approximate $2.4166 exercise price per share increases by a nominal amount of approximately $0.004 for each month that lapses from the call option issuance date. As of December 31, 2021, the exercise price per share was approximately $2.5281. The Company understands that this variability in the exercise price of the call option is tied to the passage of time, which is not an input to the fair value of the Company’s shares per ASC 815. Therefore, the Company does not believe the call option meets the scope exception under ASC 815. As the scope exception is not met, the call option is accounted for as a derivative instrument. Accordingly, the call option is measured at fair value and presented as a derivative asset on loans to stockholders on the Company’s consolidated balance sheets. Interest earned on the non-recourse promissory notes will be reported as interest income and changes in the fair value of the call option will be reported as other income or expense in the period incurred. The call option is measured at fair value at the end of each reporting period with change in fair value recorded in earnings. In January 2022, the Company exercised the call options. Please refer to Note 20 Subsequent Events for details.

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Dave Inc.

Notes to the Consolidated Financial Statements

A roll-forward of the Level 3 derivative asset on loans to stockholders is as follows (in thousands):

Opening value at January 1, 2020	$457
Change in fair value during the year	—

Ending value at December 31, 2020	457
Amendment to loan to stockholder	5
Change in fair value during the year	34,791

Ending value at December 31, 2021	$35,253

For the year ended December 31, 2021, the Company used a probability-weighted expected return method (“PWERM”) to weight the indicated call options value determined under the binomial option pricing model to determine the fair value of the call options. The increase in the fair value of the derivative asset on loans to stockholders for the year ended December 31, 2021, was primarily due to the increase in the fair value of Common Stock due to the Company’s progress towards completing the SPAC merger. The following table presents the assumptions used to value the call options for the year ended December 31, 2021:

Expected volatility	57.0%
Risk-free interest rate	0.1 -0.6%
Remaining term	0.0 - 1.5 Years

For the year ended December 31, 2020, the Company used a binomial option pricing model to determine the fair value of the call option. The following table presents the assumptions used to value the call options for the year ended December 31 2020:

Expected volatility	61.5%
Risk-free interest rate	0.2%
Remaining term	3.0 Years

Warrant Liability Related to Debt Facility:

As discussed further in Note 12 Debt and Credit Facility, in January 2021, contemporaneously with the execution of a debt facility, the Company issued warrants that met the definition of a derivative under ASC 815. This warrant liability was initially recorded as a liability measured at the estimated fair value, with the offsetting entry recorded as a loan commitment fees asset. The derivative liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The loss related to the change in fair value of the warrant liability in the year ended December 31, 2021, was $3.6 million, which is presented within changes in fair value of warrant liability in the consolidated statements of operations.

A roll-forward of the Level 3 warrant liability is as follows (in thousands):

Opening value at January 1, 2021	$—
Initial fair value at the original issuance date	106
Change in fair value during the year	3,620

Ending value at December 31, 2021	$3,726

The Company used a PWERM to weight the indicated warrant liability value determined under the binomial option pricing model to determine the fair value of the warrant liability. The following table presents the assumptions used to value the warrant liability for the period year ended December 31, 2021:

Expected volatility	57.0%
Risk-free interest rate	0.1 - 0.6%
Remaining term	0.0 - 1.5 Years

Note Payable:

As discussed in Note 11 Note Payable, the Company has elected to measure the note payable at fair value using the fair value option of ASC 825-10. The Company identified an embedded derivative related to a convertible feature in its promissory note and in accordance with ASC 815-15-25-1 criterion (b), since the Company has elected to apply the fair value option to the debt embedded features will not be separated from the debt host. The note payable is carried on the Company’s consolidated balance sheet as a current liability estimated at fair value with changes in fair value reflected in earnings. The loss related to the change in fair value of the promissory note for the year ended December 31, 2021 was $0.1 million, which is presented within interest expense in the consolidated statements of operations.

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Dave Inc.

Notes to the Consolidated Financial Statements

A roll-forward of the Level 3 promissory note is as follows (in thousands):

Opening value at January 1, 2021	$—
Initial fair value at the original issuance date	106
Change in fair value during the year	3,620

Ending value at December 31, 2021	$3,726

Expected volatility	57.0%
Risk-free interest rate	0.1 - 0.6%
Remaining term	0.0 - 1.5 Years

Opening value at January 1, 2021	$—
Fair value at issuance	14,608
Change in fair value during the year	443

Ending value at December 31, 2021	$15,051

The Company used a market yield approach to determine the fair value of the promissory note. The market yield assumption used to estimate the fair value of the promissory note as of December 31, 2021, was 3.60%.

There were no other assets or liabilities that were required to be measured at fair value on a recurring basis as of December 31, 2021 and 2020.

Fair Value of Common Stock

The Company is required to estimate the fair value of the common stock underlying the Company’s stock-based awards. The fair value of the common stock underlying the Company’s stock-based awards has been determined, in each case, based on a valuation model as discussed further below, and was approved by the Company’s Board of Directors. The Company’s Board of Directors intends all stock options granted to be exercisable at a price per share not less than the fair value per share of the ordinary share underlying those stock options on the date of grant.

In the absence of a public market for the common stock, the valuation of the common stock has been determined using a market approach, income approach, and subject company transaction method. The allocation of equity value was determined using the option pricing method. The valuation was performed in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The Company considered various objective and subjective factors to determine the fair value of the Company’s common stock as of each grant date, including:

•	Historical financial performance;

•	The Company’s business strategy;

•	Industry information, such as external market conditions and trends;

•	Lack of marketability of the Common Stock;

•

Likelihood of achieving a liquidity event, such as an initial public offering, special-purpose acquisition company (“SPAC”) merger, or strategic sale given prevailing market conditions and the nature and history of the Company’s business;

•	Prices, privileges, powers, preferences, and rights of our convertible preferred stock relative to those of the Common Stock;

•	Forecasted cash flow projections for the Company;

•	Illiquidity of stock-based awards involving securities in a private company; and

•	Macroeconomic conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. The probability of a liquidity event and the derived discount rate are significant assumptions used to estimate the fair value of the common stock. If the Company had used different assumptions or estimates, the fair value of the common stock and the Company’s stock-based compensation expense could have been materially different.

The Company’s estimated fair value of its common stock was $0.724 per share as of August 30, 2020 (“August 2020 Valuation”). The August 2020 Valuation utilized the income and market approaches in estimating the fair value.

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Dave Inc.

Notes to the Consolidated Financial Statements

In 2021, the Company’s management team contemplated a SPAC merger (refer to Note 20 Subsequent Events), which was incorporated in a June 7, 2021 valuation that resulted in a fair value for the Company’s common stock of $6.40 per share as of June 7, 2021 (“June 2021 Valuation”). The SPAC Transaction was considered in the subsequent valuation performed as of October 6, 2021, that resulted in a fair value for the Company’s common stock of $7.97 per share (“October 2021 Valuation”). The June 2021 Valuation and the October 2021, Valuation used the hybrid method, wherein a PWERM incorporated an expected near term SPAC exit scenario as well as an option pricing model (“OPM”).

The increase in the fair value of the Company’s common stock between the August 2020 Valuation and the June 2021 Valuation was due to the Company’s progress towards completing the SPAC merger that was not known or knowable at the earlier valuation dates. Similarly, the increase in the fair value of the Company’s common stock between the June 2021 Valuation and the October 2021 Valuation resulted primarily from an increase in the probability of the near term SPAC Transaction closing.

Concentration of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, principally consist of cash and cash equivalents, restricted cash, Member cash advances, and accounts receivable. The Company’s cash and cash equivalents and restricted cash in excess of the Federal Deposit Insurance Corporation (“FDIC”) insured limits were approximately $31.9 million and $4.6 million at December 31, 2021 and 2020, respectively. The Company’s payment processors also collect cash on the Company’s behalf and will hold these cash balances temporarily until they are settled the next business day. Also, the Company does not believe its marketable securities are exposed to any significant credit risk due to the quality and nature of the securities in which the money is held. Pursuant to the Company’s internal investment policy, investments must be rated A-1/P-1 or better by Standard and Poor’s Rating Service and Moody’s Investors Service at the time of purchase.

No Member individually exceeded 10% or more of the Company’s Member cash advances balances as of December 31, 2021 and 2020.

Leases

ASC 842, Leases (“ASC 842”) requires lessees to recognize most leases on the consolidated balance sheet with a corresponding right-of-use asset. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of fixed lease payments over the lease term. Leases are classified as financing or operating which will drive the expense recognition pattern. Lease payments on short-term leases are recognized as expense on a straight-line basis over the lease term.

The Company leases office space under three separate leases, all of which are considered operating leases. One lease includes the option to renew and the exercise of the renewal option is at the Company’s sole discretion. Options to extend or terminate a lease are considered as part of calculating the lease term to the extent that the option is reasonably certain of exercise. The leases do not include the options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Covenants imposed by the leases include letters of credit required to be obtained by the lessee.

The incremental borrowing rate (“IBR”) represents the rate of interest the Company would expect to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. When determinable, the Company uses the rate implicit in the lease to determine the present value of lease payments. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments.

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Dave Inc.

Notes to the Consolidated Financial Statements

Loans to Stockholders

In 2019, the Company entered into loan, pledge, and option agreements with various employees, who are also stockholders, to provide those employees cash in exchange for non-recourse promissory notes and call options, which allowed the Company to acquire shares held by these stockholders. Following ASC 310, the Company recorded each note as a reduction to shareholders’ equity and will do so until it is repaid, or the associated call option is exercised and the Company reacquires the collateralized shares. Interest earned and accrued on the notes also increases this contra-equity account balance.

Stock-Based Compensation

Stock Option Awards:

ASC 718, Compensation-Stock Compensation (“ASC 718”), requires the estimate of the fair value of all stock-based payments to employees, including grants of stock options, to be recognized in the statement of operations over the requisite service period. Under ASC 718, employee option grants are generally valued at the grant date and those valuations do not change once they have been established. The fair value of each option award is estimated on the grant date using the Black-Scholes Option Pricing Model. As allowed by ASC 718, the Company’s estimate of expected volatility is based on its peer company average volatilities, including industry, stage of life cycle, size, and financial leverage. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant valuation. The Company recognizes forfeitures as they occur.

Restricted Stock Awards:

Restricted stock awards (“RSAs”) are valued on the grant date and the fair value of the RSAs is equal to the estimated fair value of the Company’s common stock on the grant date. This compensation cost is recognized over the requisite service period. When the requisite service period begins prior to the grant date (because the service inception date occurs prior to the grant date), the Company is required to begin recognizing compensation cost before there is a measurement date (i.e., the grant date). The service inception date is the beginning of the requisite service period. If the service inception date precedes the grant date, accrual of compensation cost for periods before the grant date shall be based on the fair value of the award at the reporting date. In the period in which the grant is approved, cumulative compensation cost is adjusted to reflect the cumulative effect of the compensation cost based on fair value at the grant date rather than the service inception date. The Company recognizes forfeitures as they occur.

RSAs Issued to Non-Employees:

The Company issues shares of restricted stock to consultants for various advisory and consulting-related services. The Company recognized this expense, measured as the estimated value of the shares issued, as a component of stock-based compensation expense, presented within compensation and benefits in the consolidated statements of operations.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020, were approximately $45.6 million and $35.9 million, respectively, and is presented within advertising and marketing in the consolidated statements of operations.

Income Taxes

The Company follows ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the consolidated financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more-likely-than-not that the asset will not be realized.

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Dave Inc.

Notes to the Consolidated Financial Statements

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded. The Company has estimated approximately $0.5 million and $0.1 million of uncertain tax positions as of December 31, 2021 and 2020, respectively, related to state income taxes. and research tax credits.

The Company’s policy is to recognize interest expense and penalties accrued on any unrecognized tax benefits as a component of income tax expense within the statement of operations. The Company recognized approximately $0.004 million and $0.003 million of interest expense and penalties as a component of income tax expense during the years ended December 31, 2021 and 2020, respectively. There was approximately $0.007 million and $0.003 million of accrued interest expense and penalties as of December 31, 2021 and 2020, respectively.

Segment Information

The Company determines its operating segments based on how its chief operating decision makers manage operations, make operating decisions, and evaluate operating performance. The Company has determined that the Chief Operating Decision Maker (“CODM”) is a joint role shared by the Chief Executive Officer and Chief Financial Officer. Based upon the way the CODM reviews financial information and makes operating decisions and considering that the CODM reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance, the service-based and transaction-based operations constitute a single operating segment and one reportable segment.

Net Loss Per Share Attributable to Stockholders

The Company has two classes of participating securities (Class A Common Stock and Class V Common Stock) issued and outstanding as of December 31, 2021.

Prior to the consummation of the Business Combination, the Company had five classes of participating securities (Series A preferred stock, par value $0.000001 per share (“Series A Preferred Shares”), Series B-1 preferred stock, par value $0.000001 per share (“Series B-1 Preferred Shares”), and Series B-2 preferred stock, par value $0.000001 per share (“Series B-2 Preferred Shares”) and, together with the Series A Preferred Shares and the Series B-1 Preferred Shares, the “Preferred Stock”), unvested Restricted Stock Awards (“RSA”) and early exercised stock options) issued and outstanding as of December 31, 2021 and 2020. The Company used the two-class method to compute net loss per common share, because it had issued multiple classes of participating securities. The two-class method requires earnings for the period to be allocated between multiple classes of participating securities based upon their respective rights to receive distributed and undistributed earnings. Losses are not attributed to participating securities as holders of Preferred Stock, unvested RSAs, and early exercise stock options are not contractually obligated to share in the Company’s losses.

Basic net loss per share attributable to holders of common stock is calculated by dividing net loss attributable to holders of common stock by the weighted-average number of shares outstanding, excluding shares issued in relation to unvested RSAs and vested early exercise stock options funded by non-recourse notes (refer to Note 17 Related-Party Transactions for further details on the Company’s Loans to Stockholders).

Diluted net loss per share attributable to holders of common stock adjusts the basic net loss per share attributable to stockholders and the weighted-average number of shares outstanding for the potentially dilutive impact of stock options, warrants, and restricted stock using the treasury stock method and convertible preferred stock using the as-if-converted method.

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Dave Inc.

Notes to the Consolidated Financial Statements

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to holders of common stock (in thousands, except share data):

	For the Year Ended December 31,
	2021	2020
Numerator
Net loss	$(19,993)	$(6,957)
Less: noncumulative dividend to convertible preferred stockholders	—	—
Less: undistributed earnings to participating securities	—	—

Net loss attributed to common stockholders—basic	(19,993)	(6,957)
Add: undistributed earnings reallocated to common stockholders	—	—

Net loss attributed to common stockholders—diluted	$(19,993)	$(6,957)
Denominator
Weighted-average shares of common stock—basic	136,575,395	123,230,367
Dilutive effect of equity incentive awards	—	—

Weighted-average shares of common stock—diluted	136,575,395	123,230,367
Net loss per share
Basic	$(0.15)	$(0.06)
Diluted	$(0.15)	$(0.06)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	For the Year Ended December 31,
	2021	2020
Equity incentive awards	34,709,104	31,628,791
Convertible preferred stock	203,882,182	203,882,182
Series B-1 warrants	2,254,234	—

Total	240,845,520	235,510,973

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted:

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. Subsequent to the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for public companies for the fiscal year beginning after December 15, 2019. In February 2020, the FASB issued an amendment providing a description of the measurement process for current expected credit losses. Early adoption is permitted. The Company plans to adopt the standard on January 1, 2023, provided it remains an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

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Dave Inc.

Notes to the Consolidated Financial Statements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. The amendments in ASU 2019-12 remove certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of U.S. GAAP. This ASU is effective for public companies for annual periods beginning after December 15, 2020. Early adoption is permitted. The Company plans to adopt the standard on January 1, 2022, provided it remains an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for accounting for contracts, hedging relationships, and other transactions affected by reference rate reform, if certain criteria are met. The provisions of this standard are available for election for all companies through December 31, 2022. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. In addition, the amendments in the ASU 2020-06 also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied in order to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments in ASU 2020-06 are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. The amendments in this update are effective for all companies for annual periods beginning after December 15, 2021. The new standard will be effective for the Company on January 1, 2022. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncements:

In October 2020, the FASB issued ASU 2020-10, Codification Improvements (“Codification”). The update provides incremental improvements on various topics in the Codification to provide clarification, correct errors in, and simplification on a variety of topics. Among other things, the guidance includes presentation disclosures for the amount of income tax expense or benefit related to other comprehensive income. The amendments are effective for public entities in fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the standard effective January 1, 2021. The Company has evaluated the effect that the updated standard had on its internal processes, consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its consolidated financial statements and related disclosures.

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Dave Inc.

Notes to the Consolidated Financial Statements

Note 4 Marketable Securities

Below is a detail of marketable securities (in thousands):

	December 31, 2021	December 31, 2020
Marketable securities	$8,226	$17,666

Total	$8,226	$17,666

The Company’s marketable securities consisted of a money market mutual fund. At December 31, 2021 and 2020, the fund’s money market instruments were comprised of primarily certificates of deposit and financial company/asset backed commercial paper. At December 31, 2021 and 2020, the investment portfolio had a weighted-average maturity of 46 days. The fund is publicly traded with a ticker symbol SPPXX and the money market instruments were measured at fair market value at December 31, 2021 and 2020. Proceeds from sales and purchases of marketable securities during the year ended December 31, 2021, were approximately $9.4 million and $0.005 million, respectively. Proceeds from sales and purchases of marketable securities during the year ended December 31, 2020, were approximately $7.8 million and $0.1 million, respectively. The amount of loss recorded in connection with the investment in marketable securities for the year ended December 31, 2021, was approximately $0.001 million and was recorded as a component of interest expense in the consolidated statements of operations. The amount of gain recorded in connection with the investment in marketable securities for the year ended December 31, 2020, was approximately $0.003 million and was recorded as a component of interest income in the consolidated statements of operations.

Note 5 Member Cash Advances, Net

Below is a detail of Member cash advances, net as of December 31, 2021 (in thousands):

Days From Origination	Gross Member Advances	Allowance for Unrecoverable Advances	Member Advances, Net
1-10	$39,910	$(1,313)	$38,597
11-30	8,111	(2,084)	6,027
31-60	4,781	(2,652)	2,129
61-90	3,986	(2,735)	1,251
91-120	4,220	(3,211)	1,009

Total	$61,008	$(11,995)	$49,013

Below is a detail of Member cash advances, net as of December 31, 2020 (in thousands):

Days From Origination	Gross Member Advances	Allowance for Unrecoverable Advances	Member Advances, Net
1-10	$27,948	$(1,367)	$26,581
11-30	8,380	(1,205)	7,175
31-60	5,489	(3,009)	2,480
61-90	6,088	(4,284)	1,804
91-120	3,419	(2,715)	704

Total	$51,324	$(12,580)	$38,744

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Dave Inc.

Notes to the Consolidated Financial Statements

Member advances, net, represent outstanding advances, tips, and processing fees, net of direct origination costs, less an allowance for unrecoverable advances.

The roll-forward of the allowance for unrecoverable advances is as follows (in thousands):

Opening allowance balance at January 1, 2020	$9,355
Plus: provision for unrecoverable advances	25,539
Less: amounts written-off	(22,314)

Ending allowance balance at December 31, 2020	$12,580

Plus: provision for unrecoverable advances	32,174
Less: amounts written-off	(32,759)

Ending allowance balance at December 31, 2021	$11,995

Note 6 Property and Equipment, Net

Property and equipment, net consisted of the following (in thousands):

	December 31, 2021	December 31, 2020
Computer equipment	$664	$289
Leasehold improvements	384	427
Furniture and fixtures	14	14

Total property and equipment	1,062	730
Less: accumulated depreciation	(377)	(214)

Property and equipment, net	$685	$516

Depreciation expense for the years ended December 31, 2021 and 2020, was approximately $0.2 million and $0.1 million, respectively. As of December 31, 2021 and 2020, the Company had outstanding commitments for the purchase of property and equipment totaling approximately $0.03 million and $0.007 million, respectively.

Note 7 Intangible Assets, Net

The Company’s Intangible assets, net consisted of the following (in thousands):

		December 31, 2021			December 31, 2020
	Weighted Average Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Internally developed software	3.0 Years	$13,109	$(5,342)	$7,767	$7,002	$(2,587)	$4,415
Domain name	15.0 Years	121	(39)	82	121	(31)	90

Intangible assets, net		$13,230	$(5,381)	$7,849	$7,123	$(2,618)	$4,505

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Dave Inc.

Notes to the Consolidated Financial Statements

The future estimated amortization expenses as of December 31, 2021, were as follows (in thousands):

2022	$3,658
2023	2,851
2024	1,282
2025	8
2026	8
Thereafter	42

Total future amortization	$7,849

Amortization expense for the years ended December 31, 2021 and 2020, was approximately $2.8 million and $1.6 million, respectively. No impairment charges were recognized related to long-lived assets for the years ended December 31, 2021 and 2020.

Note 8 Accrued Expenses

The Company’s Accrued expenses consisted of the following (dollars in thousands):

	December 31, 2021	December 31, 2020
Accrued charitable contributions	$7,164	$3,364
Accrued compensation	1,522	875
Sales tax payable	1,208	991
Accrued professional and program fees	2,163	94
Other	988	—

Total	$13,045	$5,324

Accrued charitable contributions include amounts the Company has pledged related to charitable tree and meal donations. The Company uses a portion of tips received to make a charitable cash donation to third parties who use the funds to plant trees or provide meals to those in need. For the years ended December 31, 2021 and 2020, the Company pledged approximately $4.7 million and $3.8 million related to charitable donations, respectively. These costs are expensed as incurred and are presented within other general and administrative expenses in the consolidated statements of operations.

Accrued compensation includes accrued bonuses, accrued vacation, and employer Social Security payroll taxes deferred under the CARES Act. Other accrued expenses include amounts owed related to Dave’s Checking Product.

Note 9 Convertible Debt, Net

2019 Convertible Notes:

In 2019, the Company issued convertible promissory notes in an aggregate principal amount of approximately $0.7 million (the “2019 Convertible Notes”). The interest rate is 1.69% per annum, computed as simple interest and will accrue and be payable with each installment of principal. The 2019 Convertible Notes and accrued interest are due in full upon maturity, which is 36 months (2022) from the respective issuance dates. Issuance costs related to this transaction were not significant.

The 2019 Convertible Notes contained an embedded feature whereby the principal and interest are convertible into shares of Class A Common Stock or a sub-class of Preferred Stock at the holder’s option if a qualified equity transaction were to take place (“2019 Optional Conversion upon a Qualified Financing”). A qualified equity transaction is defined as a financing transaction that raises at least $40.0 million through the issuance of common or preferred shares. The Company determined that this embedded feature was, in substance, a put option settleable in a variable number of shares. However, it was determined that separate accounting under ASC 815 was not required because the put option was

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Dave Inc.

Notes to the Consolidated Financial Statements

“clearly and closely related” to the host contract, as there was no significant discount or premium upon conversion. Therefore, the 2019 Convertible Notes and their embedded features were recorded as a single debt instrument. Additionally, the 2019 Convertible Notes contained a contingent beneficial conversion feature; however, the accounting for such feature is not recognized until the contingency associated with it is subsequently resolved.

As of December 31, 2021, no conversions of the 2019 Convertible Notes had occurred nor has the contingency associated with the beneficial conversion feature been resolved. The total outstanding principal and accrued interest balance is presented within convertible debt, current on the consolidated balance sheets.

Contractual interest expense on the 2019 Convertible Notes for the years ended December 31, 2021 and 2020, was $0.001 million, respectively, and are included in Interest expense within the consolidated statements of operations. The effective interest rate on the 2019 Convertible Notes was 1.7%.

In January 2022, the 2019 Convertible Notes were converted into shares of Class A Common Stock. Please refer to Note 20 Subsequent Events for details.

Note 10 Line of Credit

In November 2017, the Company entered into a line of credit agreement with UBS (the “UBS Agreement”). Issuance costs related to this transaction were not significant. There is no stated maturity date, there are no financial covenants and the amount of line of credit is solely dependent upon the total amount of assets the Company holds with UBS at any given point. During 2021, the Company repaid $3.9 million and the UBS Agreement was terminated in March 2021. As of December 31, 2020, the Company had an outstanding balance of $3.9 million, which included $0.01 million of accrued interest. The interest incurred related to this borrowing is included in Interest expense within the consolidated statement of operations.

Note 11 Note Payable

In August 2021, VPCC entered into an amendment to the private investment in public equity (“PIPE”) subscription agreement (“PIPE Amendment”) it previously entered into with Alameda Research Ventures LLC (“Alameda Research”) in connection with the proposed business combination with the Company (refer to Note 1 Business and Basis of Presentation). The PIPE Amendment calls for a $15.0 million pre-funding, which was facilitated through the issuance of an unsecured promissory note by the Company to Alameda Research. The Company’s obligations to repay the principal amount of the promissory note will be discharged through the issuance of 1.5 million shares of VPCC to Alameda Research at the closing of the business combination. The promissory note bears an interest rate of the applicable short-term federal rate and is due at the earlier of (i) the one-year anniversary of the promissory note, or (ii) an event of default.

The Company has elected to measure the note payable debt instrument at fair value using the fair value option of ASC 825-10. The Company determined that the feature to settle the promissory note with shares at the closing of the business combination is a contingently exercisable share settled put option that represents an embedded derivative instrument that requires bifurcation from the host promissory note. Additionally, the feature to redeem the promissory note upon a default event is a contingently exercisable call option and represents an embedded derivative instrument that requires bifurcation from the host promissory note. However, in accordance with ASC 815-15-25-1 criterion (b), since the Company has elected to apply the fair value option to the debt, the embedded features will not be separated from the debt host. The fair value of the promissory note was $14.6 million as of the issuance date and $15.1 million as of December 31, 2021.

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Dave Inc.

Notes to the Consolidated Financial Statements

Note 12 Long-Term Debt Facility

In January 2021, Dave OD Funding I, LLC (“Borrower”) entered into a Senior Secured Loan Facility (the “Debt Facility”) with Victory Park Management, LLC (“Agent”), which is an affiliate of VPCC, allowing the Borrower to draw up to $100 million from various lenders associated with Victory Park Management, LLC (the “Lenders”). The Debt Facility has an interest rate of 6.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. Interest is payable monthly in arrears. The effective interest rate as of December 31, 2021, was 9.57%. The Company guaranteed up to $20,000,000 of Dave OD’s obligations under the Debt Facility, and currently that limited guaranty is secured by a first-priority lien against substantially all of the Company’s assets. The Debt Facility has certain financial covenants, including a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance of $10.0 million and as of December 31, 2021, the Company was in compliance with all covenants. Payments of the loan draws are due at the following dates: (i) within five business days after the date of receipt by the Borrower and the Company (“Credit Party”) or any of their subsidiaries of any net cash proceeds in excess of $250 thousand in the aggregate during any fiscal year from any asset sales (other than certain permitted dispositions), the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (ii) within five business days after the date of receipt by any Credit Party or any of their subsidiaries, or the Agent as loss payee, of any net cash proceeds from any destruction or taking, the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (iii) within three business days after the date of receipt by any Credit Party or any of their subsidiaries of any net cash proceeds from the incurrence of any indebtedness of any Credit Party or any of their subsidiaries (other than with respect to permitted indebtedness), the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; and (iv) (a) if extraordinary receipts are received by any Credit Party in the aggregate amount in any fiscal year in excess of $250 thousand or (b) if an event of default has occurred and is continuing at any time when any extraordinary receipts are received by any Credit Party, then within five business days of the receipt by any Credit Party of any such extraordinary receipts, the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to (x) 100% of such extraordinary receipts in excess of $250 thousand in respect of clause (a) above and (y) 100% of such extraordinary receipts in respect of clause (b) above.

In November 2021, Dave OD entered into an amendment of the Debt Facility which added a $20 million credit line (as amended, the “Credit Facility”) which has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. The effective interest rate as of December 31, 2021, was 13.88%. As of December 31, 2021, the Company has drawn $35.0 million on the Debt Facility and $20.0 million on the Credit Facility. The Company has made no repayments.

Contemporaneously with the execution of the Debt Facility, the Company issued warrants to the Lenders as consideration for entering into the Debt Facility, representing a loan commitment fee. The warrants vest and become exercisable based on the Company’s aggregated draw on the Debt Facility in incremental $10.0 million tranches and terminate upon the earliest to occur of (i) the fifth anniversary of the occurrence of a qualified financing event, and (ii) the consummation of a liquidity event. The holders of the warrants have the ability to exercise their right to acquire a number of Series B-1 Preferred Shares equal to 0.2% of the fully diluted equity of the Company as of the closing date (“Series B-1 Warrants Closing Date”) of the Company’s next equity financing with proceeds of at least $40.0 million (“Qualified Financing Event”) or immediately prior to the consummation of a liquidity event. The exercise price of the warrants is the greater of (i) 80% of the fair market value of each share of the Company’s common stock at the Series B-1 Warrants Closing Date, and (ii) $2.770293 per share, subject to certain down-round adjustments. The warrants meet the definition of a derivative under ASC 815 and will be accounted for as a liability at fair value and subsequently remeasured to fair value at the end of each reporting period with the changes in fair value recorded in the consolidated statement of operations. The initial offsetting entry to the warrant liability was an asset recorded to reflect the loan commitment fee. The loan commitment fee asset will be amortized to interest expense over the commitment period of four years. In November 2021, the Company amended the warrant agreements to include additional terms, including a contingent cash settlement amount for approximately $4.5 million at the option of the Lenders, subject to the consummation of a liquidity event and minimum cash proceeds from the liquidity event. The amendment did not change the classification of the warrants as a derivative under ASC 815. The Company estimated the fair value of the warrants at the issuance date to be $0.1 million using the Black-Scholes option-pricing model. Determining the fair value of these warrants under this model requires subjective assumptions. These estimates involve inherent uncertainties and the application of management’s judgment. The following table presents the assumptions used to estimate the fair value of the warrants at the issuance date:

24

Dave Inc.

Notes to the Consolidated Financial Statements

Expected volatility	55.0%
Risk-free interest rate	0.1 - 0.2%
Remaining term	0.6 - 2.9 Years

Note 13 Leases

In June 2018, the Company entered into a lease agreement for a single general office space in Los Angeles, California. The initial term of the lease was nine months with a five-year extension option at the discretion of the lessee. Monthly rent was approximately $0.001 million, subject to an annual escalation of 3%. In November 2021, the Company and lessor agreed to terminate the lease agreement.

In November 2018, the Company entered into a sublease agreement with PCJW Properties LLC (“PCJW”), controlled by Company’s founders (including the Company’s current CEO), for general office space next to the aforementioned leased property in Los Angeles, California. The lease term is five years subject to early termination by either party. Under the terms of the sublease, monthly rent is approximately $0.005 million, subject to an annual escalation of 4%.

In January 2019, the Company entered into a lease agreement with PCJW for office space located in Los Angeles, California. The lease term is seven years, beginning January 1, 2019 and ending December 31, 2025. Monthly rent is approximately $0.019 million, subject to an annual escalation of 5%.

In September 2019, the Company entered into a sublease for general office space in West Hollywood, California. The lease term was two years subject to early termination by either party. Under the terms of the lease, monthly rent was approximately $0.01 million, subject to an annual escalation of 3%. In December 2019, the Company entered into a lease amendment to increase the leased office space in exchange for monthly rent of approximately $0.023 million. The amendment also extended the lease term to October 31, 2021, and increased the annual escalation to 3.5%.

In May 2020, the Company entered into a sublease with Whalerock for general office space in West Hollywood, California. Under the terms of the sublease, the lease term is approximately 18-months and the monthly rent is approximately $0.14 million. The Company began utilizing the office space in June 2021.

All leases were classified as operating and operating lease expenses are presented within Other operating expenses in the consolidated statements of operations. The Company does not have any finance leases or sublease arrangements where the Company is the sublessor. The Company’s leasing activities are as follows (in thousands):

	For the Year Ended December 31,
	2021	2020
Operating lease cost	$1,424	$546
Short-term lease cost	4	—
Variable lease cost	—	—

Total lease cost	$1,428	$546

Other information:
Cash paid for operating leases	$1,347	$534
Right-of-use assets obtained in exchange for new operating lease liability	$2,514	$—
Weighted-average remaining lease term - operating lease	2.07	4.19
Weighted-average discount rate - operating lease	10%	10%

25

Dave Inc.

Notes to the Consolidated Financial Statements

The future minimum lease payments as of December 31, 2021, were as follows (in thousands):

Year	Third-Party Commitment	Related-Party Commitment	Total
2022	$1,770	$335	$2,105
2023	148	339	487
2024	—	295	295
2025	—	309	309
Thereafter	—	—	—

Total minimum lease payments	$1,918	$1,278	$3,196

Less: imputed interest	(92)	(214)	(306)

Total lease liabilities	$1,826	$1,064	$2,890

Note 14 Commitments and Contingencies

Litigation:

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. In December 2021, the Company accrued $0.5 million related to a settlement agreement related to an employment dispute, which is included within legal settlement accrual in the consolidated balance sheet for the year ended December 31, 2021

Although the outcome of the various legal proceedings and claims cannot be predicted with certainty, management does not believe that any of these proceedings or claims will have a significant adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

Stoffers v. Dave Inc. (filed September 16, 2020 in LA County Superior Court)

This is a purported class action lawsuit filed in connection with a July 2020 data breach. The Company is in the process of settling this matter and estimates the settlement to be approximately $3.2 million, which amount is included within legal settlement accrual in the consolidated balance sheets for the years ended December 31, 2021 and 2020.

Martinsek v. Dave Inc.

In January 2020, a former employee of the Company filed a complaint in the California Superior Court for the County of Los Angeles against the Company and the Company’s Chief Executive Officer, asserting claims for, among other things, breach of contract, breach of fiduciary duty, conversion, and breach of the implied covenant of good faith and fair dealing. The complaint alleges that the Company and the Chief Executive Officer misappropriated approximately 9.2 million shares (as adjusted for a 10:1 forward stock split in November 2020 and the 1.354387513 Exchange Ratio) by rescinding a stock option agreement and a restricted stock purchase agreement between the Company and the former employee under which such shares were issued and repurchasing the shares. The Company rescinded the agreements for failure of consideration. The Company and the Chief Executive Officer answered, denying all claims and asserting defenses. Discovery has commenced and a trial date has been set in November 2022. The Company is vigorously defending against this claim.

Whalerock v. Dave Inc.

Whalerock Industries Holding Company, LLC (“Whalerock”) filed an unlawful detainer action against the Company on or about August 4, 2020, which was dismissed by Whalerock on March 18, 2021. On or about March 29, 2021, Whalerock initiated new litigation against the Company seeking declaratory relief. The Company and Whalerock entered into a sublease in May 2020 whereby the Company would sublease certain space from Whalerock located in West Hollywood, California. This matter involves a dispute between the Company and Whalerock over whether the 18-month sublease has commenced, and if so, when. The Company is actively litigating this matter and cannot estimate the likely outcome at this time.

26

Dave Inc.

Notes to the Consolidated Financial Statements

Note 15 Preferred Stock and Stockholders’ Equity

Preferred Stock:

Pursuant to the terms of the Business Combination Agreement, as part of the Business Combination, all of the issued and outstanding Series A preferred stock of Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1 ratio and Series B-1 and Series B-2 convertible preferred stock of Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1.033076 ratio, which were all converted again, along with all other issued and outstanding common stock of Legacy Dave, into shares of Class A Common Stock and Class V Common Stock, at the Exchange Ratio. Please refer to Note 20 Subsequent Events for further discussion of the Business Combination.

The Company recasts its Consolidated Statements of Stockholders’ Equity from January 1, 2020 to the Closing Date and the total stockholder’s equity within the Company’s Consolidated Balance Sheets as of December 31, 2021 and 2020 and the weighted average outstanding shares basic and diluted for the years ended December 31, 2021 and 2020 by applying the recapitalization retroactively. As a result of the equity recast, no shares of preferred stock were outstanding as of December 31, 2021 and 2020. However, for purposes of calculating the weighted average outstanding shares, preferred stock of Legacy Dave is considered outstanding and not converted to common stock until the Closing Date in line with ASC 805-40-45.

Pursuant to the terms of the Company’s amended and restated certificate of incorporation, shares of preferred stock may be issued from time to time in one or more series. The Company’s Board of Directors are authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Company’s Board of Directors are able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the the Company’s Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

Class A and Class V Common Stock:

The Company’s Board of Directors has authorized two classes of common stock, Class A and Class V. The Company had authorized 500,000,000 and 100,000,000 shares of Class A and Class V Common Stock. Shares of Class V Common Stock have 10 votes per share, while shares of Class A Common Stock have one vote per share. The holders of shares of Class A Common Stock and Class V Common Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the Company’s stockholders. Class V Common Stock are convertible into shares of Class A Common Stock on a one-to-one basis at the option of the holders of Class V Common Stock at any time upon written notice to the Company. As of December 31, 2021 and 2020, the Company had 299,724,811 and 295,793,583 of Class A Common Stock issued, respectively. As of December 31, 2021 and 2020, the Company had 297,094,254 and 291,948,310 of Class A Common Stock outstanding, respectively. As of December 31, 2021 and 2020, the Company had 48,450,639 of Class V Common Stock issued and outstanding, respectively.

27

Dave Inc.

Notes to the Consolidated Financial Statements

Note 16 Stock-Based Compensation

In 2017, the Company’s Board of Directors adopted the Dave Inc. 2017 Stock Plan (the “2017 Plan”). The 2017 Plan authorizes the award of stock options, restricted stock, and restricted stock units. Options granted under the 2017 Plan generally vest over four years as follows: 25% of option shares vest on the first anniversary of the vesting commencement and 1/48th of the shares vest monthly over the remaining three years. Options expire 10 years from the date of grant. The 2017 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock bonuses and rights to purchase restricted stock. The incentive stock options are expected to qualify within the meaning of Section 422 of the U.S. Tax Code and non-statutory stock options. The total number of shares available for grants under the 2017 Plan was 5,584,048 as of December 31, 2021.

On January 4, 2022, the stockholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors on January 4, 2022. The 2021 Plan became effective immediately upon the completion of the business combination with VPCC. Please refer to Note 20 Subsequent Events for details. The 2021 Plan had no activity during the year ended December 31, 2021.

On January 4, 2022, the stockholders of the Company considered and approved the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by the Company’s Board of Directors on January 4, 2022. The ESPP became effective immediately upon the completion of the business combination with VPCC. Please refer to Note 20 Subsequent Events for details. The ESPP had no activity during the year ended December 31, 2021.

Stock Options:

Management has valued stock options at their date of grant utilizing the Black-Scholes option pricing model. The fair value of the underlying shares was estimated by using a number of inputs, including recent arm’s length transactions involving the sale of the Company’s common stock.

28

Dave Inc.

Notes to the Consolidated Financial Statements

The following table presents the weighted-average assumptions used to value options granted during the years ended December 31:

	2021	2020
Expected term	6.0 years	6.0 years
Risk-free interest rate	0.9%	0.8%
Expected dividend yield	0.0%	0.0%
Expected volatility	60.7%	57.0%

Expected term—The expected term represents the period of time that options are expected to be outstanding. As the Company does not have sufficient historical exercise behavior, it determines the expected life assumption using the simplified method, which is an average of the contractual term of the option and its vesting period.

Risk free interest rate—The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.

Expected dividend yield—The Company bases the expected dividend yield assumption on the fact that it has never paid cash dividends and has no present intention to pay cash dividends.

Expected volatility—Due to the Company’s limited operating history and lack of company-specific historical or implied volatility, the expected volatility assumption is based on historical volatilities of a peer group of similar companies whose share prices are publicly available. The Company identified a group of peer companies and considered their historical stock prices. In identifying peer companies, the Company considered the industry, stage of life cycle, size, and financial leverage of such other entities.

Activity with respect to options granted under the 2017 Plan is summarized as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Options outstanding, January 1, 2020	16,623,195	$0.28	9.1	$6,775
Granted	19,896,082	$0.71
Exercised	(1,952,728)	$0.13
Forfeited	(3,232,054)	$0.44
Expired	(149,292)	$0.69

Options outstanding, December 31, 2020	31,185,203	$0.55	8.7	$5,548

Granted	18,037,252	$0.72
Exercised	(5,194,681)	$0.34
Forfeited	(8,887,497)	$0.67
Expired	(431,250)	$0.63

Options outstanding, December 31, 2021	34,709,027	$0.64	8.5	$288,784

Nonvested options, December 31, 2021	24,954,068	$0.70	8.9	$205,915

Vested and exercisable, December 31, 2021	7,657,630	$0.50	7.7	$64,734

The weighted-average grant-date fair-value of the grants was $1.22 and $0.37 for the years ended December 31, 2021 and 2020, respectively.

The Company recognized approximately $7.4 million and $1.5 million of stock-based compensation expense arising from stock option grants which is recorded as a component of compensation and benefits in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. There was approximately $22.1 million of total unrecognized compensation cost related to unvested stock options granted under the Plan as of the year ended December 31, 2021. The cost is expected to be recognized over the weighted-average remaining period of 3.9 years.

During the year ended December 31, 2021, in accordance with the terms of a former executive’s severance agreement, the Company modified share-based payment awards by accelerating the vesting. As a result of the modification, the Company recorded stock-based compensation of $2.1 million during the year ended December 31, 2021, which is included in the $7.4 million stock-based compensation.

29

Dave Inc.

Notes to the Consolidated Financial Statements

The Company allowed certain stock option holders to exercise unvested options to purchase shares of Common Stock. Shares received from such early exercises are subject to repurchase in the event of the optionee’s employment termination, at the original issuance price, until the options are fully vested. As of December 31, 2021 and 2020, 533,290 and 1,173,690 shares of Common Stock were subject to repurchase at weighted-average prices of $0.69 and $0.59 per share, respectively. The Company historically has issued non-recourse notes secured by stock options to fund exercises to certain key employees. During 2020, the Company issued a non-recourse note for $1.0 million, which was secured by a pledge of 1,422,106 shares (please refer to Note 17 Related-Party Transactions for details). The shares pledged are not considered outstanding for accounting purposes whether vested or unvested. As of December 31, 2021, there were 2,630,557 options exercised in exchange for non-recourse notes, of which 2,097,267 options were vested. As of December 31, 2020, there were 3,845,273 options exercised in exchange for non-recourse notes, of which 2,780,223 options were vested. The shares issued pursuant to unvested options and both vested and unvested options funded by non-recourse notes have been included in shares issued and outstanding on the consolidated balance sheets and consolidated statements of stockholders’ equity as such shares are considered legally outstanding.

On March 3, 2021, the Company granted the Chief Executive Officer stock options to purchase up to 11,456,061 shares of Common Stock in nine tranches. Each of the nine tranches contain service, market, and performance conditions. The market conditions relate to the achievement of certain specified price targets. Vesting commences on the grant date; however, no compensation charges are recognized until the service, market, and performance condition are probable, which is upon the completion of a liquidity event, the achievement of specified price targets for each tranche of shares, and continuous employment. As of December 31, 2021, the performance and market conditions have not been met and were not deemed probable. The options have a strike price of $0.72 per share. The Company determined the fair value of the options on the grant date to be approximately $10.5 million using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free interest rate, and volatility. Each tranche will vest monthly over a derived service period.

The following table presents the key inputs and assumptions used to value the options granted to the Chief Executive Officer on the grant date:

Expected volatility	40.0%
Risk-free interest rate	1.5%
Remaining term	10.0 Years
Expected dividend yield	0.0%

Restricted Stock Issued to Employees:

The Company did not issue shares of restricted stock to employees during either of the years ended December 31, 2021 and 2020.

There was no unrecognized compensation cost related to employee unvested restricted stock as of December 31, 2021.

30

Dave Inc.

Notes to the Consolidated Financial Statements

Activity with respect to restricted stock activity for employees is summarized as follows:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested shares at January 1, 2020	23,588,972	$0.28
Granted	—	$—
Vested	(19,487,718)	$0.19
Forfeited	(884,584)	$0.69

Nonvested shares at December 31, 2020	3,216,670	$0.69

Granted	—	$—
Vested	(3,216,670)	$0.69
Forfeited	—	$—

Nonvested shares at December 31, 2021	—	$—

Restricted Stock Issued to Non-Employees:

The Company recognized approximately $0.1 million and $0.1 million of stock-based compensation expense related to restricted stock grants to non-employees for years ended December 31, 2021 and 2020, respectively. Stock based compensation expense is presented within compensation and benefits in the consolidated statements of operations.

There was no unrecognized compensation cost related to non-employee unvested restricted stock for the year ended December 31, 2021.

Activity with respect to non-employee restricted stock activity is summarized as follow:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested shares at January 1, 2020	313,206	$0.23
Granted	—	$—
Vested	(306,151)	$0.22
Forfeited	—	$—

Nonvested shares at December 31, 2020	7,055	$0.69

Granted	—	$—
Vested	(7,055)	$0.69
Forfeited	—	$—

Nonvested shares at December 31, 2021	—	$—

Note 17 Related-Party Transactions

Leasing Arrangements:

In November 2018, the Company entered into a sublease agreement with PCJW, controlled by Company’s founders (including the Company’s current CEO), for general office space next to the aforementioned leased property in Los Angeles, California. The lease term is five years subject to early termination by either party. Under the terms of the sublease, monthly rent is approximately $0.005 million, subject to an annual escalation of 4%.

In January 2019, the Company entered into a lease agreement with PCJW for office space located in Los Angeles, California. The lease term is seven years, beginning January 1, 2019 and ending December 31, 2025. Monthly rent is approximately $0.019 million, subject to an annual escalation of 5%.

31

Dave Inc.

Notes to the Consolidated Financial Statements

During 2021 and 2020, the Company paid approximately $0.3 million and $0.3 million under lease agreements with PCJW for general office space in Los Angeles, California. Refer to Note 13 Leases for further details on the Company’s leasing arrangement with PCJW.

The following is a schedule of future minimum rental payments as of December 31, 2021, under Company’s sub-lease for the properties located in Los Angeles, California signed with PCJW, the entity controlled by the Company’s founders (in thousands):

Year	Related-Party Commitment
2022	$335
2023	339
2024	295
2025	309
Thereafter	—

Total minimum lease payments	$1,278

Less: imputed interest	(214)

Total lease liabilities	$1,064

The related-party components of the lease right-of-use assets, lease liabilities, short-term, and lease liabilities, long-term are presented as part of the right-of-use asset and lease liability on the consolidated balance sheets.

Related-Party Exercise Receivable Promissory Notes:

During 2018, the Company issued non-recourse promissory notes with certain employees, which allowed for the early exercise of stock options, with the exercise price to be paid back to the Company at a later date. The notes for approximately $0.1 thousand were secured by a pledge of 2,630,557 shares.

During 2020, the Company issued a non-recourse promissory note with a certain executive, which allowed for the early exercise of stock options, with the exercise price to be paid back to the Company at a later date. The note for approximately $1.0 million was secured by a pledge of 1,422,106 shares.

The amounts due as of December 31, 2021 and 2020, was approximately $1.1 million and $1.1 million, respectively. The promissory notes have a term of five years and carry stated interest rates between 1.5% and 2.0%, which are compounded annually.

Loans to Stockholders:

In 2019, the Company entered into loan, pledge, and option agreements (“Loans to Stockholders”) with various employees, who are also stockholders, to provide those employees cash in exchange for non-recourse promissory notes and call options, which allow the Company to acquire shares held by these stockholders. The entire unpaid principal balance of these Loans to Stockholders, together with all accrued but unpaid interest, is due and payable upon the earlier (i) of August 12, 2026; (ii) a liquidity event; or (iii) upon the exercise of the call option by the Company. These Loans to Stockholders carry stated interest rates of 1.87%, which are compounded annually. Inclusive of interest, the Loans to Stockholders were approximately $15.2 million and $14.8 million as of December 31, 2021 and 2020, respectively. Please refer to Note 2 Significant Accounting Policies for further details on the fair value of the derivative asset related to the Loans to Stockholders. In January 2022, the Company exercised the call options and the promissory notes were repaid. Please refer to Note 20 Subsequent Events for details.

Note 18 Income Taxes

The components of income tax expense for the years ended December 31, 2021 and 2020, were as follows (dollars in thousands):

	2021	2020
Current:
Federal	$41	$19
State	115	104

Total current	156	123
Deferred:

Federal	(59)	22
State	—	—

Total deferred	(59)	22

Provision for income taxes	$97	$145

32

Dave Inc.

Notes to the Consolidated Financial Statements

A reconciliation between the Company’s federal statutory tax rate and its effective tax rate for the years ended December 31, 2021 and 2020, is as follows:

	2021	2020
Federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	22.2%	4.8%
Derivative asset	36.7%	0.0%
Warrant liability	-3.8%	0.0%
Stock-based compensation	-2.7%	-4.5%
Penalties	-0.1%	-0.8%
Other	-0.4%	-0.2%
Research and development tax credit - federal	5.9%	3.3%
Change in valuation allowance	-79.3%	-25.7%

Effective tax rate	-0.5%	-2.1%

The major components of the Company’s deferred tax assets and liabilities as of December 31, 2021 and 2020, consists of the following (dollars in thousands):

	2021	2020
Deferred tax assets:
Net operating loss carryforward	$14,232	$—
Excess interest expense carryforward	497	—
Allowance for Member advances	3,488	3,549
Accrued expenses	1,249	1,138
Accrued compensation	356	345
Lease liability	840	420
Research and development tax credit	2,117	408
Stock-based compensation	355	26
Other	146	20

Total deferred tax assets	23,280	5,906

Deferred tax liabilities:
Property and equipment	(2,354)	(1,297)
Right of use asset	(785)	(389)
Prepaid expenses	(235)	(153)

Total deferred tax liabilities	(3,374)	(1,839)

Total net deferred tax assets before valuation allowance	19,906	4,067
Less: valuation allowance	(19,906)	(4,126)

Total net deferred tax liabilities	$—	$(59)

As of December 31, 2021, the Company had $48.7 million of federal and $55.7 million of combined state net operating loss (“NOL”) carryforwards available to offset future taxable income. The federal NOLs do not expire; however, they are subject to a utilization limit of 80% of taxable income in any given year. The State NOLs begin to expire in 2031, except for $8.2 million of state NOLs that do not expire. Internal Revenue Code Section 382 imposes limitations on the utilization of NOLs in the event of certain changes in ownership of the Company. The Company has not yet completed a comprehensive analysis of its past ownership changes. Depending upon the degree of those past ownership changes, and any future ownership changes, annual limits may impair the Company’s ability to utilize NOLs and could cause federal income taxes to be due sooner than if no such limitations applied.

The realization of deferred tax assets is dependent upon future sources of taxable income. Available positive and negative evidence is considered in making this determination. Due to a history of losses and uncertainty as to future taxable income, realization of the deferred tax assets is limited to the anticipated reversal of certain deferred tax liabilities. Management determined that there were insufficient federal and state deferred tax liabilities to offset all of the federal and state deferred tax assets at December 31, 2021 and 2020. Therefore, management believes it is more-likely-than-not that the net federal and state deferred assets will not be fully realized and has recorded valuation allowances in the amounts of approximately $19.9 million and $4.1 million, as of December 31, 2021 and 2020, respectively.

33

Dave Inc.

Notes to the Consolidated Financial Statements

A reconciliation of the Company’s gross unrecognized tax benefits as of December 31, 2021 and 2020 is as follows (dollars in thousands):

	2021	2020
Balance at beginning of year	$111	$—
Increases to prior positions	204	104
Decreases to prior positions	—	—
Increases for current year positions	141	7

Balance at end of year	$456	$111

As of December 31, 2021, the Company had $0.5 million of gross unrecognized tax benefits related to state income taxes and research tax credits. The unrecognized tax benefits of $0.1 million as of December 31, 2021, would, if recognized, affect the effective tax rate. Although it is possible that the amount of unrecognized tax benefits with respect to the uncertain tax positions will increase or decrease in the next 12 months, the Company does not expect material changes.

The Company recognized insignificant amounts of interest expense as a component of income tax expense during the years ended December 31, 2021 and 2020. The income tax related accrued interest amounts were also insignificant as of December 31, 2021 and 2020, respectively.

On March 27, 2020, the CARES Act was enacted and signed into law. The CARES Act contains certain income tax relief provisions, including a modification to the limitation of business interest expense for tax years beginning in 2019 and 2020. In addition, the CARES Act permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021, and allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The CARES Act also created a program of funding for small business, known as the Paycheck Protection Program (“PPP”). The Company did not experience any material impacts to its tax status or reporting as a result of these provisions.

Note 19 401(k) Savings Plan

The Company maintains a 401(k) savings plan for the benefit of its employees. Employees can defer up to 90% of their compensation subject to fixed annual limits. All current employees are eligible to participate in the 401(k) savings plan. Beginning January 2021, the Company began matching contributions to the 401(k) savings plan equal to 100% of the first 4% of wages deferred by each participating employee. The Company incurred expenses for employer matching contributions of approximately $1.1 million and $0 million for the years ended December 31, 2021 and 2020, respectively.

Note 20 Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date, but before the consolidated financial statements are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the consolidated balance sheet date and before the consolidated financial statements were available to be issued.

34

Dave Inc.

Notes to the Consolidated Financial Statements

Closing of the Merger and Related Transactions

On January 5, 2022, (the “Closing Date”), the Company consummated the previously announced mergers contemplated by the Merger Agreement, dated as of June 7, 2021 (the “Agreement”). In connection with the closing of the Business Combination, VPC Impact Acquisition Holdings III, Inc. (“VPCC”) changed its name to “Dave Inc.,” and the surviving entity operates under the name “Dave Operating LLC” (“Surviving Entity”). Holders of 21,417,767 shares of VPCC common stock exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from VPCC’s initial public offering, which was approximately $10.00 per share, or approximately $224.2 million. Upon consummation of the Business Combination, the following occurred:

•	Each non-redeemed outstanding share of VPCC common stock was converted into one share of Class A common stock of the Surviving Entity.

•	Each outstanding share of Legacy Dave’s Preferred Stock converted into Legacy Dave’s Common Stock.

•

The 2019 Convertible Notes, which had an aggregate principal amount of approximately $0.7 million, and $0.03 accrued interest were converted into approximately 225,331 fully vested shares of Legacy Dave’s Common Stock.

•

All of the call options related to the Loans to Stockholders were exercised, settling the derivative asset on Loans to Stockholders of $35.3 million and the contra-equity Loans to Stockholders of $15.2 million with additional-paid-in-capital (“APIC”) being the offsetting entry.

The holders of Legacy Dave’s Common Stock and stock options to purchase Legacy Dave’s Common Stock pursuant to the 2017 Plan, received aggregate merger consideration with an implied value of $3,500.0 million (the “Equity Value”), consisting of a number of shares of Class A common stock of the Surviving Entity, par value $0.0001 per share and shares of Class V common stock of the Surviving Entity, par value $0.0001 per share, with each deemed to have a value of $10.00 per share, equal to the Equity Value divided by $10.00.

At closing, VPCC transaction costs of $20.1 million were paid, which reduced the proceeds from VPCC and reduced APIC. Additionally, the Company had incurred $5.1 million of transactions costs, which were capitalized and included within deferred issuance costs in the consolidated balance sheet for the years ended December 31, 2021, and reduced APIC at closing.

Legacy Dave is deemed the accounting predecessor and the combined entity is the successor registrant with the U.S. Securities and Exchange Commission (“SEC”), meaning that Legacy Dave’s consolidated financial statements for previous periods are to be disclosed in the registrant’s future periodic reports filed with the SEC. While the legal acquirer in the Merger Agreement is VPCC, for financial accounting and reporting purposes under U.S. GAAP, Legacy Dave is the accounting acquirer and the Business Combination is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Dave in many respects. Under this method of accounting VPCC is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Dave is deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Legacy Dave (i.e., a capital transaction involving the issuance of stock by VPCC for Legacy Dave Capital Stock). Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Dave will become the historical consolidated financial statements of the combined company, and VPCC’s assets, liabilities and results of operations have been consolidated with Legacy Dave beginning on the Closing Date. Operations prior to the Business Combination will be presented as those of Legacy Dave in future reports. The net assets of VPCC are recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

PIPE Investment

Concurrently with the Agreement, VPCC entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which, the PIPE Investors agreed to purchase an aggregate of 21,000,000 shares of the VPCC’s Class A common stock in a private placement for a purchase price of $10.00 per share, or an aggregate of $210.0 million in gross cash proceeds. On August 17, 2021, VPCC entered into an amendment to the Subscription Agreement it previously entered into with Alameda Research, in connection with the proposed Business Combination with Legacy Dave. The amendment called for a $15.0 million pre-funding of Alameda Research’s PIPE Investment, which was facilitated through the issuance of a promissory note by Legacy Dave to Alameda Research. Legacy Dave’s obligations to repay the principal amount of such promissory note were discharged through the issuance to Alameda Research of 1.5 million shares of Dave at the Closing of the Business Combination. The closing of the private placement occurred immediately prior to the Closing Date.

35

Dave Inc.

Notes to the Consolidated Financial Statements

Repurchase Agreement

Concurrently with the execution of the Agreement, VPCC, Legacy Dave, Jason Wilk, Legacy’s Dave’s Chief Executive Officer, and Kyle Beilman, Legacy Dave’s Chief Financial Officer (collectively, the “Selling Holders”), into a repurchase agreement, pursuant to which, among other things, the Legacy Dave agreed to repurchase a certain number of shares of Legacy Dave’s Common Stock from the Selling Holders (including shares of Dave Class V common stock issued to Mr. Wilk), at a purchase price of $10.00 per share, on the business day immediately following the effective time of the Business Combination. The repurchases were contingent on the amount of Available Cash (as defined in the Agreement) being in excess of $300.0 million. Since Available Cash did not exceed $300.0 million, there were no repurchases.

Contingent Share Agreement

Pursuant to the terms of an agreement with certain holders of VPCC Class B common stock (the “Founder Holders”), the Founder Holders agreed to forfeit an aggregate of 951,622 shares of VPCC Class B common stock (“Founder Holder Contingent Closing Shares”) if net percentage of shares redeemed by VPCC holders exceeded 20% of the VPCC Class A common stock held by VPCC stockholders as of the date of the Agreement. As the net redemption exceeded 20%, all 951,622, or 100% of the Founder Holder Contingent Closing Shares were forfeited.

Earnout Agreement

Up to 1,586,037 shares of Legacy Dave Class A Common Stock held by the Founder Holders (the “Founder Holder Earnout Shares”) received upon conversion of an equal number of shares of VPCC’s Class B common stock are subject to forfeiture if certain market vesting conditions are not met.

The Founder Holder Earnout Shares will be recognized at fair value upon the closing of the Business Combination and classified as a liability. The issuance of the Founder Holder Earnout Shares will be recorded as a liability with the offsetting amount within additional-paid-in-capital (“APIC”) because the Earnout Shares are not indexed to the Company’s own equity. Dave determined the fair value of the Founder Holder Earnout Shares to be approximately $9.7 million as of January 5th based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. The Founder Holder Earnout Shares will be remeasured to fair value at each reporting period end with changes in fair value going through the Statements of Operation.

Settlement of Other Agreements

On January 27, 2021, Legacy Dave issued warrants contemporaneously with a debt facility. The warrants vest and become exercisable based on Legacy Dave’s aggregated draw on the debt facility in incremental $10.0 million tranches and terminate upon the earliest to occur of (i) the fifth anniversary of the occurrence of a qualified financing event, and (ii) the consummation of a liquidity event. Immediately prior to the close of the Business Combination, 1,664,394 of the vested warrants were exercised and net settled for 450,843 shares of Legacy Dave’s Class A Common Stock after applying an exchange ratio of 1.354387513 pursuant to the terms of the Business Combination.

On March 3, 2021, Legacy Dave issued stock options to a certain executive, with a vesting schedule subject to certain conditions. The value of the stock options was estimated using a Monte Carlo simulation. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The options were granted in nine tranches each of which contain service, market and performance conditions. Vesting commenced on the grant date. On the date of the Business Combination, there is a cumulative expense for the amount vested between the grant date and the date of the Business Combination. The cumulative stock-based compensation expense as of the date of the Business Combination was approximately $1.9 million.

On January 3, 2022, Legacy Dave entered into an agreement with a certain executive to transfer and sell shares of Legacy Dave Common Stock to Legacy Dave. A total of 146,565 shares of Legacy Dave’s Common Stock were repurchased for an aggregate purchase amount of $1.6 million.

Upon the consummation of the Business Combination, the 2017 Plan was terminated and replaced by the Dave Inc. 2021 Equity Incentive Plan.

Convertible Note Purchase Agreement and White Label Services Agreement

On March 21, 2022, the Company entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd. (“FTX Ventures”), pursuant to which the Company sold and issued a convertible note in the initial principal amount of $100.0 million (the “Note” and the transactions contemplated by the Purchase Agreement and the Note, the “Transaction”). The Note bears interest at a fixed rate of 3.00% per year (compounded semi-annually). Interest may be paid in-kind or in cash, at the Company’s option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the Note (the “Issuance Date”), the Company will pay FTX Ventures the sum of (i) the outstanding principal amount of the Note, plus (ii) all accrued but unpaid interest thereon (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the Note in whole. During the term of the Note, the Note will be convertible into shares of Common Stock at the option of the FTX Ventures. The initial conversion price of the Note is $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

36

Dave Inc.

Notes to the Consolidated Financial Statements

On March 21, 2022, the Company also entered into a White Label Services Agreement (the “Services Agreement”) with West Realm Shire Services, Inc., d/b/a FTX US (“FTX US”). The Services Agreement allows the Company’s customers to establish accounts with FTX US to place orders through the Company’s platform for eligible cryptocurrencies and for the settlement of such orders. During the four-year term of the Services Agreement, FTX US will be the Company’s exclusive provider of such cryptocurrency services.

The Company is not aware of any other significant events that occurred subsequent to the consolidated balance sheet date that would have a significant impact on its consolidated financial statements other than what is disclosed above.

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Exhibit 99.4

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with the consolidated financial statements and notes thereto contained in Exhibit 99.3 to this Amendment No. 2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2022 (the “Form 8-K”). This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of the Form 8-K. Actual results may differ materially from those contained in any forward-looking statements. Unless otherwise noted or the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Dave Inc. and our consolidated subsidiaries prior to the closing of the Business Combination (as defined below).

Overview

In the story of David vs. Goliath, the small underdog is able to outsmart and defeat his larger adversary. This is the spirit behind the name “Dave.” We have built an integrated financial services online platform that provides millions of Americans with seamless access to a variety of intuitive financial products at a fraction of the cost and with much higher speed to value than that of the legacy financial services incumbents, such as traditional banks and other financial institutions. Our mission is to build products that level the financial playing field. Our near-term strategy is focused on delivering a superior banking experience for anyone living paycheck to paycheck.

Based on our observation and analysis of Member data, legacy financial institutions charge high fees for consumer banking and other financial services products, which disproportionately burdens tens of millions of Americans who can least afford them. We see this dynamic playing out with our Members who we believe are on average paying between $300-$400 in overdraft, maintenance and other fees to their existing bank for basic checking services.

Further, we see a significant opportunity to address the broader short-term credit market. According to a report by the Center for Financial Services Innovation (“CFSI”), legacy financial institutions charge approximately $30 billion in fees annually. The Financial Health Network estimates that financially “coping” and “vulnerable” populations pay approximately $120 billion a year in fees and interest for access to short-term credit.

Our prospective Member opportunity is also significant. According to the Financial Health Network, by 2023 approximately 45 million Americans will be “financially vulnerable,” 65 million Americans will be unbanked or underbanked and 185 million Americans will fall into the low or volatile income and credit- challenged category. Given these dynamics, we estimate that our total addressable market consists of between 150 million to 180 million Americans who are in need of financial stability and are either not served or underserved by legacy financial institutions.

Dave offers a suite of innovative financial products aimed at helping our Members improve their financial health. Our budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. We also help Members generate extra income for spending or emergencies through our Side Hustle product, where we present Members with supplemental work opportunities. Through Dave Banking, we provide a modern checking account experience with valuable tools for building long-term financial health.

Market research conducted by Dave found that legacy financial institutions commonly require a more extensive banking relationship and days or even weeks of wait times to access their features and services, which can potentially be more onerous in order to obtain premium features (e.g., access to increased interest rates requires direct deposit or higher minimum daily balances). Even new challenger banks often take multiple days or even weeks before allowing members to access certain premium features, according to the same research. In contrast, Members are able to utilize all of Dave’s products individually and instantly, whether or not their banking relationship is with us. As an example, our ExtraCash product allows new Members to access up to $250 to cover an overdraft at their existing bank. We are able to do this by leveraging our proprietary machine learning engine that analyzes a Member’s prior transaction history at their existing bank. This flexible approach to Member choice and speed to value has been a key driver of our growth and best-in-Class brand favorability. According to market research conducted by Dave in June 2021 through a third-party using a quantitative online survey of 2,021 respondents across the United States 73% of respondents rated Dave in the two highest favorable categories (42% very favorable and 30% somewhat favorable) compared to other bank innovators.

We have only begun to address the many inequities in financial services, but our progress to date demonstrates the demand for Dave to rewire the financial system for the everyday person. Since inception and through the date of this Annual Report on Form 10-K, over 10 million Members have registered on the Dave app, over six million of them have used at least one of our current products and we believe that we have a substantial opportunity to continue growing our Member base going forward. We strongly believe that the value proposition of our platform approach will continue to accelerate as a result of our data-driven perspective of our Members, allowing us to introduce products and services that address their changing life circumstances.

Business Combination and Public Company Costs

On January 5, 2022 (the “Closing Date”), we consummated the previously announced mergers contemplated by the Merger Agreement, dated as of June 7, 2021 (the “Merger Agreement”), by and among VPC Impact Acquisition Holdings III, Inc. (“VPCC”), Dave Inc., a Delaware corporation (“Legacy Dave”), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned subsidiary of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of VPCC (“Second Merger Sub” and together with the First Merger Sub, the “Merger Subs”). Pursuant to the Merger Agreement, First Merger Sub merged with and into Legacy Dave (the “First Merger”), with Legacy Dave being the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately following the First Merger, the Surviving Corporation merged with and into Second Merger Sub (the “Second Merger,” together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub being the surviving company of the Second Merger as a wholly owned subsidiary of VPCC (the “Surviving Entity”). In connection with the closing of the Business Combination, we changed our name from “VPC Impact Acquisition Holdings III, Inc.” to “Dave Inc.,” and the Surviving Entity operates under the name “Dave Operating LLC.”

While the legal acquirer in the Merger Agreement is VPCC, for financial accounting and reporting purposes under accounting principles generally accepted in the United States (“U.S. GAAP”), Legacy Dave is the accounting acquirer, and the Business Combination is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Dave in many respects. Under this method of accounting VPCC is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Dave is deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Legacy Dave (i.e., a capital transaction involving the issuance of stock by VPCC for Dave Capital Stock). Accordingly, the consolidated assets, liabilities and results of operations of Legacy Dave will become the historical consolidated financial statements of the combined company, and VPCC’s assets, liabilities and results of operations have been consolidated with Dave beginning on the Closing Date. Operations prior to the Business Combination will be presented as those of Legacy Dave in future reports. The net assets of VPCC are recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

As a result of the consummation of the Business Combination, we expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, and legal and administrative resources, including increased audit, compliance and legal fees.

Recent Developments

On March 21, 2022, we entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., owner and operator of FTX US (“FTX Ventures”), pursuant to which, we sold and issued a convertible note in the initial principal amount of $100.0 million (the “note” and the transactions contemplated by the Purchase Agreement and the note, the “Transaction”). The Transaction is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. We intend to use the proceeds from the sale of the note for working capital and general corporate purposes.

The note bears interest at a fixed rate of 3.00% per year (compounded semi-annually), payable semi-annually in arrears on June 30th and December 31th of each year. Interest may be paid in-kind or in cash, at our option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the note (the “Issuance Date”), we will pay FTX Ventures the sum of (i) the outstanding principal amount of the note, plus (ii) all accrued but unpaid interest thereon, plus (iii) all expenses incurred by FTX Ventures (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the note in whole.

During the term of the note, the note will be convertible into shares of our Class A Common Stock, par value $0.0001 per share (the “Common Stock”) at the option of FTX Ventures, upon delivery on one or more occasions of a written notice to us electing to convert the note or all of any portion of the outstanding principal amount of the note. The initial conversion price of the note is $10.00 per share of Common Stock (the “Conversion Price”). The conversion price of the note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The note and the shares of Common Stock issuable upon conversion of the note have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Beginning on the twenty-four-month anniversary of the Issuance Date continuing until the Maturity Date, if the closing price of the Common Stock equals or exceeds 175% of the Conversion Price for 20 out of the 30 consecutive trading days ending immediately preceding the delivery of the notice of our election to convert the note, the note will be convertible into shares of Common Stock, upon delivery of a written notice to FTX Ventures electing to convert the note or all or any portion of the outstanding principal amount of the note.

At any time prior to the Maturity Date, we may, in our sole discretion and upon delivery of a written notice to FTX Ventures electing to prepay the note, prepay the note without penalty by paying FTX Ventures 100% of the Redemption Price. Once the Redemption Price has been delivered to FTX Ventures, the note will be cancelled and retired.

Conversion of the full initial principal amount of the note would result in the issuance of 10,000,000 shares of Common Stock if converted at $10.00 per share, which amount is subject to increase by any interest paid in kind that is added to the outstanding principal under the terms of the note.

The Purchase Agreement and note include customary representations, warranties and covenants and set forth standard events of default upon which the note may be declared immediately due and payable.

On March 21, 2022, we also entered into a White Label Services Agreement (the “Services Agreement”) with West Realm Shire Services, Inc., d/b/a FTX US (“FTX US”). The Services Agreement allows our customers to establish accounts with FTX US through our platform to place orders for eligible cryptocurrencies and for the settlement of such orders. During the four-year term of the Services Agreement, FTX US will be our exclusive provider of such cryptocurrency services.

Business Combination and Public Company Costs

In January 2021, Dave OD Funding I, LLC, a Delaware LLC and our subsidiary as a result of the Business Combination (“Dave OD Funding”), entered into a $100.0 million delayed draw credit facility (the “Existing Financing Agreement”) with Victory Park Management, LLC, an affiliate of VPCC. The facility has a base rate of 6.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. Should the principal balance exceed $50 million or $75 million, the base rate will decrease to 5.95% or 5.45%, respectively. The facility, which contains multiple tranches, allows Dave OD Funding to draw on the facility based upon eligible receivables outstanding and qualified cash. As a result of the Business Combination, we are guarantors of $50 million of Dave OD Funding’s obligations under the Existing Financing Agreement. This limited guaranty is secured by a first-priority lien against substantially all of our assets. Warrants were also issued by Legacy Dave in connection with the facility and those warrants were converted into our warrants as a result of the Business Combination. In November 2021, Dave OD Funding entered into an amendment of the Existing Financing Agreement which added a $20 million credit line (as amended, the “Credit Facility”) which has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR (0.21% as of December 31, 2021) and 2.55%. At December 31, 2021, $35.0 million of term loans under the facility were outstanding and $20.0 million had been drawn on the credit line. Please refer to Note 12 in the accompanying audited consolidated financial statements of Dave for the year ended December 31, 2021 included in this Amendment No. 2 to the Form 8-K.

In August 2021, VPCC announced that it entered into an amendment to the PIPE subscription agreement it previously entered into with Alameda Research Ventures LLC (“Alameda Research”), in connection with the Business Combination. The amendment called for a $15 million pre-funding of Alameda Research’s PIPE Investment, which was facilitated through the issuance of a promissory note by Legacy Dave to Alameda Research, which was discharged at the Closing of the Business Combination through the issuance of 1.5 million shares of Dave to Alameda Research. The promissory note bore an interest rate of the applicable short-term federal rate and was due at the earlier of (i) the one-year anniversary of the promissory note or (ii) an event of default. For more information regarding the promissory note, please refer to Note 11 in the accompanying audited consolidated financial statements of Dave for the year ended December 31, 2021 included in this Amendment No. 2 to the Form 8-K.

Restatement of Consolidated Financial Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations gives effect to certain adjustments made to our previously issued consolidated financial statements as of and for the years ended December 31, 2021 and 2020. The determination to restate these consolidated financial statements was made by management after its review of records related to the classification of cash flows to/from Member advances, in connection with its preparation of the Company’s consolidated financial statements for the six months ended June 30, 2022. See Note 2—Restatement of Previously Issued Financial Statements to our consolidated financial statements.

COVID-19 Impact

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus (“COVID-19”), and we continue to closely monitor the impact of the pandemic on all aspects of our business, including how it has and may in the future impact our Members, employees, suppliers, vendors, and business partners. The duration and magnitude of the continuing effects of COVID-19 on our Members remain uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventive measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the U.S. government may further adopt.

Beginning in March 2020, our business and operations were disrupted by the conditions caused by COVID-19, which adversely affected Members’ spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) helped mitigate the effects of COVID-19 on our Members. In particular, stimulus funds and enhanced unemployment benefits provided under the CARES Act created additional financial support for our Members; however, the overall economic conditions and increased levels of unemployment may negatively impact the creditworthiness of our Members and could impact the credit risk on our Advance business. We actively monitor the performance of our Advance portfolio and will continue to assess the impact of the COVID-19 pandemic. At the onset of the pandemic, we made some underwriting modifications in response and intend to make additional adjustments to our risk management policies as necessary.

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For more information concerning COVID-19, see the section titled “Risk Factors—Our business, financial condition and results of operations have and may continue to be adversely affected by the COVID-19 pandemic or other similar epidemics or adverse public health developments, including government responses to such events” and “—Our non-recourse cash advances expose us to credit risk of our Members and if our underwriting criteria for making advances is not sufficient to mitigate against this risk, our financial condition and operating results could be adversely affected if a substantial number of our Members fail to repay the cash advance they receive.”

Comparability of Financial Information

Our future results of operations and financial position may not be comparable to historical results as a result of the consummation of the Business Combination.

Key Factors Affecting Operating Results

Our future operating results and cash flows are dependent upon a number of opportunities, challenges and other factors, including Member growth and activity, product expansion, competition, industry trends and general economic conditions.

Member Growth and Activity

We have made significant investments in our platform and our business is dependent on continued Member growth, as well as our ability to offer new products and services and generate additional revenues from our existing members using such additional products and services. Member growth and activity are critical to our ability to increase our scale, capture market share and earn an attractive return on our technology, product and marketing investments. Growth in Members and Member activity will depend heavily on our ability to continue to offer attractive products and services and the success of our marketing and Member acquisition efforts.

Product Expansion

We aim to develop and offer a best-in-class financial services platform with integrated products and services that improve the financial wellbeing of our Members. We have invested and continue to make significant investments in the development, improvement and marketing of our financial products and are focused on continual growth in the number of products we offer that are utilized by our Members.

Competition

We face competition from several financial services-oriented institutions. In our reportable segment, as well as in potential new lines of business, we may compete with more established institutions, some of which have more financial resources. We compete at multiple levels, including competition among other financial institutions and lenders in our Advances business, competition for deposits in our Checking Product from traditional banks and digital banking products, competition for subscribers to our financial management tools, and competition with other technology platforms for the enterprise services that we provide. Some of our competitors may at times seek to increase their market share by undercutting pricing terms prevalent in that market, which could adversely affect our market share for any of our products and services or require us to incur higher member acquisition costs.

Key Components of Statements of Operations

Basis of presentation

Currently, we conduct business through one operating segment which constitutes a single reportable segment. For more information about our basis of presentation, refer to Note 1 in the accompanying audited consolidated financial statements of Dave included in this Amendment No. 2 to the Form 8-K.

Service based revenue, net

Service based revenue, net primarily consists of optional tips, optional express processing fees and subscriptions charged to Members, net of processor-related costs associated with advance disbursements. Service based revenue, net also consists of lead generation fees from our Side Hustle advertising partners as well as fees earned related to the Rewards Product for Members who make debit card spending transactions at participating merchants.

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Transaction based revenue, net

Transaction based revenue, net consists of interchange and ATM revenues from our Checking Product, net of ATM-related fees, and are recognized at the point in time the transactions occur, as the performance obligation is satisfied.

Operating expenses

We classify our operating expenses into the following five categories:

Provision for Unrecoverable Advances

The provision for unrecoverable advances primarily consists of an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in the outstanding advances receivable. We currently estimate the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the consolidated statement of operations. We consider advances more than 120 days past due or which become uncollectible based on information available to us as impaired. All impaired advances are deemed uncollectible and subsequently written off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries, if any, of Member advances written-off are recorded as a reduction to Member advances, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances in the consolidated statements of operations when collected.

Processing and Servicing Fees

Processing and servicing fees consist of fees paid to our processing partners for the recovery of advances, tips, expedited processing fees and subscriptions. These expenses also include fees paid for services to connect Members’ bank accounts to our application. Except for processing and servicing fees associated with advance disbursements which are recorded net against revenue, all other processing and service fees are expensed as incurred.

Advertising and Marketing

Advertising and marketing expenses consist primarily of fees we pay to our platform partners. We incur advertising and marketing expenses for online, social media and television advertising and for partnerships and promotional advertising. Advertising and marketing expenses are recognized as incurred and typically deliver a benefit over an extended period of time. All advertising and marketing costs are expensed as incurred.

Compensation and Benefits

Compensation and benefits expenses represent the compensation, inclusive of stock-based compensation and benefits, that we provides to our employees and the payments we make to third-party contractors. While we have an in-house customer service function, we employ third-party contractors to conduct call center operations and handle routine customer service inquiries and support.

Other Operating Expenses

Other operating expenses consist primarily of technology and infrastructure (third-party Software as a Service “SaaS”), commitments to charity, transaction based costs (program expenses, association fees, processor fees, losses from Member-disputed transactions, and fraud), depreciation and amortization of property and equipment and intangible assets, general and recurring legal fees, rent, certain sales tax related costs, office related expenses, public relations costs, professional service fees, travel and entertainment, and insurance. Costs associated with technology and infrastructure, rent, depreciation and amortization of our property and equipment and intangible assets, professional service fees, travel and entertainment, public relations costs, utilities, office-related expenses and insurance technology and infrastructure (third-party subscriptions), depreciation and amortization of property and equipment and intangible assets, general and recurring legal fees, rent, office-related expenses, public relations costs, professional service fees, travel and entertainment and insurance vary based upon our investment in infrastructure, business development, risk management and internal controls and are generally not correlated with our operating revenues or other transaction metrics.

We expect our operating expenses to increase for the foreseeable future with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

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Other (income) expenses

Other (income) expenses consist of interest income, interest expense, gain on conversion of convertible notes, loss on the derivative liability associated with convertible notes, legal settlement, litigation expenses, derivative asset fair value adjustments, other strategic financing and transactional expenses, and warrant liability fair value adjustments.

Provision for income taxes

Provision for income taxes consists of the federal and state corporate income taxes accrued on income resulting from the sale of our services. On March 27, 2020, the CARES Act was signed into law, which among other things, includes certain income tax provisions for corporations; however, these benefits did not impact our current tax provision.

Results of Operations

Comparison of the Years Ended December 31, 2021 and 2020

Operating revenues

	For the Years Ended		Change
	December 31,		$	%
(in thousands, except for percentages)	2021	2020	2021/2020	2021/2020
Service based revenue, net
Processing fees, net	$79,101	$66,969	$12,132	18%
Tips	45,106	36,189	8,917	25%
Subscriptions	17,203	16,678	525	3%
Other	772	759	13	2%
Transaction based revenue, net	10,831	1,201	9,630	802%

Total	$153,013	$121,796	$31,217	26%

Service based revenue, net—

Processing Fees, net

Processing fees, net of processor costs associated with advance disbursements, for the year ended December 31, 2021 increased by approximately $12.1 million, or 18%, compared to the year ended December 31, 2020. The increase was primarily attributable to increases in advance volume of approximately $1,007.0 million to approximately $1,412.8 million along with a higher average advance amount period over period. Processing fees tend to increase as advance volume increases, but may not always trend ratably as processing fees vary depending on the total amount of the advance. Approximately 99% and 98% of Members chose to pay a processing fee to expedite an advance for the years ended December 31, 2021 and 2020, respectively. The average processing fees paid to expedite these advances were approximately $5.15 and $4.56 per advance, respectively.

Tips

Tips for the year ended December 31, 2021 increased by approximately $8.9 million, or 25%, compared to the year ended December 31, 2020. The increase was primarily attributable to increases in advance volume of approximately $1,007.0 million to approximately $1,412.8 million period over period. Tips tend to increase as advance volume increases, but may not always trend ratably as tips often vary depending on the total amount of the advance. Approximately 80% and 81% of Members chose to leave a tip for the years ended December 31, 2021 and 2020, respectively. The average amount of tip Members chose to leave was approximately $4.71 and $3.72 per advance, respectively.

Subscriptions

Subscriptions for the year ended December 31, 2021 increased by approximately $0.5 million, or 3%, compared to the year ended December 31, 2020. The increase was primarily attributable to an increase in the number of paying Members on our platform.

Other

Other revenue for the year ended December 31, 2021 increased by approximately $0.01 million, or 2%, compared to the year ended December 31, 2020. The increase was primarily attributable to increases in average revenue per lead related to amounts received from our Side Hustle advertising partners.

Transaction based revenue, net—Transaction based revenue, net for the year ended December 31, 2021 increased by approximately $9.6 million or 802%, compared to the year ended December 31 2020. This increase was primarily attributable to the growth in Members engaging with our Checking Product and corresponding growth in the number of transactions initiated by Members.

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Operating expenses

	For the Years Ended		Change
	December 31,		$	%
(in thousands, except for percentages)	2021	2020	2021/2020	2021/2020
Provision for unrecoverable advances	$32,174	$25,539	$6,635	26%
Processing and servicing fees	23,459	21,646	1,813	8%
Advertising and marketing	51,454	38,019	13,435	35%
Compensation and benefits	49,544	22,210	27,334	123%
Other operating expenses	43,260	15,763	27,497	174%

Total	$199,891	$123,177	$76,714	62%

Provision for unrecoverable advances—The provision for unrecoverable advances totaled approximately $32.2 million for the year ended December 31, 2021, compared to approximately $25.5 million for the year ended December 31, 2020. The increase of approximately $6.6 million, or 26%, was primarily attributable to increases in provision expense related to Member advances aged over 120 days and those that have become uncollectible based on information available to us of approximately $10.4 million, offset by a decrease in the provision expense related to Member advances aged 120 days and under of approximately $3.8 million.

The increase in provision expense related to Member advances aged over 120 days and those which have become uncollectible based on information available to us, period over period, was driven primarily by aged receivables and the increase in advance volume from approximately $1,007.0 million to approximately $1,412.8 million for the years ended December 31, 2020 and 2021, respectively. All impaired advances deemed uncollectible are subsequently written-off and are a direct reduction to the allowance for unrecoverable advances.

The decrease in provision expense related to Member advances aged 120 days and under, was primarily attributed to lower Member advances outstanding in certain aged tranches as of December 31, 2021 compared to December 31, 2020, where Member advances outstanding in those same tranches were higher as of the year ended December 31, 2020 when compared to December 31, 2019. This resulted in a decrease to the allowance for unrecoverable advances and corresponding lower provision for unrecoverable advances expense during the year ended December 31, 2021 as compared to December 31, 2020. We anticipate volatility in Member advances outstanding each year as they are directly correlated with the timing and volume of Member advance activity during the last 120 days of the year.

Throughout 2021, overall historical loss and collections experience of Member advances remained steady, however, historical loss and collections experience decreased slightly when compared to 2020 primarily as a result of underwriting modifications made during early 2020 in response to the onset of COVID-19. These underwriting modifications primarily consisted of lower advance amounts and stricter eligibility requirements. Any changes to our historical loss and collections experience directly affects the historical loss rates utilized in the calculation of the allowance for uncollectible advances. The changes in the allowance for unrecoverable advances, period over period, has a direct impact on the provision for unrecoverable advances.

For information on the aging of Member advances and a rollforward of the allowance for unrecoverable advances, refer to the tables in Note 5 to our audited consolidated financial statements included in this Amendment No.2 to the Form 8-K.

Processing and service fees—Processing and servicing fees totaled approximately $23.5 million for the year ended December 31, 2021, compared to approximately $21.6 million for the year ended December 31, 2020. The increase of approximately $1.8 million, or 8%, was primarily attributable to the increase in advance volume from $1,007.0 million to $1,412.8 million for the years ended December 31, 2020 and 2021, respectively, offset by volume associated discounts and cost savings due to price reductions from our processors.

Advertising and marketing—Advertising and marketing totaled approximately $51.5 million for the year ended December 31, 2021, compared to approximately $38.0 million for the year ended December 31, 2020. The increase of approximately $13.4 million or 35% was primarily attributable to increased marketing efforts and promotions across various social media platforms and television.

Compensation and benefits—Compensation and benefits totaled approximately $49.5 million for the year ended December 31, 2021, compared to approximately $22.2 million for the year ended December 31, 2020. The increase of approximately $27.3 million, or 123%, was primarily attributable to the following:

•	an increase in payroll and related costs of approximately $13.5 million, primarily due to hiring and increased headcount throughout the business;

•

an increase in consultants and contractor costs of approximately $8.0 million, primarily due to our need to supplement recruiting efforts, increase IT security, marketing, and augmenting customer service resources; and

•

an increase in stock-based compensation of approximately $5.9 million, primarily due to an increase of approximately $2.4 million from new stock option grants related to increased headcount to support the growth of the business and an increase of approximately $3.5 million from certain stock options modifications.

Other operating expenses—Other operating expenses totaled approximately $43.3 million for the year ended December 31, 2021, compared to approximately $15.8 million for the year ended December 31, 2020. The increase of approximately $27.5 million, or 174%, was primarily attributable to the following:

•	an increase in expenses related to our Checking Product of approximately $16.2 million, primarily attributable to the growth in Members and the number of transactions processed;

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•

an increase in chargeback related expenses of approximately $4.0 million, primarily due to non-recurring fraudulent activity in relation to our Checking Product (see “Risk Factors—Risks related to our Business and Industry—Fraudulent and other illegal activity involving our products and services could lead to reputational damage to us, reduce the use of our platform and services and may adversely affect our financial position and results of operations.”);

•	an increase in charitable contribution expenses of approximately $1.0 million, primarily due to increased amounts pledged to charitable meal donations related to increased Members’ tips;

•

an increase in technology and infrastructure expenses of approximately $3.4 million, primarily due to increased spending to support the growth of our business and development of new products and features

•	an increase in depreciation and amortization of $1.3 million, primarily due to equipment purchases for increased headcount and amortization of internally developed software;

•	an increase in rent expense of $0.9 million, primarily due to additional leased office space; and

•	an increase in insurance and state and local taxes, inclusive of sales tax, of approximately $0.2 million and $0.4 million, respectively

Other (income) expense

	For the Years Ended		Change
	December 31,		$	%
(in thousands, except for percentages)	2021	2020	2021/2020	2021/2020
Interest income	$(287)	$(409)	$122	-30%
Interest expense	2,545	17	2,528	14871%
Legal settlement and litigation expenses	1,667	4,467	(2,800)	-63%
Other strategic financing and transactional expenses	264	1,356	(1,092)	-81%
Changes in fair value of derivative asset on loans to stockholders	(34,791)	—	(34,791)	100%
Changes in fair value of warrant liability	3,620	—	3,620	100%

Total	$(26,982)	$5,431	$(32,413)	-597%

Interest income—Interest income totaled approximately $0.3 million for the year ended December 31, 2021, compared to approximately $0.4 million for the year ended December 31, 2020. The decrease of approximately $0.1 million, or 30%, was primarily attributable to lower yields on marketable securities.

Interest expense— Interest expense totaled approximately $2.5 million for the year ended December 31, 2021, compared to approximately $0.02 million for the year ended December 31, 2020. The increase of approximately $2.5 million, or 14,871%, was primarily attributable to interest related to the Credit Facility which we entered into during January, 2021, and was subsequently amended in November, 2021.

Legal settlement and litigation expenses—Legal settlement and litigation expenses totaled approximately $1.7 million for the year ended December 31, 2021, compared to approximately $4.5 million for the year ended December 31, 2020. See “Information About Dave —Legal Proceedings” for more information regarding pending legal actions. The decrease of approximately $2.8 million, or 63%, was primarily attributable to reduced expenses due to the pending settlement of a class action lawsuit, net of estimated insurance reimbursements as compared to those expenses recorded during the year ended December 31, 2020.

Other strategic financing and transactional expenses—Other strategic financing and transactional expenses totaled approximately $0.3 million for the year ended December 31, 2021, compared to approximately $1.4 million for the year ended December 31, 2020. The decrease of approximately $1.1 million, or 81%, was primarily attributable to reduced spending on audit and compliance related expenses associated with potential strategic financing alternatives.

Changes in fair value of derivative asset on loans to stockholders—Changes in fair value of derivative asset on loans to stockholders totaled approximately $34.8 million for the year ended December 31, 2021, compared to $0 for the year ended December 31, 2020. The increase of approximately $34.8 million, or 100%, was primarily attributable to fair value adjustments associated with options issued in connection with loans to stockholders resulting from an increase in the fair value of our common stock.

Changes in fair value of warrant liability—Changes in fair value of warrant liability totaled approximately $3.6 million for the year ended December 31, 2021, compared to $0 for the year ended December 31, 2020. The increase of approximately $3.6 million, or 100%, was primarily attributable to fair value adjustments associated with certain warrants issued in connection with the Existing Financing Agreement.

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Provision for income taxes

	For the Years Ended December 31,		Change
(in thousands, except for percentages)			$	%
	2021	2020	2021/2020	2021/2020
Provision for income taxes	$97	$145	$(48)	-33%

Total	$97	$145	$(48)	-33%

Provision for income taxes for the year ended December 31, 2021 decreased by approximately $0.048 million or 33%, compared to the year ended December 31, 2020. This relative decrease was primarily attributable to an increase in the pre-tax loss for the period ended December 31, 2021 and a decrease in the amount of certain deferred tax liabilities that had not qualified as sources of future taxable income for valuation allowance purposes.

Comparison of Years Ended December 31, 2020 and 2019

A discussion regarding our results of operations for the year ended December 31, 2020 compared to the results for the year ended December 31, 2019 can be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Dave – Results of Operations” in the proxy statement/prospectus filed with the SEC on December 13, 2021, which is available on the SEC’s website at www.sec.gov.

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Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful in assessing our operating performance and are more indicative of our operational performance and facilitate an alternative comparison among fiscal periods. These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures.

Adjusted EBITDA

“Adjusted EBITDA” is defined as net (loss) income adjusted for interest expense (income), income tax benefit, depreciation and amortization, stock-based compensation and other discretionary items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that, when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis. The reconciliation of net loss to Adjusted EBITDA below should be reviewed and no single financial measure should be relied upon to evaluate our business.

The following table reconciles net (loss) income to Adjusted EBITDA for the years ended December 31 2021 and 2020, respectively:

(in thousands)	For the Years Ended December 31,
	2021		2020
Net loss	$(19,993	)$	(6,957)
Interest expense (income), net	2,258		(392)
Provision for income taxes	97		145
Depreciation and amortization	2,976		1,718
Stock-based compensation	7,381		1,525
Legal settlement and litigation expenses	1,667		4,467
Other strategic financing and transactional expenses	264		1,356
Changes in fair value of derivative asset on loans to stockholders	(34,791)		—
Changes in fair value of warrant liability	3,620		—

Adjusted EBITDA	$(36,521	)$	1,862

Liquidity and Capital Resources

Since inception, we have financed our operations primarily from the issuance of preferred stock through our Series A and Series B funding rounds, issuances of convertible notes, and funds from borrowings under the Existing Financing Agreement. As of December 31, 2021 and December 31, 2020, our cash and marketable securities balances were $40.6 million and $22.7 million, respectively.

As an early-stage company, the expenses we have incurred since inception are consistent with our strategy and approach to capital allocation. Dave expects to incur net losses in accordance with our operating plan as we continue to expand and improve upon our financial platform.

Our ability to access capital when needed is not assured and, if capital is not available to Dave when, and in the amounts needed, Dave could be required to delay, scale back or abandon some or all of our development programs and other operations, which could materially harm our business, prospects, financial condition and operating results.

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We believe that our cash on hand following the consummation of the Business Combination, including the net proceeds of VPCC’s cash in trust and the proceeds from the PIPE Investment and any alternative financing, should be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Amendment No.2 to the Form 8-K and sufficient to fund our operations. We may raise additional capital through follow-on public offerings or debt financings. The amount and timing of our future funding requirements, if any, will depend on many factors, including the pace and results of our research and development efforts. No assurances can be provided that additional funding will be available at terms acceptable to us, if at all. If we are unable to raise additional capital, we may significantly curtail our operations, modify existing strategic plans and/or dispose of certain operations or assets.

Material Cash Requirements

While the effect of COVID-19 has created economic uncertainty and impacted how we manage our liquidity and capital resources, we intend to continue to invest in people, marketing and user acquisition, technology and infrastructure, and new and existing financial products and programs we believe are critical to meeting our strategic objectives. As growth of our ExtraCash product scales, material cash will be required to fund advances until the point at which those advances are subsequently collected. The amount and timing of these related cash outflows in future periods is difficult to predict and is dependent on a number of factors including the hiring of new employees, the rate of change in technology used in our business and our business outlook as a result of the COVID-19 pandemic. While we expect certain cash outflows for these expenditures will exceed amounts spent in 2021, we expect to fund these cash outflows primarily through our cash flows provided by operating and financing activities.

We may use cash to acquire businesses and technologies. The nature of these transactions, however, makes it difficult to predict the amount and timing of such cash requirements.

In the normal course of business, we enter into various agreements with our vendors and retail distributors that may subject us to minimum annual requirements. While our contractual commitments will have an impact on our future liquidity, we believe that we will be able to adequately fulfill these obligations through cash generated from operations and from our existing cash balances. Dave does not have any “off-balance sheet arrangements,” as defined by the SEC regulations

In response to our remote employee workforce strategy in the U.S., we have not yet closed our leased office locations. We are required to continue making our contractual payments until our operating leases are formally terminated or expire. Our remaining leases have terms of less than 1 year to approximately 4 years, subject to renewal options of varying terms, and as of December 31, 2021, we had a total lease liability of approximately $2.9 million. See Note 13 - Leases of the Notes to our Consolidated Financial Statements for additional information regarding our lease liabilities as of December 31, 2021.

We also have certain contractual payment obligations for principal and interest owed under our Existing Financing Agreement Dave OD Funding entered into with Victory Park Management, LLC, then an affiliate of VPCC. Interest payments are required to be made on a monthly basis. At December 31, 2021, $35.0 million of term loans under the Existing Financing Agreement were outstanding and $20.0 million has been drawn on the credit line under the Existing Financing Agreement. For more information on the Existing Financing Agreement, see “—Recent Developments.”

Cash Flows Summary

	For the Year Ended December 31,
Total cash (used in) provided by: (in thousands)	2021	2020
Operating activities	$(541)	$21,740
Investing activities	(37,202)	(27,464)
Financing activities	65,046	4,241

Net increase (decrease) in cash and cash equivalents and restricted cash	$27,303	$(1,483)

Cash Flows From Operating Activities

We recorded a net loss of approximately $20.0 million for the year ended December 31, 2021, and a net loss of approximately $7.0 million for the year ended December 31, 2020. We reported cash flows from operating activities of approximately ($0.5) million and $21.7 million for the years ended December 31, 2021 and 2020, respectively.

Net cash used in operating activities for the year ended December 31, 2021 included a net loss of approximately $20.0 million, adjusted for non-cash items of approximately $3.1 million for depreciation and amortization, approximately $32.2 million for provision for unrecoverable advances, approximately $3.6 million for an increase in warrant liability fair value, and approximately $7.4 million for stock-based compensation expense, partially offset by approximately $34.8 million for an increase in derivative asset fair value. Further changes in cash flows from operations included an increase in receivables related to revenue from Member advances of approximately $2.3 million, a decrease in other current liabilities of approximately $1.6 million and a decrease in other non-current liabilities of $0.5 million. These changes were offset primarily by a decrease in prepaid income taxes of approximately $2.6 million, an increase in accounts payable of approximately $2.6 million, an increase in accrued expenses of approximately $7.1 million, and an increase in legal settlement accrual of $0.5 million.

Net cash used in operating activities for the year ended December 31, 2020 included a net loss of approximately $7.0 million, adjusted for non-cash items of approximately $1.7 million for depreciation and amortization, approximately $25.5 million for provision for unrecoverable advances and approximately $1.5 million for stock-based compensation expense. Further changes in cash flows from operations included an increase in receivables related to revenue from Member advances of approximately $4.4 million, an increase in prepaid income taxes of approximately $4.0 million, an increase in prepaid expenses and other current assets of approximately $2.6 million, and a decrease in income taxes payable of approximately $0.5 million. These changes were offset primarily by an increase in accrued expenses of approximately $3.4 million, an increase in other current liabilities of approximately $2.5 million, an increase in accounts payable of approximately $2.0 million, and an increase in legal settlement accrual of approximately $3.2 million.

Cash Flows From Investing Activities

During the year ended December 31, 2021, net cash provided by investing activities was approximately $37.2 million. This included a change in net disbursements and collections of Member advances of approximately $40.2 million, the sale of marketable securities of approximately $9.4 million, partially offset by the capitalization of internally developed software costs of approximately $6.1 million, and the purchase of property and equipment of approximately $0.4 million.

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During the year ended December 31, 2020, net cash provided by investing activities was approximately $27.5 million. This included the change in net disbursements and collections of Member advances of approximately $30.9 million, the sale of marketable securities of approximately $7.8 million, partially offset by the capitalization of internally developed software costs of approximately $4.0 million, the purchase of property and equipment of approximately $0.2 million, and the purchase of marketable securities of approximately $0.1 million.

Cash Flows From Financing Activities

During the year ended December 31, 2021, net cash provided by financing activities was approximately $65.0 million, which consisted of $70.0 million in borrowings and approximately $1.7 million in proceeds from for stock option exercises, partially offset by approximately $3.9 million in line of credit repayments and approximately $2.8 million in issuance cost payments. The $70 million in borrowings consisted of $55 million under the Existing Credit Facility and $15 million from a pre-funding of Alameda Research’s PIPE Investment. For more information on the Existing Financing Agreement and Alameda Research’s PIPE Investment, see “—Recent Developments.”

During the year ended December 31, 2020, net cash provided by financing activities was approximately $4.2 million, which consisted of $3.9 million in line of credit borrowings and approximately $0.3 million in proceeds from issuance of common stock for stock option exercises, including early exercises.

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Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, as well as the reported revenues and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our critical accounting estimates and assumptions are evaluated on an ongoing basis including those related to the: (i) realization of tax assets and estimates of tax liabilities; (ii) valuation of equity securities; (iii) fair value of derivatives; (iv) valuation of notes payable and warrant liabilities; and (v) allowance for unrecoverable advances.

Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. Please refer to Note 3 in our accompanying audited consolidated financial statements for the year ended December 31, 2021 included in this Amendment No.2 to the Form 8-K.

While our significant accounting policies are described in the notes to our audited consolidated financial statements, we believe that the following accounting policies require a greater degree of judgment and complexity and are the most critical to understanding our financial condition and historical and future results of operations.

Fair Value of Financial Instruments

We are required to account for certain financial instruments at fair value with changes in fair value reported in earnings, and may elect fair value accounting for certain other financial instruments in accordance with U.S. GAAP.

Financial instruments carried at fair value include marketable securities, derivative assets related to loans to stockholders, warrant liability and the derivative liability related to the 2018 Convertible Notes.

We apply the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards (“ASC”) ASC 820, Fair Value Measurements and Disclosures, which provides a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurement. Fair value represents the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We use the following hierarchy in measuring the fair value of our assets and liabilities, focusing on the most observable inputs when available:

•	Level 1. Quoted prices in active markets for identical assets or liabilities.
•

Level 2. Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3. Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Derivative Asset

We recorded a derivative asset related to the call option on loans to stockholders. The derivative asset is carried at estimated fair value on our consolidated balance sheets. Changes in the estimated fair value of the derivatives are reported as (gain) loss on derivatives in the accompanying consolidated statements of operations. We utilize the binomial option pricing model to compute the fair value of the derivative asset and to mark to market the fair value of the derivative at each balance sheet date. The binomial option-pricing model considers a range of assumptions related to the fair value of common stock (see below Fair Value of Common Stock for further details), volatility, dividend yield and risk-free interest rate. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates.

Warrant Liability

We recorded a warrant liability associated with the $100.0 million Existing Financing Agreement with Victory Park Management, LLC. The warrant liability is carried on our consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the warrant liability are reported as (gain) loss in the accompanying consolidated statements of operations. We utilize the binomial option-pricing model to compute the fair value and to mark to market the fair value of the warrant liability at each consolidated balance sheet date. The binomial

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option-pricing model considers a range of assumptions related to the fair value of common stock (see below Fair Value of Common Stock for further details), volatility, dividend yield and risk-free interest rate. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates.

Note Payable

The Company has elected to measure the note payable debt instrument at fair value using the fair value option of ASC 825-10. We identified an embedded derivative related to a convertible feature in our promissory note with Alameda Research and in accordance with ASC 815-15-25-1 criterion (b), since we have elected to apply the fair value option to the debt, the Contingently Exercisable Share Settled Put/Call Option and any other embedded features will not be separated from the debt host. The note payable is carried on our consolidated balance sheets as a current liability estimated at fair value with changes in fair value reflected in earnings. We used a market yield approach to determine the fair value of the promissory note. The market yield approach model includes subjective input assumptions that can materially affect the fair value estimates.

Fair Value of Common Stock

We are required to estimate the fair value of the common stock underlying our share-based awards. The fair value of the common stock underlying our stock-based awards has been determined, in each case, based on a valuation model as discussed further below, and was approved by our Board of Directors. Our Board of Directors intends all stock options granted to be exercisable at a price per share not less than the fair value per share of the ordinary share underlying those stock options on the date of grant.

In the absence of a public market for our Common Stock, the valuation has been determined using appropriate valuation methodologies in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

We considered various objective and subjective factors to determine the fair value of our common stock as of each grant date, including:

•	Historical financial performance;

•	Our business strategy;

•	Industry information, such as external market conditions and trends;

•	Likelihood of achieving a liquidity event, such as an initial public offering, SPAC merger, or strategic sale given prevailing market conditions and the nature and history of our business;

•	Prices, privileges, powers, preferences and rights of our convertible preferred stock relative to those of Dave Common Stock;

•	Forecasted cash flow projections for Dave’s business;

•	Publicly traded price of the special purpose acquisition company (“SPAC”);

•	Primary preferred stock financings and secondary common stock transactions of our equity securities;

•	Lack of marketability/illiquidity of the common stock underlying our stock-based awards involving securities in a private company; and

•	Macroeconomic conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. The probability of a liquidity event, the derived discount rate, and the selected multiples that are applied to our financial statistics are significant assumptions used to estimate the fair value of our common stock. If we had used different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.

During 2019 and 2020, our estimated fair value of our common stock remained relatively consistent before a potential public listing through a business combination with a special purpose acquisition company was first considered in 2021 (“SPAC Transaction”).

13

The fair value for our common stock was estimated to be $0.69 per share as of August 5, 2019 (“August 2019 Valuation”) and $0.724 per share as of August 30, 2020 (“August 2020 Valuation”). In 2021, our management team first contemplated a SPAC Transaction, which was incorporated in the June 7, 2021 valuation that resulted in a fair value for our common stock of $6.40 per share (“June 2021 Valuation”). The SPAC Transaction was considered in the subsequent valuation performed as of October 6, 2021 that resulted in a fair value for Dave’s common stock of $7.97 per share (“October 2021 Valuation”).

The August 2019 Valuation and August 2020 Valuations were completed prior to the contemplation of the Business Combination, and at the time of these valuations our management did not expect a near-term exit. The August 2019 Valuation was performed at the time of the close of Dave’s Series B-1 and B-2 preferred equity financings (“Series B Financing”). Since no near-term exit was expected, the August 2019 Valuation was performed using the market approach, specifically the subject company transaction method was performed using a single option pricing model (“OPM”) as the allocation method. As a result, the fair value of our common stock was inferred from the Series B Financing. The August 2020 Valuation was performed using the market approach, specifically the guideline public company method (“GPCM”) and used a single OPM as the allocation methodology. The GPCM was performed by first considering the Series B Financing’s implied revenue multiple from the August 2019 valuation report, and then was adjusted based on changes in the guideline public company’s multiples since the Series B Financing occurred, with consideration for adjustments based on our comparative operational performance between the periods.

The June 2021 Valuation and October 2021 Valuation both used the hybrid method, wherein a probability-weighted expected return model (“PWERM”) incorporated an expected near-term SPAC exit scenario as well as an OPM. The OPM was used to model the value of common stock in a delayed exit/stay private scenario. Total equity values for each scenario management identified were estimated as of the measurement date. The delayed exit/stay private scenario total equity value was estimated using the discounted cash flow method under the income approach and the GPCM under the market approach. The total equity value in the SPAC Transaction scenario included in the June 2021 Valuation was determined based on the expected Business Combination pre-money valuation. The common stock price per share in the SPAC Transaction scenario included in the October 2021 Valuation was determined based on the publicly traded price of the SPAC as of the valuation date. Our management’s estimated probability for each scenario occurring at each valuation date was applied to the respective scenario’s indicated common stock value to arrive at the estimated fair value of common stock.

The increase in the fair value of our common stock between the August 2019 and August 2020 Valuations, and the June 2021 Valuation and the October 2021 Valuation was predominantly due to our progress towards completing the Business Combination that was not known or knowable at the earlier valuation dates. As previously discussed, the August 2019 Valuation utilized the Series B financing to determine the value of common stock in a single OPM. The August 2020 Valuation relied upon the GPCM with valuation multiples selected considering the implied multiples at the time of the Series B Financing, with appropriate adjustments to the multiples to account for changes in our financial and operational performance as well as to reflect changes in the guideline public companies’ multiples and comparative performance, from the close of the Series B financing to the August 2020 valuation date. In early 2021, we first contemplated a SPAC Transaction and began taking the necessary steps to prepare for a business combination with VPCC. The necessary steps undertaken to prepare for the Business Combination included meeting with VPCC and investment bankers, discussing timing expectations, and negotiating the preliminary letter of intent with VPCC. As our ongoing negotiations related to the Business Combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of Dave’s equity as of the June 2021 Valuation took into consideration the indicated equity value implied by the negotiations as well as the uncertainty inherent in the future key milestones including execution of the Merger Agreement and VPCC’s shareholder vote. Similarly, the increase in the common stock value to $10.80 per share in the October 2021 Valuation resulted primarily from an increase in the probability of the near-term SPAC Transaction closing and an increase in the value of common stock in that scenario due to the passage of time and an increase in the SPAC’s publicly traded price as compared to the SPAC Transaction’s negotiated pre-money valuation. As a result, the increase in Dave’s common stock fair value between the valuation dates resulted directly from both the increase in the pre-money valuation and acceleration of the timing of an exit, from the Series B Financing to the Business Combination.

Please refer to Note 3 in our accompanying audited consolidated financial statements for the year ended December 31, 2021 included in this Amendment No.2 to the Form 8-K.

14

Allowance for Unrecoverable Advances

We maintain an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in outstanding Member advances. We currently estimate the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Interpretations of the nature of volume of the portfolio and projections of future economic conditions involve a high degree of subjectivity. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the consolidated statement of operations.

We consider advances over 120 days past due or which become uncollectible based on information available to us as impaired. All impaired advances are deemed uncollectible and subsequently written-off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries of Member advances written-off, if any, are recorded as a reduction to Member advances when collected, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances expense in the consolidated statements of operations.

Income Taxes

We follow ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more-likely-than-not that the asset will not be realized.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded. We have estimated approximately $0.5 million and $0.1 of uncertain tax positions as of December 31, 2021 and 2020, respectively, related to state income taxes and research tax credits.

15

Our policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense within the statement of operations. We recognized approximately $0.004 million and $0.003 million of interest expense and penalties as a component of income tax expense during the years ended December 31, 2021 and 2020, respectively. There was approximately $0.007 million and $0.003 million of accrued interest and penalties as of December 31, 2021 and 2020, respectively.

We are subject to income tax in jurisdictions in which we operate, including the United States. For U.S. income tax purposes, we are taxed as a C-corporation.

We recognize deferred taxes for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. We recorded a valuation allowance against our deferred tax assets, net of certain deferred tax liabilities, at December 31, 2021 and 2020. Based upon management’s assessment of all available evidence, we have concluded that it is more-likely-than-not that the deferred tax assets, net of certain deferred tax liabilities, will not be realized.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company and to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 3 of our accompanying audited consolidated financial statements included in this Amendment No.2 to the Form 8-K for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ended December 31, 2021 and 2020.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd- Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (1) the last day of the fiscal year (a) following March 4, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Recently Issued Accounting Standards

Refer to Note 3, “Significant Accounting Policies,” of our audited consolidated financial statements included in this Amendment No.2 to the Form 8-K for a discussion of the impact of recent accounting pronouncements.

Internal Control Over Financial Reporting

In connection with the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020 material weaknesses in our internal control over financial reporting were identified. A material weakness is a

16

deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. For more information concerning the material weaknesses identified, see section titled “Risk Factors—Dave identified material weaknesses in our internal control over financial reporting in its audited financial statements for the years ended December 31, 2021 and 2020 and if Dave is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, it may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect Dave’s business and share price.”

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

We hold cash and cash equivalents and marketable securities for working capital purposes. We do not have significant exposure to market risk with respect to investments, as any investments we enter into are primarily highly liquid investments. As of December 31, 2021, we had cash and cash equivalents and marketable securities of $40.6 million, consisting of operating, savings and money market accounts which are not materially affected by changes in the general level of U.S. interest rates. Furthermore, all of the Convertible Notes issued by us accrue interest at a fixed rate.

We also have interest rate exposure as a result of our outstanding term loans under the Existing Financing Agreement. As of December 31, 2021, the aggregate outstanding principal amounts of the term loans was $35.0 million. The term loans bear interest at an annual rate equal to 6.95% plus a base rate defined as the greater of three-month LIBOR (as of the last day of each calendar month) and 2.55%. In November 2021, Dave OD Funding entered into an amendment of the Existing Financing Agreement which added a $20 million credit line (as amended, the “Credit Facility”) which has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR and 2.55% (a total of 11.5% as of December 31, 2021). If overall interest rates increase by 100 basis points, our interest expense would not be significantly affected.

Credit Risk

Financial instruments that potentially subject us to credit risk consist of cash, Member advances and deposits. We maintain our cash with major financial institutions. At times, cash account balances with any one financial institution may exceed FDIC insurance limits ($250,000 per depositor per institution). We believe the financial institutions that hold our cash are financially sound and, accordingly, minimal credit risk exists with respect to cash. Our payment processors also collect cash on our behalf and will hold these cash balances temporarily until they are settled the next business day. The Member advances are also subject to credit risk. See “Risk Factors—Risk Related to Our Business and Industry—Our non-recourse cash advances expose us to credit risk of our Members and if our underwriting criteria for making advances is not sufficient to mitigate against this risk, our financial condition and operating results could be adversely affected if a substantial number of our Members fail to repay the cash advance they receive.”

Inflation Risk

Historically, inflation did not have a material effect on our business, results of operations, or financial condition. During 2021, inflation has begun to increase. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations and financial condition.

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Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Form 8-K.

VPCC is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma combined financial information presents the combination of the financial information of VPCC and Dave adjusted to give effect to the Business Combination and related Transactions.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). VPCC has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma combined financial information. Defined terms included below have the same meaning as terms defined and included elsewhere in the Form 8-K.

The historical financial information of VPCC was derived from the audited consolidated financial statements of VPCC as of December 31, 2021 and the period from January 14, 2021 (Inception) through December 31, 2021, incorporated from the Form 10-K. The historical financial information of Dave was derived from the audited consolidated financial statements of Dave as of December 31, 2021 and 2020, and for the years then ended, included elsewhere in this Form 8-K/A. This information should be read together with Dave’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Dave” and other financial information included elsewhere in this Form 8-K/A, and VPCC’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information incorporated from the Form 10-K, as well as the risk factors set forth under the section titled “Risk Factors” incorporated from the Form 10-K.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, VPCC is treated as the “accounting acquiree” and Dave as the “accounting acquirer” for financial reporting purposes. Dave was determined to be the accounting acquirer primarily based on evaluation of the following facts and circumstances upon the closing of the Business Combination:

•

Existing Dave Stockholders collectively own a majority of the outstanding shares of the Combined Company immediately following the Closing (92.1% after redemptions of the public stockholders of VPCC) and hold a majority of the voting power immediately following the Closing (96.4% after redemptions of the public stockholders of VPCC including the repurchase of certain shares of Combined Company Class A and Class V Common stock held by Selling Holders pursuant to the Repurchase Agreement);

•

by virtue of such voting interest upon the Closing, existing Dave Stockholders have the ability to control decisions regarding the election and removal of directors and officers of the Combined Company following the Closing;

•	Dave’s senior management is the senior management of the Combined Company.

Additionally, Dave’s business comprises the ongoing operations of the combined company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Dave issuing shares for the net assets of VPCC, followed by a recapitalization. Accordingly, the consolidated assets, liabilities, and results of operations of Dave became the historical financial statements of the Combined Company, and VPCC’s assets and liabilities have been consolidated with Dave beginning on the Closing Date.

The unaudited pro forma combined balance sheet as of December 31, 2021 assumes that the Business Combination and related Transactions occurred on December 31, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination and related Transactions as if they had occurred on January 1, 2021. Dave and VPCC have not had any historical relationship prior to the Business Combination. Affiliates of VPCC are lenders to Dave, however, there is no effect on the pro forma adjustments. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related Transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. The Combined Company will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC-reporting public company.

The Business Combination and Related Transactions

The aggregate merger consideration for the Business Combination was $3.5 billion, payable in the form of shares of VPCC Common Stock valued at $10.00 per share. As part of the recapitalization, there are 951,622 Founder Holder Contingent Closing Shares and 1,586,037 forfeitable Founder Holder Earnout Shares which were subject to certain market vesting conditions in two tranches.

All Founder Holder Contingent Closing Shares were forfeited as part of the Business Combination based on redemptions of the VPCC Class A Common Stock as follows:

•

All Founder Holder Contingent Closing Shares forfeited: if the Net Redemption Percentage equals or exceeds 35%, then 100% of the Founder Holder Contingent Closing Shares shall be automatically forfeited by the Founder Holders and cancelled for no consideration. As the Net Redemption Percentage exceeded 35%, all 951,622, or 100%, of the Founder Holder Contingent Closing Shares were forfeited.

The Founder Holder Earnout Shares are triggered by the below events beginning on the Closing Date and ending on and including the date of the five (5) year anniversary of the Closing:

•

Sixty percent (60%) of the Founder Holder Earnout Shares (951,622 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event I, which is defined as the first date on which the Common Share Price is equal to or greater than twelve dollars and fifty cents ($12.50) after the Closing Date, but within the Earnout Period (as defined in the Merger Agreement); provided, that

(i)

in the event of a change of control pursuant to which VPCC Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least twelve dollars and fifty cents ($12.50) to each share of VPCC Class A Common Stock (as agreed in good faith by Sponsor and the VPCC Board), then Triggering Event I shall be deemed to have occurred and;

(ii)

in the event that, and as often as, the number of outstanding shares of VPCC Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price (as defined in the Merger Agreement) threshold (i.e., twelve dollars and fifty cents ($12.50)) will, for all purposes of the Merger Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change; and

•

The remaining Founder Holder Earnout Shares (634,415 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event II, which is defined as the first date on which the Common Share Price is equal to or greater than fifteen dollars ($15.00) after the Closing Date, but within the Earnout Period; provided, that

(i)

in the event of a change of control pursuant to which VPCC Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least fifteen dollars ($15.00) to each share of VPCC Class A Common Stock (as agreed in good faith by Sponsor and the VPCC Board), then Triggering Event II shall be deemed to have occurred and;

(ii)

in the event that, and as often as, the number of outstanding shares of VPCC Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price threshold (i.e., fifteen dollars ($15.00)) will, for all purposes of the Merger Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change.

The Founder Holder Earnout Shares were recognized at fair value upon the closing of the Business Combination and classified as a liability. The issuance of the Founder Holder Earnout Shares will be recorded as a liability with the offsetting amount within additional-paid-in-capital (“APIC”) because the Business Combination is accounted for as a reverse recapitalization. Dave determined the fair value of the Founder Holder Earnout Shares to be approximately $9.7 million based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. The unaudited pro forma combined financial statements reflect pro forma adjustments related to the recognition of the Founder Holder Earnout Shares as an increase to earnout liability and a decrease to APIC.

Concurrently with the execution of the Merger Agreement, VPCC, Dave and Selling Holders entered into the Repurchase Agreement, pursuant to which, among other things, VPCC agreed to repurchase a certain number of shares of Combined Common Stock from the Selling Holders (including shares of Combined Company Class V Common Stock issued to Mr. Wilk in connection with the Transactions), at a purchase price of $10.00 per share, on the business day immediately following the effective time of the Second Merger. The Repurchase was contingent on the amount of VPCC Available Cash being in excess of $300 million. If VPCC Available Cash exceeded $300 million, the number of shares of Combined Company Common Stock subject to the Repurchase would be equal to the Aggregate Repurchase Price, divided by $10.00 (provided that in no event would the Aggregate Repurchase Price exceed $60 million). 80% of the number of shares of Combined Company Common Stock subject to the Repurchase was allocated to Mr. Wilk, with Mr. Beilman allocated the remaining 20%. Mr. Wilk is one of Dave’s current directors and is the Chief Executive Officer of Dave, and, as mentioned above, Mr. Beilman is the Chief Financial Officer of Dave. The Transactions contemplated by the Merger Agreement, including the Mergers, constituted a Business Combination as contemplated by VPCC’s Existing Charter. The Merger was consummated in accordance with the Merger Agreement and Delaware General Corporation Law. Since Parent Cash did not exceed $300 million, there were no repurchases.

On March 3, 2021, Dave issued 11,456,061 stock options to Mr. Wilk. The stock options vest in seven tranches, each of which are vested by satisfying all three vesting conditions: (i) the occurrence of a Liquidity Event, which is defined as the first of (a) the shares of Dave becoming publicly traded on an internationally recognized stock exchange, which includes a merger resulting in the common stock of the surviving company registered under the Exchange Act or publicly traded on an internationally-recognized stock exchange or (b) a Corporate Transaction which is defined as a change in control, reorganization, merger or transfer of all Dave’s assets, (ii) the achievement of a specific stock price milestone and (iii) subject to the continuous employment by Mr. Wilk. The first tranche is one-third of, and the remaining six tranches are one-twelfth of the 11,456,061 shares. The CEO stock options fair value on the grant date was approximately $10.5 million. Upon the closing of the Business Combination, the Combined Company recognized a cumulative charge to compensation expense and recognized the remaining compensation cost over the derived service period.

On August 17, 2021 Alameda Research, a PIPE investor agreed to pre-fund its obligation under the original Subscription Agreement to subscribe for 1,500,000 shares of Class A Common Stock for $15.0 million of the aggregate PIPE subscription amount. On August 17, 2021, Dave issued a Promissory Note with a principal amount of $15.0 million to Alameda Research and amended the Subscription Agreement to satisfy Alameda Research’s obligation to pay the $15.0 million purchase price under the Alameda Subscription Agreement by way of a full discharge of Dave’s obligations to pay the principal under the Promissory Note. Upon the closing of the Business Combination, the Promissory Note was automatically discharged upon the Combined Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research.

On January 27, 2021, Dave issued warrants contemporaneously with a debt facility. The warrants vest and become exercisable based on the Dave’s aggregated draw on the Debt Facility in incremental $10.0 million tranches and terminate upon the earliest to occur of (i) the fifth anniversary of the occurrence of a qualified financing event and (ii) the consummation of a liquidity event. Immediately prior to the close of the Business Combination, 1,664,394 of the vested warrants were exercised and net settled for 450,843 shares of Class A Common Stock of Dave. Dave and the warrant holders determined Dave would repurchase the exercised shares contingent on the amount of VPCC Available Cash being in excess of $300.0 million. Since Parent Cash did not exceed $300.0 million, there were no repurchases.

The pro forma adjustments giving effect to the Business Combination and related Transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma combined financial statements:

•	the First Merger;

•	immediately following the consummation of the First Merger, the Second Merger;

•	the consummation of the Business Combination and reclassification of cash held in VPCC’s trust account to cash and cash equivalents, net of redemptions (see below);

•	the consummation of the PIPE Investment;

•	the conversion of certain Dave liabilities to equity;

•	the conversion of the Series A, Series B-1 and Series B-2 Convertible Preferred Shares (“Dave Preferred Stock”) to permanent equity;

•	the exercise and net settlement of the Dave warrants issued in connection with the Senior Secured Debt Facility;

•	the accounting for transaction costs incurred by both VPCC and Dave;

•	the exercise of the Dave call options and derecognition of the related loans, related accrued interest receivable and derivative asset to stockholders;

•	the accounting for the Earnout Shares liability;

•	the accounting for Mr. Wilk’s stock options which include vesting terms satisfied by the Business Combination; and

•	the discharge of Dave’s obligation to pay the Promissory Note in exchange for shares of the Combined Company.

The unaudited pro forma combined financial information also reflects the redemption into cash of VPCC’s common stock by public stockholders of VPCC who elected to exercise their redemption rights for a total of 22,418,001 shares and an aggregate payment of $224.2 million:

The existing Dave Stockholders held 342,638,866 of the Combined Company Common Stock immediately after the Business Combination, which approximates a 92.5% ownership level. The following summarizes the pro forma common shares outstanding (excluding the potential dilutive effect of Dave Options, VPCC Warrants and the Founder Holder Earnout Shares as further described in Note 4):

	Class A Shares	Class V Shares	%
Stockholders
Former Dave stockholders and preferred shareholders	294,188,227	48,450,639	92.5%
VPCC sponsor shares (1)	3,806,491	—	1.0%
VPCC public stockholders	2,958,831	—	0.8%
PIPE Investment	21,000,000	—	5.7%

Total shares of Dave common stock outstanding at closing of the Transaction	321,953,549	48,450,639	100.0%

(1)

VPCC sponsor shares exclude 951,622 shares of Class A Common Stock that are subject to forfeiture based on number of redemptions (the “Founder Holder Contingent Closing Shares”). All Founder Holder Contingent Shares were forfeited as the net redemption percentage exceeded 35% per the merger agreement.

The following unaudited pro forma combined balance sheet as of December 31, 2021 and the unaudited pro forma combined statements of operations for the year ended December 31, 2021 are based on the historical financial statements of VPCC and Dave. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in thousands, except share data)

	As of December 31, 2021				As of December 31, 2021
	Dave, Inc. (Historical)	VPC Impact Acquisition Holdings III, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$32,009	$80	253,789	3A	$226,554
			195,000	3D
			(30,129)	3H
			(224,195)	3B
Marketable securities	8,226	—			8,226
Member advances, net of allowance for unrecoverable advances	49,013	—			49,013
Prepaid income taxes	1,381	—			1,381
Deferred issuance costs	5,131		(5,131)	3H	—
Prepaid expenses and other current assets	4,443	—			4,443
Prepaid expenses	—	750			750

Total current assets	100,203	830	189,334		290,367
Property and equipment, net	685	—			685
Lease right-of-use assets	2,702	—			2,702
Intangible assets, net	7,849	—			7,849
Derivative asset on loans to stockholders	35,253	—	(35,253)	3K	—
Debt facility commitment fee, long-term	131				131
Restricted cash, net of current portion	363	—			363
Investments held in Trust Account	—	253,789	(253,789)	3A	—

Total assets	$147,186	$254,619	(99,708)		$302,097

Liabilities, convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$13,044	$—			$13,044
Accrued expenses	13,045	5,036			18,081
Lease liabilities, short-term	1,920				1,920
Legal settlement accrual	3,701				3,701
Note payable	15,051		(15,051)	3I	—
Credit facility	20,000				20,000
Convertible debt, current	695		(695)	3E	—
Interest payable, convertible notes	25	—	(25)	3E	—
Other current liabilities	1,153	—			1,153

Total current liabilities	68,634	5,036	(15,771)		57,899
Lease liabilities, long-term	970	—			970
Debt facility, long-term	35,000				35,000
Warrant liability	3,726	16,306	(3,726)	3L	16,306
Earnout liability	—	—	9,682	3M	9,682
Other non-current liabilities	119	—			119
Deferred underwriting fee payable	—	8,882			8,882

Total liabilities	108,449	30,224	(9,815)		128,858

Convertible preferred stock
Series A convertible preferred stock, par value per share $0.000001	9,881	—	(9,881)	3F	$—
Series B-1 convertible preferred stock, par value per share $0.000001	49,675	—	(49,675)	3F	—
Series B-2 convertible preferred stock, par value per share $0.000001	12,617	—	(12,617)	3F	—
Class A common stock subject to possible redemption	—	253,766	(253,766)	3C	—

Total convertible preferred stock	72,173	253,766	(325,939)		—

	As of December 31, 2021				As of December 31, 2021
	Dave, Inc. (Historical)	VPC Impact Acquisition Holdings III, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ equity:
Common stock, par value per share $0.000001	0.1	—	—	3E	0.1
			—	3F
			—	3G
			—	3K
Preferred stock, $0.0001 par value	—	—			—
Class A common stock, $0.0001 par value	—	—	2	3C	2
			(2)	3B	(2)
Class B common stock, $0.0001 par value	—	1	(1)	3G	—
Class V common stock, $0.0001 par value			1	3G	1
Treasury stock	(5)	—			(5)
Additional paid-in capital	14,658	—	253,764	3C	208,080
			195,000	3D
			720	3E
			72,173	3F
			(29,372)	3G
			(35,260)	3H
			1,939	3J
			(15,192)	3K
			(35,253)	3K
			3,726	3L
			15,051	3I
			(224,193)	3B
			(9,682)	3M
Loans to stockholders	(15,192)	—	15,192	3K	(0)
Accumulated deficit	(32,897)	(29,372)	29,372	3G	(34,836)
			(1,939)	3J
Total stockholders’ (deficit) equity	(33,436)	(29,372)	236,046		173,238

Total liabilities, convertible preferred stock , and stockholders’ equity	$147,186	$254,619	(99,708)		$302,097

See accompanying notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	(in thousands, except share data)
	Year Ended December 31, 2021	Period From January 14, 2021 (Inception) Through December 31, 2021			Year Ended December 31, 2021
	Dave, Inc. (Historical)	VPC Impact Acquisition Holdings III, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating revenues:
Service based revenue, net	$142,182	$—			$142,182
Transaction based revenue, net	10,831	—			10,831

Total operating revenues, net	153,013	—	—		153,013

Operating expenses:
Provision for unrecoverable advances	32,174	—			32,174
Processing and servicing fees	23,459	—			23,459
Advertising and marketing	51,454	—			51,454
Compensation and benefits	49,544	—	2,290	3DD	51,834
Other operating expenses	43,260	—			43,260
Formation and operational costs	—	6,377			6,377

Total operating expenses	199,891	6,377	2,290		208,558

Other (income) expense:
Interest income	(287)	—	279	3FF	(8)
Interest expense	2,545	—	(12)	3BB	2,482
			(51)	3HH
Legal settlement and litigation expenses	1,667	—			1,667
Other strategic financing and transactional expenses	264	—			264
Changes in fair value of derivative asset on loans to stockholders	(34,791)	—	34,791	3EE	—
Changes in fair value of warrant liability	3,620	(3,062)	(3,620)	3GG	(3,062)
Transaction costs allocated to warrant liabilities	—	601			601
Fair value of Private Placement Warrant liability in excess of proceeds received	—	1,377			1,377
Interest earned on marketable securities held in Trust Account	—	(23)	23	3AA	—

Total other (income) expenses, net	(26,982)	(1,107)	31,410		3,321

Net loss before provision for income taxes	(19,896)	(5,270)	(33,700)		(58,866)
Provision for income tax	97	—	—	3CC	$97

Net loss	$(19,993)	$(5,270)	$(33,700)		$(58,963)
Net loss per share of common stock—basic and diluted	$(0.15)
Weighted average shares of common stock outstanding—basic	136,575,395
Weighted average shares of common stock outstanding—diluted	136,575,395
Net loss per share—Class A common stock redeemable shares—basic and diluted		$(0.19)			$(0.16)
Weighted average shares outstanding—Class A common stock redeemable shares—basic and diluted		21,782,802		4	321,964,058
Net loss per share—Class B—basic and diluted		$(0.19)
Weighted average shares outstanding—Class B—basic and diluted		6,244,094
Net loss per share—Class V—basic and diluted					$(0.16)
Weighted average shares outstanding—Class V—basic and diluted				4	48,450,639

See accompanying notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

NOTE 1—BASIS OF PRESENTATION

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, VPCC is treated as the “accounting acquiree” and Dave as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Dave issuing shares for the net assets of VPCC, followed by a recapitalization. The net assets of VPCC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Dave.

The unaudited pro forma combined balance sheet as of December 31, 2021 assumes that the Business Combination and related Transactions occurred on December 31, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis that Dave is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related Transactions are based on certain currently available information and certain assumptions and methodologies that Dave believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Dave believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of VPCC and Dave.

NOTE 2—ACCOUNTING POLICIES AND RECLASSIFICATIONS

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align VPCC’s financial statement presentation with that of Dave.

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and related Transactions and has been prepared for informational purposes only.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Dave has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. Dave and VPCC have not had any historical relationship prior to the Business Combination. Affiliates of VPCC are lenders to Dave, however, there is no effect on the pro forma adjustments. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented. Dave has not reflected the income tax benefit in the pro forma statement of operations, as Dave does not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

The unaudited pro forma combined financial statements do not reflect pro forma adjustments related to the recognition of the Founder Holder Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statement of operations are based upon the number of Dave’s shares outstanding, assuming the Business Combination and related Transactions occurred on January 1, 2021.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2021 are as follows:

(A)	Reflects the reclassification of $253.8 million held in the Trust Account to cash and cash equivalents.

(B)	Reflects the reduction in cash and VPCC’s APIC in the amount of $224.2 million related to the redemptions.

(C)	Reflects the reclassification of VPCC’s Common Stock subject to possible redemption into permanent equity.

(D)

Reflected cash proceeds from the concurrent PIPE Investment in the amount of $195.0 million and corresponding offset to APIC, excluding the $15.0 million PIPE prefunding with Alameda Research. The total PIPE Investment including the prefunding was $210.0 million.

(E)

Reflects the conversion of approximately $0.7 million of Dave convertible notes and approximately $0.03 of accrued interest into fully vested shares of VPCC Common Stock. Using an estimated exchange ratio of 1.354388, the $0.72 million of Dave liabilities convert into approximately 225,331 shares of Combined Company Common Stock upon the consummation of the Business Combination.

(F)	Reflects the conversion of the Dave Preferred Stock into Dave Common Stock in accordance with the Merger Agreement.

(G)	Reflects the elimination of VPCC’s retained earnings and Dave’s par value of common shares upon consummation of the Business Combination.

(H)

Reflects an adjustment of approximately $30.1 million to reduce cash and approximately $5.1 million to reduced deferred offering costs for transaction costs incurred by VPCC and Dave in relation to the Business Combination and PIPE Investment, including advisory, banking, printing, legal and accounting services. As part of the Business Combination, approximately $35.3 million was determined to be equity issuance costs and offset to additional-paid-in-capital.

(I)

Reflects the conversion of approximately $15.1 million of Dave notes payable held at fair value related to the amended PIPE subscription agreement in August 2021 with Alameda Research into fully vested shares of VPCC common stock.

(J)

Reflects compensation expense of approximately $1.9 million recorded in additional-paid-in-capital and offset to accumulated deficit, related to Mr. Wilk’s stock options which vested upon closing of the Business Combination. The value of the stock options was estimated using a Monte Carlo simulation. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The options were granted in nine tranches each of which contain service, market and performance conditions. Vesting commences on the grant date, however, no compensation charges are recognized until the performance condition is probable upon the completion of the Business Combination. On the date of the Business Combination, there was a cumulative expense for the amount vested between the grant date and the date of the Business Combination. The cumulative stock-based compensation expense as of the date of the Business Combination was $1.9 million. See Note (DD) for further details.

(K)

Reflects the exercise of Dave call options in exchange for the forgiveness of the related loans to stockholders of approximately $14.5 million and related accrued interest receivable of $0.7 million. Dave reclassified the loan and derivative asset of approximately $35.3 million to APIC. See Note (EE) for further details.

(L)

Reflects the net share settlement of 1,664,394 Dave warrants issued in connection with the Senior Secured Debt Facility into 332,876 shares immediately prior to the Business Combination. Using the exchange ratio of 1.354388, the shares converted into approximately 450,843 VPCC shares on a post combination basis. The cashless exercise is treated as a reclassification of the warrant liability of $3.6 million to APIC, with no repurchase of common stock.

(M)

Reflects the recognition of Founder Holder shares as a liability in connection with the Business Combination. The Founder Holder Earnout Shares will be recognized at fair value upon the closing of the Business Combination and classified as a liability with a corresponding debit to APIC.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021 are as follows:

(AA)	Elimination of interest income and unrealized gain on the Trust Account.

(BB)

Elimination of interest expense of $0.01 million for the year ended December 31, 2021 related to Dave convertible debt that converted to Combined Company Common Stock upon the closing of the Business Combination.

(CC)

The net effect of all adjustments impacting the pro forma statement of operations results in a reduction of the income tax benefit of approximately $7.1 million for the year ended December 31, 2021 based on the application of the blended statutory tax rate of 21%. However, Dave has not reflected the income tax benefit in the pro forma statement of operations, as Dave does not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

(DD)

Reflects compensation expense related to Mr. Wilk’s stock options. The value of the stock options was estimated using a Monte Carlo simulation. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The options were granted in nine tranches each of which contain service, market and performance conditions. Vesting commences on the grant date, however, no compensation charges are recognized until the performance condition is probable upon the completion of the Business Combination. On the date of the Business Combination, there was a cumulative expense for the amount vested between the grant date and the date of the Business Combination. Stock-based compensation expense for the year ended December 31, 2021 was approximately

$2.3 million, inclusive of a cumulative expense of approximately $1.9 million. The cumulative expense recognized is a non-recurring item. See NOTE (J) for further details. This is a non-recurring item.

(EE)	Reflects the elimination of historical changes in fair value of the call option of approximately $34.8 million for the year ended December 31, 2021. This is a non-recurring item.

(FF)	Elimination of interest income from the loans to stockholders related to the call option of approximately $0.3 million for the year ended December 31, 2021.

(GG)

Reflects the elimination of historical changes in fair value of the Dave warrant of approximately $3.6 million for the year ended December 31, 2021 upon exercise of the warrant immediately prior to the closing of the Business Combination. This is a non-recurring item.

(HH)	Reflects the elimination of historical changes in fair value of the Dave Note Payable of approximately $0.05 million for the year ended December 31, 2021.

NOTE 4—EARNINGS PER SHARE

Represents the net earnings per share calculated under the two-class method using the historical weighted average outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Investment, assuming the shares were outstanding since January 1, 2021. VPCC used the two-class method to compute net income per common share, because it had issued multiple classes of common stock. The two-class method requires earnings for the period to be allocated between multiple classes of common stock based upon their respective rights to receive distributed and undistributed earnings. As the Business Combination and PIPE Investment are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Investment have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma combined financial information has been prepared for the year ended December 31, 2021:

	(in thousands, except share data)
	Redemptions
Stockholders	Class A Shares	Class V Shares
Numerator
Net loss (in thousands)	$(51,250)	$(7,712)
Denominator (1)
Former Dave stockholders and preferred stockholders	294,188,227	48,450,639
VPCC sponsor shares (2)	3,806,491	—
VPCC public stockholders	2,958,831	—
PIPE Investment	21,000,000	—

Total shares of Dave common stock outstanding at closing of the Transaction	321,953,549	48,450,639
Net loss per share
Basic and diluted	$(0.16)	$(0.16)

(1)	The denominator excludes the effect of the Founder Holder Earnout Shares due to the uncertainty related to the market vesting conditions.
(2)

Founder Shares excluding 951,622 shares of VPCC Class A Common Stock subject to forfeiture dependent on the number of redemptions (the “Founder Holder Contingent Closing Shares”). All Founder Holder Contingent Shares are forfeited as the net redemption percentage exceeded 35% per the merger agreement.

VPCC had 6,344,150 Public Warrants and 5,100,214 Private Warrants outstanding as of December 31, 2021. Each VPCC Warrant entitles the holder to purchase one share of common stock at $11.50 per one share. These VPCC Warrants are not exercisable until (i) 30 days after the closing of the Business Combination or (ii) 12 months from the closing of the IPO. As the Combined Company is in a loss position in 2021, any shares issued upon exercise of these VPCC Warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.

Dave had Dave Warrants outstanding as of December 31, 2021. The Dave Warrants were exercisable for a variable number of shares determined by a fixed percentage of the outstanding equity upon achievement of specified thresholds of the aggregate amount of delayed draw term loans funded by the lenders. Each Dave Warrant entitled the holder to purchase one share of Dave Common Stock at a variable price per share. The 1,664,394 Dave Warrants were share settled immediately prior to Closing and are reflected in the table above. See Note (L) above for further details.

There were 24,407,476 Dave Options outstanding immediately after the Business Combination. As the Combined Company is in a loss position in 2021, any shares issued upon exercise of these Dave Options would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.

Annex B

Form 10-Q/A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Amendment No. 1)

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T(§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2of the Act).    Yes  ☐    No  ☒

As of May 5, 2022, the number of outstanding shares of Dave Inc’s Class A common stock was 323,539,696 at and the number of outstanding shares of Dave Inc.’s Class V common stock was 48,450,639.

EXPLANATORY NOTE

Dave Inc. (the “Company”) is filing this unaudited Amendment No. 1 (this “Amendment No. 1”) to amend its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022 (the “Original Form 10-Q”). The purpose of this Amendment No. 1 is to restate the Company’s previously issued unaudited interim condensed consolidated financial statements for the three months ended March 31, 2022 contained in the Original Form 10-Q (the “Restatement”) and updated related disclosures as described below. See Note 2 - Restatement of Previously-Issued Financial Statements in this Amendment No. 1 for additional information. On August 12, 2022, the Company filed a Current Report on Form 8-K, disclosing that the financial statements included in the Original Form 10-Q should not be relied upon.

Restatement Background

In connection with the preparation of the unaudited consolidated financial statements and related disclosures for the quarter ended June 30, 2022, the Company reevaluated the accounting treatment of the Company’s member advances within the Company’s statements of cash flows and concluded that cash flows from the principal portion of member advances should be included as an investing activity as opposed to an operating activity, resulting in an overstatement of the cash flows used in operating activities and an understatement of the cash flows from investing activities as of and for the years ended December 31, 2021 and December 31, 2020 (the “Audited Financials Relevant Periods”). Upon further review, the Company determined to correct the treatment of the principal portion of member advances by classifying them as an investing activity instead of operating activity in the statement of cash flows for the Audited Financials Relevant Periods and in the statements of cash flows in the unaudited financial statements included in the Original Form 10-Q.

Additionally, in connection with the preparation of the unaudited consolidated financial statements and related disclosures for the quarter ended June 30, 2022, the Company reevaluated the accounting treatment of certain previously disclosed earnout arrangements in connection with the Company’s business combination pursuant to the Agreement and Plan of Merger, dated June 7, 2021, by and among Dave Inc., VPC Impact Acquisition Holdings III, Inc. (“VPCC”), Bear Merger Company I Inc., and Bear Merger Company II LLC (the “Business Combination Agreement”). The Business Combination Agreement provided for the issuance of 1,586,037 shares (the “Earnout Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), to VPC Impact Acquisition Holdings Sponsor III, LLC, which is the sponsor of VPCC, and the independent directors of VPCC prior to the completion of the business combination, subject to potential forfeiture such that 60% of the Earnout Shares will be fully vested and no longer subject to forfeiture in the event that the Class A Common Stock achieves a trading price of at least $12.50 per share, and 40% of the Earnout Shares will be fully vested and no longer subject to forfeiture in the event that the Class A Common Stock achieves a trading price of at least $15.00 per share (in each case, determined by reference to the volume-weighted average price achieved for at least 20 trading days within any 30 consecutive trading days) prior to June 7, 2026. The Earnout Shares were recognized at fair value upon the closing of the business combination and classified in stockholders’ equity.

On August 9, 2022, the Company, in consultation with the Audit Committee, reached a determination that the unaudited consolidated financial statements presented in the Original Form 10-Q improperly assessed the accounting treatment of the Earnout Shares by classifying them as stockholders’ equity rather than as a liability, resulting in a reclassification of the Earnout Shares along with a non-cash fair value adjustment during the three months ended March 31, 2022 (the “Relevant Earnout Period”). Upon further review, the Company determined to correct the treatment of the Earnout Shares by reclassifying them as a liability measured at fair value and recording a non-cash fair value adjustment for the Relevant Earnout Period.

Internal Control and Disclosure Controls

In the Original Form 10-Q, the Company’s management concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2022 as a result of the material weaknesses identified its Annual Report for the years ended December 31, 2021 and 2020 filed with the SEC on March 25, 2022 (the “2021 Annual Report”). The Company’s management has concluded again that as a result of the material weaknesses described in its 2021 Annual Report, the errors in accounting treatment described above and further herein and the material weaknesses described herein, the Company’s disclosure controls and procedures were not effective as of March 31, 2022.

Items Amended in this Amendment No. 1

The Company is filing this Amendment No. 1 to amend and restate the Original Form 10-Q with modifications as necessary to reflect the Restatement. The following items have been amended to reflect the Restatement:

•	Part I, Item 1, Financial Statements

•	Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part I, Item 4, Controls and Procedures

•	Part II, Item 1, Risk Factors

•	Part II, Item 6, Exhibits and Signatures

Certain renumbering of, and cross-reference updates, to, the notes to the condensed consolidated financial statements have also been made. Additionally, in accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the Company is including with this Amendment No. 1 currently dated certifications of its President and Chief Executive Officer and its Chief Financial Officer in Exhibits 31.1, 31.2 and 32.1.

Except as described above, this Amendment No. 1 does not amend, update or change any other disclosures in the Original Form 10-Q. In addition, the information contained in this Amendment No. 1 does not reflect events occurring after the Original Form 10-Q and does not modify or update the disclosures therein, except to reflect the effects of the Restatement.

2

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Form 10-Q” or this “report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward looking and as such are not historical facts. All statements contained in this Form 10-Q other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “can,” “expect,” “project,” “outlook,” “forecast,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 (the “Annual Report”). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Form 10-Q may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this Form 10-Q involve a number of judgments, risks and uncertainties, including, without limitation, risks related to:

•	the ability of Dave to compete in its highly competitive industry;

•	the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry;

•	the ability of Dave to manage its growth as a public company;

•	the ability of Dave to protect intellectual property and trade secrets;

•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business;

•	the ability to attract or maintain a qualified workforce;

•	level of product service failures that could lead Dave members (“Members”) to use competitors’ services;

•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;

•	the ability to maintain the listing of Dave Class A Common Stock on Nasdaq;

•	the effects of the COVID-19 pandemic, the Russia-Ukraine war or rising inflation on Dave’s business;

•	the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this Form 10-Q, including those described under Item 1A, “Risk Factors” of the Annual Report.

We caution you that the foregoing list of judgments, risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements may not be complete. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

4

Except as required by law, we do not intend to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

You should read this Form 10-Q with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

This report contains estimates, projections and other information concerning our industry, our business and the markets for our products. We obtained the industry, market and similar data set forth in this report from our own internal estimates and research and from industry research, publications, surveys and studies conducted by third parties, including governmental agencies. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe that the data we use from third parties are reliable, we have not separately verified these data. You are cautioned not to give undue weight to any such information, projections and estimates.

As a result of a number of known and unknown risks and uncertainties, including without limitation, the important factors described in Part I, Item 1A, “Risk Factors” in the Annual Report, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

As used in this report, the “Company,” “Dave,” “we,” “us,” “our” and similar terms refer Dave Inc. (f/k/a VPC Impact Acquisition Holdings III, Inc.) and its consolidated subsidiaries, unless otherwise noted or the context otherwise requires.

5

Part I — Financial Information

Item 1. Financial Statements

Dave Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands; except share data)

	As of March 31, 2022	As of December 31, 2021
	(unaudited)
	(As Restated)
Assets
Current assets:
Cash and cash equivalents	$23,569	$32,009
Marketable securities	278,265	8,226
Member advances, net of allowance for unrecoverable advances of $16,340 and $11,995 as of March 31, 2022 and December 31, 2021, respectively	61,813	49,013
Prepaid income taxes	1,359	1,381
Deferred issuance costs	—	5,131
Prepaid expenses and other current assets	10,002	4,443

Total current assets	375,008	100,203
Property and equipment, net	849	685
Lease right-of-use assets (related-party of $914 and $970 as of March 31, 2022 and December 31, 2021, respectively)	2,263	2,702
Intangible assets, net	9,090	7,849
Derivative asset on loans to stockholders	—	35,253
Debt facility commitment fee, long-term	117	131
Restricted cash, net of current portion	447	363

Total assets	$387,774	$147,186

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$13,599	$13,044
Accrued expenses	11,609	13,045
Lease liabilities, short-term (related-party of $253 and $243 as of March 31, 2022 and December 31, 2021, respectively)	1,674	1,920
Legal settlement accrual	3,576	3,701
Note payable	—	15,051
Credit facility	20,000	20,000
Convertible debt, current	—	695
Interest payable, convertible notes, current	—	25
Other current liabilities	8,332	1,153

Total current liabilities	58,790	68,634
Lease liabilities, long-term (related-party of $754 and $822 as of March 31, 2022 and December 31, 2021, respectively)	754	970
Debt facility, long-term	35,000	35,000
Convertible debt, long-term	99,949	—
Warrant liabilities	18,720	3,726
Earnout liabilities	7,642	—
Other non-current liabilities	121	119

Total liabilities	220,976	108,449

Commitments and contingencies (Note 15)
Stockholders’ equity:
Preferred stock, par value per share $0.0001, 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Class A common stock, par value per share $0.0001, 500,000,000 shares authorized; 322,659,785 and 297,094,254 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	32	30
Class V common stock, par value per share $0.0001, 100,000,000 shares authorized; 48,450,639 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively;	5	5
Treasury stock	–—	(5)
Additional paid-in capital	232,453	86,796
Loans to stockholders	–—	(15,192)
Accumulated deficit	(65,692)	(32,897)

Total stockholders’ equity	166,798	38,737

Total liabilities, and stockholders’ equity	$387,774	$147,186

See accompanying notes to the condensed consolidated financial statements.

6

Dave Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	For the Three Months Ended
	March 31, 2022	March 31, 2021
	(As Restated)
Operating revenues:
Service based revenue, net	$39,268	$32,418
Transaction based revenue, net	3,283	2,008

Total operating revenues, net	42,551	34,426

Operating expenses:
Provision for unrecoverable advances	13,785	3,538
Processing and servicing fees	6,543	5,220
Advertising and marketing	12,204	14,040
Compensation and benefits	17,894	9,384
Other operating expenses	14,798	12,577

Total operating expenses	65,224	44,759

Other (income) expenses:
Interest income	(13)	(70)
Interest expense	1,555	277
Legal settlement and litigation expenses	—	368
Other strategic financing and transactional expenses	961	108
Changes in fair value of derivative asset on loans to stockholders	5,572	(17,146)
Changes in fair value of warrant liabilities	4,065	2,186
Changes in fair value of earnout liabilities	(2,040)	—

Total other (income) expense, net	10,100	(14,277)

Net (loss) income before provision (benefit) for income taxes	(32,773)	3,944
Provision (benefit) for income taxes	22	(8)

Net (loss) income	$(32,795)	$3,952

Net (loss) income per share:
Basic	$(0.09)	$0.00
Diluted	$(0.09)	$0.00
Weighted-average shares used to compute net (loss) income per share
Basic	360,326,205	133,243,614
Diluted	360,326,205	340,910,349

See accompanying notes to the condensed consolidated financial statements.

7

Dave Inc. and Subsidiaries

Condensed Consolidated Statement of Stockholders’ Equity

(in thousands, except share data)

(unaudited)

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated deficit	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2022 (as previously reported)	133,216,940	$9,881	13,326,050	$49,675	3,991,610	$12,617	104,022,678	$0.1	—	$—	—	$—	$14,658	$(15,192)	(5)	$(32,897)	$(33,436)
Retroactive application of recapitalization	(133,216,940)	(9,881)	(13,326,050)	(49,675)	(3,991,610)	(12,617)	(104,022,678)	(0.1)	297,094,254	30	48,450,639	5	72,138	—	—	—	72,173

Balance at January 1, 2022 (as adjusted)	—	—	—	—	—	—	—	—	297,094,254	30	48,450,639	5	86,796	(15,192)	(5)	(32,897)	38,737
Issuance of Class A common stock for stock option exercises	—	—	—	—	—	—	—	—	3,336,683	—	—	—	1,558	—	—	—	1,558
Issuance of Class A common stock pursuant to the PIPE financing	—	—	—	—	—	—	—	—	21,000,000	2	—	—	209,999	—	—	—	210,001
Issuance of Class A common stock pursuant to the Merger Agreement (As Restated)	—	—	—	—	—	—	—	—	6,765,322	1	—	—	(26,702)	—	—	—	(26,701)
Exercise of Series B-1 preferred stock warrants, net of settlement	—	—	—	—	—	—	—	—	450,841	—	—	—	3,365	—	—	—	3,365
Conversion of 2019 convertible notes and accrued interest to Class A common stock	—	—	—	—	—	—	—	—	225,330	—	—	—	720	—	—	—	720
Repurchase of Class A common stock	—	—	—	—	—	—	—	—	(198,505)	—	—	—	(1,588)	—	5	—	(1,583)
Exercise of warrant for Class A common stock	—	—	—	—	—	—	—	—	110	—	—	—	—	—	—	—	—
Stockholder loans interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(12)	—	—	(12)
Exercise of derivative asset and paydown of stockholder loans	—	—	—	—	—	—	—	—	(6,014,250)	(1)	—	—	(44,885)	15,204	—	—	(29,682)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	3,190	—	—	—	3,190
Net loss (As Restated)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32,795)	(32,795)

Balance at March 31, 2022 (As Restated)	—	$—	—	$—	—	$—	—	$—	322,659,785	32	48,450,639	5	$232,453	$—	$—	$(65,692)	$166,798

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated deficit	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2021 (as previously reported)	133,216,940	$9,881	13,326,050	$49,675	3,991,610	$12,617	100,223,194	$0.1	—	$—	$—	—	$5,493	$(14,764)	$(154)	$(12,904)	$(22,329)
Retroactive application of recapitalization	(133,216,940)	(9,881)	(13,326,050)	(49,675)	(3,991,610)	(12,617)	(100,223,194)	(0.1)	291,948,352	29	48,450,639	5	72,139	—	—	—	72,173

Balance at January 1, 2021 (as adjusted)	—	—	—	—	—	—	—	—	291,948,352	29	48,450,639	5	77,632	(14,764)	(154)	(12,904)	49,844
Issuance of common stock for stock option exercises	—	—	—	—	—	—	—	—	1,427,875	—	—	—	599	—	—	—	599
Stockholder loans interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(68)	—	—	(68)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	1,690	—	—	—	1,690
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,952	3,952

Balance at March 31, 2021	—	$—	—	$—	—	$—	—	$—	293,376,227	$29	48,450,639	$5	$79,921	$(14,832)	$(154)	$(8,952)	$56,017

See accompanying notes to the condensed consolidated financial statements.

8

Dave Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Operating activities
Net (loss) income	$(32,795)	$3,952
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,158	2,812
Provision for unrecoverable advances	13,785	3,538
Changes in fair value of derivative assets	5,572	(17,146)
Changes in fair value of warrant liabilities	4,065	2,186
Changes in fair value of earnout liabilities	(2,040)	—
Stock-based compensation	3,190	1,694
Non-cash interest	(63)	(68)
Non-cash lease expense	(23)	(2)
Changes in fair value of marketable securities	76	(2)
Changes in operating assets and liabilities:
Member advances, service revenue	(1,618)	688
Prepaid income taxes	22	788
Prepaid expenses and other current assets	(4,847)	(497)
Accounts payable	2,489	238
Accrued expenses	(1,039)	1,609
Income taxes payable	—	—
Legal settlement accrual	(125)	—
Other current liabilities	(321)	(1,450)
Other non-current liabilities	2	(23)
Interest payable, convertible notes	—	3

Net cash used in operating activities	(12,512)	(1,680)

Investing activities
Payments for internally developed software costs	(2,258)	(3,298)
Purchase of property and equipment	(228)	(5)
Net disbursements and collections of Member advances	(24,967)	4,299
Purchase of marketable securities	(302,115)	(2)
Sale of marketable securities	32,000	3,915

Net cash (used in) provided by investing activities	(297,568)	4,909

Financing activities
Repayment on line of credit	—	(3,910)
Proceeds from PIPE offering	195,000	—
Proceeds from escrow account, net of redemptions	29,688	—
Payment of issuance costs	(22,944)	(120)
Proceeds from issuance of common stock for stock option exercises	1,563	599
Repurchase of common stock	(1,583)	—
Proceeds from borrowings on convertible debt	100,000	—
Proceeds from borrowings on debt and credit facilities	—	19,000

Net cash provided by financing activities	301,724	15,569

Net (decrease) increase in cash and cash equivalents and restricted cash	(8,356)	18,798
Cash and cash equivalents and restricted cash, beginning of the period	32,372	5,069

Cash and cash equivalents and restricted cash, end of the period	$24,016	$23,867

Supplemental disclosure of non-cash investing and financing activities:
Conversion of convertible preferred stock to Class A common stock in connection with the reverse recapitalization	$72,173	$—
Recapitalization transaction costs liability incurred	$7,500	$—
Conversion of convertible notes and accrued interest to Class A common stock in connection with the reverse recapitalization	$720	$—
Conversion of B-1 Warrants to Class A common stock in connection with the reverse recapitalization	$3,365	$—
Discharge of PIPE promissory note in connection with the reverse recapitalization	$15,000	$—
Supplemental disclosure of cash (received) paid for:
Income taxes	$(2)	$(776)
Interest	$1,392	$269

The following table provides a reconciliation of cash and cash equivalents, and restricted cash reported within the condensed consolidated balance sheet with the same as shown in the condensed consolidated statement of cash flows.

Cash and cash equivalents	$23,569	$23,438
Restricted cash	447	429

Total cash, cash equivalents, and restricted cash, end of period	$24,016	$23,867

See accompanying notes to the condensed consolidated financial statements.

9

Note 1 Organization and Nature of Business

Overview

Dave Inc. (“Dave” or the “Company”), a Delaware corporation, with headquarters located in West Hollywood, California, is a financial services company. Dave was originally incorporated in the State of Delaware on January 14, 2021 as a special purpose acquisition company under the name VPC Impact Acquisition Holdings III, Inc. (“VPCC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business.

Dave offers a suite of innovative financial products aimed at helping Members improve their financial health. The Company’s budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. Dave also helps Members generate extra income for spending or emergencies through Dave’s Side Hustle product, where Dave presents Members with supplemental work opportunities. Through Dave Banking, the Company provides a modern checking account experience with valuable tools for building long-term financial health.

Insights:

As spending and earning dynamics have become more complex over time, the Company offers a personal financial management tool to support Members with budgeting, wherever someone banks. These insights help people to manage their income and expenses between paychecks, helping them to spend and save in a smarter way and avoid liquidity jams that may cause them to overdraft.

ExtraCash:

Many Americans are often unable to maintain a positive balance between paychecks, driving a reliance on overdraft, payday loans, auto title loans and other forms of expensive credit to put food on the table, gas in their car or pay for unexpected emergencies. For example, traditional banks charge up to $34 for access to as little as $5 of overdraft, whereas many others in the financial services sector don’t allow for overdraft at all. Dave invented a free overdraft and short-term credit alternative called ExtraCash, which allows Members to advance funds to their account and avoid a fee altogether. Members may receive an advance of up to $250.

Side Hustle:

Dave seeks to help Members improve their financial health by presenting new job opportunities to them. Through Dave’s partnership with leading employers Members can quickly submit applications and improve their income with flexible employment. Members have generated more than $157 million of new income through applications submitted using Dave’s Side Hustle product since it was launched in 2018.

Dave Banking:

Dave offers a full-service digital checking account through its partnership with Evolve Bank and Trust. (“Evolve”), an Arkansas-based, nationally chartered bank owned by Evolve Bancorp Inc. The Company does not have overdraft and minimum balance fees, we allow for early paycheck payment and help Members build credit with their rent and utility payments. Dave Banking Members also have access to Insights and higher ExtraCash limits.

10

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Business Combination

On January 5, 2022 (the “Closing Date”), the Company consummated the previously announced transaction (pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among Dave Inc. (prior to the Mergers (as defined below), hereinafter referred to as “Legacy Dave”), VPCC, Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned Subsidiaries of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct wholly owned Subsidiaries of VPCC (“Second Merger Sub”).

On January 5, 2022, pursuant to the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave (the “First Merger”), with Legacy Dave surviving the First Merger as a wholly owned subsidiary of VPCC (such company, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”), immediately followed by the Surviving Corporation merging with and into Second Merger Sub (the “Second Merger”, the Second Merger together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” or the “Transactions”), with Second Merger Sub (such entity, following the Second Merger, the “Surviving Entity”) surviving the Second Merger as a wholly owned subsidiary of VPCC. Following the Mergers, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.” and the Surviving Entity was renamed “Dave Operating LLC”.

On January 5, 2022, the holders of (a) Legacy Dave capital stock and (b) Legacy Dave’s options to purchase Legacy Dave capital stock pursuant to Legacy Dave’s stock plan (the “Legacy Dave Options”), received aggregate merger consideration, consisting of 327,255,618 shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and 48,450,639 shares of Class V common stock of the Company, par value $0.0001 per share (the “Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”).

The Company’s Class A Common Stock is now listed on the Nasdaq Global Market under the symbol “DAVE”, and warrants to purchase the Class A Common Stock at an exercise price of $11.50 per share are listed on Nasdaq under the symbol “DAVEW”. The audited financial statements included in Dave’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 are those of VPCC prior to the consummation of the Business Combination and the name change. The audited financial statements of Legacy Dave are included in Form 8-K/A filed with the SEC on March 25, 2022 prior to the consummation of the Business Combination and the name change. Prior to the Business Combination, VPCC neither engaged in any operations nor generated any revenue. Until the Business Combination, based on VPCC’s business activities, VPCC was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The audited Consolidated Financial Statements as of and for the years ended December 31, 2021 and 2020 for Legacy Dave were included in Exhibit 99.3 of Amendment No. 1 to the Current Report on Form 8-K (the “Form 8-K/A”) filed with the Securities and Exchange Commission (“SEC”) on March 25, 2022.

COVID-19

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus (“COVID-19”), and the Company continues to closely monitor the impact of the pandemic on all aspects of the business, including how it has and may in the future impact Members, employees, suppliers, vendors, and business partners. The duration and magnitude of the continuing effects of COVID-19 on Members remain uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventive measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the U.S. government may further adopt.

Beginning in March 2020, Dave’s business and operations were disrupted by the conditions caused by COVID-19, which adversely affected Members’ spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) helped mitigate the effects of COVID-19 on Members. In particular, stimulus funds and enhanced unemployment benefits provided under the CARES Act created additional financial support for Members; however, the overall economic conditions and increased levels of unemployment may negatively impact the creditworthiness of Members and could impact the credit risk on the Company’s Advance business. The Company actively monitors the performance of its Advance portfolio and will continue to assess the impact of the COVID-19 pandemic. At the onset of the pandemic, the Company made some underwriting modifications in response and intend to make additional adjustments to the Company’s risk management policies as necessary.

11

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2 Restatement of Previously-Issued Financial Statements

In connection with the preparation of the Company’s June 30, 2022 unaudited condensed consolidated financial statements, management became aware of errors in the condensed consolidated balance sheets as of March 31, 2022, condensed consolidated statements of operations for the three months ended March 31, 2022, condensed consolidated statement of stockholders’ equity at March 31, 2022 and condensed consolidated statements of cash flows for the three months ended March 31, 2022 and 2021.

Based on the internal investigation, the audit committee and management became aware of two errors. The first error was the classification of the cash flows related to the disbursements and collections of the Member advances and the second error was the classification of the Earnout Shares.

The following is a discussion of the accounting adjustments that were made to the Company’s previously issued financial statements:

Member Advances, service revenue/Net disbursements and collections of Member advances

The Company previously presented cash flow from Member advances, which includes disbursements, collections and service revenues, as operating activities. The Company identified that the disbursements and collections of Member advances should be part of investing activities while revenues are part of operating activities. The Company corrected this error by reclassifying the net disbursements and collections portion of the cash flows to investing activities under “Net disbursements and collections of Member advances” in the condensed consolidated statements of cash flows. The Company also updated the financial line item for the service revenue portion from “Member advances” in operating activities to “Member advances, service revenue”. This error only impacts the condensed consolidated statements of cash flows.

Earnout liabilities

The Company previously recognized the Earnout Shares from the Merger Agreement as stockholders’ equity upon its initial recognition on January 5, 2022. Management determined that it did not take into account certain information available in assessing the classification of the Earnout Shares which resulted in improper classification of the Earnout Shares in stockholders’ equity. The Company corrected this error by reclassifying the amounts previously under “Class A common stock” and “Additional paid in capital” to non-current liabilities under “Earnout Liabilities” at fair value. Additionally, any associated gain or loss, as a result of the change in the fair value at each reporting period, was recognized in profit and loss under “Changes in fair value of earnout liabilities”.

The following table presents the combined impact of all changes, as described above, to the applicable line items in the condensed consolidated financial statements to the Company’s previously reported condensed consolidated financial statements as of and for the three months ended March 31, 2022 and 2021:

	As of March 31, 2022
	As Reported	Adjustment	As Restated
Condensed Consolidated Balance Sheets
Liabilities, and stockholders’ equity
Earnout liabilities	$—	$7,642	$7,642
Total liabilities	$213,334	$7,642	$220,976

Stockholders’ equity:
Additional paid-in capital	$242,135	$(9,682)	$232,453
Accumulated deficit	$(67,732)	$2,040	$(65,692)
Total stockholders’ equity	$174,440	$(7,642)	$166,798

	For the Three Months Ended March 31, 2022
	As Reported	Adjustment	As Restated
Condensed Consolidated Statements of Operations
Other (income) expenses:
Changes in fair value of earnout liabilities	$—	$(2,040)	$(2,040)
Total other (income) expense, net	$12,140	$(2,040)	$10,100
Net (loss) income before provision (benefit) for income taxes	$(34,813)	$2,040	$(32,773)
Net (loss) income	$(34,835)	$2,040	$(32,795)

	For the Three Months Ended March 31, 2022
	As Reported	Adjustment	As Restated
Condensed Consolidated Statement of Stockholders’ Equity
Class A Common Stock Shares	$24,245,822	$(1,586,037)	$322,659,785
Class A Common Stock Amount	$32	$—	$32
Additional paid-in capital	$242,135	$(9,682)	$232,453
Accumulated Deficit	$67,732	$(2,040)	$65,692
Total stockholders’ equity	$174,440	$(7,642)	$166,798

	For the Three Months Ended March 31, 2022
	As Reported	Adjustment	As Restated
Condensed Consolidated Statements of Cash Flows
Operating activities
Net (loss) income	$(34,835)	$2,040	$(32,795)
Changes in fair value of earnout liabilities	$—	$(2,040)	$(2,040)
Member advances, service revenue	$(26,585)	$24,967	$(1,618)
Net cash (used in) provided by operating activities	$(37,479)	$24,967	$(12,512)

Investing activities
Net disbursements and collections of Member advances	$—	$(24,967)	$(24,967)
Net cash (used in) provided by investing activities	$(272,601)	$(24,967)	$(297,568)

	For the Three Months Ended March 31, 2021
	As Reported	Adjustment	As Restated
Condensed Consolidated Statements of Cash Flows
Operating activities
Member advances, service revenue	$4,987	$(4,299)	$688
Net cash (used in) provided by operating activities	$2,619	$(4,299)	$(1,680)

Investing activities
Net disbursements and collections of Member advances	$—	$4,299	$4,299
Net cash (used in) provided by investing activities	$610	$4,299	$4,909

Note 3 Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are unaudited.

These unaudited condensed consolidated financial statements do not include all disclosures that are normally included in annual audited financial statements prepared in accordance with U.S. GAAP and should be read in conjunction with the Company’s consolidated financial statements.

The accompanying unaudited (a) condensed consolidated balance sheet as of December 31, 2021, which has been derived from audited financial statements, and (b) the unaudited interim condensed financial statements have been prepared in accordance pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. Therefore, it is suggested that these unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s Current Report on Forms 10-K and 8-K/A, both dated March 24, 2022, that were filed with the Securities and Exchange Commission.

In the opinion of the Company, in addition to the adjustments to record the business combination (the “Business Combination”) between VPCC and Legacy Dave, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, comprehensive loss, cash flows, and stockholders’ equity for the interim periods, but are not necessarily indicative of the results to be anticipated for the full year 2022 or any future period.

Subsequent events are events or transactions that occur after the condensed consolidated balance sheet date, but before condensed consolidated financial statements are available to be issued. The Company recognizes in the condensed consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the condensed consolidated balance sheet, including the estimates inherent in the process of preparing the condensed consolidated financial statements. The Company’s condensed consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the condensed consolidated balance sheet but arose after the condensed consolidated balance sheet date and before the condensed consolidated financial statements were available to be issued.

Retroactive Application of Reverse Recapitalization

As discussed further in Note 4 The Reverse Recapitalization and Related Transactions, the Business Combination is accounted for as a reverse recapitalization of equity structure. Pursuant to U.S. GAAP, the Company recasts its Consolidated Statements of Stockholders’ Equity from December 31, 2020 to the Closing Date, the total stockholder’s equity within the Company’s Consolidated Balance Sheet as of December 31, 2021 and the weighted average outstanding shares basic and diluted for the year ended December 31, 2021 by applying the recapitalization retroactively.

In addition, the Company recasts the stock class and issued and outstanding number of shares, exercise prices of options and warrants for each balance sheet period presented in these Condensed Consolidated Financial Statements and the accompanying notes.

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Statements of Stockholders’ Equity

Pursuant to the terms of the Business Combination Agreement, as part of the Closing, all of the issued and outstanding Series A preferred stock Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1 ratio and Series B-1 and Series B-2 convertible preferred stock of Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1.033076 ratio, which were all converted again, along with all other issued and outstanding common stock of Legacy Dave, into 342,649,141 shares of Class A Common Stock and Class V Common Stock at an exchange ratio of 1.354387513 (the “Exchange Ratio”). Additionally, each of the Company’s options that were outstanding immediately prior to the closing of the Business Combination remained outstanding and converted into options for Class A Common Stock and Class V Common Stock equal to the number of the Company’s Common Stock, subject to such options multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such options divided by the Exchange Ratio, with the aggregate amount of shares of Class A Common Stock and Class V Common Stock issuable upon exercise of such options to be 32,078,481.

12

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Statements of Operations

Furthermore, based on the retroactive application of the reverse recapitalization to the Company’s Condensed Consolidated Statements of Stockholders’ Equity, the Company recalculated the weighted average shares for the year ended December 31, 2021. The basic and diluted weighted-average Legacy Dave Common Stock were retroactively converted to Class A Common Stock and Class V Common Stock using the Exchange Ratio to conform to the recast period (see Note 3, Net (Loss) Income Per Share Attributable to Stockholders, for additional information).

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Balance Sheets

Finally, to conform to the retroactive application of recapitalization to the Company’s Condensed Consolidated Statements of Stockholders’ Equity, the Company reclassified the $9,881 of Legacy Dave Series A convertible preferred stock, $49,675 of Legacy Dave Series B-1 convertible preferred stock, and the $12,617 of Legacy Dave Series B-2 convertible preferred stock to the additional paid-in capital (“APIC”), less amounts attributable to the par value of the common stock as recast, as of December 31, 2021.

Principles of Consolidation

The Company consolidates financial statements of all entities in which the Company has a controlling financial interest, including the accounts of any Variable Interest Entity in which the Company has a controlling financial interest and for which it is the primary beneficiary. All intercompany transactions and balances have been eliminated upon consolidation.

Variable Interest Entities

The Company is considered the primary beneficiary of Dave OD, as it has the power over the activities that most significantly impact the economic performance of Dave OD and has the obligation to absorb expected losses and the right to receive expected benefits that could be significant, in accordance with accounting guidance. As a result, the Company consolidated Dave OD and all intercompany accounts have been eliminated.

The carrying value of Dave OD’s assets and liabilities, after elimination of any intercompany transactions and balances, in the unaudited condensed consolidated balance sheet as of March 31, 2022, are as follows:

Assets

Cash and cash equivalents	$15,484
Member advances, net of allowance for unrecoverable advances of $1,827 as of March 31, 2022	46,977
Debt and credit facility commitment fee, current	358
Debt facility commitment fee, long-term	117

Total assets	$62,936

Liabilities
Credit facility	20,000
Debt facility	$35,000

Total liabilities	$55,000

13

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Use of Estimates

The preparation of these condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements, as well as the reported revenues and expenses incurred during the reporting periods. The Company’s estimates are based on its historical experience and on various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company’s critical accounting estimates and assumptions are evaluated on an ongoing basis including those related to the: (i) allowance for unrecoverable advances; (ii) realization of tax assets and estimates of tax liabilities; (iii) valuation of equity securities; (iv) fair value of derivatives; (v) valuation of note payable and (vi) fair value of warrant liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Service Based Revenue, Net:

Service based revenue, net primarily consists of tips, express processing fees, and subscriptions charged to Members, net of processor costs associated with advance disbursements. Member advances are treated as financial receivables under Accounting Standards Codification (“ASC”) 310 Receivables (“ASC 310”).

The Company encourages but does not contractually require its Members who receive a cash advance to leave a discretionary tip. The Company treats tips as an adjustment of yield to the advances and are recognized over the average term of advances.

Express processing fees apply when a Member requests an expedited cash advance. At the Member’s election, the Company expedites the funding of advance funds within eight hours, as opposed to the customary three business days, of the advance request. Express fees are nonrefundable loan origination fees and are recognized as revenues over the expected contractual term of the advance.

Costs incurred by the Company to fund cash advances are treated as direct loan origination costs. These direct loan origination costs are netted against advance-related income over the expected contractual term of the advance. Direct origination costs recognized as a reduction of advance-related income during the periods ended March 31, 2022 and 2021, was $0.9 million and $0.9 million, respectively.

The Company accounts for subscriptions in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company must identify the contract with a Member, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when (or as) the Company satisfies the performance obligations. The Company’s primary sources of revenue are derived from fees earned on advances, and other financial instruments that are not within the scope of ASC 606. The Company has evaluated the nature of its contracts with Members and determined that further disaggregation of revenue from contracts with Members into categories beyond what is presented in the condensed consolidated statements of operations was not necessary. For revenue sources that are within the scope of Topic 606, the Company fully satisfies its performance obligations and recognizes revenue in the period it is earned as services are rendered. Transaction prices are typically fixed, charged on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying ASC 606 that significantly affects the determination of the amount and timing of revenue from contracts with the Company’s Members. Sources of revenue from contracts with Members that are in the scope of ASC 606 include subscription fees, lead generation fees, and reward program fees.

Subscription fees of $1 are received on a monthly basis from Members who subscribe to the Company’s application. The Company continually fulfills its obligation to each Member over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. The Company recognizes revenue ratably as the Member receives and consumes the benefits of the platform throughout the contract period.

Price concessions granted to Members who have insufficient funds when subscription fees are due are forms of variable consideration under the Company’s contracts with Members. For price concessions, the Company has elected, as an accounting policy, to account for price concessions for the month at the end of the reporting month based on the actual amounts of concessions granted as the impact.

14

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Service based revenue also consists of lead generation fees from the Company’s Side Hustle advertising partners. The Company is entitled to receive these lead generation fees when Members use the application to sign up for jobs with the Company’s various partners. Lead generation contracts contain a single performance obligation. Lead generation revenue is recognized at a point in time upon satisfaction and completion of the single performance obligation. The Company also receives cash monthly as part of a rewards program for those Dave debit card Members who choose to spend funds with selected vendors.

The cash received by the Company is recorded as unearned revenue and recognized as revenue as the subscription credits are earned by the Members.

Transaction Based Revenue, Net:

Transaction based revenue, net primarily consists of interchange and ATM revenues from Dave’s Checking Product, net of ATM-related fees, and are recognized at the point in time the transactions occur, as the performance obligation is satisfied. ATM-related fees recognized as a reduction of transaction based revenue during the periods ended March 31, 2022 and 2021, were $0.1 million and $0.2 million, respectively.

Processing and Servicing Fees

Processor fees consist of fees paid to the Company’s processors for the recovery of advances, tips, processing fees, and subscriptions. These expenses also include fees paid for services to connect Member’s bank accounts to the Company’s application. Except for processing and service fees associated with advance disbursements, which are recorded net against revenue, all other processing and service fees are expensed as incurred.

Cash and Cash Equivalents

The Company classifies all highly liquid instruments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash primarily represents cash held at financial institutions that is pledged as collateral for specific accounts that may become overdrawn.

Marketable Securities

Marketable securities consist of a money market mutual fund. The fair value of marketable securities is determined by quoted prices in active markets and changes in fair value are recorded in other (income) expense in the consolidated statements of operations.

Member Advances

Member advances include non-recourse cash advances, fees, and tips, net of certain direct origination costs and allowance for unrecoverable advances. Management’s intent is to hold advances until maturity or payoff. Members’ cash advances are treated as financial receivables under ASC 310.

Advances to Members are not interest-bearing. The Company recognizes these advances at the advanced amount and does not use discounting techniques to determine present value of advances due to their short-term average maturity. The consequent discount impact under the imputed interest rate method does not result in a significant impact to the consolidated financial statements.

The Company does not provide modifications to advances.

Allowance for Unrecoverable Advances

The Company maintains an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in outstanding Member advances. Management currently estimates the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Interpretations of past cash recovery patterns and projections of future economic conditions involve a high degree of subjectivity. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the condensed consolidated statements of operations.

The Company considers advances over 120 days past due or which become uncollectible based on information available to the Company as impaired. All impaired advances are deemed uncollectible and subsequently written-off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries of Member advances written-off, if any, are recorded as a reduction to Member advances when collected, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances expense in the condensed consolidated statements of operations.

Internally Developed Software

Internally developed software is capitalized when preliminary development efforts are successfully completed, management has authorized and committed project funding, it is probable that the project will be completed, and the software will be used as intended. Capitalized costs consist of salaries and other compensation costs for employees incurred for time spent on upgrades and enhancements to add functionality to the software and fees paid to third-party consultants who are directly involved in development efforts. These capitalized costs are included on the condensed consolidated balance sheets as intangible assets, net. Other costs are expensed as incurred and included within Other general and administrative expenses in the condensed consolidated statements of operations. Capitalized costs for the three month periods ended March 31, 2022 and 2021, were approximately $2.3 million and $1.1 million, respectively.

15

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Amortization of internally developed software commences when the software is ready for its intended use (i.e., after all substantial testing is complete). Internally developed software is amortized over its estimated useful life of 3 years. Amortization expense for the three month periods ended March 31, 2022 and 2021, was approximately $1.0 and $0.6 million, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are recorded at cost and depreciated over the estimated useful lives ranging from 3 to 7 years using the straight-line method. Maintenance and repair costs are charged to operations as incurred and included within other operating expenses in the consolidated statements of operations.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets, primarily property and equipment and amortizable intangible assets, whenever events or changes in business circumstances indicate that carrying amounts of the assets may not be fully recoverable. If the sum of the expected undiscounted future cash flows from an asset is less than the carrying amount of the asset, the Company estimates the fair value of the assets. The Company measures the loss as the amount by which the carrying amount exceeds its fair value calculated using the present value of estimated net future cash flows.

Warrants

The Company reviewed the terms of warrants to purchase its Common Stock to determine whether warrants should be classified as liabilities or stockholders’ equity in its condensed consolidated balance sheet. In order for a warrant to be classified in stockholders’ equity, the warrant must be (a) indexed to the Company’s equity and (b) meet the conditions for equity classification in Accounting Standards Codification (“ASC”) Subtopic 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Equity. As the warrants do not meet the conditions for equity classification, they are carried on the consolidated balance sheet as warrant liabilities measured at fair value, with subsequent changes in the fair value of the warrant recorded in the statement of operations as change in fair value of warrants in other income (expense).

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement (“ASC 820”), provides a single definition of fair value and a common framework for measuring fair value as well as disclosure requirements for fair value measurements used in financial statements. Under ASC 820, fair value is determined based upon the exit price that would be received by a company to sell an asset or paid by a company to transfer a liability in an orderly transaction between market participants, exclusive of any transaction costs. Fair value measurements are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company uses the most advantageous market, which is the market from which the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement. ASC 820 creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below, with Level 1 having the highest priority and Level 3 having the lowest.

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

16

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Following are the major categories of assets and liabilities measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3) (in thousands):

March 31, 2022 (as Restated)	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$278,265	$—	$—	$278,265

Total assets	$278,265	$—	$—	$278,265

Liabilities
Warrant liabilities—public warrants	$9,294	$—	$—	$9,294
Warrant liabilities—private placement warrants	$—	$—	$9,426	$9,426
Earnout liabilities	$—	$—	$7,642	$7,642

December 31, 2021	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$8,226	$—	$—	$8,226
Derivative asset on loans to stockholders	—	—	35,253	35,253

Total assets	$8,226	$—	$35,253	$43,479

Liabilities
Warrant liability	$—	$—	$3,726	$3,726
Note payable	—	—	15,051	15,051

Total liabilities	$—	$—	$18,777	$18,777

The Company had no assets and liabilities measured at fair value on a non-recurring basis as of March 31, 2022 and December 31, 2021.

The Company also has financial instruments not measured at fair value. The Company has evaluated cash and cash equivalents, Member advances, net, restricted cash, accounts payable, and accrued expenses, and believes the carrying value approximates the fair value due to the short-term nature of these balances. The fair value of the debt facility, convertible debt, and line of credit approximate their carrying values.

Marketable Securities:

The Company evaluated the quoted market prices in active markets for its marketable securities and has classified its securities as Level 1. The Company’s investments in marketable securities are exposed to price fluctuations. The fair value measurements for the securities are based upon the quoted prices of similar items in active markets multiplied by the number of securities owned.

Derivative Asset Related to Loans to Stockholders:

In relation to certain loans to stockholders, the Company purchased call options which grant the Company the right to acquire a fixed number of the Company’s Common Stock, held by such stockholders over the exercise period (four years). However, the exercise price per share is not fixed. The approximate $3.273 exercise price per share increases by a nominal amount of approximately $0.005 for each month that lapses from the call option issuance date. As of the date of the Business Combination, the exercise price per share was approximately $3.42. The Company understands that this variability in the exercise price of the call option is tied to the passage of time, which is not an input to the fair value of the Company’s shares per ASC 815, Derivatives and Hedging (“ASC 815”). Therefore, the Company does not believe the call option meets the scope exception under ASC 815. As the scope exception is not met, the call option is accounted for as a derivative instrument. Accordingly, the call option was measured at fair value and presented as a derivative asset on loans to stockholders on the Company’s condensed consolidated balance sheets. Interest earned on the non-recourse promissory notes was reported as interest income and changes in the fair value of the call option were reported as other income or expense in the period incurred. The call option was measured at fair value at the end of each reporting period with change in fair value recorded in earnings. The fair value of the call option as of March 31, 2022 and December 31, 2021, was approximately $0 and $35.3 million, respectively. Upon consummation of the business combination in January 2022, all of the call options related to the Loans to Stockholders were exercised, settling the derivative asset on Loans to Stockholders of $29.7 million and the contra-equity Loans to Stockholders of $15.2 million with APIC being the offsetting entry.

17

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

A roll-forward of the Level 3 derivative asset on loans to stockholders is as follows (dollars in thousands):

Opening value at January 1, 2021	$457
Amendment to loan to stockholder	5
Change in fair value during the year	34,791

Ending value at December 31, 2021	35,253
Change in fair value during the period	(5,572)
Exercise of call option	(29,681)

Ending value at March 31, 2022	$—

The Company used a probability-weighted expected return method (“PWERM”) to weight the indicated call options value determined under the binomial option pricing model to determine the fair value of the call options. The following table presents the assumptions used to value the call options for the year ended December 31, 2021:

Expected volatility	61.5%
Risk-free interest rate	0.2%
Remaining term	3.0 Years

Warrant Liability Related to Debt Facility:

As discussed further in Note 14, Debit and Credit Facility, in January 2021, the Company issued warrants contemporaneously with a debt facility that met the definition of a derivative under ASC 815. This warrant liability was initially recorded as a liability at fair value, with the offsetting entry recorded as a loan commitment fees asset. The derivative liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The gain related to the change in fair value of the warrant liability in the three months ended March 31, 2022, was $0.4 million, which is presented within changes in fair value of warrant liability in the condensed consolidated statements of operations. Immediately prior to the close of the Business Combination, all, or 1,664,394 of the vested warrants were exercised and net settled for 450,841 shares of Legacy Dave’s Class A Common Stock pursuant to the terms of the Business Combination.

A roll-forward of the Level 3 warrant liability is as follows (dollars in thousands):

Opening value at January 1, 2021	$—
Initial fair value at the original issuance date	106
Change in fair value during the year	3,620

Ending value at December 31, 2021	3,726
Change in fair value during the year	(361)
Exercise of warrant	(3,365)

Ending value at March 31, 2022	$—

18

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company used a PWERM to weight the indicated warrant liability value determined under the binomial option pricing model to determine the fair value of the warrant liability. The following table presents the assumptions used to value the warrant liability for the year ended December 31, 2021:

Expected volatility	57.0%
Risk-free interest rate	0.1-0.6%
Remaining term	0.0 - 1.5 Years

Note Payable:

As discussed in Note 12, Notes Payable, the Company has elected to measure the note payable at fair value using the fair value option of ASC 825-10. The Company identified an embedded derivative related to a convertible feature in its promissory note and in accordance with ASC 815-15-25-1 criterion (b), since the Company has elected to apply the fair value option to the debt embedded features will not be separated from the debt host. The note payable is carried on the Company’s unaudited condensed consolidated balance sheet as a current liability estimated at fair value with changes in fair value reflected in earnings. The Company recorded an unrealized gain of approximately $0.1 million related to the change in fair value of the promissory note for the three months ended March 31, 2022. Upon the Closing of the Business Combination, the promissory note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the note payable occurred immediately prior to the closing date of the Business Combination. Refer to Note 4, The Reverse Recapitalization and Related Transactions for further details on the closing of the note payable.

A roll-forward of the Level 3 promissory note is as follows (dollars in thousands):

Opening value at January 1, 2021	$—
Fair value at issuance	14,608
Change in fair value during the year	443

Ending value at December 31, 2021	15,051
Change in fair value during the year	(51)
Discharge of obligation through the issuance of Common Stock	(15,000)

Ending value at March 31, 2022	$—

Public Warrants:

As discussed further in Note 13, Warrant Liabilities, in January 2022, upon completion of the Business Combination, public warrants were automatically converted to warrants to purchase Common Stock of the Company. These public warrants met the definition of a derivative under ASC 815, and due to the terms of the warrants, were required to be liability classified. This warrant liability was initially recorded as a liability at fair value, with the offsetting entry recorded as a non-cash expense within the statement of operations. The derivative liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The loss related to the change in fair value of the public warrant liability in the three months ended March 31, 2022, was approximately $1.7 million, which is presented within changes in fair value of public warrant liability in the condensed consolidated statements of operations. A rollfoward table is not necessary here as these Level 1 public warrants have quoted prices in active markets for identical assets or liabilities.

19

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Private Warrants:

As discussed further in Note 13, Warrant Liabilities, in January 2022, upon completion of the Business Combination, private warrants were automatically converted to warrants to purchase Common Stock of the Company. These private warrants met the definition of a derivative under ASC 815, and due to the terms of the warrants, were required to be liability classified. This warrant liability was initially recorded as a liability at fair value, with the offsetting entry recorded as a non-cash expense within the statement of operations. The derivative liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The loss related to the change in fair value of the private warrant liability in the three months ended March 31, 2022, was approximately $2.8 million, which is presented within changes in fair value of private warrant liability in the condensed consolidated statements of operations.

A roll-forward of the Level 3 private warrant liability is as follows (dollars in thousands):

Opening value at January 1, 2022	$—
Initial fair value at the merger date	6,681
Change in fair value during the period	2,745

Ending value at March 31, 2022	$9,426

March 31, 2022
Exercise Price	$11.50
Expected Volatility	43.8%
Risk-free interest rate	2.4%
Remaining term	4.76 years
Dividend yield	0%

Earnout Shares Liability (Restated):

As discussed further in Note 4, The Reverse Recapitalization and Related Transactions, as part of the recapitalization, 1,586,037 shares of Class A Common Stock held by founders of VPCC are subject to forfeiture if the vesting condition is not met over the five year term following the Closing Date. These Earnout Shares were initially recorded as a liability at fair value of $9.7 million and subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The gain related to the change in fair value of the Earnout Shares liabilities in the three months ended March 31, 2022 was approximately $2.0 million which is presented within changes in fair value of earnout liabilities in the condensed consolidated statements of operations.

A roll-forward of the Level 3 Earnout Shares liabilities is as follows (dollars in thousands):

Opening value at January 1, 2022	$—
Initial fair value at the merger date	9,682
Change in fair value during the period	(2,040)

Ending value at March 31, 2022	$7,642

The Company used a Monte Carlo Simulation Method to determine the fair value of the Earnout Shares liabilities. The following table presents the assumptions used to value the Earnout Shares liability for the period ended March 31, 2022:

March 31, 2022
Exercise Price	$11.50
Expected volatility	45.0%
Risk-free interest rate	2.4%
Remaining term	3.18 years
Dividend yield	0%

There were no other assets or liabilities that were required to be measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021.

Fair Value of Common Stock

Up until the Closing of the Business Combination in which the Company became publicly traded on Nasdaq, the Company was required to estimate the fair value of the Common Stock underlying the Company’s share-based awards. The fair value of the Common Stock underlying the Company’s stock-based awards was determined, in each case, based on a valuation model as discussed further below, and was approved by the Company’s Board of Directors. The Company’s Board of Directors intends all stock options granted to be exercisable at a price per share not less than the fair value per share of the ordinary share underlying those stock options on the date of grant.

In the absence of a public market for the Common Stock prior to the date of the Business Combination, the valuation of the Common Stock was determined using a market approach, income approach, and subject company transaction method. The allocation of equity value was determined using the option pricing method. The valuation was performed in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The Company considered various objective and subjective factors to determine the fair value of its Common Stock as of each grant date, including:

•	Historical financial performance;

•	The Company’s business strategy;

•	Industry information, such as external market conditions and trends;

•	Lack of marketability of the Common Stock;

•

Likelihood of achieving a liquidity event, such as an initial public offering, special-purpose acquisition company (“SPAC”) merger, or strategic sale given prevailing market conditions and the nature and history of the Company’s business;

20

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

•	Prices, privileges, powers, preferences, and rights of the convertible preferred stock relative to those of the Common Stock;

•	Forecasted cash flow projections for the Company;

•	Publicly traded price of the SPAC;

•	Primary preferred stock financings and secondary common stock transactions of the Company’s equity securities;

•	Lack of marketability/illiquidity of the common stock underlying the Company’s stock-based awards involving securities in a private company; and

•	Macroeconomic conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. The probability of a liquidity event and the derived discount rate are significant assumptions used to estimate the fair value of the Common Stock. If the Company had used different assumptions or estimates, the fair value of the Common Stock and the Company’s stock-based compensation expense could have been materially different.

During 2019 and 2020, the Company’s estimated fair value of its Common Stock remained relatively consistent, fluctuating between $0.935 per share as of August 5, 2019 (“August 2019 Valuation”), and $0.981 per share as of August 30, 2020 (“August 2020 Valuation”). The August 2019 Valuation and August 2020 Valuation utilized the income and market approaches in estimating the fair value.

The fair value of the Company’s common stock was estimated to be $0.935 per share as of August 5, 2019 (“August 2019 Valuation”) and $0.981 per share as of August 30, 2020 (“August 2020 Valuation”). In 2021, the Company’s management team first contemplated a SPAC Transaction, which was incorporated in the June 7, 2021 valuation that resulted in a fair value for Dave’s common stock of $8.67 per share (“June 2021 Valuation”). The SPAC Transaction was considered in the subsequent valuation performed as of October 6, 2021 that resulted in a fair value for Dave’s common stock of $10.80 per share (“October 2021 Valuation”).

The August 2019 Valuation and August 2020 Valuations were completed prior to the contemplation of the Business Combination, and at the time of these valuations management did not expect a near-term exit. The August 2019 Valuation was performed at the time of the close of Dave’s Series B-1 and B-2 preferred equity financings (“Series B Financing”). Since no near-term exit was expected, the August 2019 Valuation was performed using the market approach, specifically the subject company transaction method was performed using a single option pricing model (“OPM”) as the allocation method. As a result, the fair value of the Company’s common stock was inferred from the Series B Financing. The August 2020 Valuation was performed using the market approach, specifically the guideline public company method (“GPCM”) and used a single OPM as the allocation methodology. The GPCM was performed by first considering the Series B Financing’s implied revenue multiple from the August 2019 valuation report, and then was adjusted based on changes in the guideline public company’s multiples since the Series B Financing occurred, with consideration for adjustments based on the Company’s comparative operational performance between the periods.

The June 2021 Valuation and October 2021 Valuation both used the hybrid method, wherein a PWERM incorporated an expected near-term SPAC exit scenario as well as an OPM. The OPM was used to model the value of common stock in a delayed exit/stay private scenario. Total equity values for each scenario management identified were estimated as of the measurement date. The delayed exit/stay private scenario total equity value was estimated using the discounted cash flow method under the income approach and the GPCM under the market approach. The total equity value in the SPAC Transaction scenario included in the June 2021 Valuation was determined based on the expected Business Combination pre-money valuation. The common stock price per share in the SPAC Transaction scenario included in the October 2021 Valuation was determined based on the publicly traded price of the SPAC as of the valuation date. Management’s estimated probability for each scenario occurring at each valuation date was applied to the respective scenario’s indicated common stock value to arrive at the estimated fair value of common stock.

21

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The increase in the fair value of the Company’s common stock between the August 2019 and August 2020 Valuations, and the June 2021 Valuation and the October 2021 Valuation was predominantly due to the Company’s progress towards completing the Business Combination that was not known or knowable at the earlier valuation dates. As previously discussed, the August 2019 Valuation utilized the Series B financing to determine the value of common stock in a single OPM. The August 2020 Valuation relied upon the GPCM with valuation multiples selected considering the implied multiples at the time of the Series B Financing, with appropriate adjustments to the multiples to account for changes in the Company’s financial and operational performance as well as to reflect changes in the guideline public companies’ multiples and comparative performance, from the close of the Series B financing to the August 2020 valuation date. In early 2021, the Company first contemplated a SPAC Transaction and began taking the necessary steps to prepare for a business combination with VPCC. The necessary steps undertaken to prepare for the Business Combination included meeting with VPCC and investment bankers, discussing timing expectations, and negotiating the preliminary letter of intent with VPCC. As ongoing negotiations related to the Business Combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of Dave’s equity as of the June 2021 Valuation took into consideration the indicated equity value implied by the negotiations as well as the uncertainty inherent in the future key milestones including execution of the Business Combination Agreement and VPCC’s shareholder vote. Similarly, the increase in the common stock value to $10.80 per share in the October 2021 Valuation resulted primarily from an increase in the probability of the near-term SPAC Transaction closing and an increase in the value of common stock in that scenario due to the passage of time and an increase in the SPAC’s publicly traded price as compared to the SPAC Transaction’s negotiated pre-money valuation. As a result, the increase in Dave’s common stock fair value between the valuation dates resulted directly from both the increase in the pre-money valuation and acceleration of the timing of an exit, from the Series B Financing to the Business Combination.

Concentration of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, principally consist of cash and cash equivalents, restricted cash, Member cash advances, and accounts receivable. The Company’s cash and cash equivalents and restricted cash in excess of the Federal Deposit Insurance Corporation (“FDIC”) insured limits were approximately $23.5 million at March 31, 2022 and $31.9 million at December 31, 2021, respectively. The Company’s payment processors also collect cash on the Company’s behalf and will hold these cash balances temporarily until they are settled the next business day. Also, the Company does not believe its marketable securities are exposed to any significant credit risk due to the quality and nature of the securities in which the money is held. Pursuant to the Company’s internal investment policy, investments must be rated A-1/P-1 or better by Standard and Poor’s Rating Service and Moody’s Investors Service at the time of purchase.

No Member individually exceeded 10% or more of the Company’s Member cash advances balances as of December 31, 2021 and 2020.

Leases

ASC 842, Leases (“ASC 842”) requires lessees to recognize most leases on the consolidated balance sheet with a corresponding right-of-use asset. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of fixed lease payments over the lease term. Leases are classified as financing or operating which will drive the expense recognition pattern. Lease payments on short-term leases are recognized as expense on a straight-line basis over the lease term.

The Company leases office space under three separate leases, all of which are considered operating leases. One lease includes the option to renew and the exercise of the renewal option is at the Company’s sole discretion. Options to extend or terminate a lease are considered as part of calculating the lease term to the extent that the option is reasonably certain of exercise. The leases do not include the options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Covenants imposed by the leases include letters of credit required to be obtained by the lessee.

The incremental borrowing rate (“IBR”) represents the rate of interest the Company would expect to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. When determinable, the Company uses the rate implicit in the lease to determine the present value of lease payments. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments.

Loans to Stockholders

In 2019, the Company entered into loan, pledge, and option agreements with various employees, who are also stockholders, to provide those employees cash in exchange for non-recourse promissory notes and call options, which allow the Company to acquire shares held by these stockholders. Following ASC 310, the Company recorded the note as a reduction to shareholders’ equity and will do so until it is repaid, or the associated call option is exercised and the Company reacquires the collateralized shares. Interest earned and accrued on the notes also increases this contra-equity account balance. Upon consummation of the Business Combination in January 2022, all of the call options related to the Loans to Stockholders were exercised and the related loans were settled.

Stock-Based Compensation

Stock Option Awards:

ASC 718, Compensation-Stock Compensation (“ASC 718”), requires the estimate of the fair value of all stock-based payments to employees, including grants of stock options, to be recognized in the statement of operations over the requisite service period. Under ASC 718, employee option grants are generally valued at the grant date and those valuations do not change once they have been established. The fair value of each option award is estimated on the grant date using the Black-Scholes Option Pricing Model. As allowed by ASC 718, the Company’s estimate of expected volatility is based on its peer company average volatilities, including industry, stage of life cycle, size, and financial leverage. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant valuation. The Company recognizes forfeitures as they occur.

Restricted Stock Awards:

Restricted stock awards (“RSAs”) are valued on the grant date and the fair value of the RSAs is equal to the estimated fair value of the Company’s Common Stock on the grant date. This compensation cost is recognized over the requisite service period. When the requisite service period begins prior to the grant date (because the service inception date occurs prior to the grant date), the Company is required to begin recognizing compensation cost before there is a measurement date (i.e., the grant date). The service inception date is the beginning of the requisite service period. If the service inception date precedes the grant date, accrual of compensation cost for periods before the grant date shall be based on the fair value of the award at the reporting date. In the period in which the grant is approved, cumulative compensation cost is adjusted to reflect the cumulative effect of the compensation cost based on fair value at the grant date rather than the service inception date. The Company recognizes forfeitures as they occur.

RSAs Issued to Non-Employees:

The Company issues shares of restricted stock to consultants for various advisory and consulting-related services. The Company recognized this expense, measured as the estimated value of the shares issued, as a component of stock-based compensation expense, presented within compensation and benefits in the consolidated statements of operations.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the three months ended March 31, 2022 and 2021, was approximately $12.2 million and $14.0 million, respectively, and is presented within advertising and marketing in the condensed consolidated statements of operations.

Income Taxes

The Company follows ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more-likely-than-not that the asset will not be realized.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded. The Company has estimated approximately $0.5 million of uncertain tax positions as of both March 31, 2022 and December 31, 2021, related to state income taxes and research tax credits.

22

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company’s policy is to recognize interest expense and penalties accrued on any unrecognized tax benefits as a component of income tax expense within the statement of operations. The Company recognized approximately $0.001 million and $0.002 million of interest expense and penalties as a component of income tax expense during the three months ended March 31, 2022 and 2021, respectively. There was approximately $0.008 million and $0.007 million of accrued interest expense and penalties as of March 31, 2022 and December 31, 2021, respectively.

Segment Information

The Company determines its operating segments based on how its chief operating decision makers manage operations, make operating decisions, and evaluate operating performance. The Company has determined that the Chief Operating Decision Maker (“CODM”) is a joint role shared by the Chief Executive Officer and Chief Financial Officer. Based upon the way the CODM reviews financial information and makes operating decisions and considering that the CODM reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance, the service-based and transaction-based operations constitute a single operating segment and one reportable segment.

Net (Loss) Income Per Share Attributable to Stockholders

The Company has two classes of participating securities (Class A Common Stock and Class V Common Stock) issued and outstanding as of March 31, 2022.

Prior to the consummation of the Business Combination, the Company had five classes of participating securities (Series A preferred stock, par value $0.000001 per share (“Series A Preferred Shares”), Series B-1 preferred stock, par value $0.000001 per share (“Series B-1 Preferred Shares”), and Series B-2 preferred stock, par value $0.000001 per share (“Series B-2 Preferred Shares”) and, together with the Series A Preferred Shares and the Series B-1 Preferred Shares, the “Preferred Stock”), unvested Restricted Stock Awards (“RSA”) and early exercised stock options) issued and outstanding as of March 31, 2022 and 2021. The Company used the two-class method to compute net (loss) income per common share, because it had issued multiple classes of participating securities. The two-class method requires earnings for the period to be allocated between multiple classes of participating securities based upon their respective rights to receive distributed and undistributed earnings. The Company used the two-class method to compute net (loss) income per common share. Losses are not attributed to participating securities as holders of Preferred Stock, unvested RSAs, and early exercise stock options are not contractually obligated to share in the Company’s losses.

Basic net (loss) income attributable to holders of Common Stock per share is calculated by dividing net (loss) income attributable to holders of Common Stock by the weighted-average number of shares outstanding, excluding shares issued in relation to unvested RSAs and vested early exercise options funded by non-recourse notes (refer to Note 19 Related-Party Transactions for further details on the Company’s Loans to Stockholders).

Diluted net (loss) income per share attributable to holders of Common Stock adjusts the basic net (loss) income per share attributable to stockholders and the weighted-average number of shares outstanding for the potentially dilutive impact of stock options, warrants, and restricted stock using the treasury stock method and convertible preferred stock using the as-if-converted method.

23

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The following table sets forth the computation of the Company’s basic and diluted net (loss) income per share attributable to holders of Common Stock (in thousands, except share data):

	For the Three Months Ended March 31,
	2022	2021
Numerator
Net (loss) income	$(32,795)	$3,952
Less: noncumulative dividend to convertible preferred stockholders	—	(3,952)
Less: undistributed earnings to participating securities	—	—

Net (loss) income attributed to common stockholders—basic	(32,795)	—
Add: undistributed earnings reallocated to common stockholders	—	—

Net (loss) income attributed to common stockholders—diluted	$(32,795)	$—
Denominator
Weighted-average shares of common stock—basic	360,326,205	133,243,614
Dilutive effect of convertible preferred stock		185,833,546
Dilutive effect of equity incentive awards	—	21,833,189

Weighted-average shares of common stock—diluted	360,326,205	340,910,349
Net (loss) income per share
Basic	$(0.09)	$—
Diluted	$(0.09)	$—

The following potentially dilutive shares were excluded from the computation of diluted net (loss) income per share for the periods presented because including them would have been antidilutive:

	For the Three Months Ended March 31,
	2022	2021
Equity incentive awards	58,275	—
Convertible debt	10,000,000	—
Convertible preferred stock	—	18,048,635
Series B-1 warrants	—	2,333,122

Total	10,058,275	20,381,757

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted:

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. Subsequent to the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for public companies for the fiscal year beginning after December 15, 2019. In February 2020, the FASB issued an amendment providing a description of the measurement process for current expected credit losses. Early adoption is permitted. The Company plans to adopt the standard on January 1, 2023, provided it remains an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial statements and related disclosures.

24

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for accounting for contracts, hedging relationships, and other transactions affected by reference rate reform, if certain criteria are met. The provisions of this standard are available for election for all companies through December 31, 2022. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncements:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. The amendments in ASU 2019-12 remove certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of U.S. GAAP. This ASU is effective for public companies for annual periods beginning after December 15, 2020. Early adoption is permitted. The Company adopted the standard effective January 1, 2022. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. In addition, the amendments in the ASU 2020-06 also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied in order to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments in ASU 2020-06 are effective for public companies for fiscal years beginning after December 15, 2021. The Company adopted the standard effective January 1, 2022 on a modified retrospective approach. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements (“Codification”). The update provides incremental improvements on various topics in the Codification to provide clarification, correct errors in, and simplification on a variety of topics. Among other things, the guidance includes presentation disclosures for the amount of income tax expense or benefit related to other comprehensive income. The amendments are effective for public entities in fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the standard effective January 1, 2021. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. The amendments in this update are effective for all companies for annual periods beginning after December 15, 2021. The Company adopted the standard effective January 1, 2022. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

25

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 4 The Reverse Recapitalization and Related Transactions

On the Closing Date, the Company consummated the previously announced mergers contemplated by the Business Combination Agreement. In connection with the closing of the Business Combination, the Company changed the name from “VPC Impact Acquisition Holdings III, Inc.” to “Dave Inc.,” and the Surviving Entity operates under the name “Dave Operating LLC.”

Upon the consummation of the Business Combination, in accordance with the terms and conditions of the Business Combination Agreement, all issued and outstanding Legacy Dave common stock was converted into shares of Common Stock at the Exchange Ratio. At closing, VPCC transaction costs of $22.6 million were paid, which reduced the proceeds from VPCC and reduced APIC. Additionally, $5.1 million of the costs were capitalized and included within deferred issuance costs in the consolidated balance sheet for the years ended December 31, 2021, and reduced APIC at closing. The remaining $7.5 million in transaction costs were accrued for at closing. Upon closing the Business Combination, Legacy Dave received $7.0 million in cash proceeds after transactions costs of $22.6 million were paid and released from VPCC’ trust account, net of redemptions of $224.2 million. At closing, each non-redeemed outstanding share of Legacy Dave Class A common stock was converted into one share of Class A Common Stock.

Upon consummation of the Business Combination, the shares of Legacy Dave held by Legacy Dave shareholders converted into 342,638,866 shares of Common Stock, including 294,188,227 shares of Class A Common Stock and 48,450,639 shares of Class V Common Stock.

While the legal acquirer in the Business Combination was VPCC, for accounting and financial reporting purposes under U.S. GAAP, Legacy Dave is the accounting acquirer and the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Legacy Dave in many respects. Under this method of accounting, VPCC was treated as the “acquired” company. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Dave became the historical consolidated financial statements of Dave, and VPCC’s assets and liabilities were consolidated with Legacy Dave’s on the Closing Date. Operations prior to the Business Combination are presented as those of Dave in reports subsequent to the Closing Date. The net assets of VPCC were recognized at their carrying value immediately prior to the closing with no goodwill or other intangible assets recorded and were as follows, net of transaction costs (in millions):

Cash	$202.0
Other assets	0.7
Accrued expenses	(0.2)
Warrant liability - public	(7.6)
Warrant liability - private	(6.7)
Earnout liabilities (Restated)	(9.7)

Net assets acquired	$178.5

Additionally, as part of the recapitalization, 5,392,528 shares of VPCC Class A common stock held by founders of VPCC (the “Founder Holders”) were exchanged with 5,392,528 shares of Dave Class A Common Stock; 1,586,037 (or “Founder Holder Earnout Shares”) of which will be subject to forfeiture if the vesting condition is not met over the five year term following the Closing Date as follows:

26

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Sixty percent (60%) of the Founder Holder Earnout Shares (951,622 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event I, which is defined as the first date on which the Common Share Price is equal to or greater than twelve dollars and fifty cents ($12.50) after the Closing Date, but within the Earnout Period (as defined in the Business Combination Agreement); provided, that

(i)

in the event of a change of control pursuant to which Dave Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least twelve dollars and fifty cents ($12.50) to each share of Class A Common Stock (as agreed in good faith by the Sponsor and the Board), then Triggering Event I shall be deemed to have occurred and;

(ii)

in the event that, and as often as, the number of outstanding shares of Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price (as defined in the Business Combination Agreement) threshold (i.e., twelve dollars and fifty cents ($12.50)) will, for all purposes of the Business Combination Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change; and

The remaining Founder Holder Earnout Shares (634,415 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event II, which is defined as the first date on which the Common Share Price is equal to or greater than fifteen dollars ($15.00) after the Closing Date, but within the Earnout Period; provided that

(iii)

in the event of a change of control pursuant to which Dave Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least fifteen dollars ($15.00) to each share of Class A Common Stock (as agreed in good faith by Sponsor and the Board), then Triggering Event II shall be deemed to have occurred and;

(iv)

in the event that, and as often as, the number of outstanding shares of Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price threshold (i.e., fifteen dollars ($15.00)) will, for all purposes of the Business Combination Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change.

The Founder Holder Earnout Shares were recognized at fair value upon the closing of the Business Combination and classified as a liability. The issuance of the Founder Holder Earnout Shares will be recorded as a liability at fair value with the offsetting amount recorded within additional-paid-in-capital (“APIC”) because the Business Combination is accounted for as a reverse recapitalization. The Founder Holder Earnout Shares will be remeasured to fair value at each reporting period end with changes in fair value recorded in the Statements of Operation.

Pursuant to the terms of the Business Combination Agreement, all of the issued and outstanding Series A, Series B-1 and Series B-2 redeemable convertible preferred stock and series A redeemable convertible preferred stock converted into 204,657,950 shares of Legacy Dave common stock immediately prior to the Business Combination. Then, as of the closing of the Business Combination, all outstanding shares of Legacy Dave common stock converted into 342,638,866 shares of Class A Common Stock and Class V Common Stock. Additionally, each of Legacy Dave options and warrants that were outstanding immediately prior to the closing of the Business Combination remained outstanding and converted into options and warrants for Dave Class A and Class V Common Stock equal to the number of the Company’s common stock, subject to such options or warrants, multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio, with the aggregate amount of shares of Class A Common Stock and Class V Common Stock issuable upon exercise of such options and warrants to be 32,078,481.

Concurrently with the execution of the Business Combination Agreement, VPCC entered into Subscription Agreements (the “Subscription Agreement”) with certain investors (the “Subscription Investors”) pursuant to which the Subscription Investors agreed to purchase, and the Company agreed to sell to the Subscription Investors, an aggregate of 21,000,000 shares of the Class A Common Stock for a purchase price of $10 per share, or an aggregate of $210

27

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

million in gross cash proceeds (the “PIPE Financing”). On August 17, 2021 Alameda Research, a Subscription Investor agreed to pre-fund its obligation under the original Subscription Agreement to subscribe for 1,500,000 shares of Class A Common Stock for $15.0 million of the aggregate PIPE Financing subscription amount. On August 17, 2021, Legacy Dave issued a promissory note with a principal amount of $15.0 million to Alameda Research and amended the Subscription Agreement to satisfy Alameda Research’s obligation to pay the $15.0 million purchase price under the Alameda Subscription Agreement by way of a full discharge of Legacy Dave’s obligations to pay the principal under the promissory note. Upon the closing of the Business Combination, the promissory note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the private placement occurred immediately prior to the closing date.

The number of shares of Common Stock issued immediately following the consummation of the Business Combination were as follows:

	Class A	Class V
Common stock outstanding on December 31, 2021	92,436,304	48,450,639
Common stock activity between December 31, 2021 and January 5, 2022
Exercise of derivative asset and paydown of stockholder loans	(6,014,250)	—
Issuance of Class A common stock for stock option exercises	2,630,557	—
Repurchase of Class A common stock	(198,505)	—

Common stock outstanding prior to the Business Combination	88,854,106	48,450,639
Conversion of preferred stock to Class A common stock	204,657,950	—
Common stock attributable to VPCC	2,958,831	—

Adjustment related to Reverse Recapitalization*	207,616,781	—
Founder Holder shares (Restated)	3,806,491	—
Conversion of 2019 convertible notes and accrued interest to Class A common stock	225,330	—
Exercise of Series B-1 preferred stock warrants, net of settlement	450,841	—
Issuance of Class A common stock pursuant to the PIPE financing	21,000,000	—

Total shares of common stock as of closing of Business Combination and related transactions	321,953,549	48,450,639

* The corresponding adjustment to APIC related to the reverse recapitalization was comprised of (i) $178.5 million which represents the fair value of the consideration transferred in the Business Combination, less the excess of the fair value of the shares issued over the value of the net monetary assets of VPCC, net of transaction costs and (ii) $72.2 million which represents the conversion of the convertible preferred stock into Dave Class A Common Stock.

There were 32,078,481 New Dave options outstanding immediately after the Business Combination.

Following the Business Combination, New Dave warrants to purchase 11,444,235 shares of Class A common stock, consisting of (i) 6,344,131 public warrants listed on the Nasdaq and (ii) 5,100,214 private warrants, each with an exercise price of $11.50 per share, remained outstanding.

28

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 5 Marketable Securities

Below is a detail of marketable securities (in thousands):

	March 31, 2022	December 31, 2021
Marketable securities	$278,265	$8,226

Total	$278,265	$8,226

The Company’s marketable securities consisted of investments in a money market mutual fund. At March 31, 2022 and December 31, 2021, the money market instruments were comprised of primarily certificates of deposit and financial company/asset backed commercial paper. At March 31, 2022, the investment portfolio had a weighted-average maturity of 16 days. The fund is publicly traded with a ticker symbol SSPXX and the money market instruments were measured at fair market value at March 31, 2022. At December 31, 2021, the investment portfolio had a weighted-average maturity of 46 days. The fund is publicly traded with a ticker symbol SPPXX and the money market instruments were measured at fair market value at December 31, 2021. Proceeds from sales and purchases of marketable securities during the three months ended March 31, 2022, were approximately $32.0 million and $302.1 million, respectively. Proceeds from sales and purchases of marketable securities during the three months ended March 31, 2021, were approximately $3.9 million and $0.002 million, respectively. The amount of loss recorded in connection with the investment in marketable securities for the three months ended March 31, 2022, was approximately $0.076 million and was recorded as a component of interest expense in the condensed consolidated statements of operations. The amount of gain recorded in connection with the investment in marketable securities for the three months ended March 31, 2022, was approximately $0.002 million and was recorded as a component of interest income in the condensed consolidated statements of operations.

Note 6 Member Cash Advances, Net

Below is a detail of Member cash advances, net as of March 31, 2022 (in thousands):

Days From Origination	Gross Member Advances	Allowance for Unrecoverable Advances	Member Advances, Net
1-10	$48,659	$(1,658)	$47,001
11-30	14,400	(3,812)	10,588
31-60	5,715	(3,554)	2,161
61-90	5,438	(4,086)	1,352
91-120	3,941	(3,230)	711

Total	$78,153	$(16,340)	$61,813

Below is a detail of Member cash advances, net as of December 31, 2021 (in thousands):

Days From Origination	Gross Member Advances	Allowance for Unrecoverable Advances	Member Advances, Net
1-10	$39,910	$(1,313)	$38,597
11-30	8,111	(2,084)	6,027
31-60	4,781	(2,652)	2,129
61-90	3,986	(2,735)	1,251
91-120	4,220	(3,211)	1,009

Total	$61,008	$(11,995)	$49,013

Member advances, net, represent outstanding advances, tips, and processing fees, net of direct origination costs, less an allowance for unrecoverable advances.

The roll-forward of the allowance for unrecoverable advances is as follows (dollars in thousands):

Opening allowance balance at January 1, 2022	$11,995
Plus: provision for unrecoverable advances	13,785
Less: amounts written-off	(9,440)

Ending allowance balance at March 31, 2022	$16,340

Opening allowance balance at January 1. 2021	$12,580
Plus: provision for unrecoverable advances	3,538
Less: amounts written-off	(7,675)

Ending allowance balance at March 31, 2021	$8,443

Note 7 Property and Equipment, net

Property and Equipment, Net consisted of the following (dollars in thousands):

	March 31, 2022	December 31, 2021
Computer equipment	$916	$664
Leasehold improvements	384	384
Furniture and fixtures	14	14

Total property and equipment	1,314	1,062
Less: accumulated depreciation	(465)	(377)

Property and equipment, net	$849	$685

Depreciation expense for the three months ended March 31, 2022 and 2021, was approximately $0.04 million and $0.09 million, respectively. As of March 31, 2022 the Company had no outstanding commitments for the purchase of property and equipment and as of December 31, 2021, the Company had outstanding commitments for the purchase of property and equipment totaling approximately $0.03 million.

Note 8 Intangible Assets, Net

The Company’s Intangible assets, net consisted of the following (in thousands):

	March 31, 2022				December 31, 2021
	Weighted Average Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Internally developed software	3.0 Years	$15,367	$(6,357)	$9,010	$13,109	$(5,342)	$7,767
Domain name	15.0 Years	121	(41)	80	121	(39)	82

Intangible assets, net		$15,488	$(6,398)	$9,090	$13,230	$(5,381)	$7,849

The future estimated amortization expenses as of March 31, 2022, were as follows (in thousands):

2022 (remaining)	$3,269
2023	3,604
2024	2,034
2025	133
2026	8
Thereafter	42

Total future amortization	$9,090

Amortization expense for the three months ended March 31, 2022 and 2021, was approximately $1.0 million and $0.6 million, respectively. No impairment charges were recognized related to long-lived assets for the three months ended March 31, 2022 and 2021.

Note 9 Accrued Expenses

Accrued expenses consisted of the following (dollars in thousands):

	March 31, 2022	December 31, 2021
Accrued charitable contributions	5,868	$7,164
Accrued compensation	2,282	1,522
Sales tax payable	1,088	1,208
Accrued professional and program fees	1,494	2,163
Other	877	988

Total	$11,609	$13,045

29

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Accrued charitable contributions include amounts the Company has pledged related to charitable meal donations. The Company uses a portion of tips received to make a charitable cash donation to third parties who use the funds to provide meals to those in need. For the three month periods ended March 31, 2022 and 2021, the Company pledged approximately $1.0 million (unaudited) and $1.2 million (unaudited) related to charitable donations, respectively. These costs are expensed as incurred and are presented within other general and administrative expenses in the condensed consolidated statements of operations.

Accrued compensation includes accrued bonuses and one half of the portion of employer Social Security payroll taxes deferred under the CARES Act. Other accrued expenses include accrued professional fees, legal fees, and accrued banking and program fees.

Note 10 Line of Credit

In November 2017, the Company entered into a line of credit agreement with UBS (the “UBS Agreement”). Issuance costs related to this transaction were not significant. There is no stated maturity date, there are no financial covenants and the amount of line of credit is solely dependent upon the total amount of assets the Company holds with UBS at any given point. During 2021, the Company repaid $3.9 million and the UBS Agreement was terminated in March 2021.

Note 11 Convertible Note Payable

On March 21, 2022, the Company entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., (the “Purchaser”) owner of FTX US (“FTX”), providing for the purchase and sale of a Convertible Note in the initial principal amount of $100.0 million (the “Note”). The Note bears interest at a rate of 3.00% per year (compounded semiannually), payable semi-annually in arrears on June 30th and December 31st of each year. Interest may be paid in-kind or in cash, at the Company’s option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the Note (the “Issuance Date”), the Company will pay the Purchaser the sum of (i) the outstanding principal amount of the Note, plus (ii) all accrued but unpaid interest thereon, plus (iii) all expenses incurred by the Purchaser (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the Note in whole.

During the term of the Note, the Note will be convertible into shares of the Company’s Class A Common Stock, at the option of the Purchaser, upon delivery on one or more occasions of a written notice to the Company electing to convert the Note or all of any portion of the outstanding principal amount of the Note. The initial conversion price of the Note is $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Beginning on the twenty-four-month anniversary of the Issuance Date continuing until the Maturity Date, if the closing price of the Common Stock equals or exceeds 175% of the Conversion Price for 20 out of the 30 consecutive trading days ending immediately preceding the delivery of the notice of the Company’s election to convert the Note, the Note will be convertible into shares of Common Stock at the option of the Company, upon delivery of a written notice to the Purchaser electing to convert the Note or all or any portion of the outstanding principal amount of the Note.

At any time prior to the Maturity Date, the Company may, in its sole discretion and upon delivery of a written notice to the Purchaser electing to prepay the Note, prepay the Note without penalty by paying the Purchaser 100% of the Redemption Price. Once the Redemption Price has been delivered to the Purchaser, the Note will be cancelled and retired.

30

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 12 Note Payable

In August 2021, VPCC entered into an amendment to the private investment in public equity (“PIPE”) subscription agreement (“PIPE Amendment”) it previously entered into with Alameda Research Ventures LLC (“Alameda Research”) in connection with the proposed business combination with the Company (refer to Note 1, Organization and Nature of Business). The PIPE Amendment called for a $15.0 million pre-funding, which was facilitated through the issuance of an unsecured promissory note by the Company to Alameda Research during November 2021. The Company’s obligations to repay the principal amount of the promissory note were discharged through the issuance of 1.5 million shares of VPCC to Alameda Research at the closing of the Business Combination. The promissory note bore an interest rate of the applicable short-term federal rate and was due at the earlier of (i) the one-year anniversary of the promissory note or (ii) an event of default.

The Company has elected to measure the note payable debt instrument at fair value using the fair value option of ASC 825-10. The Company determined that the feature to settle the promissory note with shares at the closing of the Business Combination was a contingently exercisable share settled put option that represented an embedded derivative instrument that required bifurcation from the host promissory note. Additionally, the feature to redeem the promissory note upon a default event was a contingently exercisable call option and represented an embedded derivative instrument that required bifurcation from the host promissory note. However, in accordance with ASC 815-15-25-1 criterion (b), since the Company has elected to apply the fair value option to the debt, the embedded features will not be separated from the debt host. The fair value of the Promissory Note was $0 million (unaudited) and $15.0 million as of March 31, 2022 and December 31, 2021, respectively. Upon the closing of the Business Combination, the promissory note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the note payable occurred immediately prior to the closing date of the Business Combination. Refer to Note 4, The Reverse Recapitalization and Related Transactions for further details on the closing of the note payable.

Note 13 Warrant Liabilities

As of March 31, 2022, there were 6,344,021 public warrants (“Public Warrants”) outstanding and 5,100,214 private placement warrants (“Private Warrants”) outstanding. The Company determined the warrants do not meet the conditions for equity classification in accordance with ASC 815-40. The Company recorded the Public Warrants and Private Warrants on the condensed consolidated balance sheet as warrant liabilities measured at fair value, with subsequent changes in the fair value of the warrant recorded in the statement of operations as change in fair value of warrants in other income (expense). Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants were issued upon separation of the units into their component parts upon the closing of the Business Combination and only whole Public Warrants trade. The Public Warrants are exercisable, provided that the Company continues to have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).

The Company filed a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and the Private Warrants. If the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants and the Private Warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Redemption of Public Warrants when the price per share of Class A Common Stock equals or exceeds $18.00:—Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•

upon a minimum of 30 days’ prior written notice of redemption; and if, and only if, the closing price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

31

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company will not redeem the Public Warrants as described above unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period.

Redemption of Public Warrants for when the price per share of Class A Common Stock equals or exceeds $10.00: —Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A Common Stock; and

•

if, and only if, the closing price of Class A Common Stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

The Private Warrants are identical to the Public Warrants, except that the Private Placement Warrants will be non-redeemable so long as they are held by VPC Impact Acquisition Holdings Sponsor III, LLC, which was the sponsor of VPCC and an affiliate of certain of VPCC’s officers and directors prior to the Business Combination, (the “Sponsor”) or its permitted transferees. If the Private Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Contemporaneously with the execution of the Debt Facility, the Company issued warrants to the Lenders as consideration for entering into the Debt Facility, representing a loan commitment fee. The warrants vest and become exercisable based on the Company’s aggregated draw on the Debt Facility in incremental $10.0 million tranches and terminate upon the earliest to occur of (i) the fifth anniversary of the occurrence of a qualified financing event and (ii) the consummation of a liquidity event. The holders of the warrants have the ability to exercise their right to acquire a number of common shares equal to 0.2% of the fully diluted equity of the Company as of the closing date (“Equity Closing Date”) of the Company’s next equity financing with proceeds of at least $40.0 million (“Qualified Financing Event”) or immediately prior to the consummation of a liquidity event. The exercise price of the warrants is the greater of (i) 80% of the fair market value of each share of Common Stock at the Equity Closing Date and (ii) $3.752050 per share, subject to certain down-round adjustments. The warrants meet the definition of a derivative under ASC 815 and will be accounted for as a liability at fair value and subsequently remeasured to fair value at the end of each reporting period with the changes in fair value recorded in the condensed consolidated statement of operations. The initial offsetting entry to the warrant liability was an asset recorded to reflect the loan commitment fee. The loan commitment fee asset will be amortized to interest expense over the commitment period of four years. The Company estimated the fair value of the warrants at the issuance date to be $0.1 million using the Black-Scholes option-pricing model. Determining the fair value of these warrants under this model requires subjective assumptions. These estimates involve inherent uncertainties and the application of management’s judgment.

Immediately prior to the close of the Business Combination, all, or 1,664,394 of the vested warrants were exercised and net settled for 450,841 shares of Legacy Dave’s Class A Common Stock after applying an exchange ratio of 1.354387513 pursuant to the terms of the Business Combination.

Note 14 Debt and Credit Facility

In January 2021, Dave OD Funding I, LLC (“Borrower”) entered into a Senior Secured Loan Facility (the “Debt Facility”) with Victory Park Management, LLC (“Agent”), allowing the Borrower to draw up to $100 million from various lenders associated with Victory Park Management, LLC (the “Lenders”). The Debt Facility has an interest rate of 6.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. Interest is payable monthly in arrears. The Debt Facility has certain financial covenants, including a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance of $10.0 million and as of March 31, 2022, the Company was in compliance with all covenants. Payments of the loan draws are due at the following dates: (i) within five business days after the date of receipt by the Borrower and the Company (“Credit Party”) or any of their subsidiaries of any net cash proceeds in excess of $250 thousand in the aggregate during any fiscal year from any asset sales (other than certain permitted dispositions), the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (ii) within five business days after the date of receipt by any Credit Party or any of their subsidiaries, or the Agent as

32

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

loss payee, of any net cash proceeds from any destruction or taking, the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (iii) within three business days after the date of receipt by any Credit Party or any of their subsidiaries of any net cash proceeds from the incurrence of any indebtedness of any Credit Party or any of their subsidiaries (other than with respect to permitted indebtedness), the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; and (iv) (a) if extraordinary receipts are received by any Credit Party in the aggregate amount in any fiscal year in excess of $250 thousand or (b) if an event of default has occurred and is continuing at any time when any extraordinary receipts are received by any Credit Party, then within five business days of the receipt by any Credit Party of any such extraordinary receipts, the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to (x) 100% of such extraordinary receipts in excess of $250 thousand in respect of clause (a) above and (y) 100% of such extraordinary receipts in respect of clause (b) above. As of March 31, 2022 and December 31, 2021, respectively, the Company had drawn $35 million (unaudited) on the Debt Facility and has made no repayments.

In November 2021, Dave OD entered into an amendment of the Debt Facility which added a $20 million credit line (as amended, the “Credit Facility”) which has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. As of March 31, 2022 and December 31, 2021, respectively, the Company has drawn $20 million (unaudited) on the Credit Facility and has made no repayments.

Note 15 Commitments and Contingencies

Litigation:

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Although the outcome of the various legal proceedings and claims cannot be predicted with certainty, management does not believe that any of these proceedings or claims will have a significant adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

33

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Stoffers v. Dave Inc. (filed September 16, 2020 in the California Superior Court for the County of Los Angeles)

This is a purported class action lawsuit filed in connection with a July 2020 data breach. The Company is in the process of settling this matter; it estimates the settlement to be approximately $3.2 million and is included with Legal settlement accrual within the condensed consolidated balance sheets for the period ended March 31, 2022 and December 31, 2021.

Martinsek v. Dave Inc (filed January 9, 2020 in the California Superior Court for the County of Los Angeles).

In January 2020, a former employee of the Company filed a complaint in the California Superior Court for the County of Los Angeles against the Company and the Company’s Chief Executive Officer, asserting claims for, among other things, breach of contract, breach of fiduciary duty, conversion, and breach of the implied covenant of good faith and fair dealing. The complaint alleges that the Company and the Chief Executive Officer misappropriated approximately 6.8 million shares (as adjusted for a 10:1 forward stock split in November 2020) by rescinding a stock option agreement and a restricted stock purchase agreement between the Company and the former employee under which such shares were issued and repurchasing the shares. The Company rescinded the agreements for failure of consideration. The Company and the Chief Executive Officer answered, denying all claims and asserting defenses. Discovery has commenced, but no trial date has been set. The Company is vigorously defending against this claim.

Whalerock v. Dave Inc. (filed April 4, 2020 in the California Superior Court for the County of Los Angeles)

Whalerock Industries Holding Company, LLC (“Whalerock”) filed an unlawful detainer action against the Company on or about August 4, 2020, which was dismissed by Whalerock on March 18, 2021. On or about March 29, 2021, Whalerock initiated new litigation against the Company seeking declaratory relief. The Company and Whalerock entered into a sublease in May 2020 whereby the Company would sublease certain space from Whalerock located in West Hollywood, California. This matter involves a dispute between the Company and Whalerock over whether the 18-month sublease has commenced, and if so, when. The Company is actively litigating this matter and cannot estimate the likely outcome at this time.

Note 16 Leases

In November 2018, the Company entered into a sublease agreement with PCJW Properties LLC (“PCJW”), controlled by Company’s founders (including the Company’s current CEO), for general office space next to the aforementioned leased property in Los Angeles, California. The lease term is five years subject to early termination by either party. Under the terms of the sublease, monthly rent is approximately $0.006 million, subject to an annual escalation of 4%.

In January 2019, the Company entered into a lease agreement with PCJW for office space located in Los Angeles, California. The lease term is seven years, beginning January 1, 2019 and ending December 31, 2025. Monthly rent is approximately $0.02 million, subject to an annual escalation of 5%.

In May 2020, the Company entered into a sublease with Whalerock for general office space in West Hollywood, California. Under the terms of the sublease, the lease term is approximately 18 months and the monthly rent is approximately $0.14 million. The Company began utilizing the office space in June 2021.

34

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

All leases were classified as operating and operating lease expenses are presented within other general and administrative expenses in the unaudited condensed consolidated statements of operations. The Company does not have any finance leases or sublease arrangements where the Company is the sublessor. The Company’s leasing activities are as follows (dollars in thousands):

	For the Three Months Ended
	March 31, 2022	March 31, 2021
	(unaudited)	(unaudited)
Operating lease cost	$503	$137
Short-term lease cost	6	—
Variable lease cost	—	—

Total lease cost	$509	$137

(unaudited) For the Three Months Ended March 31, 2022
Other information:
Cash paid for operating leases	$532
Right-of-use assets obtained in exchange for new operating lease liability	$—
Weighted-average remaining lease term - operating lease	1.96
Weighted-average discount rate - operating lease	10%

The future minimum lease payments as of March 31, 2022, were as follows (in thousands):

Year	(unaudited) Third-Party Commitment	(unaudited) Related-Party Commitment	(unaudited) Total
2022 (remaining)	$1,328	$252	$1,580
2023	148	339	487
2024	—	295	295
2025	—	309	309
Thereafter	—	—	—

Total minimum lease payments	$1,476	$1,195	$2,671

Less: imputed interest	(54)	(189)	(243)

Total lease liabilities	$1,422	$1,006	$2,428

35

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 17 Preferred Stock and Stockholders’ Equity

As of March 31, 2022, no shares of preferred stock were outstanding, and the Company has no present plans to issue any shares of preferred stock.

Pursuant to the terms of our amended and restated certificate of incorporation, shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

36

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Class A and Class V Common Stock:

The Company’s Board of Directors has authorized two classes of common stock, Class A and Class V. As of March 31, 2022, the Company had authorized 500,000,000 and 100,000,000 shares of Class A and Class V Common Stock. As of March 31, 2022, the Company had 322,659,785 and 48,450,639 shares of Class A and Class V Common Stock issued and outstanding, respectively.

Note 18 Stock-Based Compensation

In 2017, the Company’s Board of Directors adopted the Dave Inc. 2017 Stock Plan (the “2017 Plan”). The Plan authorizes the award of stock options, restricted stock, and restricted stock units. The Company has reserved shares of common stock for issuance under the Plan. On January 4, 2022, the stockholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors on January 4, 2022. Upon the consummation of the Business Combination with VPCC, the 2017 Plan was terminated and replaced by the 2021 Plan.

On January 4, 2022, the stockholders of the Company considered and approved the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by the Company’s Board of Directors on January 4, 2022. The ESPP became effective immediately upon the completion of the Business Combination with VPCC.

The Company recognized approximately $3.2 million and $1.7 million of stock-based compensation expense arising from stock option and restricted stock grants which is recorded as a component of compensation and benefits in the condensed consolidated statements of operations for the three months ended March 31, 2022 and 2021, respectively.

Stock Options:

Management has valued stock options at their date of grant utilizing the Black-Scholes option pricing model. The fair value of the underlying shares was estimated by using a number of inputs, including recent arm’s length transactions involving the sale of the Company’s common stock.

The following table presents the weighted-average assumptions used to value options granted during the three months ended March 31, 2020:

2022: Expected term	6.0 years
Risk-free interest rate	0.9%
Expected dividend yield	0.0%
Expected volatility	60.7%

The Company had no stock options granted during the three months ended March 31, 2022.

Expected term—The expected term represents the period of time that options are expected to be outstanding. As the Company does not have sufficient historical exercise behavior, it determines the expected life assumption using the simplified method, which is an average of the contractual term of the option and its vesting period.

Risk free interest rate—The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.

Expected dividend yield—The Company bases the expected dividend yield assumption on the fact that it has never paid cash dividends and has no present intention to pay cash dividends.

Expected volatility—Due to the Company’s limited operating history and lack of company-specific historical or implied volatility, the expected volatility assumption is based on historical volatilities of a peer group of similar companies whose share prices are publicly available. The Company identified a group of peer companies and considered their historical stock prices. In identifying peer companies, the Company considered the industry, stage of life cycle, size, and financial leverage of such other entities.

Activity with respect to stock options is summarized as follows:

	Shares	Weighted- Average Exercise Price
Options outstanding, January 1, 2022	34,709,027	$0.64
Granted	—	$—
Exercised	(3,336,683)	$0.45
Forfeited	(459,787)	$0.66
Expired	(2,595)	$0.69

Options outstanding, March 31, 2022	30,909,962	$0.66

Nonvested options, March 31, 2022	22,213,714	$0.71

Vested and exercisable, March 31, 2022	9,140,656	$0.53

The Company allowed certain stock option holders to exercise unvested options to purchase shares of Common Stock. Shares received from such early exercises are subject to repurchase in the event of the optionee’s employment termination, at the original issuance price, until the options are fully vested. As of March 31, 2022 and 2021, 444,408 and 1,009,279 shares of Common Stock were subject to repurchase at weighted-average exercise prices of $0.69 and $0.62, respectively. The shares issued pursuant to unvested options have been included in shares issued and outstanding on the condensed consolidated balance sheets as such shares are considered legally outstanding.

On March 3, 2021, the Company granted the Chief Executive Officer stock options to purchase up to 11,456,061 shares of Common Stock in nine tranches. Each of the nine tranches contain service, market, and performance conditions. The market conditions relate to the achievement of certain specified price targets. Vesting commences on the grant date; however, no compensation charges are recognized until the service, market, and performance conditions are probable, which is upon the completion of a liquidity event, the achievement of specified price targets for each tranche of shares, and continuous employment. Upon the completion of a business combination with VPCC, the performance condition was met and the Company recorded a cumulative stock-based compensation expense as of approximately $1.9 million. The options have a strike price of $0.72 per share. The Company determined the fair value of the options on the grant date to be approximately $10.5 million (unaudited) using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free interest rate, and volatility. Each tranche will vest monthly over a derived service period.

The following table presents the key inputs and assumptions used to value the options granted to the Chief Executive Officer on the grant date:

Remaining term	10.0 years
Risk-free interest rate	1.5%
Expected dividend yield	0.0%
Expected volatility	40.0%

37

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 19 Related-Party Transactions

Leasing Arrangements:

During the three months ended March 31, 2022 and 2021, the Company paid approximately $0.08 million and $0.08 million, respectively, under lease agreements with PCJW for general office space in Los Angeles, California.

The following is a schedule of future minimum rental payments as of March 31, 2022, under the Company’s sub-lease for the properties located in Los Angeles, California signed with PCJW (in thousands):

Year	Related-Party Commitment
2022 (remaining)	$252
2023	339
2024	295
2025	309
Thereafter	—

Total minimum lease payments	$1,195

Less: imputed interest	(189)

Total lease liabilities	$1,006

The related-party components of the lease right-of-use assets, lease liabilities, short-term, and lease liabilities, long-term, are presented as part of the right-of-use asset and lease liability on the condensed consolidated balance sheets.

Related-Party Exercise Receivable Promissory Notes:

During 2018, the Company received non-recourse promissory notes from certain employees, which allowed for the early exercise of stock options, with the exercise price to be paid back to the Company at a later date. The notes for approximately $0.1 thousand were secured by a pledge of 1,942,250 shares. During 2020, the Company received a non-recourse promissory note from a certain executive, which allowed for the early exercise of stock options, with the exercise price to be paid back to the Company at a later date. The note for approximately $1.0 million was secured by a pledge of 1,050,000 shares. The promissory notes have a term of five years and carry stated interest rates between 1.5% and 2.0%, which are compounded annually. The amounts due as of March 31, 2022 and December 31, 2021, were approximately $0 and $1.1 million, respectively. Prior to the consummation of the Business Combination in January 2022, the promissory notes were repaid.

On January 3, 2022, Legacy Dave entered into an agreement with a certain executive to transfer and sell shares of Legacy Dave common stock to Legacy Dave. A total of 146,565 shares of Legacy Dave’s common stock were repurchased for an aggregate purchase amount of $1.6 million, which resulted in an extinguishment of the related-party exercise receivable promissory notes.

Loans to Stockholders:

In 2019, the Company entered into loan, pledge, and option agreements (“Loans to Stockholders”) with various employees, who are also stockholders, to provide those employees cash in exchange for non-recourse promissory notes and call options, which allow the Company to acquire shares held by these stockholders. The entire unpaid principal balance of these Loans to Stockholders, together with all accrued but unpaid interest, is due and payable upon the earlier (i) of August 12, 2026; (ii) a liquidity event; or (iii) upon the exercise of the call option by the Company. These Loans to Stockholders carry stated interest rates of 1.87%, which are compounded annually. Please refer to Note 3, Significant Account Policies, for further details on the fair value of the derivative asset related to the Loans to Stockholders. Upon consummation of the Business Combination in January 2022, all of the call options related to the Loans to Stockholders were exercised and the related loans were settled. The Loans to Stockholders, inclusive of interest, were approximately $0 (unaudited) and $15.2 million as of March 31, 2022 and December 31, 2021, respectively

Note 20 401(k) Savings Plan

The Company maintains a 401(k) savings plan for the benefit of its employees. Employees can defer up to 90% of their compensation subject to fixed annual limits. All current employees are eligible to participate in the 401(k) savings plan. Beginning January 2021, the Company began matching contributions to the 401(k)

38

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

savings plan equal to 100% of the first 4% of wages deferred by each participating employee. The Company incurred expenses for employer matching contributions of approximately $0.4 million (unaudited) and $0.2 million for the three months ended March 31, 2022 and 2021, respectively.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition and should be read in conjunction with the condensed consolidated financial statements and the related notes included elsewhere in this report. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 25, 2022. Actual results may differ materially from those contained in any forward-looking statements. Unless otherwise noted or the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” and the “Company” are intended to mean the business and operations of Dave Inc. and our consolidated subsidiaries subsequent to the closing of the Business Combination (as defined below).

Overview

In the story of David vs. Goliath, the small underdog is able to outsmart and defeat his larger adversary. This is the spirit behind the name “Dave.” We have built an integrated financial services online platform that provides millions of Americans with seamless access to a variety of intuitive financial products at a fraction of the cost and with much higher speed to value than that of the legacy financial services incumbents, such as traditional banks and other financial institutions. Our mission is to build products that level the financial playing field. Our near-term strategy is focused on delivering a superior banking experience for anyone living paycheck to paycheck.

Based on our observation and analysis of Member data, legacy financial institutions charge high fees for consumer banking and other financial services products, which disproportionately burdens tens of millions of Americans who can least afford them. We see this dynamic playing out with our Members who we believe are on average paying between $300-$400 in overdraft, maintenance and other fees to their existing bank for basic checking services.

Further, we see a significant opportunity to address the broader short-term credit market. According to a report by the Center for Financial Services Innovation (“CFSI”), legacy financial institutions charge approximately $30 billion in fees annually. The Financial Health Network estimates that financially “coping” and “vulnerable” populations pay approximately $120 billion a year in fees and interest for access to short-term credit.

Our prospective Member opportunity is also significant. According to the Financial Health Network, by 2023 approximately 45 million Americans will be “financially vulnerable,” 65 million Americans will be unbanked or underbanked and 185 million Americans will fall into the low or volatile income and credit- challenged category. Given these dynamics, we estimate that our total addressable market consists of between 150 million to 180 million Americans who are in need of financial stability and are either not served or underserved by legacy financial institutions.

Dave offers a suite of innovative financial products aimed at helping our Members improve their financial health. Our budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. We also help Members generate extra income for spending or emergencies through our Side Hustle product, where we present Members with supplemental work opportunities. Through Dave Banking, we provide a modern checking account experience with valuable tools for building long-term financial health.

Market research conducted by Dave found that legacy financial institutions commonly require a more extensive banking relationship and days or even weeks of wait times to access their features and services, which can potentially be more onerous in order to obtain premium features (e.g., access to increased interest rates requires direct deposit or higher minimum daily balances). Even new challenger banks often take multiple days or even weeks before allowing members to access certain premium features, according to the same research. In contrast, Members are able to utilize all of Dave’s products individually and instantly, whether or not their banking relationship is with us. As an example, our ExtraCash product allows new Members to access up to $250 to cover an overdraft at their existing bank. We are able to do this by leveraging our proprietary machine learning engine that analyzes a Member’s prior transaction history at their existing bank. This flexible approach to Member choice and speed to value has been a key driver of our growth and best-in-Class brand favorability.

We have only begun to address the many inequities in financial services, but our progress to date demonstrates the demand for Dave to rewire the financial system for the everyday person. Since inception and through the date of this Form 10-Q, over 10 million Members have registered on the Dave app, over six million of them have used at least one of our current products and we believe that we have a substantial opportunity to continue growing our Member base going forward. We strongly believe that the value proposition of our platform approach will continue to accelerate as a result of our data-driven perspective of our Members, allowing us to introduce products and services that address their changing life circumstances.

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Business Combination and Public Company Costs

On January 5, 2022 (the “Closing Date”), we consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of June 7, 2021 (the “Business Combination Agreement”), by and among VPC Impact Acquisition Holdings III, Inc. (“VPCC”), Dave Inc., a Delaware corporation (“Legacy Dave”), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned Subsidiaries of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned Subsidiaries of VPCC (“Second Merger Sub”). Pursuant to the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave (the “First Merger”), with Legacy Dave being the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately following the First Merger, the Surviving Corporation merged with and into Second Merger Sub (the “Second Merger,” together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub being the surviving company of the Second Merger as a wholly owned Subsidiaries of VPCC (the “Surviving Entity”). In connection with the closing of the Business Combination, we changed our name from “VPC Impact Acquisition Holdings III, Inc.” to “Dave Inc.,” and the Surviving Entity operates under the name “Dave Operating LLC.”

While the legal acquirer in the Business Combination Agreement is VPCC, for financial accounting and reporting purposes under accounting principles generally accepted in the United States (“U.S. GAAP”), Legacy Dave is the accounting acquirer, and the Business Combination is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Dave in many respects. Under this method of accounting VPCC is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Dave is deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Legacy Dave (i.e., a capital transaction involving the issuance of stock by VPCC for Dave Capital Stock). Accordingly, the consolidated assets, liabilities and results of operations of Legacy Dave have become the historical consolidated financial statements of the combined company, and VPCC’s assets, liabilities and results of operations have been consolidated with Dave beginning on the Closing Date. Operations prior to the Business Combination are presented as those of Legacy Dave in future reports. The net assets of VPCC have been recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

The Business Combination generated gross cash proceeds of $217.0 million, including $210.0 million proceeds from the public investment in private equity pursuant to the subscription agreements between the Company and certain investors (the “PIPE Investment”). Total direct and incremental transaction costs aggregated approximately $35.3 million which were recorded to APIC as equity issuance costs.

As a result of the consummation of the Business Combination, we expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, and legal and administrative resources, including increased audit, compliance and legal fees.

Recent Developments

On March 21, 2022, we entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., owner and operator of FTX US (“FTX Ventures”), pursuant to which, we sold and issued a convertible note in the initial principal amount of $100.0 million (the “Note” and the transactions contemplated by the Purchase Agreement and the Note, the “Transaction”). The Transaction is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. We intend to use the proceeds from the sale of the Note for working capital and general corporate purposes.

The note bears interest at a fixed rate of 3.00% per year (compounded semi-annually), payable semi-annually in arrears on June 30th and December 31st of each year. Interest may be paid in-kind or in cash, at our option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the Note (the “Issuance Date”), we will pay FTX Ventures the sum of (i) the outstanding principal amount of the Note, plus (ii) all accrued but unpaid interest thereon, plus (iii) all expenses incurred by FTX Ventures (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the Note in whole.

The Note will be convertible into shares of our Class A Common Stock at the option of FTX Ventures, upon delivery on one or more occasions of a written notice to us electing to convert the Note or all of any portion of the outstanding principal amount of the Note. The initial conversion price of the Note is $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

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Beginning on the twenty-four-month anniversary of the Issuance Date continuing until the Maturity Date, if the closing price of the Common Stock equals or exceeds 175% of the Conversion Price for 20 out of the 30 consecutive trading days ending immediately preceding the delivery of the notice of our election to convert the Note, the Note will be convertible into shares of Common Stock, upon delivery of a written notice to FTX Ventures electing to convert the Note or all or any portion of the outstanding principal amount of the Note.

At any time prior to the Maturity Date, we may, in our sole discretion and upon delivery of a written notice to FTX Ventures electing to prepay the Note, prepay the Note without penalty by paying FTX Ventures 100% of the Redemption Price. Once the Redemption Price has been delivered to FTX Ventures, the Note will be cancelled and retired.

Conversion of the full initial principal amount of the Note would result in the issuance of 10,000,000 shares of Common Stock if converted at $10.00 per share, which amount is subject to increase by any interest paid in kind that is added to the outstanding principal under the terms of the Note.

The Purchase Agreement and Note include customary representations, warranties and covenants and set forth standard events of default upon which the Note may be declared immediately due and payable.

On March 21, 2022, we also entered into a White Label Services Agreement (the “Services Agreement”) with West Realm Shire Services, Inc., d/b/a FTX US (“FTX US”). The Services Agreement allows our customers to establish accounts with FTX US through our platform to place orders for eligible cryptocurrencies and for the settlement of such orders. During the four-year term of the Services Agreement, FTX US will be our exclusive provider of such cryptocurrency services.

Restatement of Consolidated Financial Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations gives effect to certain adjustments made to our previously issued condensed consolidated financial statements as of and for the three months ended March 31, 2022 and 2021. The determination to restate these condensed consolidated financial statements was made by our management after its review of the classification of the cash flows related to the disbursements and collections of the Member advances and the classification of the earnout shares in connection with its preparation of the Company’s consolidated financial statements for the six months ended June 30, 2022. See Note 2—Restatement of Previously Issued Financial Statements to our consolidated financial statements for the three months ended March 31, 2022.

COVID-19 Impact

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus (“COVID-19”), and we continue to closely monitor the impact of the pandemic on all aspects of our business, including how it has and may in the future impact our Members, employees, suppliers, vendors, and business partners. The duration and magnitude of the continuing effects of COVID-19 on our Members remain uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventive measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the U.S. government may further adopt.

Beginning in March 2020, our business and operations were disrupted by the conditions caused by COVID-19, which adversely affected Members’ spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) helped mitigate the effects of COVID-19 on our Members. In particular, stimulus funds and enhanced unemployment benefits provided under the CARES Act created additional financial support for our Members; however, the overall economic conditions and increased levels of unemployment may negatively impact the creditworthiness of our Members and could impact the credit risk on our Advance business. We actively monitor the performance of our Advance portfolio and will continue to assess the impact of the COVID-19 pandemic. At the onset of the pandemic, we made some underwriting modifications in response and intend to make additional adjustments to our risk management policies as necessary.

Comparability of Financial Information

Our future results of operations and financial position may not be comparable to historical results as a result of the consummation of the Business Combination.

Key Factors Affecting Operating Results

Our future operating results and cash flows are dependent upon a number of opportunities, challenges and other factors, including Member growth and activity, product expansion, competition, industry trends and general economic conditions.

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Member Growth and Activity

We have made significant investments in our platform and our business is dependent on continued Member growth, as well as our ability to offer new products and services and generate additional revenues from our existing members using such additional products and services. Member growth and activity are critical to our ability to increase our scale, capture market share and earn an attractive return on our technology, product and marketing investments. Growth in Members and Member activity will depend heavily on our ability to continue to offer attractive products and services and the success of our marketing and Member acquisition efforts.

Product Expansion

We aim to develop and offer a best-in-class financial services platform with integrated products and services that improve the financial wellbeing of our Members. We have invested and continue to make significant investments in the development, improvement and marketing of our financial products and are focused on continual growth in the number of products we offer that are utilized by our Members.

Competition

We face competition from several financial services-oriented institutions. In our reportable segment, as well as in potential new lines of business, we may compete with more established institutions, some of which have more financial resources. We compete at multiple levels, including competition among other financial institutions and lenders in our Advance business, competition for deposits in our Checking Product from traditional banks and digital banking products, competition for subscribers to our financial management tools, and competition with other technology platforms for the enterprise services that we provide. Some of our competitors may at times seek to increase their market share by undercutting pricing terms prevalent in that market, which could adversely affect our market share for any of our products and services or require us to incur higher member acquisition costs.

Key Components of Statements of Operations

Basis of presentation

Currently, we conduct business through one operating segment which constitutes a single reportable segment. For more information about our basis of presentation, refer to Note 3 in the accompanying unaudited condensed consolidated financial statements of Dave included in this Form 10-Q.

Service based revenue, net

Service based revenue, net primarily consists of optional tips, optional express processing fees and subscriptions charged to Members, net of processor-related costs associated with advance disbursements. Service based revenue, net also consists of lead generation fees from our Side Hustle advertising partners as well as fees earned related to the Rewards Product for Members who make debit card spending transactions at participating merchants.

Transaction based revenue, net

Transaction based revenue, net consists of interchange and ATM revenues from our Checking Product, net of ATM-related fees, and are recognized at the point in time the transactions occur, as the performance obligation is satisfied.

Operating expenses

We classify our operating expenses into the following five categories:

Provision for Unrecoverable Advances

The provision for unrecoverable advances primarily consists of an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in the outstanding advances receivable. We currently estimate the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the unaudited condensed consolidated statement of operations. We consider advances more than 120 days past due or which become uncollectible based on information available to us as impaired. All impaired advances are deemed uncollectible and subsequently written off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries, if any, of Member advances written-off are recorded as a reduction to Member advances, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances in the unaudited condensed consolidated statements of operations when collected.

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Processing and Servicing Fees

Processing and servicing fees consist of fees paid to our processing partners for the recovery of advances, tips, optional express processing fees and subscriptions. These expenses also include fees paid for services to connect Members’ bank accounts to our application. Except for processing and servicing fees associated with advance disbursements which are recorded net against revenue, all other processing and service fees are expensed as incurred.

Advertising and Marketing

Advertising and marketing expenses consist primarily of fees we pay to our platform partners. We incur advertising and marketing expenses for online, social media and television advertising and for partnerships and promotional advertising. Advertising and marketing expenses are expensed as incurred although they typically deliver a benefit over an extended period of time.

Compensation and Benefits

Compensation and benefits expenses represent the compensation, inclusive of stock-based compensation and benefits, that we provide to our employees and the payments we make to third-party contractors. While we have an in-house customer service function, we employ third-party contractors to conduct call center operations and handle routine customer service inquiries and support.

Other Operating Expenses

Other operating expenses consist primarily of technology and infrastructure (third-party Software as a Service “SaaS”), commitments to charity, transaction based costs (program expenses, association fees, processor fees, losses from Member-disputed transactions, and fraud), depreciation and amortization of property and equipment and intangible assets, general and recurring legal fees, rent, certain sales tax related costs, office related expenses, public relations costs, professional service fees, travel and entertainment, and insurance. Costs associated with technology and infrastructure, rent, depreciation and amortization of our property and equipment and intangible assets, professional service fees, travel and entertainment, public relations costs, utilities, office-related expenses and insurance technology and infrastructure (third-party subscriptions), depreciation and amortization of property and equipment and intangible assets, general and recurring legal fees, rent, office-related expenses, public relations costs, professional service fees, travel and entertainment and insurance vary based upon our investment in infrastructure, business development, risk management and internal controls and are generally not correlated with our operating revenues or other transaction metrics.

We expect our operating expenses to increase for the foreseeable future with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other (Income) Expenses

Other (income) expenses consist of interest income, interest expense, legal settlement and litigation expenses, derivative asset fair value adjustments, other strategic financing and transactional expenses, earnout liabilities fair value adjustments, and warrant liability fair value adjustments.

Provision for Income Taxes

Provision for income taxes consists of the federal and state corporate income taxes accrued on income resulting from the sale of our services. On March 27, 2020, the CARES Act was signed into law, which among other things, includes certain income tax provisions for corporations; however, these benefits did not impact our current tax provision.

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Results of Operations

Comparison of the Periods Ended March 31, 2022 and 2021

	For the Three Months Ended March 31,		Change
(in thousands, except for percentages)			$	%
	2022	2021	2022/2021	2022/2021
Service based revenue, net
Processing fees, net	$20,978	$17,400	$3,578	21%
Tips	13,948	9,999	3,949	39%
Subscriptions	4,154	4,872	(718)	-15%
Other	188	147	41	28%
Transaction based revenue, net	3,283	2,008	1,275	63%

Total	$42,551	$34,426	$8,125	24%

Operating revenues

Service based revenue, net—

Processing fees, net

Processing fees, net of processor costs associated with advance disbursements, for the three months ended March 31, 2022 were approximately $21.0 million, an increase from approximately $17.4 million for the three months ended March 31, 2021. The increase of approximately $3.6 million, or 21%, was primarily attributable to increases in total advance volume from approximately $277.8 million to approximately $545.1 million along with a higher average advance amount period over period. Processing fees tend to increase as advance volume increases, but may not always trend ratably as processing fees vary depending on the total amount of the advance. Approximately 99% and 98% of Members chose to pay a processing fee to expedite an advance for the three months ended March 31, 2022 and 2021, respectively. The average processing fees paid to expedite these advances were approximately $5.42 and $4.78 per advance, respectively.

Tips

Tips for the three month ended March 31, 2022 were approximately $13.9 million, an increase from approximately $10.0 million for the three months ended March 31, 2021. The increase of approximately $3.9 million, or 39%, was primarily attributable to increases in total advance volume from approximately $277.8 million to approximately $545.1 million period over period. Tips tend to increase as advance volume increases, but may not always trend ratably as tips often vary depending on the total amount of the advance. Approximately 64% and 75% of Members chose to leave a tip for the three months ended March 31, 2022 and 2021, respectively. The average amount of tip Members chose to leave was approximately $6.93 and $4.07 per advance, respectively.

Subscriptions

Subscriptions for the three months ended March 31, 2022 were approximately $4.2 million, a decrease from approximately $4.9 million during the three months ended March 31, 2021. The decrease of approximately $0.7 million, or 15%, was primarily attributable to lower subscription engagement with Members on our platform.

Transaction based revenue, net—Transaction based revenue, net for the three months ended March 31, 2022 were approximately $3.3 million, an increase from approximately $2.0 million, for the three months ended March 31, 2021. The increase of approximately $1.3 million, or 63%, was primarily attributable to the growth in Members engaging with our Checking Product and corresponding growth in the number of transactions initiated by Members.

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Operating expenses

	For the Three Months Ended March 31,		Change
(in thousands, except for percentages)			$	%
	2022	2021	2022/2021	2022/2021
Provision for unrecoverable advances	$13,785	$3,538	$10,247	290%
Processing and servicing fees	6,543	5,220	1,323	25%
Advertising and marketing	12,204	14,040	(1,836)	-13%
Compensation and benefits	17,894	9,384	8,510	91%
Other operating expenses	14,798	12,577	2,221	18%

Total	$65,224	$44,759	$20,465	46%

Provision for unrecoverable advances—The provision for unrecoverable advances totaled approximately $13.8 million for the three months ended March 31, 2022, compared to approximately $3.5 million for the three months ended March 31, 2021. The increase of approximately $10.2 million, or 290%, was primarily attributable to increases in provision expense related to Member advances aged over 120 days and those that have become uncollectible based on information available to us of approximately $1.7 million in addition to an increase in provision expense related to Member advances aged 120 days and under of approximately $8.5 million.

The increase in provision expense related to Member advances aged over 120 days and those which have become uncollectible based on information available to us, period over period, was driven primarily by aged receivables and the increase in advance volume during late 2021. All impaired advances deemed uncollectible are subsequently written-off and are a direct reduction to the allowance for unrecoverable advances.

The increase in provision expense related to Member advances aged 120 days and under, was primarily attributed to significant increases in advance volume from approximately $277.8 million to approximately $545.1 million for the three months ended March 31, 2021 and 2022, respectively. This resulted in an increase to the allowance for unrecoverable advances and corresponding higher provision for unrecoverable advances expense during the period ended March 31, 2022 as compared to March 31, 2021. We anticipate volatility in Member advances outstanding each period as they are directly correlated with the timing and volume of Member advance activity during the last 120 days prior to the end of the period.

Throughout the first three months of 2022, loss and collections experience of Member advances remained steady, however, historical loss and collections experience decreased slightly when compared to historical rates used in 2021 primarily as a result of underwriting modifications made during early 2020 in response to the onset of COVID-19. These underwriting modifications primarily consisted of lower advance amounts and stricter eligibility requirements. Any changes to our historical loss and collections experience directly affects the historical loss rates utilized in the calculation of the allowance for uncollectible advances. The changes in the allowance for unrecoverable advances, period over period, has a direct impact on the provision for unrecoverable advances.

For information on the aging of Member advances and a rollforward of the allowance for unrecoverable advances, refer to the tables in Note 6 to our unaudited consolidated financial statements included in this Form 10-Q.

Processing and service fees—Processing and servicing fees totaled approximately $6.5 million for the period ended March 31, 2022, compared to approximately $5.2 million for the period ended March 31, 2021. The increase of approximately $1.3 million, or 25%, was primarily attributable to the increase in advance volume from $277.8 million to $545.1 million for the three months ended March 31, 2022 and 2021, respectively, offset by volume associated discounts and cost savings due to price reductions from our processors.

Advertising and marketing—Advertising and marketing totaled approximately $12.2 million for the period ended March 31, 2022, compared to approximately $14.0 million for the period ended March 31, 2021. The decrease of approximately $1.8 million or 13% was primarily attributable to decreased marketing efforts and promotions across various social media platforms and television.

Compensation and benefits—Compensation and benefits totaled approximately $17.9 million for the period ended March 31, 2022, compared to approximately $9.4 million for the period ended March 31, 2021. The increase of approximately $8.5 million, or 91%, was primarily attributable to the following:

•	an increase in payroll and related costs of approximately $5.6 million, primarily due to hiring and increased headcount throughout the business;

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•

an increase in consultants and contractor costs of approximately $1.4 million, primarily due to our need to supplement recruiting efforts, increase IT security, marketing, and augmenting customer service resources; and

•

an increase in stock-based compensation of approximately $1.5 million, primarily due to the cumulative expense related to stock options granted to a certain executive during 2021which achieved certain performance conditions associated with the close of the Business Combination.

Other operating expenses—Other operating expenses totaled approximately $14.8 million for the period ended March 31, 2022, compared to approximately $12.6 million for the period ended March 31, 2021. The increase of approximately $2.2 million, or 18%, was primarily attributable to the following:

•	an increase in insurance related costs of $1.8 million, primarily related to Director and Officer Insurance premiums;

•

an increase in accounting costs of approximately $0.5 million, primarily related to various audit, tax and Sarbanes Oxley compliance readiness related fees associated with the Business Combination in January 2022;

•

an increase in technology and infrastructure expenses of approximately $1.1 million, primarily due to increased spending to support the growth of our business and development of new products and features;

•	an increase in expenses related to our Checking Product of approximately $1.0 million, primarily attributable to the growth in Members and the number of transactions processed;

•	an increase in legal fees of approximately $0.6 million, primarily due to ongoing litigation, compliance, employment and general corporate related matters;

•	an increase in various administrative fees of approximately $0.5 million primarily due to increases license and fees, travel and entertainment, and company meetings;

•	an increase in depreciation and amortization of $0.5 million, primarily due to equipment purchases for increased headcount and amortization of internally developed software;

•	an increase in rent expense of $0.4 million, due to additional leased office space; offset by

•

a decrease in chargeback related expenses of approximately $4.0 million, primarily due to non-recurring fraudulent activity in relation to our Checking Product (see “Risk Factors—Risks related to our Business and Industry—Fraudulent and other illegal activity involving our products and services could lead to reputational damage to us, reduce the use of our platform and services and may adversely affect our financial position and results of operations.”); and

•	a decrease in charitable contribution expenses of approximately $0.2 million, primarily due to decreased amounts pledged to charitable meal donations related to increased Members’ tips.

Other (income) expense

	For the Three Months Ended March 31,		Change
(in thousands, except for percentages)			$	%
	2022	2021	2022/2021	2022/2021
Interest income	$(13)	$(70)	$57	-81%
Interest expense	1,555	277	1,278	461%
Legal settlement and litigation expenses	—	368	(368)	-100%
Other strategic financing and transactional expenses	961	108	853	790%
Changes in fair value of earnout liabilities	(2,040)	—	(2,040)	-100%
Changes in fair value of derivative asset on loans to stockholders	5,572	(17,146)	22,718	-132%
Changes in fair value of warrant liability	4,065	2,186	1,879	86%

Total	$10,100	$(14,277)	$24,377	-171%

Interest expense— Interest expense totaled approximately $1.6 million for the period ended March 31, 2022, compared to approximately $0.3 million for the period ended March 31, 2021. The increase of approximately $1.3 million, or 461%, was primarily attributable to interest related to the Debt Facility which we entered into during January 2021, and was subsequently amended in November 2021 to include the Credit Facility, along with interest related to the convertible note with FTX Ventures entered into during March 2022.

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Legal settlement and litigation expenses—Legal settlement and litigation expenses totaled approximately $0 for the period ended March 31, 2022, compared to approximately $0.4 million for the period ended March 31, 2021. See “Information About Dave —Legal Proceedings” for more information regarding pending legal actions. The decrease of approximately $0.4 million, or 100%, was primarily attributable to reduced non-recurring settlement and litigation expenses as compared to those expenses recorded during the three months ended March 31, 2021.

Other strategic financing and transactional expenses—Other strategic financing and transactional expenses totaled approximately $1.0 million for the period ended March 31, 2022, compared to approximately $0.1 million for the period ended March 31, 2021. The increase of approximately $0.9 million, or 790%, was primarily attributable to spending on legal, audit and compliance related expenses associated with the Business Combination during the three months ended March 31, 2022.

Changes in fair value of earnout liabilities—Changes in fair value of earnout liabilities totaled a benefit of approximately $2.0 million for the three months ended March 31, 2022, compared to an expense of $0 for the three months ended March 31, 2021. The increase of approximately $2.0 million, or 100%, was primarily attributable to fair value adjustments associated with certain earnout share liabilities due to decreases in our underlying Class A Common Stock price.

Changes in fair value of derivative asset on loans to stockholders—Changes in fair value of derivative asset on loans to stockholders totaled a charge of approximately $5.6 million for the period ended March 31, 2022, compared to a benefit of $17.1 million for the period ended March 31, 2021. The increase of approximately $22.7 million, or 132%, was primarily attributable to fair value adjustments associated with options issued in connection with loans to stockholders resulting from a decrease in the underlying fair value of our common stock as of the settlement date of the derivative asset compared to the benefit received from the increase in the fair value of our common stock during the three months ended March 31, 2021.

Changes in fair value of warrant liability—Changes in fair value of warrant liability totaled approximately $4.1 million for the period ended March 31, 2022, compared to $2.2 for the three months ended March 31, 2021. The increase of approximately $1.9 million, or 86%, was primarily attributable to fair value adjustments associated with certain public and private warrant liabilities due to decreases in our underlying common stock price, offset by fair value adjustments associated with certain warrants exercised during the Business Combination.

Provision for income taxes

	For the Three Months Ended March 31,		Change
(in thousands, except for percentages)			$	%
	2022	2021	2022/2021	2022/2021
Provision (benefit) for income taxes	$22	$(8)	$30	-375%

Total	$22	$(8)	$30	-375%

Provision (benefit) for income taxes for the period ended March 31, 2022 increased by approximately $0.03 million or -375%, compared to the period ended March 31, 2021. This increase was primarily attributable to a decrease in the federal deferred tax benefit relative to the benefit recognized for the three months ended March 31, 2021.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful in assessing our operating performance and are more indicative of our operational performance and facilitate an alternative comparison among fiscal periods. These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures.

Adjusted EBITDA

“Adjusted EBITDA” is defined as net (loss) income adjusted for interest expense (income), provision (benefit) for income taxes, depreciation and amortization, stock-based compensation and other discretionary items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that, when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

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Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis. The reconciliation of net loss to Adjusted EBITDA below should be reviewed and no single financial measure should be relied upon to evaluate our business.

The following table reconciles net (loss) income to Adjusted EBITDA for the three months ended March 31, 2022 and 2021, respectively:

(in thousands)	For the Three Months Ended March 31,
	2022	2021
Net (loss) income	$(32,795)	$3,952
Interest expense	1,542	207
Provision (benefit) for income taxes	22	(8)
Depreciation and amortization	1,105	598
Stock-based compensation	3,190	1,694
Legal settlement and litigation expenses	—	368
Other strategic financing and transactional expenses	961	108
Changes in fair value of earnout liabilities	(2,040)	—
Changes in fair value of derivative asset on loans to stockholders	5,572	(17,146)
Changes in fair value of warrant liability	4,065	2,186

Total	$(18,378)	$(8,041)

Liquidity and Capital Resources

Since inception, we have financed our operations primarily from the issuance of preferred stock through our Series A and Series B funding rounds, issuances of convertible notes, funds from borrowings under a Senior Secured Loan Facility (the “Debt Facility”) with Victory Park Management, LLC, (as amended in November 2021 to include a $20 million credit line, the “Credit Agreement”), and funds as a result of the Business Combination that took place as on January 5, 2022. As of March 31, 2022 and 2021, our cash and marketable securities balances were approximately $302.3 million and $37.6 million, respectively.

As an early-stage company, the expenses we have incurred since inception are consistent with our strategy and approach to capital allocation. Dave expects to incur net losses in accordance with our operating plan as we continue to expand and improve upon our financial platform.

Our ability to access capital when needed is not assured and, if capital is not available to Dave when, and in the amounts needed, Dave could be required to delay, scale back or abandon some or all of our development programs and other operations, which could materially harm our business, prospects, financial condition and operating results.

We believe that our cash on hand following the consummation of the Business Combination, including the net proceeds of VPCC’s cash in trust and the proceeds from the PIPE Investment and any alternative financing, along with the $100 million in cash from the Purchase Agreement with FTX Ventures should be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Form 10-Q and sufficient to fund our operations. We may raise additional capital through follow-on public offerings or debt financings. The amount and timing of our future funding requirements, if any, will depend on many factors, including the pace and results of our research and development efforts. No assurances can be provided that additional funding will be available at terms acceptable to us, if at all. If we are unable to raise additional capital, we may significantly curtail our operations, modify existing strategic plans and/or dispose of certain operations or assets.

Material Cash Requirements

While the effect of COVID-19 has created economic uncertainty and impacted how we manage our liquidity and capital resources, we intend to continue to invest in people, marketing and user acquisition, technology and infrastructure, and new and existing financial products and programs we believe are critical to meeting our strategic objectives. As growth of our ExtraCash product scales, material cash will be required to fund advances until the point at which those advances are subsequently collected. The amount and timing of these related cash outflows in future periods is difficult to predict and is

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dependent on a number of factors including the hiring of new employees, the rate of change in technology used in our business and our business outlook as a result of the COVID-19 pandemic. While we expect certain cash outflows for these expenditures will exceed amounts spent in 2021, we expect to fund these cash outflows primarily through our cash flows provided by operating, investing and financing activities.

We may use cash to acquire businesses and technologies. The nature of these transactions, however, makes it difficult to predict the amount and timing of such cash requirements.

In the normal course of business, we enter into various agreements with our vendors that may subject us to minimum annual requirements. While our contractual commitments will have an impact on our future liquidity, we believe that we will be able to adequately fulfill these obligations through cash generated from operations and from our existing cash balances. Dave does not have any “off-balance sheet arrangements,” as defined by the SEC regulations

In response to our remote employee workforce strategy in the U.S., we have not yet closed our leased office locations. We are required to continue making our contractual payments until our operating leases are formally terminated or expire. Our remaining leases have terms of less than 1 year to approximately 4 years, subject to renewal options of varying terms, and as of March 31, 2022, we had a total lease liability of approximately $2.4 million. See Note 16—Leases of the Notes to our Unaudited Condensed Consolidated Financial Statements for additional information regarding our lease liabilities as of March 31, 2022.

We also have certain contractual payment obligations for principal and interest owed under the $100 million delayed draw credit facility of the Credit Facility. Interest payments are required to be made on a monthly basis. At March 31, 2022, $35.0 million of term loans under the Credit Agreement were outstanding and $20.0 million has been drawn on the credit line under the Credit Facility. Additionally, we also have certain contractual payment obligations for interest owed under our Purchase Agreement entered into with FTX Ventures. Interest payments relating to the $100 million convertible note are required to be made on a semi-annual basis. At March 31, 2022, approximately $0.8 million of interest was accrued. For more information on the Purchase Agreement with FTX Ventures, see “ —Recent Developments.”

Cash Flows Summary

Total cash (used in) provided by:	For the Three Months Ended March 31,
(in thousands)	2022	2021
Operating activities	$(12,512)	$(1,680)
Investing activities	(297,568)	4,909
Financing activities	301,724	15,569

Net (decrease) increase in cash and cash equivalents and restricted cash	$(8,356)	$18,798

Cash Flows From Operating Activities

We recorded a net loss of approximately $32.8 million for the period ended March 31, 2022, and net income of approximately $4.0 million for the period ended March 31, 2021. We reported negative cash flows from operating activities of approximately $12.5 million and $1.7 million for the periods ended March 31, 2022 and 2021, respectively.

Net cash used in operating activities was approximately $12.5 million for the period ended March 31, 2022. This included a net loss of approximately $32.8 million, adjusted for non-cash items of approximately $1.1 million for depreciation and amortization, approximately $13.8 million for provision for unrecoverable advances, approximately $4.1 million for an increase in warrant liability fair value, approximately $2.0 million for decreases in earnout liabilities fair values, approximately $3.2 million for stock-based compensation expense, and approximately $5.6 million for a decrease in derivative asset fair value. Further changes in cash flows from operations included an increase in receivables related to revenue from Member advances of approximately $1.6 million, an increase in prepaid expenses and other current assets of approximately $4.8 million, an increase in accrued expenses of approximately $1.0 million, and a decrease in other current liabilities of approximately $0.3 million. These changes were offset primarily by an increase in accounts payable of approximately $2.5 million.

Net cash used in operating activities was approximately $1.7 million for the period ended March 31, 2021. This included net income of approximately $4.0 million, adjusted for non-cash items of approximately $2.8 million for depreciation and amortization, approximately $3.5 million for the provision for unrecoverable advances, approximately $17.1 million for an increase in derivative asset fair value, approximately $2.2 million for an increase in warrant liability fair value, and approximately $1.7 million for stock-based compensation expense. Further changes in cash flows from operations included a decrease in receivables related to revenue from Member advances of approximately $0.7 million, a decrease in prepaid income taxes of approximately $0.8 million, a

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decrease in accrued expenses of approximately $1.6 million and a decrease in accounts payable of approximately $0.2 million. These changes were offset primarily by a decrease in other current liabilities of approximately $1.5 million and an increase in prepaid expenses and other current assets of approximately $0.5 million.

Cash Flows From Investing Activities

During the period ended March 31, 2022, net cash used in investing activities was approximately $297.6 million. This included the purchase of marketable securities of approximately $302.1 million, the change in net disbursements and collections of Member advances of approximately $25.0 million, the capitalization of internally developed software costs of approximately $2.3 million and the purchase of property and equipment of approximately $0.2 million, offset by the sale of marketable securities of approximately $32.0 million.

During the period ended March 31, 2021, net cash provided by investing activities was approximately $4.9 million. This included the sale of marketable securities of approximately $3.9 million, the change in net disbursements and collections of Member advances of approximately $4.3 million, partially offset by the capitalization of internally developed software costs of approximately $3.3 million.

Cash Flows From Financing Activities

During the period ended March 31, 2022, net cash provided by financing activities was approximately $301.7 million, which consisted of $195.0 million in proceeds from PIPE offering, $100.0 million in proceeds from borrowings related to the Purchase Agreement with FTX Ventures, approximately $29.7 million in proceeds from the Business Combination, net of redemptions and approximately $1.6 million in proceeds from stock option exercises, partially offset by approximately $22.9 million for the payment of costs related to the Business Combination and approximately $1.6 million related to the repurchase of common stock. For more information on the Business Combination and Purchase Agreement with FTX Ventures, see “— Business Combination and Public Company Costs” and “—Recent Developments”, respectively

During the period ended March 31, 2021, net cash provided by financing activities was approximately $15.6 million, which consisted of $19.0 million in debt and credit facility borrowings, offset against approximately $3.9 million of repayments on a line of credit.

Critical Accounting Policies and Estimates

Our unaudited condensed consolidated financial statements have been prepared in accordance with U.S GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements, as well as the reported revenues and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our critical accounting estimates and assumptions are evaluated on an ongoing basis including those related to the: (i) realization of tax assets and estimates of tax liabilities; (ii) valuation of equity securities; (iii) fair value of derivatives; (iv) valuation of notes payable; (v) fair value of warrant liabilities; and (vi) allowance for unrecoverable advances.

Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. Please refer to Note 3 in our accompanying unaudited condensed consolidated financial statements for the period ended March 31, 2022 included in this Form 10-Q.

While our significant accounting policies are described in the notes to our unaudited condensed consolidated financial statements, we believe that the following accounting policies require a greater degree of judgment and complexity and are the most critical to understanding our financial condition and historical and future results of operations.

Fair Value of Financial Instruments

We are required to account for certain financial instruments at fair value with changes in fair value reported in earnings and may elect fair value accounting for certain other financial instruments in accordance with U.S. GAAP.

Financial instruments carried at fair value include marketable securities, derivative assets related to loans to stockholders, and warrant liabilities.

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We apply the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 820, Fair Value Measurements and Disclosures, which provides a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurement. Fair value represents the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We use the following hierarchy in measuring the fair value of our assets and liabilities, focusing on the most observable inputs when available:

•	Level 1. Quoted prices in active markets for identical assets or liabilities.

•

Level 2. Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3. Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Derivative Asset

We recorded a derivative asset related to the call option on loans to stockholders. The derivative asset was carried at estimated fair value on our unaudited condensed consolidated balance sheets. Changes in the estimated fair value of the derivatives were reported as a loss (gain) on derivatives in the accompanying unaudited condensed consolidated statements of operations. We utilized the binomial option pricing model to compute the fair value of the derivative asset and to mark to market the fair value of the derivative at each balance sheet date. The binomial option-pricing model considers a range of assumptions related to the fair value of common stock (see below Fair Value of Common Stock for further details), volatility, dividend yield and risk-free interest rate. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates. Upon consummation of the business combination in January 2022, all of the call options related to the Loans to Stockholders were exercised and the related loans were settled.

Warrant Liabilities

We recorded a warrant liability associated with the Debt Facility. The warrant liability was carried on our unaudited condensed consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the warrant liability were reported as a loss (gain) in the accompanying unaudited condensed consolidated statements of operations. We utilized the binomial option-pricing model to compute the fair value and to mark to market the fair value of the warrant liability at each unaudited condensed consolidated balance sheet date. The binomial option-pricing model considers a range of assumptions related to the fair value of common stock (see below Fair Value of Common Stock for further details), volatility, dividend yield and risk-free interest rate. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates. Immediately prior to the close of the Business Combination, all, or 1,664,394 of the vested warrants were exercised and net settled for 450,841 shares of Legacy Dave’s Class A Common Stock after applying an exchange ratio of 1.354387513 pursuant to the terms of the Business Combination.

We also recorded warrant liabilities for both public and private warrants associated with the Business Combination. The warrant liabilities are carried on our unaudited condensed consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the warrant liability are reported as a loss (gain) in the accompanying unaudited condensed consolidated statements of operations. We utilize the Black-Scholes model to compute the fair value and to mark to market the fair value of the private placement warrant liability at the time of the Business Combination and at each unaudited condensed consolidated balance sheet date. The public warrants were valued using the Black Scholes model and public trading price of the warrants, when available. The Black-Scholes model considers a range of assumptions such as stock price, strike price, volatility, time to maturity, dividend yield and risk-free interest rate. The Black-Scholes pricing model includes subjective input assumptions that can materially affect the fair value estimates.

Earnout Liabilities

We recorded earnout liabilities associated with the Business Combination. The earnout liabilities are carried on our unaudited condensed consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the earnout liabilities are reported as a loss (gain) in the accompanying unaudited condensed consolidated statements of operations. We utilized a Monte Carlo Simulation Method to compute the fair value and to mark to market the fair value of the earnout liabilities at each unaudited condensed consolidated balance sheet date. The Monte Carlo Simulation Method considers a range of assumptions such as stock price, volatility, and risk-free interest rate. The Monte Carlo Simulation Method includes subjective input assumptions that can materially affect the fair value estimates.

Note Payable

The Company has elected to measure the note payable debt instrument at fair value using the fair value option of ASC 825-10. We identified an embedded derivative related to a convertible feature in our promissory note with Alameda Research and in accordance with ASC 815-15-25-1 criterion (b), since we have elected to apply the fair value option to the

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debt, the Contingently Exercisable Share Settled Put/Call Option and any other embedded features were not be separated from the debt host. The note payable was carried on our consolidated balance sheets as a current liability estimated at fair value with changes in fair value reflected in earnings. We used a market yield approach to determine the fair value of the promissory note. The market yield approach model includes subjective input assumptions that can materially affect the fair value estimates. Upon the Closing of the Business Combination, the Promissory Note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the note payable occurred immediately prior to the closing date of the Business Combination.

Fair Value of Common Stock

Up until the Closing of the Business Combination in which the Company became publicly traded on Nasdaq, the Company was required to estimate the fair value of the Common Stock underlying the Company’s share-based awards The fair value of the common stock underlying our stock-based awards was determined, in each case, based on a valuation model as discussed further below, and was approved by our Board of Directors. Our Board of Directors intended all stock options granted to be exercisable at a price per share not less than the fair value per share of the ordinary share underlying those stock options on the date of grant.

In the absence of a public market for our Common Stock prior to the date of the Business Combination, the valuation has been determined using appropriate valuation methodologies in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

We considered various objective and subjective factors to determine the fair value of our Common Stock as of each grant date, including:

•	Historical financial performance;

•	Our business strategy;

•	Industry information, such as external market conditions and trends;

•	Likelihood of achieving a liquidity event, such as an initial public offering, SPAC merger, or strategic sale given prevailing market conditions and the nature and history of our business;

•	Prices, privileges, powers, preferences and rights of our convertible preferred stock relative to those of Dave Common Stock;

•	Forecasted cash flow projections for Dave’s business;

•	Publicly traded price of the special purpose acquisition company (“SPAC”);

•	Primary preferred stock financings and secondary common stock transactions of our equity securities;

•	Lack of marketability/illiquidity of the common stock underlying our stock-based awards involving securities in a private company; and

•	Macroeconomic conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. The probability of a liquidity event, the derived discount rate, and the selected multiples that are applied to our financial statistics are significant assumptions used to estimate the fair value of our common stock. If we had used different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.

During 2019 and 2020, our estimated fair value of our common stock remained relatively consistent before a potential public listing through a business combination with a special purpose acquisition company was first considered in 2021 (“SPAC Transaction”).

The fair value for our common stock was estimated to be $0.935 per share as of August 5, 2019 (“August 2019 Valuation”) and $0.981 per share as of August 30, 2020 (“August 2020 Valuation”). In 2021, our management team first contemplated a SPAC Transaction, which was incorporated in the June 7, 2021 valuation that resulted in a fair value for our common stock of $8.67 per share (“June 2021 Valuation”). The SPAC Transaction was considered in the subsequent valuation performed as of October 6, 2021 that resulted in a fair value for Dave’s common stock of $10.80 per share (“October 2021 Valuation”).

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The August 2019 Valuation and August 2020 Valuations were completed prior to the contemplation of the Business Combination, and at the time of these valuations our management did not expect a near-term exit. The August 2019 Valuation was performed at the time of the close of Dave’s Series B-1 and B-2 preferred equity financings (“Series B Financing”). Since no near-term exit was expected, the August 2019 Valuation was performed using the market approach, specifically the subject company transaction method was performed using a single option pricing model (“OPM”) as the allocation method. As a result, the fair value of our common stock was inferred from the Series B Financing. The August 2020 Valuation was performed using the market approach, specifically the guideline public company method (“GPCM”) and used a single OPM as the allocation methodology. The GPCM was performed by first considering the Series B Financing’s implied revenue multiple from the August 2019 valuation report, and then was adjusted based on changes in the guideline public company’s multiples since the Series B Financing occurred, with consideration for adjustments based on our comparative operational performance between the periods.

The June 2021 Valuation and October 2021 Valuation both used the hybrid method, wherein a probability-weighted expected return model (“PWERM”) incorporated an expected near-term SPAC exit scenario as well as an OPM. The OPM was used to model the value of common stock in a delayed exit/stay private scenario. Total equity values for each scenario management identified were estimated as of the measurement date. The delayed exit/stay private scenario total equity value was estimated using the discounted cash flow method under the income approach and the GPCM under the market approach. The total equity value in the SPAC Transaction scenario included in the June 2021 Valuation was determined based on the expected Business Combination pre-money valuation. The common stock price per share in the SPAC Transaction scenario included in the October 2021 Valuation was determined based on the publicly traded price of the SPAC as of the valuation date. Our management’s estimated probability for each scenario occurring at each valuation date was applied to the respective scenario’s indicated common stock value to arrive at the estimated fair value of common stock.

The increase in the fair value of our common stock between the August 2019 and August 2020 Valuations, and the June 2021 Valuation and the October 2021 Valuation was predominantly due to our progress towards completing the Business Combination that was not known or knowable at the earlier valuation dates. As previously discussed, the August 2019 Valuation utilized the Series B financing to determine the value of common stock in a single OPM. The August 2020 Valuation relied upon the GPCM with valuation multiples selected considering the implied multiples at the time of the Series B Financing, with appropriate adjustments to the multiples to account for changes in our financial and operational performance as well as to reflect changes in the guideline public companies’ multiples and comparative performance, from the close of the Series B financing to the August 2020 valuation date. In early 2021, we first contemplated a SPAC Transaction and began taking the necessary steps to prepare for a business combination with VPCC. The necessary steps undertaken to prepare for the Business Combination included meeting with VPCC and investment bankers, discussing timing expectations, and negotiating the preliminary letter of intent with VPCC. As our ongoing negotiations related to the Business Combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of Dave’s equity as of the June 2021 Valuation took into consideration the indicated equity value implied by the negotiations as well as the uncertainty inherent in the future key milestones including execution of the Business Combination Agreement and VPCC’s shareholder vote. Similarly, the increase in the common stock value to $10.80 per share in the October 2021 Valuation resulted primarily from an increase in the probability of the near-term SPAC Transaction closing and an increase in the value of common stock in that scenario due to the passage of time and an increase in the SPAC’s publicly traded price as compared to the SPAC Transaction’s negotiated pre-money valuation. As a result, the increase in Dave’s common stock fair value between the valuation dates resulted directly from both the increase in the pre-money valuation and acceleration of the timing of an exit, from the Series B Financing to the Business Combination.

Please refer to Note 3 in our accompanying unaudited condensed consolidated financial statements for the period ended March 31, 2022 included in this Form 10-Q.

Allowance for Unrecoverable Advances

We maintain an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in outstanding Member advances. We currently estimate the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Interpretations of the nature of volume of the portfolio and projections of future economic conditions involve a high degree of subjectivity. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the unaudited condensed consolidated statement of operations.

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We consider advances over 120 days past due or which become uncollectible based on information available to us as impaired. All impaired advances are deemed uncollectible and subsequently written-off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries of Member advances written-off, if any, are recorded as a reduction to Member advances when collected, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances expense in the unaudited condensed consolidated statements of operations.

Income Taxes

We follow ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the unaudited condensed consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more-likely-than-not that the asset will not be realized.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded. We have estimated approximately $0.5 million of uncertain tax positions as of both March 31, 2022 and 2021, related to state income taxes and research tax credits.

Our policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense within the statement of operations. We recognized approximately $0.001 million and $0.002 million of interest expense and penalties as a component of income tax expense during the periods ended March 31, 2022 and 2021, respectively. There was approximately $0.008 million and $0.007 million of accrued interest and penalties as of March 31, 2022 and December 31, 2021, respectively.

We are subject to income tax in jurisdictions in which we operate, including the United States. For U.S. income tax purposes, we are taxed as a Subchapter C corporation.

We recognize deferred taxes for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. We recorded a valuation allowance against our deferred tax assets, net of certain deferred tax liabilities, at March 31, 2022 and December 31, 2021. Based upon management’s assessment of all available evidence, we have concluded that it is more-likely-than-not that the deferred tax assets, net of certain deferred tax liabilities, will not be realized.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company and to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 3 of our accompanying unaudited condensed consolidated financial statements included in this Form 10-Q for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the periods ended March 31, 2022 and 2021.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd- Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the unaudited condensed consolidated financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

55

We will remain an emerging growth company under the JOBS Act until the earliest of (1) the last day of the fiscal year (a) following March 4, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Recently Issued Accounting Standards

Refer to Note 3, “Significant Accounting Policies,” of our unaudited condensed consolidated financial statements included in this Form 10-Q for a discussion of the impact of recent accounting pronouncements.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

We hold cash and cash equivalents and marketable securities for working capital purposes. We do not have significant exposure to market risk with respect to investments, as any investments we enter into are primarily highly liquid investments. As of March 31, 2022, we had cash and cash equivalents and marketable securities of $302.3 million, consisting of operating, savings and money market accounts which are not materially affected by changes in the general level of U.S. interest rates. Furthermore, all of the Convertible Notes issued by us accrue interest at a fixed rate.

We also have interest rate exposure as a result of our outstanding term loans under the Credit Facility. As of March 31, 2022, the aggregate outstanding principal amounts of the term loans was $35.0 million. The term loans bear interest at an annual rate equal to 6.95% plus a base rate defined as the greater of three-month LIBOR (as of the last day of each calendar month) and 2.55%. The $20 million credit line under the Credit Facility has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR and 2.55% (a total of 11.5% as of March 31, 2022). If overall interest rates increase by 100 basis points, our interest expense would not be significantly affected.

Credit Risk

Financial instruments that potentially subject us to credit risk consist of cash, Member advances and deposits. We maintain our cash with major financial institutions. At times, cash account balances with any one financial institution may exceed FDIC insurance limits ($250,000 per depositor per institution). We believe the financial institutions that hold our cash are financially sound and, accordingly, minimal credit risk exists with respect to cash. Our payment processors also collect cash on our behalf and will hold these cash balances temporarily until they are settled the next business day. The Member advances are also subject to credit risk. See “Risk Factors—Risk Related to Our Business and Industry—Our non-recourse cash advances expose us to credit risk of our Members and if our underwriting criteria for making advances is not sufficient to mitigate against this risk, our financial condition and operating results could be adversely affected if a substantial number of our Members fail to repay the cash advance they receive.”

Inflation Risk

Historically, inflation did not have a material effect on our business, results of operations, or financial condition. During 2021, inflation has begun to increase. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations and financial condition.

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Item 4. Controls and Procedures (As Restated)

As discussed in the Explanatory Note to this Amendment No. 1, we determined that we had material weaknesses in our internal control over financial reporting, namely that our controls over the classification of the Company’s member advances in the statement of cash flows and the accounting treatment of the earnout shares did not operate effectively, resulting in a restatement of our unaudited condensed financial statements for the three months ended March 31, 2022. Refer to Note 2 - Restatement of Prior Financial Information, for discussion regarding the restatement impacts.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the fiscal quarter ended March 31, 2022. Based on this evaluation and for the reasons set forth below, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of March 31, 2022 due to the material weaknesses in internal control over financial reporting disclosed in Part II, Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and the material weaknesses described above.

Previously Identified Material Weaknesses

In connection with the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020 material weaknesses in our internal control over financial reporting were identified. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. For more information concerning the material weaknesses identified, see section titled “Risk Factors—Dave identified material weaknesses in its internal control over financial reporting in its audited financial statements for the years ended December 31, 2021 and 2020 and if Dave is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, it may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect Dave’s business and share price” included in our Annual Report.

Notwithstanding the conclusion by our Chief Executive Officer and Chief Financial Officer that our disclosure controls and procedures as of March 31, 2022 were not effective, and notwithstanding the identified material weaknesses, management, including our Chief Executive Officer and Chief Financial Officer, believes the condensed consolidated financial statements included in this Form 10-Q fairly represent in all material respects our financial condition, results of operations and cash flows at and for the periods presented in accordance with U.S. GAAP.

Remediation

Management intends to implement remediation steps to improve our disclosure controls and procedures and our internal control over financial reporting. Specifically, we intend to expand and improve our review process for complex securities and related accounting standards. We have improved this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended March 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II – OTHER INFORMATION

Item 1. Legal Proceedings

For a description of our material pending legal proceedings, please see Note 15 Commitments and Contingencies, to the unaudited condensed consolidated financial statements included elsewhere in this report.

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, negative publicity and reputational harm and other factors.

Item 1A. Risk Factors (As Restated)

As of the date of this Quarterly Report on Form 10-Q, there have been no material changes to the risk factors disclosed in in our Annual Report for the year ended December 31, 2021 filed with the SEC on March 25, 2022. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. We may disclose changes to such risk factors or disclose additional risk factors from time to time in our future filings with the SEC, including as set forth below.

The issuance of shares of our Common Stock pursuant to our Note may result in significant dilution to our stockholders.

On March 21, 2022, Dave entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., owner and operator of FTX US (the “Purchaser”), providing for the purchase and sale of a Convertible Note in the initial principal amount of $100.0 million (the “Note”). The conversion of the Note could result in the issuance of a significant number of shares of our Common Stock. Currently, the $100.0 million principal amount of the Note is convertible, at the option of the Purchaser, at a price of $10.00 per share, which would result in the issuance of 10,000,000 shares of Common Stock upon its conversion in full. The Conversion Price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. Conversion of the full initial principal amount of the Note would result in the issuance of 10,000,000 shares of Common Stock if converted at $10.00 per share, which amount is subject to increase by any interest paid in kind that is added to the outstanding principal under the terms of the Note.

Any conversion of the Note may result in significant dilution to our stockholders and could negatively impact the trading price of our Common Stock.

The Purchaser has certain additional rights upon an event of default under the Note, which could harm our business, financial condition, and results of operations and could require us to reduce or cease or operations.

Under the Note, the Purchaser has certain rights upon an event of default. In the event of any event of default, the Company must accelerate its payment of the principal amount of the Note and must pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing its rights under the Note and collecting any amounts due and payable under the Note. The exercise of these rights upon an event of default could substantially harm our financial condition, substantially dilute our other shareholders and force us to reduce or cease operations and you may lose all or part of your investment.

Dave identified material weaknesses in its internal control over financial reporting in its audited financial statements for the years ended December 31, 2021 and 2020 and in its unaudited condensed financial statements for the three months ended March 31, 2022 and March 31, 2021. If Dave is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, it may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect Dave’s business and share price.

In connection with the preparation and audits of Dave’s consolidated financial statements for the years ended December 31, 2021 and 2020, material weaknesses were identified in Dave’s internal control over financial reporting. Additionally, we determined that we had additional material weaknesses in internal control over financial reporting, namely that [our review control over the accuracy of our accounting treatment of the Company’s member advances and earnout shares did not operate effectively], resulting in a restatement of our audited financial statements for the years ended December 31, 2021 and 2020 and our unaudited condensed financial statements as of and for the three months ended March 31, 2022 and 2021. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The following have been identified as material weaknesses in addition to the material weaknesses described above:

•

Dave did not design and maintain certain formal accounting policies, procedures, and internal controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including internal controls over the period-end financial reporting process addressing financial statement and footnote presentation and disclosures, account reconciliations, and journal entries. Additionally, the lack of a sufficient number of accounting and finance professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of Dave’s financial reporting objectives, as demonstrated by, amongst other things, insufficient segregation of duties within the finance and accounting functions.

•

Dave did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements, specifically, with respect to: (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel: and (iii) computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored.

Dave is implementing a plan to remediate the material weaknesses described above. Those remediation measures are ongoing and include (i) hiring additional accounting and IT personnel to bolster its technical reporting, transactional accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing formal controls over segregation of duties; (iii) designing and implementing formal processes, accounting policies, procedures, and controls supporting Dave’s financial close process, including creating standard balance sheet reconciliation templates and journal entry controls; (iv) designing and implementing IT general controls, including controls over change management, the review and update of user access rights and privileges and computer operations controls; and (v) redesigning its internal controls around the allowance for unrecoverable advances to detect and prevent future errors.

While Dave believes these efforts will remediate the material weaknesses, Dave may not be able to complete its evaluation, testing or any required remediation in a timely fashion, or at all. Dave cannot assure you that the measures it has taken to date and may take in the future will be sufficient to remediate the control deficiencies that led to its material weaknesses in internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. The effectiveness of Dave’s internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If Dave is unable to remediate the material weaknesses or identifies additional material weakness in the future, Dave’s ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, could be adversely affected which, in turn, to may adversely affect Dave’s reputation and business and the market price of the Company. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of Dave’s securities and harm to Dave’s reputation and financial condition, or diversion of financial and management resources from the operation of Dave’s business.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information.

None.

Item 6. Exhibits

Exhibits designated by an asterisk (*) are filed herewith and those designated by two asterisks (**) are furnished herewith; all exhibits not so designated are incorporated by reference to a prior filing as indicated.

58

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 7, 2021, by and among VPC Impact Acquisition Holdings III, Inc., Bear Merger Company I Inc., Bear Merger Company II LLC, and Dave Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 10, 2021.)

3.1	Second Amended and Restated Certificate of Incorporation of Dave Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 11, 2022.)

3.2	Amended and Restated Bylaws of Dave Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 11, 2022.)

4.1	Convertible Note, dated March 21, 2022, by and between Dave Inc. and FTX Ventures Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2022).

10.10	Convertible Note Purchase Agreement, dated March 21, 2022, by and between the Company and FTX Ventures Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2022).

31.1*	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002

32.1**	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002

101	The following financial information from this quarterly report on Form 10-Q/A for the fiscal quarter ended March 31, 2022 formatted in Inline XBRL: (i) Condensed Consolidated Balance Sheets; (ii) Condensed Consolidated Statements of Operations; (iii) Condensed Consolidated Statement of Stockholders’ Equity; (iv) Condensed Consolidated Statements of Cash Flows; and (v) Notes to Unaudited Condensed Consolidated Financial Statements

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

59

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave Inc.

Dated: August 22, 2022	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director

Dated: August 22, 2022	/s/ Kyle Beilman
Kyle Beilman
Chief Financial Officer

60

Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jason Wilk, certify

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 of Dave Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 22, 2022	By:	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kyle Beilman, certify

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 of Dave Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 22, 2022	By:	/s/ Kyle Beilman
Kyle Beilman
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Dave Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jason Wilk, Chief Executive Officer of the Company, and Kyle Beilman, Chief Financial Officer of the Company, do each hereby certify pursuant to 18 of U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2022	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Kyle Beilman
Kyle Beilman
Chief Financial Officer
(Principal Financial Officer)

Annex C

Form 10-Q

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

1265 South Cochran Ave

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T(§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2of the Act).    Yes  ☐    No  ☒

As of July 29, 2022, the number of outstanding shares of Dave Inc.’s Class A common stock was 326,054,615 and the number of outstanding shares of Dave Inc.’s Class V common stock was 48,450,639.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Form 10-Q” or this “report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward looking and as such are not historical facts. All statements contained in this Form 10-Q other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “can,” “expect,” “project,” “outlook,” “forecast,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 (the “Annual Report”). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Form 10-Q may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this Form 10-Q involve a number of judgments, risks and uncertainties, including, without limitation, risks related to:

•	the ability of Dave to compete in its highly competitive industry;

•	the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry;

•	the ability of Dave to manage its growth as a public company;

•	the ability of Dave to protect intellectual property and trade secrets;

•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business;

•	the ability to attract or maintain a qualified workforce;

•	level of product service failures that could lead Dave members (“Members”) to use competitors’ services;

•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;

•	the ability to maintain the listing of Dave Class A Common Stock on Nasdaq;

•	the effects of the COVID-19 pandemic, the Russia-Ukraine war or rising inflation on Dave’s business;

•	the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this Form 10-Q, including those described under Item 1A, “Risk Factors” of the Annual Report.

We caution you that the foregoing list of judgments, risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements may not be complete. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

You should read this Form 10-Q with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

This report contains estimates, projections and other information concerning our industry, our business and the markets for our products. We obtained the industry, market and similar data set forth in this report from our own internal estimates and research and from industry research, publications, surveys and studies conducted by third parties, including governmental agencies. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe that the data we use from third parties are reliable, we have not separately verified these data. You are cautioned not to give undue weight to any such information, projections and estimates.

As a result of a number of known and unknown risks and uncertainties, including without limitation, the important factors described in Part I, Item 1A, “Risk Factors” in the Annual Report, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

As used in this report, the “Company,” “Dave,” “we,” “us,” “our” and similar terms refer Dave Inc. (f/k/a VPC Impact Acquisition Holdings III, Inc.) and its consolidated subsidiaries, unless otherwise noted or the context otherwise requires.

Part I – Financial Information

Item 1. Financial Statements

Dave Inc. and Subsidiary

Condensed Consolidated Balance Sheets

(in thousands; except share data)

(unaudited)

	As of June 30, 2022	As of December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$26,379	$32,009
Marketable securities	36,083	8,226
Member advances, net of allowance for unrecoverable advances of $19,150 and $11,995 as of June 30, 2022 and December 31, 2021, respectively	76,086	49,013
Short-term investments (available-for-sale)	194,347	—
Prepaid income taxes	716	1,381
Deferred issuance costs	—	5,131
Prepaid expenses and other current assets	11,976	4,443

Total current assets	345,587	100,203
Property and equipment, net	844	685
Lease right-of-use assets (related-party of $856 and $970 as of June 30, 2022 and December 31, 2021, respectively)	1,812	2,702
Intangible assets, net	9,708	7,849
Derivative asset on loans to stockholders	—	35,253
Debt facility commitment fee, long-term	102	131
Restricted cash	447	363

Total assets	$358,500	$147,186

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$21,052	$13,044
Accrued expenses	10,778	13,045
Lease liabilities, short-term (related-party of $263 and $243 as of June 30, 2022 and December 31, 2021, respectively)	1,270	1,920
Legal settlement accrual	3,504	3,701
Note payable	—	15,051
Credit facility	20,000	20,000
Convertible debt, current	—	695
Interest payable, convertible notes, current	—	25
Other current liabilities	815	1,153

Total current liabilities	57,419	68,634
Lease liabilities, long-term (related-party of $684 and $822 as of June 30, 2022 and December 31, 2021, respectively)	684	970
Debt facility, long-term	35,000	35,000
Convertible debt, long-term	100,785	—
Warrant liabilities	1,170	3,726
Earnout liabilities	48	—
Other non-current liabilities	122	119

Total liabilities	195,228	108,449

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, par value per share $0.0001, 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class A common stock, par value per share $0.0001, 500,000,000 shares authorized; 325,671,886 and 297,094,254 shares issued at June 30, 2022 and December 31, 2021, respectively; 324,085,849 and 297,094,254 shares outstanding at June 30, 2022 and December 31, 2021, respectively	32	30
Class V common stock, par value per share $0.0001, 100,000,000 shares authorized; 48,450,639 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	5	5
Treasury stock	—	(5)
Additional paid-in capital	258,472	86,796
Accumulated other comprehensive loss	(2,430)	—
Loans to stockholders	—	(15,192)
Accumulated deficit	(92,807)	(32,897)

Total stockholders’ equity	163,272	38,737

Total liabilities, and stockholders’ equity	$358,500	$147,186

See accompanying notes to the condensed consolidated financial statements.

Dave Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues:
Service based revenue, net	$42,991	$34,386	$82,259	$66,804
Transaction based revenue, net	2,814	2,843	6,097	4,851

Total operating revenues, net	45,805	37,229	88,356	71,655

Operating expenses:
Provision for unrecoverable advances	13,857	7,395	27,642	10,933
Processing and servicing fees	7,590	5,495	14,133	10,715
Advertising and marketing	20,793	11,855	32,997	25,895
Compensation and benefits	39,138	9,869	57,032	19,253
Other operating expenses	17,442	8,887	32,240	21,464

Total operating expenses	98,820	43,501	164,044	88,260

Other (income) expenses:
Interest income	(647)	(70)	(660)	(140)
Interest expense	2,288	508	3,843	785
Legal settlement and litigation expenses	—	241	—	609
Other strategic financing and transactional expenses	1,870	116	2,831	224
Gain on extinguishment of liability	(4,290)	—	(4,290)	—
Changes in fair value of derivative asset on loans to stockholders	—	(6,896)	5,572	(24,042)
Changes in fair value of earnout liabilities	(7,594)	—	(9,634)	—
Changes in fair value of warrant liabilities	(17,549)	680	(13,484)	2,866

Total other income, net	(25,922)	(5,421)	(15,822)	(19,698)

Net (loss) income before provision for income taxes	(27,093)	(851)	(59,866)	3,093
Provision for income taxes	22	13	44	5

Net (loss) income	$(27,115)	$(864)	$(59,910)	$3,088

Net loss per share:
Basic	$(0.07)	$(0.01)	$(0.16)	$0.00
Diluted	$(0.07)	$(0.01)	$(0.16)	$0.00
Weighted-average shares used to compute net loss per share
Basic	371,540,222	135,906,931	370,170,270	134,341,921
Diluted	371,540,222	135,906,931	370,170,270	354,343,431

See accompanying notes to the condensed consolidated financial statements.

Dave Inc. and Subsidiary

Condensed Consolidated Statements of Comprehensive (Loss)

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(27,115)	$(864)	$(59,910)	$3,088
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities, net of tax $0 and $0	(2,430)	—	(2,430)	—

Comprehensive income (loss)	$(29,545)	$(864)	$(62,340)	$3,088

See accompanying notes to the condensed consolidated financial statements.

Dave Inc. and Subsidiary

Condensed Consolidated Statement of Stockholders’ Equity

(in thousands, except share data)

(unaudited)

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2022 (as previously reported)	133,216,940	$9,881	13,326,050	$49,675	3,991,610	$12,617	104,022,678	$0.1	—	$—	—	$—	$14,658	$(15,192)	$(5)	$—	$(32,897)	(33,436)
Retroactive application of recapitalization	(133,216,940)	(9,881)	(13,326,050)	(49,675)	(3,991,610)	(12,617)	(104,022,678)	(0.1)	297,094,254	30	48,450,639	5	72,138	—	—	—	—	72,173

Balance at January 1, 2022 (as adjusted)	—	—	—	—	—	—	—	—	297,094,254	30	48,450,639	5	86,796	(15,192)	(5)	—	(32,897)	38,737
Issuance of Class A common stock for stock option exercises	—	—	—	—	—	—	—	—	3,399,111	—	—	—	1,569	—	—	—	—	1,569
Issuance of Class A common stock pursuant to the PIPE financing	—	—	—	—	—	—	—	—	21,000,000	2	—	—	209,999	—	—	—	—	210,001
Issuance of Class A common stock pursuant to the Merger Agreement	—	—	—	—	—	—	—	—	6,765,322	1	—	—	(26,702)		—	—	—	(26,701)
Exercise of Series B-1 preferred stock warrants, net of settlement	—	—	—	—	—	—	—	—	450,841	—	—	—	3,365	—	—	—	—	3,365
Conversion of 2019 convertible notes and accrued interest to Class A common stock	—	—	—	—	—	—	—	—	225,330	—	—	—	720	—	—	—	—	720
Repurchase of Class A common stock	—	—	—	—	—	—	—	—	(198,505)	—	—	—	(1,588)	—	5	—	—	(1,583)
Exercise of warrant for Class A common stock	—	—	—	—	—	—	—	—	110	—	—	—	—	—	—	—	—	—
Stockholder loans interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(12)	—	—	—	(12)
Exercise of derivative asset and paydown of stockholder loans	—	—	—	—	—	—	—	—	(6,014,250)	(1)	—	—	(44,885)	15,204	—	—	—	(29,682)
Extinguishment of liability	—	—	—	—	—	—	—	—	1,363,636	—	—	—	3,150	—	—	—	—	3,150
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	26,048	—	—	—	—	26,048
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,430)	—	(2,430)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(59,910)	(59,910)

Balance at June 30, 2022	—	$—	—	$—	—	$—	—	$—	324,085,849	32	48,450,639	5	$258,472	$—	$—	$(2,430)	$(92,807)	$163,272

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2021 (as previously reported)	133,216,940	$9,881	13,326,050	$49,675	3,991,610	$12,617	100,223,194	$0.1	—	$—	—	$—	$5,493	$(14,764)	$(154)	$—	$(12,904)	$(22,329)
Retroactive application of recapitalization	(133,216,940)	(9,881)	(13,326,050)	(49,675)	(3,991,610)	(12,617)	(100,223,194)	(0.1)	291,948,352	29	48,450,639	5	72,139	—	—	—	—	72,173

Balance at January 1, 2021 (as adjusted)	—	—	—	—	—	—	—	—	291,948,352	29	48,450,639	5	77,632	(14,764)	(154)	—	(12,904)	49,844
Issuance of common stock for stock option exercises	—	—	—	—	—	—	—	—	2,837,321	—	—	—	910	—	—	—	—	910
Vesting of stock option early exercises	—	—	—	—	—	—	—	—	—	—	—	—	75	—	—	—	—	75
Stockholder loans interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(137)	—	—	—	(137)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	2,786	—	—	—	—	2,786
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,088	3,088

Balance at June 30, 2021	—	$—	—	$—	—	$—	—	$—	294,785,673	$29	48,450,639	$5	$81,403	$(14,901)	$(154)	$—	$(9,816)	$56,566

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at March 31, 2022	—	$—	—	$—	—	$—	—	$—	322,659,785	$32	48,450,639	$5	$232,453	$—	$—	$—	$(65,692)	$166,798
Issuance of Class A common stock for stock option exercises	—	—	—	—	—	—	—	—	62,428	—	—	—	11	—	—	—	—	11
Extinguishment of liability	—	—	—	—	—	—	—	—	1,363,636	—	—	—	3,150	—	—	—	—	3,150
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	22,858	—	—	—	—	22,858
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,430)	—	(2,430)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(27,115)	(27,115)

Balance at June 30, 2022	—	$—	—	$—	—	$—	—	$—	324,085,849	32	48,450,639	—	$258,472	$—	$—	$(2,430)	$(92,807)	$163,272

									Common stock
	Series A convertible preferred stock		Series B-1 convertible preferred stock		Series B-2 convertible preferred stock		Common stock		Class A		Class V		Additional paid-in capital	Loans to stockholders	Treasury stock	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at March 31, 2021	—	$—	—	$—	—	$—	—	$—	293,376,227	$29	48,450,639	$5	$79,921	$(14,832)	$(154)	$—	$(8,952)	$56,017
Issuance of Class A common stock for stock option exercises	—	—	—	—	—	—	—	—	1,409,446	—	—	—	311	—	—	—	—	311
Vesting of stock option early exercises	—	—	—	—	—	—	—	—	—	—	—	—	75	—	—	—	—	75
Stockholder loans interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(69)	—	—	—	(69)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	1,096	—	—	—	—	1,096
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(864)	(864)

Balance at June 30, 2021	—	$—	—	$—	—	$—	—	$—	294,785,673	29	48,450,639	5	$81,403	$(14,901)	$(154)	$—	$(9,816)	$56,566

See accompanying notes to the condensed consolidated financial statements.

Dave Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Six Months Ended June 30,
	2022	2021
		As Restated
Operating activities
Net (loss) income	$(59,910)	$3,088
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	3,027	1,291
Provision for unrecoverable advances	27,642	10,933
Changes in fair value of derivative assets on loans to stockholders	5,572	(24,042)
Changes in fair value of warrant liabilities	(13,484)	2,866
Changes in fair value of earnout liabilities	(9,634)	—
Gain on extinguishment of liability	(4,290)	—
Stock-based compensation	26,048	2,786
Non-cash interest	770	(137)
Non-cash lease expense	(46)	63
Changes in fair value of marketable securities	25	—
Changes in operating assets and liabilities:
Member advances, service revenue	(3,526)	(949)
Prepaid income taxes	665	746
Prepaid expenses and other current assets	(7,013)	(329)
Accounts payable	9,928	1,290
Accrued expenses	(1,870)	3,573
Legal settlement accrual	(197)	—
Other current liabilities	(338)	(2,044)
Other non-current liabilities	3	(23)
Interest payable, convertible notes	—	6

Net cash (used in) operating activities	(26,628)	(882)

Investing activities
Payments for internally developed software costs	(4,439)	(2,267)
Purchase of property and equipment	(305)	(23)
Net disbursements and collections of Member advances	(51,189)	(15,196)
Purchase of short-term investments	(196,777)	—
Purchase of marketable securities	(302,382)	(3)
Sale of marketable securities	274,500	3,915

Net cash (used in) investing activities	(280,592)	(13,574)

Financing activities
Repayment on line of credit	—	(3,910)
Proceeds from PIPE offering	195,000	—
Proceeds from escrow account, net of redemptions	29,688	—
Payment of issuance costs	(23,005)	(2,007)
Proceeds from issuance of common stock for stock option exercises	1,574	910
Repurchase of common stock	(1,583)	—
Proceeds from borrowings on convertible debt	100,000	—
Proceeds from borrowings on debt and credit facilities	—	23,000

Net cash provided by financing activities	301,674	17,993

Net (decrease) increase in cash and cash equivalents and restricted cash	(5,546)	3,537
Cash and cash equivalents and restricted cash, beginning of the period	32,372	5,069

Cash and cash equivalents and restricted cash, end of the period	$26,826	$8,606

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right of use assets recognized	$—	$2,514
Operating lease liabilities recognized	$—	$2,514
Property and equipment purchases in accounts payable	$39	$10
Conversion of convertible preferred stock to Class A common stock in connection with the reverse recapitalization	$72,173	$—
Recapitalization transaction costs liability incurred	$7,500	$—
Conversion of convertible notes and accrued interest to Class A common stock in connection with the reverse recapitalization	$720	$—
Conversion of B-1 Warrants to Class A common stock in connection with the reverse recapitalization	$3,365	$—
Discharge of PIPE promissory note in connection with the reverse recapitalization	$15,000	$—
Supplemental disclosure of cash (received) paid for:
Income taxes	$(644)	$(721)
Interest	$2,332	$763

The following table provides a reconciliation of cash and cash equivalents, and restricted cash reported within the condensed consolidated balance sheet with the same as shown in the condensed consolidated statement of cash flows.

Cash and cash equivalents	$26,379	$8,243
Restricted cash	447	363

Total cash, cash equivalents, and restricted cash, end of period	$26,826	$8,606

See accompanying notes to the condensed consolidated financial statements.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1 Organization and Nature of Business

Overview

Dave Inc. (“Dave” or the “Company”), a Delaware corporation, with headquarters located in Los Angeles, California, is a financial services company. Dave was originally incorporated in the State of Delaware on January 14, 2021 as a special purpose acquisition company under the name VPC Impact Acquisition Holdings III, Inc. (“VPCC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business.

Dave offers a suite of innovative financial products aimed at helping Members improve their financial health. The Company’s budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. Dave also helps Members generate extra income for spending or emergencies through Dave’s Side Hustle product, where Dave presents Members with supplemental work opportunities. Through Dave Banking, the Company provides a modern checking account experience with valuable tools for building long-term financial health.

Insights:

As spending and earning dynamics have become more complex over time, the Company offers a personal financial management tool to support Members with budgeting, wherever someone banks. These insights help people to manage their income and expenses between paychecks, helping them to spend and save in a smarter way and avoid liquidity jams that may cause them to overdraft.

ExtraCash:

Many Americans are often unable to maintain a positive balance between paychecks, driving a reliance on overdraft, payday loans, auto title loans and other forms of expensive credit to put food on the table, gas in their car or pay for unexpected emergencies. For example, traditional banks charge up to $34 for access to as little as $5 of overdraft, whereas many others in the financial services sector do not allow for overdraft at all. Dave invented a free overdraft and short-term credit alternative called ExtraCash, which allows Members to advance funds to their account and avoid a fee altogether. Members may receive an advance of up to $500 and may only have one advance outstanding at any given time.

Side Hustle:

Dave seeks to help Members improve their financial health by presenting new job opportunities to them. Through Dave’s partnership with leading employers Members can quickly submit applications and improve their income with flexible employment.

Dave Banking:

Dave offers a full-service digital checking account through its partnership with Evolve Bank and Trust (“Evolve”). The Dave Spending Account does not have overdraft and minimum balance fees.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Business Combination

On January 5, 2022 (the “Closing Date”), the Company consummated the previously announced transaction (pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among Dave Inc. (prior to the Mergers (as defined below), hereinafter referred to as “Legacy Dave”), VPCC, Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned Subsidiaries of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct wholly owned Subsidiaries of VPCC (“Second Merger Sub”).

On January 5, 2022, pursuant to the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave (the “First Merger”), with Legacy Dave surviving the First Merger as a wholly owned subsidiary of VPCC (such company, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”), immediately followed by the Surviving Corporation merging with and into Second Merger Sub (the “Second Merger”, the Second Merger together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” or the “Transactions”), with Second Merger Sub (such entity, following the Second Merger, the “Surviving Entity”) surviving the Second Merger as a wholly owned subsidiary of VPCC. Following the Mergers, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.” and the Surviving Entity was renamed “Dave Operating LLC”.

On January 5, 2022, the holders of (a) Legacy Dave capital stock and (b) Legacy Dave’s options to purchase Legacy Dave capital stock pursuant to Legacy Dave’s stock plan (the “Legacy Dave Options”), received aggregate merger consideration, consisting of 327,255,618 shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and 48,450,639 shares of Class V common stock of the Company, par value $0.0001 per share (the “Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”).

The Company’s Class A Common Stock is now listed on the Nasdaq Global Market under the symbol “DAVE”, and warrants to purchase the Class A Common Stock at an exercise price of $11.50 per share are listed on Nasdaq under the symbol “DAVEW”. The audited financial statements included in Dave’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 are those of VPCC prior to the consummation of the Business Combination and the name change. The audited financial statements of Legacy Dave are included in Form 8-K/A filed with the SEC on March 25, 2022 prior to the consummation of the Business Combination and the name change. Prior to the Business Combination, VPCC neither engaged in any operations nor generated any revenue. Until the Business Combination, based on VPCC’s business activities, VPCC was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The audited Consolidated Financial Statements as of and for the years ended December 31, 2021 and 2020 for Legacy Dave were included in Exhibit 99.3 of Amendment No. 1 to the Current Report on Form 8-K (the “Form 8-K/A”) filed with the Securities and Exchange Commission (“SEC”) on March 25, 2022.

COVID-19

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus (“COVID-19”), and the Company continues to closely monitor the impact of the pandemic on all aspects of the business, including how it has and may in the future impact Members, employees, suppliers, vendors, and business partners. The duration and magnitude of the continuing effects of COVID-19 on Members remain uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventive measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the U.S. government may further adopt.

Beginning in March 2020, Dave’s business and operations were disrupted by the conditions caused by COVID-19, which adversely affected Members’ spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) helped mitigate the effects of COVID-19 on Members. In particular, stimulus funds and enhanced unemployment benefits provided under the CARES Act created additional financial support for Members; however, the overall economic conditions and increased levels of unemployment may negatively impact the creditworthiness of Members and could impact the credit risk on the Company’s Advance business. The Company actively monitors the performance of its Advance portfolio and will continue to assess the impact of the COVID-19 pandemic. At the onset of the pandemic, the Company made some underwriting modifications in response and intend to make additional adjustments to the Company’s risk management policies as necessary.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2 Restatement of Previously-Issued Financial Statements

In connection with the preparation of the Company’s June 30, 2022 unaudited condensed consolidated financial statements, management became aware of a classification error in the condensed consolidated statements of cash flows for the six months ended June 30, 2021.

The Company previously presented cash flow from Member advances, which includes disbursements, collections and service revenues, as an operating activities. The Company identified that the disbursements and collections of Member advances should be part of investing activities while revenues are part of operating activities. The Company corrected this error by reclassifying the net disbursements and collections portion of the cash flows to investing activities under “Net disbursements and collections of Member advances” in the condensed consolidated statements of cash flows. The Company also updated the financial line item for the service revenue portion from “Member advances” in operating activities to “Member advances, service revenue”. This error only impacts the condensed consolidated statements of cash flows.

The following table presents the impact of this error correction in the condensed consolidated statements of cash flows for the six months ended June 30, 2021, (in thousands):

	For the Six Months Ended June 30, 2021
	As Reported	Adjustment	As Restated
Operating Activities
Member advances, service revenue	$(16,145)	$15,196	$(949)
Net cash (used in) operating activities	$(16,078)	$15,196	$(882)

Investing Activities
Net disbursements and collections of Member advances	$—	$(15,196)	$(15,196)
Net cash (used in) investing activities	$1,622	$(15,196)	$(13,574)

Note 3 Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are unaudited.

These unaudited condensed consolidated financial statements do not include all disclosures that are normally included in annual audited financial statements prepared in accordance with U.S. GAAP and should be read in conjunction with the Company’s consolidated financial statements.

The accompanying (a) unaudited condensed consolidated balance sheet as of December 31, 2021, which has been derived from audited financial statements, and (b) the unaudited interim condensed financial statements have been prepared in accordance pursuant to the rules and regulations of the SEC regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. Therefore, it is suggested that these unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s Current Report on Forms 10-K and 8-K/A, both dated March 25, 2022, that were filed with the SEC.

In addition to the adjustments to record the Business Combination between VPCC and Legacy Dave, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, comprehensive loss, cash flows, and stockholders’ equity for the interim periods, but are not necessarily indicative of the results to be anticipated for the full year 2022 or any future period.

Retroactive Application of Reverse Recapitalization

As discussed in Note 4, The Reverse Recapitalization and Related Transactions, the Business Combination is accounted for as a reverse recapitalization of equity structure. Pursuant to U.S. GAAP, the Company recasts its Consolidated Statements of Stockholders’ Equity from December 31, 2020 to the Closing Date, the total stockholder’s equity within the Company’s Consolidated Balance Sheet as of December 31, 2021 and the weighted average outstanding shares basic and diluted for the year ended December 31, 2021 by applying the recapitalization retroactively.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

In addition, the Company recasts the stock class and issued and outstanding number of shares, exercise prices of options and warrants for each balance sheet period presented in these condensed consolidated financial statements and the accompanying notes.

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Statements of Stockholders’ Equity

Pursuant to the terms of the Business Combination Agreement, as part of the Closing, all of the issued and outstanding Series A preferred stock Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1 ratio and Series B-1 and Series B-2 convertible preferred stock of Legacy Dave were automatically converted into Legacy Dave common stock at a 1:1.033076 ratio, which were all converted again, along with all other issued and outstanding common stock of Legacy Dave, into 342,649,141 shares of Class A Common Stock and Class V Common Stock at an exchange ratio of 1.354387513 (the “Exchange Ratio”). Additionally, each of the Company’s options that were outstanding immediately prior to the closing of the Business Combination remained outstanding and converted into options for Class A Common Stock and Class V Common Stock equal to the number of the Company’s Common Stock, subject to such options multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such options divided by the Exchange Ratio, with the aggregate amount of shares of Class A Common Stock and Class V Common Stock issuable upon exercise of such options to be 32,078,481.

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Statements of Operations

Furthermore, based on the retroactive application of the reverse recapitalization to the Company’s Condensed Consolidated Statements of Stockholders’ Equity, the Company recalculated the weighted average shares for the year ended December 31, 2021. The basic and diluted weighted-average Legacy Dave Common Stock were retroactively converted to Class A Common Stock and Class V Common Stock using the Exchange Ratio to conform to the recast period (see Note 3, Net Loss Per Share Attributable to Stockholders, for additional information).

Retroactive Application of Reverse Recapitalization to the Condensed Consolidated Balance Sheets

Finally, to conform to the retroactive application of recapitalization to the Company’s Condensed Consolidated Statements of Stockholders’ Equity, the Company reclassified the $9,881 of Legacy Dave Series A convertible preferred stock, $49,675 of Legacy Dave Series B-1 convertible preferred stock, and the $12,617 of Legacy Dave Series B-2 convertible preferred stock to the additional paid-in capital (“APIC”), less amounts attributable to the par value of the common stock as recast, as of December 31, 2021.

Principles of Consolidation

The Company consolidates financial statements of all entities in which the Company has a controlling financial interest, including the accounts of any Variable Interest Entity (“VIE”) in which the Company has a controlling financial interest and for which it is the primary beneficiary. All intercompany transactions and balances have been eliminated upon consolidation.

Variable Interest Entities

The Company is considered the primary beneficiary of Dave OD Funding I, LLC (“Dave OD”), as it has the power over the activities that most significantly impact the economic performance of Dave OD and has the obligation to absorb expected losses and the right to receive expected benefits that could be significant, in accordance with accounting guidance. As a result, the Company consolidated Dave OD and all intercompany accounts have been eliminated.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The carrying value of Dave OD’s assets and liabilities, after elimination of any intercompany transactions and balances, in the unaudited condensed consolidated balance sheet are as follows:

	As of June 30, 2022	As of December 31, 2021
Assets
Cash and cash equivalents	$21,706	$26,239
Member advances, net of allowance for unrecoverable advances of $1,756 and @1,315 as of June 30, 2022 and December 31, 2021, respectively	51,358	35,835
Debt and credit facility commitment fee, current	240	470
Debt facility commitment fee, long-term	102	131

Total assets	$73,406	$62,675

Liabilities
Accounts payable	$462	$411
Credit facility	20,000	20,000
Debt facility	35,000	35,000
Other current liability	—	400
Warrant liability	—	3,726

Total liabilities	$55,462	$59,537

Use of Estimates

The preparation of these condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements, as well as the reported revenues and expenses incurred during the reporting periods. The Company’s estimates are based on its historical experience and on various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company’s critical accounting estimates and assumptions are evaluated on an ongoing basis including those related to the: (i) allowance for unrecoverable advances; (ii) realization of tax assets and estimates of tax liabilities; (iii) valuation of equity securities; (iv) fair value of derivatives; (v) valuation of note payable; (vi) fair value of warrant liabilities and (vii) fair value of the earnout liability. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Below is detail of operating revenues (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Service based revenue, net
Processing fees, net	$23,853	$18,978	$44,831	$36,378
Tips	14,546	11,063	28,494	21,062
Subscriptions	4,346	4,123	8,500	8,995
Other	246	222	434	369
Transaction based revenue, net	2,814	2,843	6,097	4,851

Total	$45,805	$37,229	$88,356	$71,655

Service Based Revenue, Net:

Service based revenue, net primarily consists of tips, express processing fees, and subscriptions charged to Members, net of processor costs associated with advance disbursements. Member advances are treated as financial receivables under Accounting Standards Codification (“ASC”) 310 Receivables (“ASC 310”).

Processing Fees, Net

Express processing fees apply when a Member requests an expedited cash advance. At the Member’s election, the Company expedites the funding of advance funds within eight hours of the advance request, as opposed to the customary three business days. Express fees are nonrefundable loan origination fees and are recognized as revenues over the expected contractual term of the advance.

Costs incurred by the Company to fund cash advances are treated as direct loan origination costs. These direct loan origination costs are netted against advance-related income over the expected contractual term of the advance. Direct origination costs recognized as a reduction of advance-related income during the three and six months ended June 30, 2022 was approximately $1.1 million and $2.1 million, respectively. During the three and six months ended June 30, 2021 we recognized direct origination costs as a reduction of advance-related income of approximately $0.9 million and $1.8 million, respectively.

Tips

The Company encourages but does not contractually require its Members who receive a cash advance to leave a discretionary tip. The Company treats tips as an adjustment of yield to the advances and are recognized over the average term of advances.

Subscriptions

The Company accounts for subscriptions in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company must identify the contract with a Member, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when (or as) the Company satisfies the performance obligations. The Company has evaluated the nature of its contracts with Members and determined that further disaggregation of revenue from contracts with Members into categories beyond what is presented in the condensed consolidated statements of operations was not necessary. For revenue sources that are within the scope of Topic 606, the Company fully satisfies its performance obligations and recognizes revenue in the period it is earned as services are rendered. Transaction prices are typically fixed, charged on a periodic basis or based on

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying ASC 606 that significantly affects the determination of the amount and timing of revenue from contracts with the Company’s Members. Sources of revenue from contracts with Members that are in the scope of ASC 606 include subscription fees, lead generation fees, and reward program fees.

Subscription fees of $1 are received on a monthly basis from Members who subscribe to the Company’s application. The Company continually fulfills its obligation to each Member over the monthly subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. The Company recognizes revenue ratably as the Member receives and consumes the benefits of the platform throughout the contract period.

Price concessions granted to Members who have insufficient funds when subscription fees are due are forms of variable consideration under the Company’s contracts with Members. For price concessions, the Company has elected, as an accounting policy, to account for price concessions for the month at the end of the reporting month based on the actual amounts of concessions granted as the impact.

Service based revenue also consists of lead generation fees from the Company’s Side Hustle advertising partners. The Company is entitled to receive these lead generation fees when Members use the application to sign up for jobs with the Company’s various partners. Lead generation contracts contain a single performance obligation. Lead generation revenue is recognized at a point in time upon satisfaction and completion of the single performance obligation. The Company also offers a reward program to enable Dave debit card Members to earn subscription credits. The Company also offers a rewards program to enable eligible Dave debit card Members to earn subscription credits by spending funds with selected vendors. The program is managed by a third-party service provider and cash received by the Company from the third-party service provider is recorded as unearned revenue and recognized as revenue as the subscription credits are earned by the Members.

Transaction Based Revenue, Net:

Transaction based revenue, net primarily consists of interchange and ATM revenues from Dave’s Checking Product, net of ATM-related fees, and are recognized at the point in time the transactions occur, as the performance obligation is satisfied. ATM-related fees recognized as a reduction of transaction based revenue during the three and six months ended June 30, 2022 were approximately $0.1 million and $0.2 million, respectively. ATM-related fees recognized as a reduction of transaction based revenue during the three and six months ended June 30, 2021 were approximately $0.2 million and $0.4 million, respectively.

Processing and Servicing Fees

Processor fees consist of fees paid to the Company’s processors for the recovery of advances, tips, processing fees, and subscriptions. These expenses also include fees paid for services to connect Member’s bank accounts to the Company’s application. Except for processing and service fees associated with advance disbursements, which are recorded net against revenue, all other processing and service fees are expensed as incurred.

Cash and Cash Equivalents

The Company classifies all highly liquid instruments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash primarily represents cash held at financial institutions that is pledged as collateral for specific accounts that may become overdrawn.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Marketable Securities

Marketable securities consist of investment in a money market mutual fund. The Company carries this investment at fair value and the fair value is determined by quoted prices in active markets and changes in fair value are recorded in other (income) expense in the consolidated statements of operations.

Short-Term Investments

Short-term investments consist of corporate bonds and notes, asset backed securities, and government securities and are classified as “available-for-sale”, as the sale of such securities may be required prior to maturity to implement the Company’s strategies. The fair value of short-term investments are determined by quoted prices in active markets with unrealized gains and losses (other than credit related impairment) reported as a separate component of other comprehensive income. Unrealized gains and losses of short-term investments are included in accumulated other comprehensive income, net of tax, in our condensed consolidated balance sheets, with unrealized gains and losses, net of tax, reported as a separate component of stockholders’ equity as accumulated other comprehensive income (loss). For securities with unrealized losses, any credit related portion of the loss is recognized in earnings. If it is more likely than not that the Company will be unable or does not intend to hold the security to recovery of the non-credit related unrealized loss, the loss is recognized in earnings. Realized gains and losses are determined using the specific identification method and recognized in our condensed consolidated statements of comprehensive income. Any related amounts recorded in accumulated other comprehensive income are reclassified to earnings (on a pretax basis).

Member Advances

Member advances include non-recourse cash advances, fees, and tips, net of certain direct origination costs and allowance for unrecoverable advances. Management’s intent is to hold advances until maturity or payoff. Members’ cash advances are treated as financial receivables under ASC 310.

Advances to Members are not interest-bearing. The Company recognizes these advances at the advanced amount and does not use discounting techniques to determine present value of advances due to their short-term average maturity. The consequent discount impact under the imputed interest rate method does not result in a significant impact to the consolidated financial statements.

The Company does not provide modifications to advances.

Allowance for Unrecoverable Advances

The Company maintains an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in outstanding Member advances. Management currently estimates the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Interpretations of past cash recovery patterns and projections of future economic conditions involve a high degree of subjectivity. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the condensed consolidated statements of operations.

The Company considers advances over 120 days past due or which become uncollectible based on information available to the Company as impaired. All impaired advances are deemed uncollectible and subsequently written-off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries of Member advances written-off, if any, are recorded as a reduction to Member advances when collected, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances expense in the condensed consolidated statements of operations.

Internally Developed Software

Internally developed software is capitalized when preliminary development efforts are successfully completed, management has authorized and committed project funding, it is probable that the project will be completed, and the software will be used as intended. Capitalized costs consist of salaries and other compensation costs for employees incurred for time spent on upgrades and enhancements to add functionality to the software and fees paid to third-party consultants who are directly involved in development efforts. These capitalized costs are included on the condensed consolidated balance sheets as intangible assets, net. Other costs are expensed as incurred and included within Other general and administrative expenses in the condensed consolidated statements of operations.

Amortization of internally developed software commences when the software is ready for its intended use (i.e., after all substantial testing is complete). Internally developed software is amortized over its estimated useful life of 3 years.

The Company’s accounting policy is to perform annual reviews of capitalized internally developed software projects to determine whether any indicators are present as of December 31, or whenever a change in circumstances suggests an indicator is present. If any indicators are present, the Company will perform a recoverability test by comparing the sum of the estimated undiscounted cash flows attributed to the asset group to their carrying amounts. If the undiscounted cash flows expected to result from the remaining use of the asset (i.e., cash flows when testing recoverability) are less than the asset group’s carrying amount, the Company will determine the fair value of the asset group and recognize an impairment loss for the amount the carrying amount of the asset group exceeds its fair value. If based on the results of the recoverability test, no impairment is indicated as the remaining undiscounted cash flows exceed the carrying value of the Legacy Advance Software asset group, the carrying value of the asset group as of the assessment date is deemed fully recoverable. In addition, the Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the estimate of an intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset shall be amortized prospectively over that revised remaining useful life.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are recorded at cost and depreciated over the estimated useful lives ranging from 3 to 7 years using the straight-line method. Maintenance and repair costs are charged to operations as incurred and included within other operating expenses in the condensed consolidated statements of operations.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets, primarily property and equipment and amortizable intangible assets, whenever events or changes in business circumstances indicate that carrying amounts of the assets may not be fully recoverable. If the sum of the expected undiscounted future cash flows from an asset is less than the carrying amount of the asset, the Company estimates the fair value of the assets. The Company measures the loss as the amount by which the carrying amount exceeds its fair value calculated using the present value of estimated net future cash flows.

Warrants

The Company reviewed the terms of warrants to purchase its Common Stock to determine whether warrants should be classified as liabilities or stockholders’ equity in its condensed consolidated balance sheet. In order for a warrant to be classified in stockholders’ equity, the warrant must be (a) indexed to the Company’s equity and (b) meet the conditions for equity classification in ASC Subtopic 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Equity. As the warrants do not meet the conditions for equity classification, they are carried on the condensed consolidated balance sheets as warrant liabilities measured at fair value, with subsequent changes in the fair value of the warrant recorded in the condensed consolidated statement of operations as change in fair value of warrants in other income (expense).

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement (“ASC 820”), provides a single definition of fair value and a common framework for measuring fair value as well as disclosure requirements for fair value measurements used in financial statements. Under ASC 820, fair value is determined based upon the exit price that would be received by a company to sell an asset or paid by a company to transfer a liability in an orderly transaction between market participants, exclusive of any transaction costs. Fair value measurements are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company uses the most advantageous market, which is the market from which the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement. ASC 820 creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below, with Level 1 having the highest priority and Level 3 having the lowest.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Following are the major categories of assets and liabilities measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3) (in thousands):

June 30, 2022	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$36,083	$—	$—	$36,083
Short-term investments	—	194,347	—	194,347

Total assets	$36,083	$194,347	$—	$230,430

Liabilities
Warrant liabilities - public warrants	$539	$—	$—	$539
Warrant liabilities - private placement warrants	—	—	631	631
Earnout liabilities	—	—	48	48

Total liabilities	$539	$—	$679	$1,218

December 31, 2021	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$8,226	$—	$—	$8,226
Derivative asset on loans to stockholders	—	—	35,253	35,253

Total assets	$8,226	$—	$35,253	$43,479

Liabilities
Warrant liability	$—	$—	$3,726	$3,726
Note payable	—	—	15,051	15,051

Total liabilities	$—	$—	$18,777	$18,777

The Company had no assets and liabilities measured at fair value on a non-recurring basis as of June 30, 2022 and December 31, 2021.

The Company also has financial instruments not measured at fair value. The Company has evaluated cash and cash equivalents, Member advances, net, restricted cash, accounts payable, and accrued expenses, and believes the carrying value approximates the fair value due to the short-term nature of these balances. The debt facility, convertible debt, and credit facility are not measured at fair value on a recurring basis. The fair value of the debt facility, convertible debt, and credit facility approximate their carrying values.

Marketable Securities:

The Company evaluated the quoted market prices in active markets for its marketable securities and has classified its securities as Level 1. The Company’s investments in marketable securities are exposed to price fluctuations. The fair value measurements for the securities are based upon the quoted prices of identical items in active markets multiplied by the number of securities owned.

Short-Term Investments:

The following describes the valuation techniques used by the Company to measure the fair value of short-term investments held at June 30, 2022 and December 31, 2021.

U.S. Government Securities

The fair value of U.S. government securities is estimated by independent pricing services who use computerized valuation formulas to calculate current values. U.S. government securities are categorized in Level 2 of the fair value hierarchy.

Corporate Bonds and Notes

The fair value of corporate bonds and notes is estimated by independent pricing services who use computerized valuation formulas to calculate current values. These securities are generally categorized in Level 2 of the fair value hierarchy or in Level 3 when market-based transaction activity is unavailable and significant unobservable inputs are used.

Asset-Backed Securities

The fair value of these instruments is estimated by independent pricing services who use computerized valuation formulas to calculate current values. These securities are generally categorized in Level 2 of the fair value hierarchy or in Level 3 when market-based transaction activity is unavailable and significant unobservable inputs are used.

Derivative Asset Related to Loans to Stockholders:

In relation to certain loans to stockholders, the Company purchased call options which grant the Company the right to acquire a fixed number of the Company’s Common Stock, held by such stockholders over the exercise period (four years). However, the exercise price per share is not fixed. The approximate $3.273 exercise price per share increases by a nominal amount of approximately $0.005 for each month that lapses from the call option issuance date. As of the date of the Business Combination, the exercise price per share was approximately $3.42. The Company understands that this variability in the exercise price of the call option is tied to the passage of time, which is not an input to the fair value of the Company’s shares per ASC 815, Derivatives and Hedging (“ASC 815”). Therefore, the Company does not believe the call option meets the scope exception under ASC 815. As the scope exception is not met, the call option is accounted for as a derivative instrument. Accordingly, the call option was measured at fair value and presented as a derivative asset on loans to stockholders on the Company’s condensed consolidated balance sheets. Interest earned on the non-recourse promissory notes was reported as interest income and changes in the fair value of the call option were reported as other income or expense

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

in the period incurred. The call option was measured at fair value at the end of each reporting period with change in fair value recorded in earnings. The fair value of the call option as of June 30, 2022 and December 31, 2021, was $0 and $35.3 million, respectively. Upon consummation of the Business Combination in January 2022, all of the call options related to the Loans to Stockholders were exercised, settling the derivative asset on Loans to Stockholders of $29.7 million and the contra-equity Loans to Stockholders of $15.2 million with APIC being the offsetting entry.

A roll-forward of the Level 3 derivative asset on loans to stockholders is as follows (dollars in thousands):

Opening value at January 1, 2021	$457
Amendment to loan to stockholder	5
Change in fair value during the year	34,791

Ending value at December 31, 2021	35,253
Change in fair value during the period	(5,572)
Exercise of call option	(29,681)

Ending value at June 30, 2022	$—

The Company used a probability-weighted expected return method (“PWERM”) to weight the indicated call options value determined under the binomial option pricing model to determine the fair value of the call options. The following table presents the assumptions used to value the call options for the year ended December 31, 2021:

December 31, 2021
Expected volatility	61.5%
Risk-free interest rate	0.2%
Remaining term	3.0 Years

Warrant Liability Related to Debt Facility:

As discussed further in Note 15, Debit and Credit Facility, in January 2021, the Company issued warrants contemporaneously with a debt facility that met the definition of a derivative under ASC 815. This warrant liability was initially recorded as a liability at fair value, with the offsetting entry recorded as a loan commitment fees asset. The derivative liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The gain related to the change in fair value of the warrant liability in the three and six months ended June 30, 2022, was $0 million and $0.4 million, respectively, which is presented within changes in fair value of warrant liability in the condensed consolidated statements of operations. Immediately prior to the close of the Business Combination, all, or 1,664,394 of the vested warrants were exercised and net settled for 450,841 shares of Legacy Dave’s Class A Common Stock pursuant to the terms of the Business Combination.

A roll-forward of the Level 3 warrant liability is as follows (dollars in thousands):

Opening value at January 1, 2021	$—
Initial fair value at the original issuance date	106
Change in fair value during the year	3,620

Ending value at December 31, 2021	3,726
Change in fair value during the year	(361)
Exercise of warrant	(3,365)

Ending value at June 30, 2022	$—

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company used a PWERM to weight the indicated warrant liability value determined under the binomial option pricing model to determine the fair value of the warrant liability. The following table presents the assumptions used to value the warrant liability for the period ended December 31, 2021:

Expected volatility	57.0%
Risk-free interest rate	0.1 - 0.6%
Remaining term	0.0 -1.5 Years

Note Payable:

As discussed in Note 13, Notes Payable, the Company has elected to measure the note payable at fair value using the fair value option of ASC 825-10. The Company identified an embedded derivative related to a convertible feature in its promissory note and in accordance with ASC 815-15-25-1 criterion (b), since the Company has elected to apply the fair value option to the debt embedded features will not be separated from the debt host. The note payable is carried on the Company’s unaudited condensed consolidated balance sheet as a current liability estimated at fair value with changes in fair value reflected in earnings. The Company recorded an unrealized gain of $0 and $0.1 million related to the change in fair value of the promissory note for the three and six months ended June 30, 2022, respectively. Upon the Closing of the Business Combination, the promissory note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the note payable occurred immediately prior to the closing date of the Business Combination. Refer to Note 4, The Reverse Recapitalization and Related Transactions for further details on the closing of the note payable.

A roll-forward of the Level 3 promissory note is as follows (dollars in thousands):

Opening value at January 1, 2021	$—
Fair value at issuance	14,608
Change in fair value during the year	443

Ending value at December 31, 2021	15,051
Change in fair value during the year	(51)
Discharge of obligation through the issuance of Common Stock	(15,000)

Ending value at June 30, 2022	$—

Public Warrants:

As discussed further in Note 14, Warrant Liabilities, in January 2022, upon completion of the Business Combination, public warrants were automatically converted to warrants to purchase Common Stock of the Company. These public warrants met the definition of a derivative under ASC 815, and due to the terms of the warrants, were required to be liability classified. This warrant liability was initially recorded as a liability at fair value, with the offsetting entry recorded as a non-cash expense within the statement of operations. The derivative liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The gain related to the change in fair value of the public warrant liability in the three and six months ended June 30, 2022, was approximately $8.8 million and $7.1 million, respectively, which is presented within changes in fair value of public warrant liability in the condensed consolidated statements of operations.

Private Warrants:

As discussed further in Note 14, Warrant Liabilities, in January 2022, upon completion of the Business Combination, private warrants were automatically converted to warrants to purchase Common Stock of the Company. These private warrants met the definition of a derivative under ASC 815, and due to the

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

terms of the warrants, were required to be liability classified. This warrant liability was initially recorded as a liability at fair value, with the offsetting entry recorded as a non-cash expense within the condensed consolidated statement of operations. The liability was subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The gain related to the change in fair value of the private warrant liability in the three and six months ended June 30, 2022, was approximately $8.8 million and $6.1 million, respectively, which is presented within changes in fair value of private warrant liability in the condensed consolidated statements of operations.

A roll-forward of the Level 3 private warrant liability is as follows (dollars in thousands):

Opening value at January 1, 2022	$—
Initial fair value at the merger date	6,681
Change in fair value during the period	(6,050)

Ending value at June 30, 2022	$631

The Company used a Black-Scholes option pricing model to determine the fair value of the private warrant liability. The following table presents the assumptions used to value the private warrant liability for the period ended June 30, 2022:

Exercise Price	$11.50
Expected volatility	88.2%
Risk-free interest rate	3.01%
Remaining term	4.51 years
Dividend yield	0%

Earnout Shares Liability:

As discussed further in Note 4, The Reverse Recapitalization and Related Transactions, as part of the recapitalization, 1,586,037 shares of Class A Common Stock held by founders of VPCC are subject to forfeiture if the vesting condition is not met over the five year term following the Closing Date (“Founder Holder Earnout Shares”). These Founder Holder Earnout Shares were initially recorded as a liability at fair value and subsequently recorded at fair value at each reporting period, with changes in fair value reflected in earnings. The gain related to the change in fair value of the Founder Holder Earnout Shares liabilities in the three and six months ended June 30, 2022, was approximately $2.0 million and $9.6 million, respectively, which is presented within changes in fair value of earnout liabilities in the condensed consolidated statements of operations.

A roll-forward of the Level 3 Founder Holder Earnout Shares liability is as follows (dollars in thousands):

Opening value at January 1, 2022	$—
Initial fair value at the merger date	9,682
Change in fair value during the period	(9,634)

Ending value at June 30, 2022	$48

The Company used a Monte Carlo Simulation Method to determine the fair value of the Founder Holder Earnout Shares liability. The following table presents the assumptions used to value the Founder Holder Earnout Shares liability for the period ended June 30, 2022:

June 30, 2022
Exercise Price	$11.50
Expected volatility	55.0%
Risk-free interest rate	3.01%
Remaining term	4.51 years
Dividend yield	0%

There were no other assets or liabilities that were required to be measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021.

Fair Value of Common Stock

Up until the Closing of the Business Combination in which the Company became publicly traded on Nasdaq, the Company was required to estimate the fair value of the Common Stock underlying the Company’s share-based awards. The fair value of the Common Stock underlying the Company’s stock-based awards was determined, in each case, based on a valuation model as discussed further below, and was approved by the Company’s Board of Directors. The Company’s Board of Directors intends all stock options granted to be exercisable at a price per share not less than the fair value per share of the ordinary share underlying those stock options on the date of grant.

In the absence of a public market for the Common Stock prior to the date of the Business Combination, the valuation of the Common Stock was determined using a market approach, income approach, and subject company transaction method. The allocation of equity value was determined using the option pricing method. The valuation was performed in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The Company considered various objective and subjective factors to determine the fair value of its Common Stock as of each grant date, including:

•	Historical financial performance;

•	The Company’s business strategy;

•	Industry information, such as external market conditions and trends;

•	Lack of marketability of the Common Stock;

•

Likelihood of achieving a liquidity event, such as an initial public offering, special-purpose acquisition company (“SPAC”) merger, or strategic sale given prevailing market conditions and the nature and history of the Company’s business;

•	Prices, privileges, powers, preferences, and rights of our convertible preferred stock relative to those of the Common Stock;

•	Forecasted cash flow projections for the Company;

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

•	Publicly traded price of the SPAC;

•	Primary preferred stock financings and secondary common stock transactions of the Company’s equity securities;

•	Lack of marketability/illiquidity of the common stock underlying the Company’s stock-based awards involving securities in a private company; and

•	Macroeconomic conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. The probability of a liquidity event and the derived discount rate are significant assumptions used to estimate the fair value of the Common Stock. If the Company had used different assumptions or estimates, the fair value of the Common Stock and the Company’s stock-based compensation expense could have been materially different.

During 2019 and 2020, the Company’s estimated fair value of its Common Stock remained relatively consistent, fluctuating between $0.935 per share as of August 5, 2019 (“August 2019 Valuation”), and $0.981 per share as of August 30, 2020 (“August 2020 Valuation”). The August 2019 Valuation and August 2020 Valuation utilized the income and market approaches in estimating the fair value.

The fair value of the Company’s common stock was estimated to be $0.935 per share as of August 5, 2019 (“August 2019 Valuation”) and $0.981 per share as of August 30, 2020 (“August 2020 Valuation”). In 2021, the Company’s management team first contemplated a transaction with a special purpose acquisition company (“SPAC Transaction”), which was incorporated into the June 7, 2021 valuation that resulted in a fair value of Dave’s Common Stock of $8.67 per share (“June 2021 Valuation”). The SPAC Transaction was considered in the subsequent valuation performed as of October 6, 2021 that resulted in a fair value of Dave’s Common Stock of $10.80 per share (“October 2021 Valuation”).

The August 2019 Valuation and August 2020 Valuations were completed prior to the contemplation of the Business Combination, and at the time of these valuations management did not expect a near-term exit. The August 2019 Valuation was performed at the time of the close of Dave’s Series B-1 and B-2 preferred equity financings (“Series B Financing”). Since no near-term exit was expected, the August 2019 Valuation was performed using the market approach, specifically the subject company transaction method was performed using a single option pricing model (“OPM”) as the allocation method. As a result, the fair value of the Company’s Common Stock was inferred from the Series B Financing. The August 2020 Valuation was performed using the market approach, specifically the guideline public company method (“GPCM”) and used a single OPM as the allocation methodology. The GPCM was performed by first considering the Series B Financing’s implied revenue multiple from the August 2019 valuation report, and then was adjusted based on changes in the guideline public company’s multiples since the Series B Financing occurred, with consideration for adjustments based on the Company’s comparative operational performance between the periods.

The June 2021 Valuation and October 2021 Valuation both used the hybrid method, wherein a PWERM incorporated an expected near-term SPAC exit scenario as well as an OPM. The OPM was used to model the value of common stock in a delayed exit/stay private scenario. Total equity values for each scenario management identified were estimated as of the measurement date. The delayed exit/stay private scenario total equity value was estimated using the discounted cash flow method under the income approach and the GPCM under the market approach. The total equity value in the SPAC Transaction scenario included in the June 2021 Valuation was determined based on the expected Business Combination pre-money valuation. The common stock price per share in the SPAC Transaction scenario included in the October 2021 Valuation was determined based on the publicly traded price of the SPAC as of the valuation date. Management’s estimated probability for each scenario occurring at each valuation date was applied to the respective scenario’s indicated common stock value to arrive at the estimated fair value of common stock.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The increase in the fair value of the Company’s Common Stock between the August 2019 and August 2020 Valuations, and the June 2021 Valuation and the October 2021 Valuation was predominantly due to the Company’s progress towards completing the Business Combination that was not known or knowable at the earlier valuation dates. As previously discussed, the August 2019 Valuation utilized the Series B financing to determine the value of common stock in a single OPM. The August 2020 Valuation relied upon the GPCM with valuation multiples selected considering the implied multiples at the time of the Series B Financing, with appropriate adjustments to the multiples to account for changes in the Company’s financial and operational performance as well as to reflect changes in the guideline public companies’ multiples and comparative performance, from the close of the Series B financing to the August 2020 valuation date. In early 2021, the Company first contemplated a SPAC Transaction and began taking the necessary steps to prepare for a business combination with VPCC. The necessary steps undertaken to prepare for the Business Combination included meeting with VPCC and investment bankers, discussing timing expectations, and negotiating the preliminary letter of intent with VPCC. As ongoing negotiations related to the Business Combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of Dave’s equity as of the June 2021 Valuation took into consideration the indicated equity value implied by the negotiations as well as the uncertainty inherent in the future key milestones including execution of the Business Combination Agreement and VPCC’s shareholder vote. Similarly, the increase in the common stock value to $10.80 per share in the October 2021 Valuation resulted primarily from an increase in the probability of the near-term SPAC Transaction closing and an increase in the value of common stock in that scenario due to the passage of time and an increase in the SPAC’s publicly traded price as compared to the SPAC Transaction’s negotiated pre-money valuation. As a result, the increase in Dave’s Common Stock fair value between the valuation dates resulted directly from both the increase in the pre-money valuation and acceleration of the timing of an exit, from the Series B Financing to the Business Combination.

Concentration of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, principally consist of cash and cash equivalents, restricted cash, Member cash advances, and accounts receivable. The Company’s cash and cash equivalents and restricted cash in excess of the Federal Deposit Insurance Corporation (“FDIC”) insured limits were approximately $25.8 million and $31.9 million at June 30, 2022 and December 31, 2021, respectively. The Company’s payment processors also collect cash on the Company’s behalf and will hold these cash balances temporarily until they are settled the next business day. The Company does not believe its marketable securities are exposed to any significant credit risk due to the quality and nature of the securities in which the money is held. Pursuant to the Company’s internal investment policy, investments must be rated A-1/P-1 or better by Standard and Poor’s Rating Service and Moody’s Investors Service at the time of purchase.

No Member individually exceeded 10% or more of the Company’s Member cash advances balances as of June 30, 2022 and December 31, 2021.

Leases

ASC 842, Leases (“ASC 842”) requires lessees to recognize most leases on the condensed consolidated balance sheet with a corresponding right-of-use asset. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of fixed lease payments over the lease term. Leases are classified as financing or operating which will drive the expense recognition pattern. Lease payments on short-term leases are recognized as expense on a straight-line basis over the lease term.

The Company leases office space under three separate leases, all of which are considered operating leases. One lease includes the option to renew and the exercise of the renewal option is at the Company’s sole discretion. Options to extend or terminate a lease are considered as part of calculating the lease term to the extent that the option is reasonably certain of exercise. The leases do not include the options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Covenants imposed by the leases include letters of credit required to be obtained by the lessee.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The incremental borrowing rate (“IBR”) represents the rate of interest the Company would expect to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. When determinable, the Company uses the rate implicit in the lease to determine the present value of lease payments. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments.

Loans to Stockholders

In 2019, the Company entered into loan, pledge, and option agreements with various employees, who are also stockholders, to provide those employees cash in exchange for non-recourse promissory notes and call options, which allow the Company to acquire shares held by these stockholders. Following ASC 310, the Company recorded the notes as a reduction to shareholders’ equity and will do so until it is repaid, or the associated call option is exercised and the Company reacquires the collateralized shares. Interest earned and accrued on the notes also increases this contra-equity account balance. Upon consummation of the Business Combination in January 2022, all of the call options related to the Loans to Stockholders were exercised and the related loans were settled.

Stock-Based Compensation

Stock Option Awards:

ASC 718, Compensation-Stock Compensation (“ASC 718”), requires the estimate of the fair value of all stock-based payments to employees, including grants of stock options, to be recognized in the statement of operations over the requisite service period. Under ASC 718, employee option grants are generally valued at the grant date and those valuations do not change once they have been established. The fair value of each option award is estimated on the grant date using the Black-Scholes Option Pricing Model. As allowed by ASC 718, the Company’s estimate of expected volatility is based on its peer company average volatilities, including industry, stage of life cycle, size, and financial leverage. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant valuation. The Company recognizes forfeitures as they occur.

Restricted Stock Unit Awards:

Restricted stock units (“RSUs”) are valued on the grant date and the fair value of the RSUs is equal to the estimated fair value of the Company’s Common Stock on the grant date. This compensation cost is recognized over the requisite service period as a component of stock-based compensation expense, presented within compensation and benefits in the condensed consolidated statements of operations. The Company recognizes forfeitures as they occur.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the three and six months ended June 30, 2022 were approximately $20.8 million and $33.0 million, respectively, and are presented within advertising and marketing in the condensed consolidated statements of operations. Advertising expense for the three and six months ended June 30, 2021 was approximately $11.9 million and $25.9 million, respectively.

Income Taxes

The Company follows ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more-likely-than-not that the asset will not be realized.

The effective tax rate used for interim periods is the estimated annual effective tax rate, based on the current estimate of full year results, except those taxes related to specific discrete events, if any, are recorded in the interim period in which they occur. The annual effective tax rate is based upon several significant estimates and judgments, including the estimated annual pre-tax income of the Company in each tax jurisdiction in which it operates, and the development of tax planning strategies during the year. In addition, the Company’s tax expense can be impacted by changes in tax rates or laws and other factors that cannot be predicted with certainty. As such, there can be significant volatility in interim tax provisions.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded. The Company has estimated approximately $0.5 million of uncertain tax positions as of both June 30, 2022 and December 31, 2021, related to state income taxes and research tax credits.

The Company’s policy is to recognize interest expense and penalties accrued on any unrecognized tax benefits as a component of income tax expense within the statement of operations.

Segment Information

The Company determines its operating segments based on how its chief operating decision makers manage operations, make operating decisions, and evaluate operating performance. The Company has determined that the Chief Operating Decision Maker (“CODM”) is a joint role shared by the Chief Executive Officer and Chief Financial Officer. Based upon the way the CODM reviews financial information and makes operating decisions and considering that the CODM reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance, the service-based and transaction-based operations constitute a single operating segment and one reportable segment.

Net Loss Per Share Attributable to Stockholders

The Company has two classes of participating securities (Class A Common Stock and Class V Common Stock) issued and outstanding as of June 30, 2022.

Prior to the consummation of the Business Combination, the Company had five classes of participating securities (Series A preferred stock, par value $0.000001 per share (“Series A Preferred Shares”), Series B-1 preferred stock, par value $0.000001 per share (“Series B-1 Preferred Shares”), and Series B-2 preferred stock, par value $0.000001 per share (“Series B-2 Preferred Shares”) and, together with the Series A Preferred Shares and the Series B-1 Preferred Shares, the “Preferred Stock”), unvested restricted stock awards and early exercised stock options). The Company used the two-class method to compute net loss income per common share, because it had issued multiple classes of participating securities. The two-class method requires earnings for the period to be allocated between multiple classes of participating securities based upon their respective rights to receive distributed and undistributed earnings. Losses are not attributed to participating securities as holders of Preferred Stock, unvested restricted stock awards, and early exercised stock options are not contractually obligated to share in the Company’s losses.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Basic net loss attributable to holders of Common Stock per share is calculated by dividing net loss attributable to holders of Common Stock by the weighted-average number of shares outstanding, excluding shares issued in relation to unvested restricted stock awards and vested early exercise options funded by non-recourse notes (refer to Note 20, Related-Party Transactions for further details on the Company’s Loans to Stockholders).

Diluted net loss per share attributable to holders of Common Stock adjusts the basic net loss per share attributable to stockholders and the weighted-average number of shares outstanding for the potentially dilutive impact of stock options, warrants, and restricted stock units using the treasury stock method and convertible preferred stock using the as-if-converted method.

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to holders of Common Stock (in thousands, except share data):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Numerator
Net (loss) income	$(27,115)	$(864)	$(59,910)	$3,088
Less: noncumulative dividend to convertible preferred stockholders	—	—	—	(3,088)
Less: undistributed earnings to participating securities	—	—	—	—

Net loss attributed to common stockholders—basic	(27,115)	(864)	(59,910)	—
Add: undistributed earnings reallocated to common stockholders	—	—	—	—

Net loss attributed to common stockholders—diluted	$(27,115)	$(864)	$(59,910)	$—
Denominator
Weighted-average shares of common stock—basic	371,540,222	135,906,931	370,170,270	134,341,921
Dilutive effect of convertible preferred stock	—	—	—	185,833,546
Dilutive effect of equity incentive awards	—	—	—	34,167,964

Weighted-average shares of common stock—diluted	371,540,222	135,906,931	370,170,270	354,343,431
Net loss per share
Basic	$(0.07)	$(0.01)	$(0.16)	$0.00
Diluted	$(0.07)	$(0.01)	$(0.16)	$0.00

The following potentially dilutive shares were excluded from the computation of diluted net (loss) income per share for the periods presented because including them would have been antidilutive:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Equity incentive awards	15,094,013	40,779,422	15,065,036	1
Convertible debt	10,000,000	—	10,000,000	—
Convertible preferred stock	—	203,882,182	—	18,048,635
Series B-1 warrants	—	2,333,122	—	2,333,122

Total	25,094,013	246,994,726	25,065,036	20,381,758

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted:

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. Subsequent to the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for public companies for the fiscal year beginning after December 15, 2019. In February 2020, the FASB issued an amendment providing a description of the measurement process for current expected credit losses. Early adoption is permitted. The Company plans to adopt the standard on January 1, 2023, provided it remains an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for accounting for contracts, hedging relationships, and other transactions affected by reference rate reform, if certain criteria are met. The provisions of this standard are available for election for all companies through December 31, 2022. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncements:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. The amendments in ASU 2019-12 remove certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of U.S. GAAP. This ASU is effective for public companies for annual periods beginning after December 15, 2020. Early adoption is permitted. The Company adopted the standard effective January 1, 2022. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. In addition, the amendments in the ASU 2020-06 also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied in order to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments in ASU 2020-06 are effective for public companies for fiscal years beginning after December 15, 2021. The Company adopted the standard effective January 1, 2022 on a modified retrospective approach. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

In October 2020, the FASB issued ASU 2020-10, Codification Improvements (“Codification”). The update provides incremental improvements on various topics in the Codification to provide clarification, correct errors in, and simplification on a variety of topics. Among other things, the guidance includes presentation disclosures for the amount of income tax expense or benefit related to other comprehensive income. The amendments are effective for public entities in fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the standard effective January 1, 2021. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. The amendments in this update are effective for all companies for annual periods beginning after December 15, 2021. The Company adopted the standard effective January 1, 2022. The Company has evaluated the effect that the updated standard had on its internal processes, condensed consolidated financial statements, and related disclosures, and has determined that the adoption did not have a significant impact on its condensed consolidated financial statements and related disclosures.

Note 4 The Reverse Recapitalization and Related Transactions

On the Closing Date, the Company consummated the previously announced mergers contemplated by the Business Combination Agreement. In connection with the closing of the Business Combination, the Company changed the name from “VPC Impact Acquisition Holdings III, Inc.” to “Dave Inc.,” and the Surviving Entity operates under the name “Dave Operating LLC.”

Upon the consummation of the Business Combination, in accordance with the terms and conditions of the Business Combination Agreement, all issued and outstanding Legacy Dave common stock was converted into shares of Common Stock at the Exchange Ratio. At closing, VPCC transaction costs of $22.6 million were paid, which reduced the proceeds from VPCC and reduced APIC. Additionally, $5.1 million of the costs were capitalized and included within deferred issuance costs in the consolidated balance sheet for the years ended December 31, 2021, and reduced APIC at closing. The remaining $7.5 million in transaction costs were accrued for at closing. Upon closing the Business Combination, Legacy Dave received $7.0 million in cash proceeds after transactions costs of $22.6 million were paid and released from VPCC’ trust account, net of redemptions of $224.2 million. At closing, each non-redeemed outstanding share of Legacy Dave Class A common stock was converted into one share of Class A Common Stock.

Upon consummation of the Business Combination, the shares of Legacy Dave held by Legacy Dave shareholders converted into 342,638,866 shares of Common Stock, including 294,188,227 shares of Class A Common Stock and 48,450,639 shares of Class V Common Stock.

While the legal acquirer in the Business Combination was VPCC, for accounting and financial reporting purposes under U.S. GAAP, Legacy Dave is the accounting acquirer and the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Legacy Dave in many respects. Under this method of accounting, VPCC was treated as the “acquired” company. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Dave became the historical consolidated financial statements of Dave, and VPCC’s assets and liabilities were consolidated with Legacy Dave’s on the Closing Date. Operations prior to the Business Combination are presented as those of Dave in reports subsequent to the Closing Date. The net assets of VPCC were

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

recognized at their carrying value immediately prior to the closing with no goodwill or other intangible assets recorded and were as follows, net of transaction costs (in millions):

Cash	$202.0
Other assets	0.7
Accrued expense	(0.2)
Earnout liabilities (As Restated)	(9.7)
Warrant liability — Public	(7.6)
Warrant liability — Private	(6.7)

Net assets acquired (As Restated)	$178.5

Additionally, as part of the recapitalization, 5,392,528 shares of VPCC Class A common stock held by founders of VPCC (the “Founder Holders”) were exchanged with 5,392,528 shares of Dave Class A Common Stock, 1,586,037 (or “Founder Holder Earnout Shares”) of which will be subject to forfeiture if the vesting condition is not met over the five year term following the Closing Date as follows:

Sixty percent (60%) of the Founder Holder Earnout Shares (951,622 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event I, which is defined as the first date on which the Common Share Price is equal to or greater than twelve dollars and fifty cents ($12.50) after the Closing Date, but within the Earnout Period (as defined in the Business Combination Agreement); provided, that

(i)

in the event of a change of control pursuant to which Dave Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least twelve dollars and fifty cents ($12.50) to each share of Class A Common Stock (as agreed in good faith by the Sponsor and the Board), then Triggering Event I shall be deemed to have occurred and;

(ii)

in the event that, and as often as, the number of outstanding shares of Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price (as defined in the Business Combination Agreement) threshold (i.e., twelve dollars and fifty cents ($12.50)) will, for all purposes of the Business Combination Agreement (and an agreement with the Founder Holders (the “Founder Holder Agreement”)), in each case be equitably adjusted to reflect such change; and

The remaining Founder Holder Earnout Shares (634,415 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event II, which is defined as the first date on which the Common Share Price is equal to or greater than fifteen dollars ($15.00) after the Closing Date, but within the Earnout Period; provided that

(iii)

in the event of a change of control pursuant to which Dave Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least fifteen dollars ($15.00) to each share of Class A Common Stock (as agreed in good faith by Sponsor and the Board), then Triggering Event II shall be deemed to have occurred and;

(iv)

in the event that, and as often as, the number of outstanding shares of Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price threshold (i.e., fifteen dollars ($15.00)) will, for all purposes of the Business Combination Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The Founder Holder Earnout Shares were recognized at fair value upon the closing of the Business Combination and classified as a liability. The issuance of the Founder Holder Earnout Shares will be recorded as a liability with the offsetting amount within APIC because the Business Combination is accounted for as a reverse recapitalization. The Founder Holder Earnout Shares will be remeasured to fair value at each reporting period end with changes in fair value going through the statements of operations.

Pursuant to the terms of the Business Combination Agreement, all of the issued and outstanding Series A, Series B-1 and Series B-2 redeemable convertible preferred stock and series A redeemable convertible preferred stock converted into 204,657,950 shares of Legacy Dave common stock immediately prior to the Business Combination. Then, as of the closing of the Business Combination, all outstanding shares of Legacy Dave common stock converted into 342,638,866 shares of Class A Common Stock and Class V Common Stock. Additionally, each of Legacy Dave options and warrants that were outstanding immediately prior to the closing of the Business Combination remained outstanding and converted into options and warrants for Dave Class A and Class V Common Stock equal to the number of the Company’s common stock, subject to such options or warrants, multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio, with the aggregate amount of shares of Class A Common Stock and Class V Common Stock issuable upon exercise of such options and warrants to be 32,078,481.

Concurrently with the execution of the Business Combination Agreement, VPCC entered into Subscription Agreements (the “Subscription Agreement”) with certain investors (the “Subscription Investors”) pursuant to which the Subscription Investors agreed to purchase, and the Company agreed to sell to the Subscription Investors, an aggregate of 21,000,000 shares of the Class A Common Stock for a purchase price of $10 per share, or an aggregate of $210 million in gross cash proceeds (the “PIPE Financing”). On August 17, 2021 Alameda Research, a Subscription Investor agreed to pre-fund its obligation under the original Subscription Agreement to subscribe for 1,500,000 shares of Class A Common Stock for $15.0 million of the aggregate PIPE Financing subscription amount. On August 17, 2021, Legacy Dave issued a promissory note with a principal amount of $15.0 million to Alameda Research and amended the Subscription Agreement to satisfy Alameda Research’s obligation to pay the $15.0 million purchase price under the Alameda Subscription Agreement by way of a full discharge of Legacy Dave’s obligations to pay the principal under the promissory note. Upon the closing of the Business Combination, the promissory note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the private placement occurred immediately prior to the closing date.

The number of shares of Common Stock issued immediately following the consummation of the Business Combination were as follows:

	Class A	Class V
Common stock outstanding on December 31, 2021	92,436,304	48,450,639
Common stock activity between December 31, 2021 and January 5, 2022
Exercise of derivative asset and paydown of stockholder loans	(6,014,250)	—
Issuance of Class A Common Stock for stock option exercises	2,630,557	—
Repurchase of Class A Common Stock	(198,505)	—

Common Stock outstanding prior to the Business Combination	88,854,106	48,450,639
Conversion of preferred stock to Class A Common Stock	204,657,950	—
Class A Common Stock attributable to VPCC	2,958,831	—

Adjustment related to Reverse Recapitalization*	207,616,781	—
Founder Holder shares	3,806,491	—
Conversion of 2019 convertible notes and accrued interest to Class A common stock	225,330	—
Exercise of Series B-1 preferred stock warrants, net of settlement	450,841	—
Issuance of Class A common stock pursuant to the PIPE financing	21,000,000	—

Total shares of common stock as of closing of Business Combination and related transactions	321,953,549	48,450,639

*

The corresponding adjustment to APIC related to the reverse recapitalization was comprised of (i) approximately $178.5 million which represents the fair value of the consideration transferred in the Business Combination, less the excess of the fair value of the shares issued over the value of the net monetary assets of VPCC, net of transaction costs and (ii) approximately $72.2 million which represents the conversion of the convertible preferred stock into Dave Class A Common Stock.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

There were 32,078,481 Dave options outstanding immediately after the Business Combination.

Following the Business Combination, Dave warrants to purchase 11,444,235 shares of Class A Common Stock, consisting of (i) 6,344,131 public warrants listed on the Nasdaq and (ii) 5,100,214 private warrants, each with an exercise price of $11.50 per share, remained outstanding.

Note 5 Marketable Securities

Below is detail regarding marketable securities (in thousands):

	June 30, 2022	December 31, 2021
Marketable securities	$36,083	$8,226

Total	36,083	8,226

At June 30, 2022 and December 31, 2021, the Company’s marketable securities consisted of investments in a publicly traded money market mutual fund with a ticket symbol SSPXX. The underlying money market instruments were primarily comprised of certificates of deposit and financial company asset backed commercial paper. At June 30, 2022, the investment portfolio had a weighted-average maturity of 13 days. At December 31, 2021, the investment portfolio had a weighted-average maturity of 46 days. The fund is publicly traded with a ticker symbol SSPXX.

The gain (loss) recognized in connection with the investment in marketable securities for the three and six months ended June 30, 2022, was insignificant and recorded as a component of interest income in the condensed consolidated statements of operations. The gain (loss) recognized in connection with the investment in marketable securities for the three and six months ended June 30, 2021, was insignificant and recorded as a component of interest income in the condensed consolidated statements of operations.

Note 6 Short-term investments

Below is a summary of short-term investments, which are measured at fair value as of June 30, 2022 (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate bonds	$173,376	$—	$(2,326)	$171,050
Asset-backed securities	20,449	—	(86)	20,363
Government securities	2,951	—	(17)	2,934

Total	$196,776	$—	$(2,429)	$194,347

At December 31, 2021, the Company had no short-term investments.

At June 30, 2022, the Company’s short-term investments consisted of investments in corporate bonds and notes, asset backed securities, and government securities with varying maturity dates between 2022 through 2027. Proceeds from sales and purchases of short-term investments during the six months ended June 30, 2022, were $0 and $196.8 million, respectively. The unrealized loss recorded in connection with the investment in short-term investments for the three and six months ended June 30, 2022, was approximately $2.4 million and recorded as a separate component of income in the condensed consolidated statement of comprehensive income.

Note 7 Member Cash Advances, Net

Below is detail regarding Member cash advances, net as of June 30, 2022 (in thousands):

Days From Origination	Gross Member Advances	Allowance for Unrecoverable Advances	Member Advances, Net
1-10	$59,767	$(1,746)	$58,021
11-30	17,749	(4,750)	12,999
31-60	7,431	(4,573)	2,858
61-90	5,859	(4,432)	1,427
91-120	4,430	(3,649)	781

Total	$95,236	$(19,150)	$76,086

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Below is detail regarding Member cash advances, net as of December 31, 2021 (in thousands):

Days From Origination	Gross Member Advances	Allowance for Unrecoverable Advances	Member Advances, Net
1-10	$39,910	$(1,313)	$38,597
11-30	8,111	(2,084)	6,027
31-60	4,781	(2,652)	2,129
61-90	3,986	(2,735)	1,251
91-120	4,220	(3,211)	1,009

Total	$61,008	$(11,995)	$49,013

Member advances, net, represent outstanding advances, tips, and processing fees, net of direct origination costs, less an allowance for unrecoverable advances.

The roll-forward of the allowance for unrecoverable advances is as follows (dollars in thousands):

Opening allowance balance at January 1, 2022	$11,995
Plus: provision for unrecoverable advances	27,642
Less: amounts written-off	(20,487)

Ending allowance balance at June 30, 2022	$19,150

Opening allowance balance at January 1, 2021	$12,580
Plus: provision for unrecoverable advances	10,933
Less: amounts written-off	(13,964)

Ending allowance balance at June 30, 2021	$9,549

Note 8 Property and Equipment, net

Property and Equipment, Net consisted of the following (dollars in thousands):

	June 30, 2022	December 31, 2021
Computer equipment	$989	$664
Leasehold improvements	404	384
Furniture and fixtures	13	14

Total property and equipment	1,406	1,062
Less: accumulated depreciation	(562)	(377)

Property and equipment, net	$844	$685

Depreciation expense for the three and six months ended June 30, 2022 was approximately $0.1 million and $0.2 million, respectively. Depreciation expense for the three and six months ended June 30, 2021 was approximately $0.04 million and $0.1 million, respectively.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 9 Intangible Assets, Net

The Company’s Intangible assets, net consisted of the following (in thousands):

		June 30, 2022			December 31, 2021
	Weighted Average Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Internally developed software	3.0 Years	$17,548	$(7,918)	$9,630	$13,109	$(5,342)	$7,767
Domain name	15.0 Years	121	(43)	78	121	(39)	82

Intangible assets, net		$17,669	$(7,961)	$9,708	$13,230	$(5,381)	$7,849

The future estimated amortization expenses as of June 30, 2022, were as follows (in thousands):

2022 (remaining)	$3,863
2023	2,951
2024	2,283
2025	561
2026	8
Thereafter	42

Total future amortization	$9,708

Total amortization expense for the three and six months ended June 30, 2022, was approximately $1.6 million and $2.6 million, respectively. Total amortization expense for the three and six months ended June 30, 2021, was approximately $0.6 million and $1.2 million, respectively. No impairment charges were recognized related to long-lived assets for the six months ended June 30, 2022 and 2021. Capitalized costs for internally developed software for the three and six months ended June 30, 2022 were approximately $2.2 million and $4.4 million, respectively. Capitalized costs for internally developed software for the three and six months ended June 30, 2021 were approximately $1.1 million and $2.3 million, respectively.

Amortization expense related to change in useful life of a certain definite-lived intangible asset for the three and six months ended June 30, 2022 was approximately $0.6 million and $0.6 million, respectively. Amortization expense related to change in useful life of a certain definite-lived intangible asset for the three and six months ended June 30, 2021 was approximately $0.

Note 10 Accrued Expenses

Accrued expenses consisted of the following (dollars in thousands):

	June 30, 2022	December 31, 2021
Accrued charitable contributions	$5,343	$7,164
Accrued compensation	1,698	1,522
Sales tax payable	1,330	1,208
Accrued professional fees	729	2,163
Accrued banking and program fees	1,678	988

Total	$10,778	$13,045

Accrued charitable contributions include amounts the Company has pledged related to charitable meal donations. The Company uses a portion of tips received to make a charitable cash donation to third parties who use the funds to provide meals to those in need. For the three and six months ended June 30, 2022, the Company pledged approximately $1.0 million and $2.0 million related to charitable donations, respectively. For the three and six months ended June 30, 2021, the Company pledged approximately $1.2 million and $2.4 million related to charitable donations, respectively. These costs are expensed as incurred and are presented within other general and administrative expenses in the condensed consolidated statements of operations.

Accrued compensation includes accrued bonuses and one half of the portion of employer Social Security payroll taxes deferred under the CARES Act.

Note 11 Line of Credit

In November 2017, the Company entered into a line of credit agreement with UBS (the “UBS Agreement”) which was terminated in March 2021. Issuance costs related to this transaction were not significant. There was no stated maturity date, there were no financial covenants and the amount of the line of credit was solely dependent upon the total amount of assets the Company holds with UBS at any given point. Upon termination, the Company repaid $3.9 million.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 12 Convertible Note Payable

On March 21, 2022, the Company entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., (the “Purchaser”) owner of FTX US (“FTX”), providing for the purchase and sale of a convertible note in the initial principal amount of $100.0 million (the “Note”). The Note bears interest at a rate of 3.00% per year (compounded semiannually), payable semi-annually in arrears on June 30th and December 31st of each year. Interest may be paid in-kind or in cash, at the Company’s option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the Note (the “Issuance Date”), the Company will pay the Purchaser the sum of (i) the outstanding principal amount of the Note, plus (ii) all accrued but unpaid interest thereon, plus (iii) all expenses incurred by the Purchaser (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the Note in whole.

During the term of the Note, the Note will be convertible into shares of the Company’s Class A Common Stock, at the option of the Purchaser, upon delivery on one or more occasions of a written notice to the Company electing to convert the Note or all of any portion of the outstanding principal amount of the Note. The initial conversion price of the Note is $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Beginning on the twenty-four-month anniversary of the Issuance Date continuing until the Maturity Date, if the closing price of the Common Stock equals or exceeds 175% of the Conversion Price for 20 out of the 30 consecutive trading days ending immediately preceding the delivery of the notice of the Company’s election to convert the Note, the Note will be convertible into shares of Common Stock at the option of the Company, upon delivery of a written notice to the Purchaser electing to convert the Note or all or any portion of the outstanding principal amount of the Note.

At any time prior to the Maturity Date, the Company may, in its sole discretion and upon delivery of a written notice to the Purchaser electing to prepay the Note, prepay the Note without penalty by paying the Purchaser 100% of the Redemption Price. Once the Redemption Price has been delivered to the Purchaser, the Note will be cancelled and retired.

The effective interest rate as of June 30, 2022 was 3.01%. As of June 30, 2022, the outstanding balance of the Note, including paid in-kind interest was $100.8 million.

Note 13 Note Payable

In August 2021, VPCC entered into an amendment to the private investment in public equity (“PIPE”) subscription agreement (“PIPE Amendment”) it previously entered into with Alameda Research Ventures LLC (“Alameda Research”) in connection with the proposed business combination with the Company (refer to Note 1, Organization and Nature of Business). The PIPE Amendment called for a $15.0 million pre-funding, which was facilitated through the issuance of an unsecured promissory note by the Company to Alameda Research during November 2021. The Company’s obligations to repay the principal amount of the promissory note were discharged through the issuance of 1.5 million shares of VPCC to Alameda Research at the closing of the Business Combination. The promissory note bore an interest rate of the applicable short-term federal rate and was due at the earlier of (i) the one-year anniversary of the promissory note or (ii) an event of default.

The Company has elected to measure the note payable debt instrument at fair value using the fair value option of ASC 825-10. The Company determined that the feature to settle the promissory note with shares at the closing of the Business Combination was a contingently exercisable share settled put option that represented an embedded derivative instrument that required bifurcation from the host promissory note. Additionally, the feature to redeem the promissory note upon a default event was a contingently exercisable call option and represented an embedded derivative instrument that required bifurcation from the host promissory note. However, in accordance with ASC 815-15-25-1 criterion (b), since the Company has elected to apply the fair value option to the debt, the embedded features will not be separated from the debt host. The fair value of the Promissory Note was $0 and $15.0 million as of June 30, 2022 and December 31, 2021, respectively. Upon the closing of the Business Combination, the promissory note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the note payable occurred immediately prior to the closing date of the Business Combination. Refer to Note 4, The Reverse Recapitalization and Related Transactions for further details on the closing of the note payable.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 14 Warrant Liabilities

As of June 30, 2022, there were 6,344,021 public warrants (“Public Warrants”) outstanding and 5,100,214 private placement warrants (“Private Warrants”) outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants were issued upon separation of the units into their component parts upon the closing of the Business Combination and only whole Public Warrants trade. The Public Warrants are exercisable, provided that the Company continues to have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).

The Company filed a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and the Private Warrants. If the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants and the Private Warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Redemption of Public Warrants when the price per share of Class A Common Stock equals or exceeds $18.00:

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•

upon a minimum of 30 days’ prior written notice of redemption; and if, and only if, the closing price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants as described above unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period.

Redemption of Public Warrants for when the price per share of Class A Common Stock equals or exceeds $10.00:

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A Common Stock; and

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

•

if, and only if, the closing price of Class A Common Stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

The Private Warrants are identical to the Public Warrants, except that the Private Placement Warrants will be non-redeemable so long as they are held by VPC Impact Acquisition Holdings Sponsor III, LLC, which was the sponsor of VPCC and an affiliate of certain of VPCC’s officers and directors prior to the Business Combination, (the “Sponsor”) or its permitted transferees. If the Private Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Contemporaneously with the execution of the Debt Facility, the Company issued warrants to the Lenders as consideration for entering into the Debt Facility, representing a loan commitment fee. The warrants vest and become exercisable based on the Company’s aggregated draw on the Debt Facility in incremental $10.0 million tranches and terminate upon the earliest to occur of (i) the fifth anniversary of the occurrence of a qualified financing event and (ii) the consummation of a liquidity event. The holders of the warrants have the ability to exercise their right to acquire a number of common shares equal to 0.2% of the fully diluted equity of the Company as of the closing date (“Equity Closing Date”) of the Company’s next equity financing with proceeds of at least $40.0 million (“Qualified Financing Event”) or immediately prior to the consummation of a liquidity event. The exercise price of the warrants is the greater of (i) 80% of the fair market value of each share of Common Stock at the Equity Closing Date and (ii) $3.752050 per share, subject to certain down-round adjustments. The warrants meet the definition of a derivative under ASC 815 and will be accounted for as a liability at fair value and subsequently remeasured to fair value at the end of each reporting period with the changes in fair value recorded in the condensed consolidated statement of operations. The initial offsetting entry to the warrant liability was an asset recorded to reflect the loan commitment fee. The loan commitment fee asset will be amortized to interest expense over the commitment period of four years. The Company estimated the fair value of the warrants at the issuance date to be $0.1 million using the Black-Scholes option-pricing model. Determining the fair value of these warrants under this model requires subjective assumptions. These estimates involve inherent uncertainties and the application of management’s judgment.

Immediately prior to the close of the Business Combination, all, or 1,664,394 of the vested warrants were exercised and net settled for 450,841 shares of Legacy Dave’s Class A Common Stock after applying an exchange ratio of 1.354387513 pursuant to the terms of the Business Combination.

Note 15 Debt and Credit Facility

In January 2021, Dave OD Funding I, LLC (“Borrower”) entered into a delayed draw senior secured loan facility (the “Debt Facility”) with Victory Park Management, LLC (“Agent”), allowing the Borrower to draw up to $100 million from various lenders associated with Victory Park Management, LLC (the “Lenders”). The Debt Facility has an interest rate of 6.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. Interest is payable monthly in arrears. The Debt Facility has certain financial covenants, including a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance of $10.0 million and as of June 30, 2022, the Company was in compliance with all covenants. Payments of the loan draws are due at the following dates: (i) within five business days after the date of receipt by the Borrower and the Company (each, a “Credit

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Party”) or any of their subsidiaries of any net cash proceeds in excess of $250 thousand in the aggregate during any fiscal year from any asset sales (other than certain permitted dispositions), the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (ii) within five business days after the date of receipt by any Credit Party or any of their subsidiaries, or the Agent as loss payee, of any net cash proceeds from any destruction or taking, the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (iii) within three business days after the date of receipt by any Credit Party or any of their subsidiaries of any net cash proceeds from the incurrence of any indebtedness of any Credit Party or any of their subsidiaries (other than with respect to permitted indebtedness), the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; and (iv) (a) if extraordinary receipts are received by any Credit Party in the aggregate amount in any fiscal year in excess of $250 thousand or (b) if an event of default has occurred and is continuing at any time when any extraordinary receipts are received by any Credit Party, then within five business days of the receipt by any Credit Party of any such extraordinary receipts, the Borrower shall prepay the loans or remit such net cash proceeds in an aggregate amount equal to (x) 100% of such extraordinary receipts in excess of $250 thousand in respect of clause (a) above and (y) 100% of such extraordinary receipts in respect of clause (b) above. As of June 30, 2022 and December 31, 2021, respectively, the Company had drawn $35 million on the Debt Facility and had made no repayments.

In November 2021, the Borrower entered into an amendment of the Debt Facility which added a $20 million credit line (as amended, the “Credit Facility”) which has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR (as of the last business day of each calendar month) and 2.55%. As of June 30, 2022 and December 31, 2021, respectively, the Company had drawn $20 million on the Credit Facility and has made no repayments.

Note 16 Commitments and Contingencies

Litigation:

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Although the outcome of the various legal proceedings and claims cannot be predicted with certainty, management does not believe that any of these proceedings or claims will have a significant adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

Stoffers v. Dave Inc. (filed September 16, 2020 in LA County Superior Court)

This is a purported class action lawsuit filed in connection with a July 2020 data breach. The Company is in the process of settling this matter; it estimates the settlement to be approximately $3.2 million and is included with Legal settlement accrual within the condensed consolidated balance sheets for the period ended June 30, 2022 and December 31, 2021.

Martinsek v. Dave Inc. (filed January 9, 2020 in the California Superior Court for the County of Los Angeles)

In January 2020, a former employee of the Company filed a complaint in the California Superior Court for the County of Los Angeles against the Company and the Company’s Chief Executive Officer, asserting claims for, among other things, breach of contract, breach of fiduciary duty, conversion, and breach of the implied covenant of good faith and fair dealing. The complaint alleges that the Company and the Chief Executive Officer misappropriated approximately 9.2 million shares (as adjusted for a 10:1 forward stock split in November 2020 and the 1.354387513 Exchange Ratio) by rescinding a stock option agreement and a restricted stock purchase agreement between the Company and the former employee under which such shares were issued and repurchasing the shares. The Company rescinded the agreements for failure of consideration. The Company and the Chief Executive Officer answered, denying all claims and asserting defenses. The Company is actively litigating this matter.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Whalerock v. Dave Inc. (filed April 4, 2020 in the California Superior Court for the County of Los Angeles)

Whalerock Industries Holding Company, LLC (“Whalerock”) filed an unlawful detainer action against the Company on or about August 4, 2020, which was dismissed by Whalerock on March 18, 2021. On or about March 29, 2021, Whalerock initiated new litigation against the Company seeking declaratory relief. This matter involves a dispute between the Company and Whalerock over the commencement date of the 18-month sublease entered into by the Company and Whalerock in May 2020 for office space in West Hollywood, California. The Company is actively litigating this matter and cannot estimate the likely outcome at this time.

Lopez v. Dave Inc. (filed July 15, 2022 in the United States District Court for the Northern District of California)

This is a purported class action alleging violations of California consumer protection laws and state and federal lending laws, among other things. The Complaint seeks injunctive relief; damages; restitution; non-restitutionary disgorgement; pre- and post-judgment interest; and reasonable attorneys’ fees and costs. The Company is actively litigating this matter and cannot estimate the likely outcome at this time.

Note 17 Leases

In November 2018, the Company entered into a sublease agreement with PCJW Properties LLC (“PCJW”), controlled by Company’s founders (including the Company’s current CEO), for general office space next to the aforementioned leased property in Los Angeles, California. The lease term is five years subject to early termination by either party. Under the terms of the sublease, monthly rent is approximately $0.006 million, subject to an annual escalation of 4%.

In January 2019, the Company entered into a lease agreement with PCJW for office space located in Los Angeles, California. The lease term is seven years, beginning January 1, 2019 and ending December 31, 2025. Monthly rent is approximately $0.02 million, subject to an annual escalation of 5%.

In May 2020, the Company entered into a sublease with Whalerock for general office space in West Hollywood, California. Under the terms of the sublease, the lease term is approximately 18 months and the monthly rent is approximately $0.14 million. The Company began utilizing the office space in June 2021.

All leases were classified as operating and operating lease expenses are presented within other general and administrative expenses in the condensed consolidated statements of operations. The Company does not have any finance leases or sublease arrangements where the Company is the sublessor. The Company’s leasing activities are as follows (dollars in thousands):

	For the Six Months Ended
	June 30, 2022	June 30, 2021
Operating lease cost	$1,006	$343
Short-term lease cost	8	—
Variable lease cost	—	—

Total lease cost	$1,014	$343

	For the Six Months Ended
	June 30, 2022	June 30, 2021
Other information:
Cash paid for operating leases	$1,061	$281
Right-of-use assets obtained in exchange for new operating lease liability	$—	$—
Weighted-average remaining lease term - operating lease	1.91	2.38
Weighted-average discount rate - operating lease	10%	10%

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The future minimum lease payments as of June 30, 2022, were as follows (in thousands):

Year	Third-Party Commitment	Related-Party Commitment	Total
2022 (remaining)	$885	$168	$1,053
2023	148	339	487
2024	—	295	295
2025	—	309	309
Thereafter	—	—	—

Total minimum lease payments	$1,033	$1,111	$2,144

Less: imputed interest	(25)	(165)	(190)

Total lease liabilities	$1,008	$946	$1,954

Note 18 Preferred Stock and Stockholders’ Equity

As of June 30, 2022, no shares of preferred stock were outstanding, and the Company has no present plans to issue any shares of preferred stock.

Pursuant to the terms of our amended and restated certificate of incorporation, shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

Class A and Class V Common Stock:

The Company’s Board of Directors has authorized two classes of common stock, Class A Common Stock and Class V Common Stock. As of June 30, 2022, the Company had authorized 500,000,000 and 100,000,000 shares of Class A Common Stock and Class V Common Stock. As of June 30, 2022, the Company had 325,671,886 and 48,450,639 shares of Class A Common Stock and Class V Common Stock issued, respectively. As of June 30, 2022, the Company had 324,085,849 and 48,450,639 shares of Class A Common Stock and Class V Common Stock outstanding, respectively.

Note 19 Stock-Based Compensation

In 2017, the Company’s Board of Directors adopted the Dave Inc. 2017 Stock Plan (the “2017 Plan”). The 2017 Plan authorized the award of stock options, restricted stock, and restricted stock units. On January 4, 2022, the stockholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors on January 4, 2022. Upon the consummation of the Business Combination with VPCC, the 2017 Plan was terminated and replaced by the 2021 Plan. The maximum term of stock options granted under the 2021 Plan is 10 years and the awards generally vest over a four year period.

On January 4, 2022, the stockholders of the Company approved the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by the Company’s Board of Directors on January 4, 2022. The ESPP became effective immediately upon the completion of the Business Combination with VPCC.

The Company recognized approximately $22.9 million and $26.0 million of stock-based compensation expense arising from stock option and restricted stock grants which is recorded as a component of compensation and benefits in the condensed consolidated statements of operations for the three and six months ended June 30, 2022, respectively. The Company recognized approximately $1.1 million and $2.8 million of stock-based compensation expense arising from stock option and restricted stock grants for the three and six months ended June 30, 2021, respectively.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Stock Options:

Management has valued stock options at their date of grant utilizing the Black-Scholes option pricing model. The fair value of the underlying shares was estimated by using a number of inputs, including recent arm’s length transactions involving the sale of the Company’s Class A Common Stock.

The following table presents the weighted-average assumptions used to value options granted during the six months ended June 30, 2021:

Expected term	6.0 years
Risk-free interest rate	0.9%
Expected dividend yield	0.0%
Expected volatility	60.7%

The Company had no stock options granted during the six months ended June 30, 2022.

Expected term—The expected term represents the period of time that options are expected to be outstanding. As the Company does not have sufficient historical exercise behavior, it determines the expected life assumption using the simplified method, which is an average of the contractual term of the option and its vesting period.

Risk free interest rate—The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.

Expected dividend yield—The Company bases the expected dividend yield assumption on the fact that it has never paid cash dividends and has no present intention to pay cash dividends.

Expected volatility—Due to the Company’s limited operating history and lack of company-specific historical or implied volatility, the expected volatility assumption is based on historical volatilities of a peer group of similar companies whose share prices are publicly available. The Company identified a group of peer companies and considered their historical stock prices. In identifying peer companies, the Company considered the industry, stage of life cycle, size, and financial leverage of such other entities.

Activity with respect to stock options is summarized as follows:

	Shares	Weighted- Average Exercise Price
Options outstanding, January 1, 2022	34,709,027	$0.64
Granted	—	$—
Exercised	(3,399,111)	$0.45
Forfeited	(919,941)	$0.68
Expired	(2,595)	$0.69

Options outstanding, June 30, 2022	30,387,380	$0.66

Nonvested options, June 30, 2022	20,097,672	$0.72

Vested and exercisable, June 30, 2022	10,289,708	$0.54

At June 30, 2022, total estimated unrecognized stock-based compensation cost related to nonvested stock options granted prior to that date was approximately $15.6 million, which is expected to be recognized over a weighted-average period of 3.8 years. The weighted-average grant date fair value of options granted during the six months ended June 30, 2022 and 2021 was $0 and $1.23 per share, respectively.

The Company allowed certain stock option holders to exercise unvested options to purchase shares of Common Stock. Shares received from such early exercises are subject to repurchase in the event of the optionee’s employment termination, at the original issuance price, until the options are fully vested. As of June 30, 2022 and 2021, 355,526 and 736,230 shares of Common Stock were subject to repurchase at weighted-average exercise prices of $0.69 and $67, respectively. The shares issued pursuant to unvested options have been included in shares issued and outstanding on the condensed consolidated balance sheets as such shares are considered legally outstanding.

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

On March 3, 2021, the Company granted the Chief Executive Officer stock options to purchase up to 11,456,061 shares of Common Stock in nine tranches. Each of the nine tranches contain service, market, and performance conditions. The market conditions relate to the achievement of certain specified price targets. Vesting commences on the grant date; however, no compensation charges are recognized until the service, market, and performance conditions are probable, which is upon the completion of a liquidity event, the achievement of specified price targets for each tranche of shares, and continuous employment. Upon the completion of a business combination with VPCC, the performance condition was met and the Company recorded a cumulative stock-based compensation expense as of approximately $1.9 million. The options have a strike price of $0.72 per share. The Company determined the fair value of the options on the grant date to be approximately $10.5 million (unaudited) using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free interest rate, and volatility. Each tranche will vest monthly over a derived service period.

The following table presents the key inputs and assumptions used to value the options granted to the Chief Executive Officer on the grant date:

Remaining term	10.0 years
Risk-free interest rate	1.5%
Expected dividend yield	0.0%
Expected volatility	40.	0%

Restricted Stock Units:

Activity with respect to Restricted Stock Units is summarized as follows:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested shares at January 1, 2022	—	$—
Granted	16,019,813	$6.48
Vested	—	$—
Forfeited	(954,777)	$6.56

Nonvested shares at June 30, 2022	15,065,036	$6.48

The Company had RSUs activity during the six months ended June 30, 2021.

At June 30, 2021, total estimated unrecognized stock-based compensation cost related to nonvested RSUs was approximately $76.2 million, which is expected to be recognized over a weighted-average period of 3.2 years.

Note 20 Related-Party Transactions

Leasing Arrangements:

During the three and six months ended June 30, 2022, the Company paid approximately $0.1 million and $0.2 million, respectively, under lease agreements with PCJW for general office space in Los Angeles, California, and during the three and six months ended June 30, 2021, the Company paid approximately $0.1 million and $0.2 million, respectively.

The following is a schedule of future minimum rental payments as of June 30, 2022, under the Company’s sub-lease for the properties located in Los

Angeles, California signed with PCJW (in thousands):

Year	Related-Party Commitment
2022 (remaining)	$168
2023	339
2024	295
2025	309
Thereafter	—

Total minimum lease payments	$1,111

Less: imputed interest	(165)

Total lease liabilities	$946

Dave Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

The related-party components of the lease right-of-use assets, lease liabilities, short-term, and lease liabilities, long-term, are presented as part of the right-of-use asset and lease liability on the condensed consolidated balance sheets.

Related-Party Exercise Receivable Promissory Notes:

During 2018, the Company received non-recourse promissory notes from certain employees, which allowed for the early exercise of stock options, with the exercise price to be paid back to the Company at a later date. The notes for approximately $0.1 thousand were secured by a pledge of 1,942,250 shares. During 2020, the Company received a non-recourse promissory note from a certain executive, which allowed for the early exercise of stock options, with the exercise price to be paid back to the Company at a later date. The note for approximately $1.0 million was secured by a pledge of 1,050,000 shares. The promissory notes have a term of five years and carry stated interest rates between 1.5% and 2.0%, which are compounded annually. Prior to the consummation of the Business Combination in January 2022, the promissory notes were repaid. The amounts due as of June 30, 2022 and December 31, 2021, were $0 and approximately $1.1 million, respectively.

On January 3, 2022, Legacy Dave entered into an agreement with a certain executive to transfer and sell shares of Legacy Dave common stock to Legacy Dave. A total of 146,565 shares of Legacy Dave’s common stock were repurchased for an aggregate purchase amount of $1.6 million, which resulted in an extinguishment of the related-party exercise receivable promissory notes.

Loans to Stockholders:

In 2019, the Company entered into loan, pledge, and option agreements (“Loans to Stockholders”) with various employees, who are also stockholders, to provide those employees cash in exchange for non-recourse promissory notes and call options, which allow the Company to acquire shares held by these stockholders. The entire unpaid principal balance of these Loans to Stockholders, together with all accrued but unpaid interest, is due and payable upon the earlier (i) of August 12, 2026; (ii) a liquidity event; or (iii) upon the exercise of the call option by the Company. These Loans to Stockholders carry stated interest rates of 1.87%, which are compounded annually. Please refer to Note 3, Significant Account Policies Summary of Significant Accounting Policies, for further details on the fair value of the derivative asset related to the Loans to Stockholders. Upon consummation of the Business Combination in January 2022, all of the call options related to the Loans to Stockholders were exercised and the related loans were settled. The Loans to Stockholders, inclusive of interest, were $0 and approximately $15.2 million as of June 30, 2022 and December 31, 2021, respectively.

Note 21 401(k) Savings Plan

The Company maintains a 401(k) savings plan for the benefit of its employees. Employees can defer up to 90% of their compensation subject to fixed annual limits. All current employees are eligible to participate in the 401(k) savings plan. Beginning January 2021, the Company is required to make matching contributions to the 401(k) savings plan equal to 100% of the first 4% of wages deferred by each participating employee. The Company incurred expenses for employer matching contributions of approximately $0.5 million and $0.9 million for the three and six months ended June 30, 2022, respectively, and approximately $0.2 million and $0.4 million for the three and six months ended June 30, 2021, respectively.

Note 22 Subsequent Events

Management has evaluated all events and transactions through the date the Company issued these condensed consolidated financial statements.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition and should be read in conjunction with the unaudited condensed consolidated financial statements and the related notes included elsewhere in this report. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 25, 2022. Actual results may differ materially from those contained in any forward-looking statements. Unless otherwise noted or the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” and the “Company” are intended to mean the business and operations of Dave Inc. and our consolidated subsidiaries subsequent to the closing of the Business Combination (as defined below).

Overview

In the story of David vs. Goliath, the small underdog is able to outsmart and defeat his larger adversary. This is the spirit behind the name “Dave.” We have built an integrated financial services online platform that provides millions of Americans with seamless access to a variety of intuitive financial products at a fraction of the cost and with much higher speed to value than that of the legacy financial services incumbents, such as traditional banks and other financial institutions. Our mission is to build products that level the financial playing field. Our near-term strategy is focused on delivering a superior banking experience for anyone living paycheck to paycheck.

Based on our observation and analysis of Member data, legacy financial institutions charge high fees for consumer banking and other financial services products, which disproportionately burdens tens of millions of Americans who can least afford them. We see this dynamic playing out with our Members who we believe are on average paying between $300-$400 in overdraft, maintenance and other fees to their existing bank for basic checking services.

Further, we see a significant opportunity to address the broader short-term credit market. According to a report by the Center for Financial Services Innovation (“CFSI”), legacy financial institutions charge approximately $30 billion in fees annually. The Financial Health Network estimates that financially “coping” and “vulnerable” populations pay approximately $120 billion a year in fees and interest for access to short-term credit.

Our prospective Member opportunity is also significant. According to the Financial Health Network, by 2023 approximately 45 million Americans will be “financially vulnerable,” 65 million Americans will be unbanked or underbanked and 185 million Americans will fall into the low or volatile income and credit- challenged category. Given these dynamics, we estimate that our total addressable market consists of between 150 million to 180 million Americans who are in need of financial stability and are either not served or underserved by legacy financial institutions.

Dave offers a suite of innovative financial products aimed at helping our Members improve their financial health. Our budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees and access short-term liquidity, Dave offers cash advances through its flagship 0% interest ExtraCash product. We also help Members generate extra income for spending or emergencies through our Side Hustle product, where we present Members with supplemental work opportunities. Through Dave Banking, we provide a modern checking account experience with valuable tools for building long-term financial health.

Market research conducted by Dave found that legacy financial institutions commonly require a more extensive banking relationship and days or even weeks of wait times to access their features and services, which can potentially be more onerous in order to obtain premium features (e.g., access to increased interest rates requires direct deposit or higher minimum daily balances). Even new challenger banks often take multiple days or even weeks before allowing members to access certain premium features, according to the same research. In contrast, Members are able to utilize all of Dave’s products individually and instantly, whether or not their banking relationship is with us. As an example, our ExtraCash product allows new Members to access up to $500 to cover an overdraft at their existing bank. We are able to do this by leveraging our proprietary machine learning engine that analyzes a Member’s prior transaction history at their existing bank. This flexible approach to Member choice and speed to value has been a key driver of our growth and best-in-Class brand favorability.

We have only begun to address the many inequities in financial services, but our progress to date demonstrates the demand for Dave to rewire the financial system for the everyday person. Since inception and through the date of this Form 10-Q, over 10 million Members have registered on the Dave app, over six million of them have used at least one of our current products and we believe that we have a substantial opportunity to continue growing our Member base going forward. We strongly believe that the value proposition of our platform approach will continue to accelerate as a result of our data-driven perspective of our Members, allowing us to introduce products and services that address their changing life circumstances.

Business Combination and Public Company Costs

On January 5, 2022 (the “Closing Date”), we consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of June 7, 2021 (the “Business Combination Agreement”), by and among VPC Impact Acquisition Holdings III, Inc. (“VPCC”), Dave Inc., a Delaware corporation (“Legacy Dave”), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned Subsidiaries of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned Subsidiaries of VPCC (“Second Merger Sub”). Pursuant to the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave (the “First Merger”), with Legacy Dave being the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately following the First Merger, the Surviving Corporation merged with and into Second Merger Sub (the “Second Merger,” together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub being the surviving company of the Second Merger as a wholly owned Subsidiaries of VPCC (the “Surviving Entity”). In connection with the closing of the Business Combination, we changed our name from “VPC Impact Acquisition Holdings III, Inc.” to “Dave Inc.,” and the Surviving Entity operates under the name “Dave Operating LLC.”

While the legal acquirer in the Business Combination Agreement is VPCC, for financial accounting and reporting purposes under accounting principles generally accepted in the United States (“U.S. GAAP”), Legacy Dave is the accounting acquirer, and the Business Combination is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Dave in many respects. Under this method of accounting VPCC is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Dave is deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Legacy Dave (i.e., a capital transaction involving the issuance of stock by VPCC for Dave Capital Stock). Accordingly, the consolidated assets, liabilities and results of operations of Legacy Dave have become the historical consolidated financial statements of the combined company, and VPCC’s assets, liabilities and results of operations have been consolidated with Dave beginning on the Closing Date. Operations prior to the Business Combination are presented as those of Legacy Dave in future reports. The net assets of VPCC have been recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

The Business Combination generated gross cash proceeds of $217.0 million, including $210.0 million proceeds from the public investment in private equity pursuant to the subscription agreements between the Company and certain investors (the “PIPE Investment”). Total direct and incremental transaction costs aggregated approximately $35.3 million which were recorded to APIC as equity issuance costs.

As a result of the consummation of the Business Combination, we expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, and legal and administrative resources, including increased audit, compliance and legal fees.

Recent Developments

On March 21, 2022, we entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., owner and operator of FTX US (“FTX Ventures”), pursuant to which, we sold and issued a convertible note in the initial principal amount of $100.0 million (the “Note” and the transactions contemplated by the Purchase Agreement and the Note, the “Transaction”). The Transaction is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. We intend to use the proceeds from the sale of the Note for working capital and general corporate purposes.

The note bears interest at a fixed rate of 3.00% per year (compounded semi-annually), payable semi-annually in arrears on June 30th and December 31st of each year. Interest may be paid in-kind or in cash, at our option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the Note (the “Issuance Date”), we will pay FTX Ventures the sum of (i) the outstanding principal amount of the Note, plus (ii) all accrued but unpaid interest thereon, plus (iii) all expenses incurred by FTX Ventures (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the Note in whole.

The Note will be convertible into shares of our Class A Common Stock (“Common Stock”) at the option of FTX Ventures, upon delivery on one or more occasions of a written notice to us electing to convert the Note or all of any portion of the outstanding principal amount of the Note. The initial conversion price of the Note is $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Beginning on the 24-month anniversary of the Issuance Date continuing until the Maturity Date, if the closing price of the Common Stock equals or exceeds 175% of the Conversion Price for 20 out of the 30 consecutive trading days ending immediately preceding the delivery of the notice of our election to convert the Note, the Note will be convertible into shares of Common Stock, upon delivery of a written notice to FTX Ventures electing to convert the Note or all or any portion of the outstanding principal amount of the Note.

At any time prior to the Maturity Date, we may, in our sole discretion and upon delivery of a written notice to FTX Ventures electing to prepay the Note, prepay the Note without penalty by paying FTX Ventures 100% of the Redemption Price. Once the Redemption Price has been delivered to FTX Ventures, the Note will be cancelled and retired.

Conversion of the full initial principal amount of the Note would result in the issuance of 10,000,000 shares of Common Stock if converted at $10.00 per share, which amount is subject to increase by any interest paid in kind that is added to the outstanding principal under the terms of the Note.

The Purchase Agreement and Note include customary representations, warranties and covenants and set forth standard events of default upon which the Note may be declared immediately due and payable.

On March 21, 2022, we also entered into a White Label Services Agreement (the “Services Agreement”) with West Realm Shire Services, Inc., d/b/a FTX US (“FTX US”). The Services Agreement allows our customers to establish accounts with FTX US through our platform to place orders for eligible cryptocurrencies and for the settlement of such orders. During the four-year term of the Services Agreement, FTX US will be our exclusive provider of such cryptocurrency services.

Restatement of Consolidated Financial Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations gives effect to certain adjustments made to our previously issued condensed consolidated financial statements as of and for the six months ended June 30, 2021. The determination to restate these condensed consolidated financial statements was made by management after its review of records related to the classification of cash flows to/from Member advances, in connection with its preparation of the Company’s condensed consolidated financial statements for the six months ended June 30, 2022. See Note 2—Restatement of Previously Issued Financial Statements to our condensed consolidated financial statements.

COVID-19 Impact

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus (“COVID-19”), and we continue to closely monitor the impact of the pandemic on all aspects of our business, including how it has and may in the future impact our Members, employees, suppliers, vendors, and business partners. The duration and magnitude of the continuing effects of COVID-19 on our Members remain uncertain and dependent on various factors, including the severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventive measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the U.S. government may further adopt.

Beginning in March 2020, our business and operations were disrupted by the conditions caused by COVID-19, which adversely affected Members’ spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) helped mitigate the effects of COVID-19 on our Members. In particular, stimulus funds and enhanced unemployment benefits provided under the CARES Act created additional financial support for our Members; however, the overall economic conditions and increased levels of unemployment may negatively impact the creditworthiness of our Members and could impact the credit risk on our Advance business. We actively monitor the performance of our Advance portfolio and will continue to assess the impact of the COVID-19 pandemic. At the onset of the pandemic, we made some underwriting modifications in response and intend to make additional adjustments to our risk management policies as necessary.

Comparability of Financial Information

Our future results of operations and financial position may not be comparable to historical results as a result of the consummation of the Business Combination.

Key Factors Affecting Operating Results

Our future operating results and cash flows are dependent upon a number of opportunities, challenges and other factors, including Member growth and activity, product expansion, competition, industry trends and general economic conditions.

Member Growth and Activity

We have made significant investments in our platform and our business is dependent on continued Member growth, as well as our ability to offer new products and services and generate additional revenues from our existing members using such additional products and services. Member growth and activity are critical to our ability to increase our scale, capture market share and earn an attractive return on our technology, product and marketing investments. Growth in Members and Member activity will depend heavily on our ability to continue to offer attractive products and services and the success of our marketing and Member acquisition efforts.

Product Expansion

We aim to develop and offer a best-in-class financial services platform with integrated products and services that improve the financial wellbeing of our Members. We have invested and continue to make significant investments in the development, improvement and marketing of our financial products and are focused on continual growth in the number of products we offer that are utilized by our Members.

Competition

We face competition from several financial services-oriented institutions. In our reportable segment, as well as in potential new lines of business, we may compete with more established institutions, some of which have more financial resources. We compete at multiple levels, including competition among other financial institutions and lenders in our Advance business, competition for deposits in our Checking Product from traditional banks and digital banking products, competition for subscribers to our financial management tools, and competition with other technology platforms for the enterprise services that we provide. Some of our competitors may at times seek to increase their market share by undercutting pricing terms prevalent in that market, which could adversely affect our market share for any of our products and services or require us to incur higher member acquisition costs.

Key Components of Statements of Operations

Basis of presentation

Currently, we conduct business through one operating segment which constitutes a single reportable segment. For more information about our basis of presentation, refer to Note 3, Summary of Significant Accounting Policies in the accompanying unaudited condensed consolidated financial statements of Dave included in this Form 10-Q.

Service based revenue, net

Service based revenue, net primarily consists of optional tips, optional express processing fees and subscriptions charged to Members, net of processor-related costs associated with advance disbursements. Service based revenue, net also consists of lead generation fees from our Side Hustle advertising partners as well as fees earned related to the Rewards Product for Members who make debit card spending transactions at participating merchants.

Transaction based revenue, net

Transaction based revenue, net consists of interchange and ATM revenues from our Checking Product, net of ATM-related fees and cashback rewards, and are recognized at the point in time the transactions occur, as the performance obligation is satisfied.

Operating expenses

We classify our operating expenses into the following five categories:

Provision for Unrecoverable Advances

The provision for unrecoverable advances primarily consists of an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in the outstanding advances receivable. We currently estimate the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the unaudited condensed consolidated statement of operations. We consider advances more than 120 days past due or which become uncollectible based on information available to us as impaired. All impaired advances are deemed uncollectible and subsequently written off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries, if any, of Member advances written-off are recorded as a reduction to Member advances, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances in the unaudited condensed consolidated statements of operations when collected.

Processing and Servicing Fees

Processing and servicing fees consist of fees paid to our processing partners for the recovery of advances, optional tips, optional express processing fees and subscriptions. These expenses also include fees paid for services to connect Members’ bank accounts to our application. Except for processing and servicing fees associated with advance disbursements which are recorded net against revenue, all other processing and service fees are expensed as incurred.

Advertising and Marketing

Advertising and marketing expenses consist primarily of fees we pay to our platform partners. We incur advertising, marketing and production-related expenses for online, social media and television advertising and for partnerships and promotional advertising. Advertising and marketing expenses are expensed as incurred although they typically deliver a benefit over an extended period.

Compensation and Benefits

Compensation and benefits expenses represent the compensation, inclusive of stock-based compensation and benefits, that we provide to our employees and the payments we make to third-party contractors. While we have an in-house customer service function, we employ third-party contractors to conduct call center operations and handle routine customer service inquiries and support.

Other Operating Expenses

Other operating expenses consist primarily of technology and infrastructure (third-party Software as a Service “SaaS”), commitments to charity, transaction based costs (program expenses, association fees, processor fees, losses from Member-disputed transactions, and fraud), depreciation and amortization of property and equipment and intangible assets, general and recurring legal fees, rent, certain sales tax related costs, office related expenses, public relations costs, professional service fees, travel and entertainment, and insurance. Costs associated with technology and infrastructure, rent, depreciation and amortization of our property and equipment and intangible assets, professional service fees, travel and entertainment, public relations costs, utilities, office-related expenses and insurance technology and infrastructure (third-party subscriptions), depreciation and amortization of property and equipment and intangible assets, general and recurring legal fees, rent, office-related expenses, public relations costs, professional service fees, travel and entertainment and insurance vary based upon our investment in infrastructure, business development, risk management and internal controls and are generally not correlated with our operating revenues or other transaction metrics.

We expect our operating expenses to increase for the foreseeable future with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other (Income) Expenses

Other (income) expenses consist of interest income, interest expense, legal settlement and litigation expenses, derivative asset fair value adjustments, other strategic financing and transactional expenses, gain on extinguishment of a liability, earnout liabilities fair value adjustments, and warrant liability fair value adjustments.

Provision for Income Taxes

Provision for income taxes consists of the federal and state corporate income taxes accrued on income resulting from the sale of our services. On March 27, 2020, the CARES Act was signed into law, which among other things, includes certain income tax provisions for corporations; however, these benefits did not impact our current tax provision.

Results of Operations

Comparison of the Three Months Ended June 30, 2022 and 2021

	For the Three Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Service based revenue, net
Processing fees, net	$23,853	$18,978	$4,875	26%
Tips	14,546	11,063	3,483	31%
Subscriptions	4,346	4,123	223	5%
Other	246	222	24	11%
Transaction based revenue, net	2,814	2,843	(29)	-1%

Total	$45,805	$37,229	$8,576	23%

Operating revenues

Service based revenue, net—

Processing fees, net

Processing fees, net of processor costs associated with advance disbursements, for the three months ended June 30, 2022 were approximately $23.9 million, an increase from approximately $19.0 million for the three months ended June 30, 2021. The increase of approximately $4.9 million, or 26%, was primarily attributable to increases in total advance volume from approximately $323.2 million to approximately $561.5 million along with a higher average advance amount period over period. Processing fees tend to increase as advance volume increases, but may not always trend ratably as processing fees vary depending on the total amount of the advance. The percentage of Members that chose to pay a processing fee to expedite an advance remained consistent for the three months ended June 30, 2022 and 2021, respectively. The average processing fees Members paid to expedite these advances increased slightly for the three months ended June 30, 2022 as compared to the three months ended June 30, 2021.

Tips

Tips for the three months ended June 30, 2022 were approximately $14.5 million, an increase from approximately $11.1 million for the three months ended June 30, 2021. The increase of approximately $3.4 million, or 31%, was primarily attributable to increases in total advance volume from approximately $323.2 million to approximately $561.5 million period over period. Tips tend to increase as advance volume increases, but may not always trend ratably as tips often vary depending on the total amount of the advance. The percentage of Members that chose to leave a tip decreased slightly for the three months ended June 30, 2022 as compared to the three months ended June 30, 2021. For those same periods, the average amount of tip Members chose to leave increased for the three months ended June 30, 2022 as compared to the three months ended June 30, 2021.

Subscriptions

Subscriptions for the three months ended June 30, 2022 were approximately $4.3 million, an increase from approximately $4.1 million during the three months ended June 30, 2021. The increase of approximately $0.2 million, or 5%, was primarily attributable to higher subscription engagement with Members on our platform.

Operating expenses

	For the Three Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Provision for unrecoverable advances	$13,857	$7,395	$6,462	87%
Processing and servicing fees	7,590	5,495	2,095	38%
Advertising and marketing	20,793	11,855	8,938	75%
Compensation and benefits	39,138	9,869	29,269	297%
Other operating expenses	17,442	8,887	8,555	96%

Total	$98,820	$43,501	$55,319	127%

Provision for unrecoverable advances—The provision for unrecoverable advances totaled approximately $13.9 million for the three months ended June 30, 2022, compared to approximately $7.4 million for the three months ended June 30, 2021. The increase of approximately $6.5 million, or 87%, was primarily attributable to increases in provision expense related to Member advances aged over 120 days and those that have become uncollectible based on information available to us of approximately $4.8 million in addition to an increase in provision expense related to Member advances aged 120 days and under of approximately $1.7 million.

The increase in provision expense related to Member advances aged over 120 days and those which have become uncollectible based on information available to us, period over period, was driven primarily by aged receivables and the increase in advance volume during the first quarter of 2022. All impaired advances deemed uncollectible are subsequently written-off and are a direct reduction to the allowance for unrecoverable advances.

The increase in provision expense related to Member advances aged 120 days and under, was primarily attributed to significant increases in average advance amounts and total advance volume from approximately $323.2 million to approximately $561.5 million for the three months ended June 30, 2021 and 2022, respectively. This resulted in an increase to the allowance for unrecoverable advances and corresponding higher provision for unrecoverable advances expense during the three months ended June 30, 2022 as compared to June 30, 2021. We anticipate volatility in Member advances outstanding each period as they are directly correlated with the timing and volume of Member advance activity during the last 120 days prior to the end of the period.

Throughout the first three months of 2022, loss and collections experience of Member advances remained steady, however, historical loss and collections experience utilized in the calculation of the provision for unrecoverable advances decreased slightly when compared to historical rates used in 2021 primarily as a result of underwriting modifications made during early 2020 in response to the onset of COVID-19. These underwriting modifications primarily consisted of lower advance amounts and stricter eligibility requirements. Any changes to our historical loss and collections experience directly affects the historical loss rates utilized in the calculation of the allowance for uncollectible advances. The changes in the allowance for unrecoverable advances, period over period, has a direct impact on the provision for unrecoverable advances.

For information on the aging of Member advances and a rollforward of the allowance for unrecoverable advances, refer to the tables in Note 7 Member Cash Advances, Net in the accompanying unaudited condensed consolidated financial statements of Dave included in this Form 10-Q.

Processing and service fees—Processing and servicing fees totaled approximately $7.6 million for the three months ended June 30, 2022, compared to approximately $5.5 million for the three months ended June 30, 2021. The increase of approximately $2.1 million, or 38%, was primarily attributable to the increase in advance volume from $323.2 million to approximately $561.5 million for the three months ended June 30, 2022 and 2021, respectively, offset by volume associated discounts and cost savings due to price reductions from our processors.

Advertising and marketing—Advertising and marketing totaled approximately $20.8 million for the three months ended June 30, 2022, compared to approximately $11.9 million for the three months ended June 30, 2021. The increase of approximately $8.9 million, or 75%, was primarily attributable to increased advertising efforts, production costs and promotions across various social media platforms and television.

Compensation and benefits—Compensation and benefits totaled approximately $39.1 million for the three months ended June 30, 2022, compared to approximately $9.9 million for the three months ended June 30, 2021. The increase of approximately $29.2 million, or 297%, was primarily attributable to the following:

•	an increase in payroll and related costs of approximately $6.8 million, primarily due to hiring and increased headcount throughout the business;

•

an increase in consultants and contractor costs of approximately $0.6 million, primarily due to our need to supplement recruiting efforts, increase IT security, marketing, design and augmenting customer service resources; and

•

an increase in stock-based compensation of approximately $21.8 million, primarily due to restricted stock units granted during the three months ended June 30, 2022 and stock options granted to a certain executive during 2021, which achieved certain performance conditions associated with the close of the Business Combination.

Other operating expenses—Other operating expenses totaled approximately $17.4 million for the three months ended June 30, 2022, compared to approximately $8.9 million for the three months ended June 30, 2021. The increase of approximately $8.5 million, or 96%, was primarily attributable to the following:

•	an increase in insurance related costs of approximately $1.8 million, primarily related to Director and Officer and Cyber Insurance premiums;

•

an increase in accounting costs of approximately $0.4 million, primarily related to various audit, tax and Sarbanes-Oxley compliance readiness related fees associated with the Business Combination in January 2022;

•

an increase in technology and infrastructure expenses of approximately $1.4 million, primarily due to increased spending to support the growth of our business and development of new products and features;

•

an increase in expenses related to our Checking Product of approximately $2.7 million, primarily attributable to processing and fraud related costs associated with the growth in Members and the number of transactions processed;

•	an increase in legal fees of approximately $0.5 million, primarily due to ongoing litigation, compliance, employment and general corporate related matters;

•	an increase in various administrative fees of approximately $0.6 million, primarily due to increases in licenses and fees, travel and entertainment, and company meetings;

•

an increase in depreciation and amortization of approximately $1.0 million, primarily due to accelerated amortization related to the change in useful life of a certain intangible asset, equipment purchases for increased headcount and amortization of internally developed software; and

•

an increase in rent expense of approximately $0.3 million, due to additional leased office space; offset by a decrease in charitable contribution expenses of approximately $0.2 million, primarily due to decreased amounts pledged to charitable meal donations related to Members’ tips.

Other (income) expense

	For the Three Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Interest income	$(647)	$(70)	$(577)	824%
Interest expense	2,288	508	1,780	350%
Legal settlement and litigation expenses	—	241	(241)	-100%
Other strategic financing and transactional expenses	1,870	116	1,754	1512%
Gain on extinguishment of liability	(4,290)	—	(4,290)	-100%
Changes in fair value of earnout liabilities	(7,594)	—	(7,594)	-100%
Changes in fair value of derivative asset on loans to stockholders	—	(6,896)	6,896	-100%
Changes in fair value of warrant liabilities	(17,549)	680	(18,229)	-2681%

Total	$(25,922)	$(5,421)	$(20,501)	378%

Interest income— Interest income totaled approximately $0.6 million for the three months ended June 30, 2022, compared to approximately $0.1 million for the three months ended June 30, 2021. The increase of approximately $0.5 million, or 824%, was primarily attributable to interest earned from a higher marketable securities balance and yields from short-term investments during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021.

Interest expense— Interest expense totaled approximately $2.3 million for the three months ended June 30, 2022, compared to approximately $0.5 million for the three months ended June 30, 2021. The increase of approximately $1.8 million, or 350%, was primarily attributable to interest related to increased borrowings from the delayed draw senior secured loan facility (the “Debt Facility”) which Dave OD Funding I, LLC (“Dave OD”) entered into during January 2021, and was subsequently amended in November 2021 to include a $20 million line of credit (the “Credit Facility”), along with interest related to the Note with FTX Ventures which was issued in March 2022.

Legal settlement and litigation expenses—Legal settlement and litigation expenses totaled $0 for the three months ended June 30, 2022, compared to approximately $0.2 million for the three months ended June 30, 2021. See “Information About Dave —Legal Proceedings” for more information regarding pending legal actions. The decrease of approximately $0.2 million, or 100%, was primarily attributable to reduced non-recurring settlement and litigation expenses as compared to those expenses recorded during the three months ended June 30, 2021.

Other strategic financing and transactional expenses—Other strategic financing and transactional expenses totaled approximately $1.9 million for the three months ended June 30, 2022, compared to approximately $0.1 million for the three months ended June 30, 2021. The increase of approximately $1.8 million, or 1512%, was primarily attributable to spend on exploring various strategic financing alternatives and various transactional opportunities.

Gain on extinguishment of liability—Gain on extinguishment of liability totaled approximately $4.3 million for the three months ended June 30, 2022, compared to $0 for the three months ended June 30, 2021. The increase of approximately $4.3 million, or 100%, was primarily attributable to the extinguishment of a $7.5 million liability in exchange for shares of Class A Common Stock.

Changes in fair value of earnout liability—Changes in fair value of earnout liabilities totaled a benefit of approximately $7.6 million for the three months ended June 30, 2022, compared to an expense of $0 for the three months ended June 30, 2021. The increase of approximately $7.6 million, or 100%, was primarily attributable to fair value adjustments associated with certain earnout shares liability due to decreases in our underlying Class A Common Stock price.

Changes in fair value of derivative asset on loans to stockholders—Changes in fair value of derivative asset on loans to stockholders totaled $0 for the three months ended June 30, 2022, compared to a benefit of approximately $6.9 million for the three months ended June 30, 2021. The decrease of approximately $6.9 million, or 100%, was primarily attributable to the exercise of the call options and settlement of the derivative asset during the close of the Business Combination in January 2022. Please refer to Note 3 in the accompanying unaudited condensed consolidated financial statements of Dave included in this Form 10-Q.

Changes in fair value of warrant liability—Changes in fair value of warrant liability totaled a benefit of approximately $17.5 million for the three months ended June 30, 2022, compared to an expense of approximately $0.7 million for the three months ended June 30, 2021. The increase of approximately $18.2 million, or 2681%, was primarily attributable to fair value adjustments associated with certain public and private warrant liabilities due to decreases in our underlying Class A Common Stock price, offset by fair value adjustments associated with certain warrants exercised during the Business Combination.

Provision for income taxes

	For the Three Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Provision (benefit) for income taxes	$22	$13	$9	69%

Total	$22	$13	$9	69%

Provision for income taxes for the three months ended June 30, 2022 increased by approximately $0.009 million, or 69%, compared to the three months ended June 30, 2021. This increase was primarily attributable to an increase in state taxes, including gross margin state taxes, relative to state taxes recognized for the three months ended June 30, 2021.

Comparison of the Six Months Ended June 30, 2022 and 2021

	For the Six Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Service based revenue, net
Processing fees, net	$44,831	$36,378	$8,453	23%
Tips	28,494	21,062	7,432	35%
Subscriptions	8,500	8,995	(495)	-6%
Other	434	369	65	18%
Transaction based revenue, net	6,097	4,851	1,246	26%

Total	$88,356	$71,655	$16,701	23%

Operating revenues

Service based revenue, net—

Processing fees, net

Processing fees, net of processor costs associated with advance disbursements, for the six months ended June 30, 2022 were approximately $44.8 million, an increase from approximately $36.4 million for the six months ended June 30, 2021. The increase of approximately $8.4 million, or 23%, was primarily attributable to increases in total advance volume from approximately $600.1 million to approximately $1,097.0 million along with a higher average advance amount period over period. Processing fees tend to increase as advance volume increases, but may not always trend ratably as processing fees vary depending on the total amount of the advance. The percentage of Members that chose to pay a processing fee to expedite an advance remained consistent for the six months ended June 30, 2022 and 2021, respectively. The average processing fees Members paid to expedite these advances increased slightly for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

Tips

Tips for the six months ended June 30, 2022 were approximately $28.5 million, an increase from approximately $21.1 million for the six months ended June 30, 2021. The increase of approximately $7.4 million, or 35%, was primarily attributable to increases in total advance volume from approximately $600.1 million to approximately $1,097.0 million period over period. Tips tend to increase as advance volume increases, but may not always trend ratably as tips often vary depending on the total amount of the advance. The percentage of Members that chose to leave a tip decreased slightly for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021. For those same periods, the average amount of tip Members chose to leave increased for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

Subscriptions

Subscriptions for the six months ended June 30, 2022 were approximately $8.5 million, a decrease from approximately $9.0 million during the six months ended June 30, 2021. The decrease of approximately $0.5 million, or 6%, was primarily attributable to lower subscription engagement with Members on our platform.

Transaction based revenue, net—Transaction based revenue, net for the six months ended June 30, 2022 was approximately $6.1 million, an increase from approximately $4.9 million, for the six months ended June 30, 2021. The increase of approximately $1.2 million, or 26%, was primarily attributable to the growth in Members engaging with our Checking Product and corresponding growth in the number of transactions initiated by Members.

Operating expenses

	For the Six Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Provision for unrecoverable advances	$27,642	$10,933	$16,709	153%
Processing and servicing fees	14,133	10,715	3,418	32%
Advertising and marketing	32,997	25,895	7,102	27%
Compensation and benefits	57,032	19,253	37,779	196%
Other operating expenses	32,240	21,464	10,776	50%

Total	$164,044	$88,260	$75,784	86%

Provision for unrecoverable advances—The provision for unrecoverable advances totaled approximately $27.6 million for the six months ended June 30, 2022, compared to approximately $10.9 million for the six months ended June 30, 2021. The increase of approximately $16.7 million, or 153%, was primarily attributable to increases in provision expense related to Member advances aged over 120 days and those that have become uncollectible based on information available to us of approximately $6.5 million in addition to an increase in provision expense related to Member advances aged 120 days and under of approximately $10.2 million.

The increase in provision expense related to Member advances aged over 120 days and those which have become uncollectible based on information available to us, period over period, was driven primarily by aged receivables and the increase in advance volume during the first quarter of 2022. All impaired advances deemed uncollectible are subsequently written-off and are a direct reduction to the allowance for unrecoverable advances.

The increase in provision expense related to Member advances aged 120 days and under, was primarily attributed to significant increases in average advance amounts and total advance volume from approximately $600.1 million to approximately $1,097.0 million for the six months ended June 30, 2021 and 2022, respectively. This resulted in an increase to the allowance for unrecoverable advances and corresponding higher provision for unrecoverable advances expense during the six months ended June 30, 2022 as compared to June 30, 2021. We anticipate volatility in Member advances outstanding each period as they are directly correlated with the timing and volume of Member advance activity during the last 120 days prior to the end of the period.

Throughout the first six months of 2022, loss and collections experience of Member advances remained steady, however, historical loss and collections experience utilized in the calculation of the provision for unrecoverable advances decreased slightly when compared to historical rates used in 2021, primarily as a result of underwriting modifications made during early 2020 in response to the onset of COVID-19. These underwriting modifications primarily consisted of lower advance amounts and stricter eligibility requirements. Any changes to our historical loss and collections experience directly affects the historical loss rates utilized in the calculation of the allowance for uncollectible advances. The changes in the allowance for unrecoverable advances, period over period, has a direct impact on the provision for unrecoverable advances.

For information on the aging of Member advances and a rollforward of the allowance for unrecoverable advances, refer to the tables in Note 7 to Member Cash Advances, Net to the accompanying unaudited condensed consolidated financial statements of Dave included in this Form 10-Q.

Processing and service fees—Processing and servicing fees totaled approximately $14.1 million for the six months ended June 30, 2022, compared to approximately $10.7 million for the six months ended June 30, 2021. The increase of approximately $3.4 million, or 32%, was primarily attributable to the increase in advance volume from $600.1 million to approximately $1,097.0 million for the six months ended June 30, 2022 and 2021, respectively, offset by volume associated discounts and cost savings due to price reductions from our processors.

Advertising and marketing—Advertising and marketing totaled approximately $33.0 million for the six months ended June 30, 2022, compared to approximately $25.9 million for the six months ended June 30, 2021. The increase of approximately $7.1 million or 27% was primarily attributable to increased marketing efforts, production costs and promotions across various social media platforms and television.

Compensation and benefits—Compensation and benefits totaled approximately $57.0 million for the six months ended June 30, 2022, compared to approximately $19.3 million for the six months ended June 30, 2021. The increase of approximately $37.7 million, or 196%, was primarily attributable to the following:

•	an increase in payroll and related costs of approximately $12.4 million, primarily due to hiring and increased headcount throughout the business;

•

an increase in consultants and contractor costs of approximately $2.0 million, primarily due to our need to supplement recruiting efforts, increase IT security, marketing, design and augmenting customer service resources; and

•

an increase in stock-based compensation of approximately $23.3 million, primarily due to restricted stock units granted during the six months ended June 30, 2022 and to the expenses related to stock options granted to a certain executive during 2021, which achieved certain performance conditions associated with the close of the Business Combination.

Other operating expenses—Other operating expenses totaled approximately $32.2 million for the six months ended June 30, 2022, compared to approximately $21.5 million for the six months ended June 30, 2021. The increase of approximately $10.7 million, or 50%, was primarily attributable to the following:

•	an increase in insurance related costs of approximately $3.6 million, primarily related to director and officer insurance premiums;

•

an increase in accounting costs of approximately $0.9 million, primarily related to various audit, tax and Sarbanes Oxley compliance readiness related fees associated with the Business Combination in January 2022;

•

an increase in technology and infrastructure expenses of approximately $2.6 million, primarily due to increased spending to support the growth of our business and development of new products and features;

•

an increase in expenses related to our Checking Product of approximately $3.7 million, primarily attributable to processing and fraud related costs associated with the growth in Members and the number of transactions processed;

•	an increase in legal fees of approximately $1.1 million, primarily due to ongoing litigation, compliance, employment and general corporate related matters;

•	an increase in various administrative fees of approximately $1.2 million primarily due to increases license and fees, travel and entertainment, investor relations and Company meetings;

•

an increase in depreciation and amortization of approximately $1.4 million, primarily due to accelerated amortization related to the change in useful life of a certain intangible asset, equipment purchases for increased headcount and amortization of internally developed software;

•	an increase in rent expense of approximately $0.7 million, due to additional leased office space; offset by

•

a decrease in chargeback related expenses of approximately $4.0 million, primarily due to non-recurring fraudulent activity in relation to our Checking Product (see “Risk Factors—Risks related to our Business and Industry—Fraudulent and other illegal activity involving our products and services could lead to reputational damage to us, reduce the use of our platform and services and may adversely affect our financial position and results of operations.”); and

•	a decrease in charitable contribution expenses of approximately $0.4 million, primarily due to decreased amounts pledged to charitable meal donations related to Members’ tips.

Other (income) expense

	For the Six Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Interest income	$(660)	$(140)	$(520)	371%
Interest expense	3,843	785	3,058	390%
Legal settlement and litigation expenses	—	609	(609)	-100%
Other strategic financing and transactional expenses	2,831	224	2,607	1164%
Gain on extinguishment of liability	(4,290)	—	(4,290)	-100%
Changes in fair value of earnout liabilities	(9,634)	—	(9,634)	-100%
Changes in fair value of derivative asset on loans to stockholders	5,572	(24,042)	29,614	-123%
Changes in fair value of warrant liabilities	(13,484)	2,866	(16,350)	-570%

Total	$(15,822)	$(19,698)	$3,876	-20%

Interest income— Interest income totaled approximately $0.7 million for the six months ended June 30, 2022, compared to approximately $0.1 million for the six months ended June 30, 2021. The increase of approximately $0.6 million, or 371%, was primarily attributable to interest earned from a higher marketable securities balance and yields from short-term investments during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

Interest expense— Interest expense totaled approximately $3.8 million for the six months ended June 30, 2022, compared to approximately $0.8 million for the six months ended June 30, 2021. The increase of approximately $3.0 million, or 390%, was primarily attributable to interest related to increased borrowings under the Debt Facility and the Credit Facility, along with interest related to the Note with FTX Ventures.

Legal settlement and litigation expenses—Legal settlement and litigation expenses totaled $0 for the six months ended June 30, 2022, compared to approximately $0.6 million for the six months ended June 30, 2021. See “Information About Dave —Legal Proceedings” for more information regarding pending legal actions. The decrease of approximately $0.6 million, or 100%, was primarily attributable to reduced non-recurring settlement and litigation expenses as compared to those expenses recorded during the six months ended June 30, 2021.

Other strategic financing and transactional expenses—Other strategic financing and transactional expenses totaled approximately $2.8 million for the six months ended June 30, 2022, compared to approximately $0.2 million for the six months ended June 30, 2021. The increase of approximately $2.6 million, or 1164%, was primarily attributable to spending on exploring various strategic financing alternatives and various transactional opportunities.

Gain on extinguishment of liability—Gain on extinguishment of liability totaled approximately $4.3 million for the six months ended June 30, 2022, compared to $0 for the six months ended June 30, 2021. The increase of approximately $4.3 million, or 100%, was primarily attributable to the extinguishment of a $7.5 million liability in exchange for shares of our Class A Common Stock.

Changes in fair value of earnout liability—Changes in fair value of earnout liabilities totaled a benefit of approximately $9.6 million for the six months ended June 30, 2022, compared to an expense of $0 for the six months ended June 30, 2021. The increase of approximately $9.6 million, or 100%, was primarily attributable to fair value adjustments associated with certain earnout shares liability due to decreases in our underlying Class A Common Stock price.

Changes in fair value of derivative asset on loans to stockholders—Changes in fair value of derivative asset on loans to stockholders totaled an expense of approximately $5.6 million for the six months ended June 30, 2022, compared to a benefit of approximately $24.0 million for the six months ended June 30, 2021. The increase of approximately $29.6 million, or 123%, was primarily attributable to fair value adjustments associated with options issued in connection with loans to stockholders resulting from a decrease in the underlying fair value of our Common Stock as of the settlement date of the derivative asset compared to the benefit received from the increase in the fair value of our Common Stock during the six months ended June 30, 2021. Please refer to Note 3 in the accompanying unaudited condensed consolidated financial statements of Dave included in this Form 10-Q.

Changes in fair value of warrant liability—Changes in fair value of warrant liability totaled a benefit of approximately $13.5 million for the six months ended June 30, 2022, compared to an expense of approximately $2.9 million for the six months ended June 30, 2021. The increase of approximately $16.4 million, or 570%, was primarily attributable to fair value adjustments associated with certain public and private warrant liabilities due to decreases in our underlying Class A Common Stock price, offset by fair value adjustments associated with certain warrants exercised during the Business Combination.

Provision for income taxes

	For the Six Months Ended		Change
	June 30,		$	%
(in thousands, except for percentages)	2022	2021	2022/2021	2022/2021
Provision (benefit) for income taxes	$44	$5	$39	766%

Total	$44	$5	$39	766%

Provision for income taxes for the six months ended June 30, 2022 increased by approximately $0.039 million, or 766%, compared to the six months ended June 30, 2021. This increase was primarily attributable to an increase in state taxes, including gross margin state taxes, relative to state taxes recognized for the six months ended June 30, 2021.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measure is useful in evaluating our operational performance. We use the following non-GAAP measure to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that the non-GAAP financial information may be helpful in assessing our operating performance and is more indicative of our operational performance and facilitates an alternative comparison among fiscal periods. The non-GAAP financial measure is not, and should not be viewed as, a substitute for GAAP reporting measures.

Adjusted EBITDA

“Adjusted EBITDA” is defined as net (loss) income adjusted for interest expense (income), provision (benefit) for income taxes, depreciation and amortization, stock-based compensation and other discretionary items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that, when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis.

The following table reconciles net loss to Adjusted EBITDA for the three months ended June 30, 2022 and 2021, respectively:

	For the Three Months Ended June 30,
(in thousands)	2022	2021
Net loss	$(27,115)	$(864)
Interest expense	1,641	438
Provision for income taxes	22	13
Depreciation and amortization	1,660	676
Stock-based compensation	22,858	1,092
Legal settlement and litigation expenses	—	241
Other strategic financing and transactional expenses	1,870	116
Gain on extinguishment of liability	(4,290)	—
Changes in fair value of earnout liabilities	(7,594)	—
Changes in fair value of derivative asset on loans to stockholders	—	(6,896)
Changes in fair value of warrant liabilities	(17,549)	680

Total	$(28,497)	$(4,504)

The following table reconciles net (loss) income to Adjusted EBITDA for the six months ended June 30, 2022 and 2021, respectively:

	For the Six Months Ended June 30,
(in thousands)	2022	2021
Net (loss) income	$(59,910)	$3,088
Interest expense	3,183	645
Provision for income taxes	44	5
Depreciation and amortization	2,765	1,274
Stock-based compensation	26,048	2,786
Legal settlement and litigation expenses	—	609
Other strategic financing and transactional expenses	2,831	224
Gain on extinguishment of liability	(4,290)	—
Changes in fair value of earnout liabilities	(9,634)	—
Changes in fair value of derivative asset on loans to stockholders	5,572	(24,042)
Changes in fair value of warrant liabilities	(13,484)	2,866

Total	$(46,875)	$(12,545)

Liquidity and Capital Resources

Since inception, we have financed our operations primarily from the issuance of preferred stock through our Series A and Series B funding rounds, issuances of convertible notes, funds from borrowings under the Debt Facility and the Credit Facility, and funds received as a result of the Business Combination. As of June 30, 2022 and December 31, 2021, our cash and cash equivalents, marketable securities and short-term investments balance was approximately $256.8 million and approximately $40.2 million, respectively.

As an early-stage company, the expenses we have incurred since inception are consistent with our strategy and approach to capital allocation. Dave expects to incur net losses in accordance with our operating plan as we continue to expand and improve upon our financial platform.

Our ability to access capital when needed is not assured and, if capital is not available to Dave when, and in the amounts needed, Dave could be required to delay, scale back or abandon some or all of our development programs and other operations, which could materially harm our business, prospects, financial condition and operating results.

We believe that our cash on hand following the consummation of the Business Combination, including the net proceeds of VPCC’s cash in trust and the proceeds from the PIPE Investment and any alternative financing, along with the $100 million in cash from the Purchase Agreement with FTX Ventures should be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Form 10-Q and sufficient to fund our operations. We may raise additional capital through follow-on public offerings or debt financings. The amount and timing of our future funding requirements, if any, will depend on many factors, including the pace and results of our product development efforts. No assurances can be provided that additional funding will be available at terms acceptable to us, if at all. If we are unable to raise additional capital, we may significantly curtail our operations, modify existing strategic plans and/or dispose of certain operations or assets.

Material Cash Requirements

While the effect of COVID-19 and other macro-economic factors have created economic uncertainty and impacted how we manage our liquidity and capital resources, we intend to continue to invest in people, marketing and user acquisition, technology and infrastructure, and new and existing financial products and programs we believe are critical to meeting our strategic objectives. As growth of our ExtraCash product scales, material cash will be required to fund advances until the point at which those advances are subsequently collected. The amount and timing of these related cash outflows in future periods is difficult to predict and is dependent on a number of factors including the hiring of new employees, the rate of change in technology used in our business and our business outlook as a result of the COVID-19 pandemic. While we expect certain cash outflows for these expenditures will exceed amounts spent in 2021, we expect to fund these cash outflows primarily through our cash flows provided by operating, investing and financing activities.

We may use cash to acquire businesses and technologies. The nature of these transactions, however, makes it difficult to predict the amount and timing of such cash requirements.

In the normal course of business, we enter into various agreements with our vendors that may subject us to minimum annual requirements. While our contractual commitments will have an impact on our future liquidity, we believe that we will be able to adequately fulfill these obligations through cash generated from operations and from our existing cash balances. Dave does not have any “off-balance sheet arrangements,” as defined by the SEC regulations.

In response to our remote employee workforce strategy in the U.S., we have not yet closed our leased office locations. We are required to continue making our contractual payments until our operating leases are formally terminated or expire. Our remaining leases have terms of less than 1 year to approximately 4 years, subject to renewal options of varying terms, and as of June 30, 2022, we had a total lease liability of approximately $2.0 million. See Note 17, Leases in the notes to our unaudited condensed consolidated financial statements for additional information regarding our lease liabilities as of June 30, 2022.

We also have certain contractual payment obligations for principal and interest owed under the Debt Facility and Credit Facility. Interest payments are required to be made on a monthly basis. At June 30, 2022, $35.0 million of term loans under the Debt Facility were outstanding and $20.0 million had been drawn on under the Credit Facility. See Note 15, Credit and Debt Facility in the notes to our unaudited condensed consolidated financial statements. Additionally, we also have certain contractual payment obligations for interest owed under the $100 million Note we issued and sold pursuant to the Purchase Agreement entered into with FTX Ventures. Interest payments relating to the Note are required to be made or added to the outstanding principal on a semi-annual basis. At June 30, 2022, approximately $0.8 million of interest was added to the outstanding principal. For more information on the Purchase Agreement with FTX Ventures, see Note 12, Convertible Note Payable.

Cash Flows Summary

(in thousands)	For the Six Months Ended June 30,
Total cash (used in) provided by:	2022	2021
		As Restated
Operating activities	$(26,628)	$(882)
Investing activities	(280,592)	(13,574)
Financing activities	301,674	17,993

Net (decrease) increase in cash and cash equivalents and restricted cash	$(5,546)	$3,537

Cash Flows from Operating Activities

We recorded a net loss of approximately $59.9 million for the six months ended June 30, 2022, and net income of approximately $3.1 million for the six months ended June 30, 2021. We reported negative cash flows from operating activities of approximately $26.6 million and $16.1 million for the three months ended June 30, 2022 and 2021, respectively.

Net cash used in operating activities for the six months ended June 30, 2022 included a net loss of approximately $59.9 million, adjusted for non-cash items of approximately $3.0 million for depreciation and amortization, approximately $27.6 million for provision for unrecoverable advances, approximately $5.6 million for a decrease in derivative asset fair value, approximately $26.0 million for stock-based compensation expense, and $0.8 million for non-cash interest, offset by changes in the fair value of warrant liabilities of approximately $13.5 million, changes in the fair value of earnout liabilities of approximately $9.6 million, and approximately $4.3 million related to a gain on extinguishment of a liability. Further changes in cash flows from operations included an increase in receivables related to revenue from to Member advances of approximately $3.5 million, an increase in prepaid expenses and other current assets of approximately $7.0 million, a decrease in accrued expenses of approximately $1.9 million, and a decrease in legal settlement accrual and other current liabilities of approximately $0.5 million. These changes were offset primarily by an increase in accounts payable of approximately $9.9 million and a decrease in prepaid income taxes of approximately $0.7 million.

Net cash used in operating activities for the six months ended June 30, 2021 was approximately $26.6 million. This included net income of approximately $3.1 million, adjusted for non-cash items of approximately $1.3 million for depreciation and amortization, approximately $10.9 million for the provision for unrecoverable advances, approximately $24.0 related to the decrease in fair value of derivative assets, approximately $2.9 million for an decrease in the fair value of warrant liabilities, approximately $2.8 million for stock-based compensation expense and approximately $0.7 million related to non-cash interest and lease expenses. Further changes in cash flows from operations included an increase in receivables related to revenue from Member advances of approximately $1.0 million, approximately $0.3 million related to an increase in prepaid expenses and other current assets and a decrease of approximately $2.1 million in other current and non-current liabilities. These changes were offset primarily by a decrease in prepaid income taxes of approximately $0.7 million and an increase in prepaid expenses, an increase of approximately $3.6 million in accrued expenses and approximately $1.3 million in accounts payable.

Cash Flows from Investing Activities

During the six months ended June 30, 2022, net cash used in investing activities was approximately $280.6 million. This included the purchase of marketable securities of approximately $302.4 million, the purchase of short-term investments of approximately $196.8 million, net disbursements and the increase in receivables related of Member advances of approximately $51.2 million, payments for internally developed software costs of approximately $4.4 million and the purchase of property and equipment of approximately $0.3 million, offset by the sale of marketable securities of approximately $274.5 million.

During the six months ended June 30, 2021, net cash provided by investing activities was approximately $13.6 million. This included the sale of marketable securities of approximately $3.9 million, partially offset by the increase in receivables related to Member advances of approximately $15.2 million and payments for internally developed software costs of approximately $2.3 million.

Cash Flows from Financing Activities

During the six months ended June 30, 2022, net cash provided by financing activities was approximately $301.7 million, which consisted of approximately $195.0 million in proceeds from PIPE Financing, approximately $100.0 million in proceeds from borrowings related to the Purchase Agreement with FTX Ventures, approximately $29.7 million in proceeds from the Business Combination, net of redemptions and approximately $1.6 million in proceeds from stock option exercises, partially offset by approximately $23.0 million for the payment of costs related to the Business Combination and approximately $1.6 million related to the repurchase of Class A Common Stock. For more information on the Business Combination and Purchase Agreement with FTX Ventures, see “— Business Combination and Public Company Costs” and “—Recent Developments”, respectively

During the six months ended June 30, 2021, net cash provided by financing activities was approximately $18.0 million, which consisted of approximately $23.0 million in proceeds from debt and credit facility borrowings, approximately $0.9 million in proceeds from stock option exercises, partially offset by approximately $3.9 million of repayments on a line of credit and approximately $2.0 million for the payment of deferred issuance costs related to the Business Combination.

Critical Accounting Policies and Estimates

Our unaudited condensed consolidated financial statements have been prepared in accordance with U.S GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements, as well as the reported revenues and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our critical accounting estimates and assumptions are evaluated on an ongoing basis including those related to the: (i) realization of tax assets and estimates of tax liabilities; (ii) valuation of equity securities; (iii) fair value of derivatives; (iv) valuation of notes payable; (v) fair value of warrant liabilities; (vi) allowance for unrecoverable advances and (vii) fair value of the earnout liability.

Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. Please refer to Note 3 in our accompanying unaudited condensed consolidated financial statements as of June 30, 2022 and for the three and six months ended June 30, 2022 included in this Form 10-Q.

While our significant accounting policies are described in the notes to our unaudited condensed consolidated financial statements, we believe that the following accounting policies require a greater degree of judgment and complexity and are the most critical to understanding our financial condition and historical and future results of operations.

Fair Value of Financial Instruments

We are required to account for certain financial instruments at fair value with changes in fair value reported in earnings and may elect fair value accounting for certain other financial instruments in accordance with U.S. GAAP.

Financial instruments carried at fair value include marketable securities, short-term investments, derivative assets related to loans to stockholders, earnout liability and warrant liabilities.

We apply the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 820, Fair Value Measurements and Disclosures, which provides a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurement. Fair value represents the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We use the following hierarchy in measuring the fair value of our assets and liabilities, focusing on the most observable inputs when available:

•	Level 1. Quoted prices in active markets for identical assets or liabilities.

•

Level 2. Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3. Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Derivative Asset

We recorded a derivative asset related to the call option on loans to stockholders. The derivative asset was carried at estimated fair value on our unaudited condensed consolidated balance sheets. Changes in the estimated fair value of the derivatives were reported as a loss (gain) on derivatives in the accompanying unaudited condensed consolidated statements of operations. We utilized the binomial option pricing model to compute the fair value of the derivative asset and to mark to market the fair value of the derivative at each balance sheet date. The binomial option-pricing model considers a range of assumptions related to the fair value of common stock (see below Fair Value of Common Stock for further details), volatility, dividend yield and risk-free interest rate. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates. Upon consummation of the Business Combination in January 2022, all of the call options related to the Loans to Stockholders were exercised and the related loans were settled.

Warrant Liabilities

We recorded a warrant liability associated with the Debt Facility. The warrant liability was carried on our unaudited condensed consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the warrant liability were reported as a loss (gain) in the accompanying unaudited condensed consolidated statements of operations. We utilized the binomial option-pricing model to compute the fair value and to mark to market the fair value of the warrant liability at each unaudited condensed consolidated balance sheet date. The binomial option-pricing model considers a range of assumptions related to the fair value of common stock (see below Fair Value of Common Stock for further details), volatility, dividend yield and risk-free interest rate. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates. Immediately prior to the close of the Business Combination, all, or 1,664,394 of the vested warrants were exercised and net settled for 450,841 shares of Legacy Dave’s Class A Common Stock after applying an exchange ratio of 1.354387513 pursuant to the terms of the Business Combination.

We also recorded warrant liabilities for both public and private warrants associated with the Business Combination. The warrant liabilities are carried on our unaudited condensed consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the warrant liability are reported as a loss (gain) in the accompanying unaudited condensed consolidated statements of operations. We utilize the Black-Scholes model to compute the fair value and to mark to market the fair value of the private placement warrant liability at the time of the Business Combination and at each unaudited condensed consolidated balance sheet date. The public warrants were valued using the Black-Scholes model and public trading price of the warrants, when available. The Black-Scholes model considers a range of assumptions such as stock price, strike price, volatility, time to maturity, dividend yield and risk-free interest rate. The Black-Scholes pricing model includes subjective input assumptions that can materially affect the fair value estimates.

Earnout Liabilities

We recorded earnout liabilities associated with the Business Combination. The earnout liabilities are carried on our unaudited condensed consolidated balance sheets as a long-term liability estimated at fair value. Changes in the estimated fair value of the earnout liabilities are reported as a loss (gain) in the accompanying unaudited condensed consolidated statements of operations. We utilized a Monte Carlo Simulation Method to compute the fair value and to mark to market the fair value of the earnout liabilities at each unaudited condensed consolidated balance sheet date. The Monte Carlo Simulation Method considers a range of assumptions such as stock price, volatility, and risk-free interest rate. The Monte Carlo Simulation Method includes subjective input assumptions that can materially affect the fair value estimates.

Note Payable

The Company has elected to measure the note payable debt instrument at fair value using the fair value option of ASC 825-10. We identified an embedded derivative related to a convertible feature in our promissory note with Alameda Research and in accordance with ASC 815-15-25-1 criterion (b), since we have elected to apply the fair value option to the debt, the Contingently Exercisable Share Settled Put/Call Option and any other embedded features were not separated from the debt host. The note payable was carried on our consolidated balance sheets as a current liability estimated at fair value with changes in fair value reflected in earnings. We used a market yield approach to determine the fair value of the promissory note. The market yield approach model includes subjective input assumptions that can materially affect the fair value estimates. Upon the closing of the Business Combination, the Promissory Note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research. The closing of the note payable occurred immediately prior to the closing date of the Business Combination.

Fair Value of Common Stock

Up until the closing of the Business Combination in which the Company became publicly traded on Nasdaq, the Company was required to estimate the fair value of the Common Stock underlying the Company’s share-based awards The fair value of the common stock underlying our stock-based awards was determined, in each case, based on a valuation model as discussed further below, and was approved by our Board of Directors. Our Board of Directors intended all stock options granted to be exercisable at a price per share not less than the fair value per share of the ordinary share underlying those stock options on the date of grant.

In the absence of a public market for our common stock prior to the date of the Business Combination, the valuation has been determined using appropriate valuation methodologies in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

We considered various objective and subjective factors to determine the fair value of our Common Stock as of each grant date, including:

•	Historical financial performance;

•	Our business strategy;

•	Industry information, such as external market conditions and trends;

•

Likelihood of achieving a liquidity event, such as an initial public offering, merger with a special purpose acquisition company (“SPAC”), or strategic sale given prevailing market conditions and the nature and history of our business;

•	Prices, privileges, powers, preferences and rights of our convertible preferred stock relative to those of Dave Common Stock;

•	Forecasted cash flow projections for Dave’s business;

•	Publicly traded price of the SPAC;

•	Primary preferred stock financings and secondary common stock transactions of our equity securities;

•	Lack of marketability/illiquidity of the common stock underlying our stock-based awards involving securities in a private company; and

•	Macroeconomic conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. The probability of a liquidity event, the derived discount rate, and the selected multiples that are applied to our financial statistics are significant assumptions used to estimate the fair value of our common stock. If we had used different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.

During 2019 and 2020, our estimated fair value of our common stock remained relatively consistent before a potential public listing through a business combination with a SPAC (“SPAC Transaction”) was first considered in 2021.

The fair value for our common stock was estimated to be $0.935 per share as of August 5, 2019 (“August 2019 Valuation”) and $0.981 per share as of August 30, 2020 (“August 2020 Valuation”). In 2021, our management team first contemplated a SPAC Transaction, which was incorporated in the June 7, 2021 valuation that resulted in a fair value for our common stock of $8.67 per share (“June 2021 Valuation”). The SPAC Transaction was considered in the subsequent valuation performed as of October 6, 2021 that resulted in a fair value for Dave’s common stock of $10.80 per share (“October 2021 Valuation”).

The August 2019 Valuation and August 2020 Valuations were completed prior to the contemplation of the Business Combination, and at the time of these valuations our management did not expect a near-term exit. The August 2019 Valuation was performed at the time of the close of Dave’s Series B-1 and B-2 preferred equity financings (“Series B Financing”). Since no near-term exit was expected, the August 2019 Valuation was performed using the market approach, specifically the subject company transaction method was performed using a single option pricing model (“OPM”) as the allocation method. As a result, the fair value of our common stock was inferred from the Series B Financing. The August 2020 Valuation was performed using the market approach, specifically the guideline public company method (“GPCM”) and used a single OPM as the allocation methodology. The GPCM was performed by first considering the Series B Financing’s implied revenue multiple from the August 2019 valuation report, and then was adjusted based on changes in the guideline public company’s multiples since the Series B Financing occurred, with consideration for adjustments based on our comparative operational performance between the periods.

The June 2021 Valuation and October 2021 Valuation both used the hybrid method, wherein a probability-weighted expected return model (“PWERM”) incorporated an expected near-term SPAC exit scenario as well as an OPM. The OPM was used to model the value of common stock in a delayed exit/stay private scenario. Total equity values for each scenario management identified were estimated as of the measurement date. The delayed exit/stay private scenario total equity value was estimated using the discounted cash flow method under the income approach and the GPCM under the market approach. The total equity value in the SPAC Transaction scenario included in the June 2021 Valuation was determined based on the expected Business Combination pre-money valuation. The common stock price per share in the SPAC Transaction scenario included in the October 2021 Valuation was determined based on the publicly traded price of the SPAC as of the valuation date. Our management’s estimated probability for each scenario occurring at each valuation date was applied to the respective scenario’s indicated common stock value to arrive at the estimated fair value of common stock.

The increase in the fair value of our common stock between the August 2019 and August 2020 Valuations, and the June 2021 Valuation and the October 2021 Valuation was predominantly due to our progress towards completing the Business Combination that was not known or knowable at the earlier valuation dates. As previously discussed, the August 2019 Valuation utilized the Series B financing to determine the value of common stock in a single OPM. The August 2020 Valuation relied upon the GPCM with valuation multiples selected considering the implied multiples at the time of the Series B Financing, with appropriate adjustments to the multiples to account for changes in our financial and operational performance as well as to reflect changes in the guideline public companies’ multiples and comparative performance, from the close of the Series B financing to the August 2020 valuation date. In early 2021, we first contemplated a SPAC Transaction and began taking the necessary steps to prepare for a business combination with VPCC. The necessary steps undertaken to prepare for the Business Combination included meeting with VPCC and investment bankers, discussing timing expectations, and negotiating the preliminary letter of intent with VPCC. As our ongoing negotiations related to the Business Combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of Dave’s equity as of the June 2021 Valuation took into consideration the indicated equity value implied by the negotiations as well as the uncertainty inherent in the future key milestones including execution of the Business Combination Agreement and VPCC’s shareholder vote. Similarly, the increase in the common stock value to $10.80 per share in the October 2021 Valuation resulted primarily from an increase in the probability of the near-term SPAC Transaction closing and an increase in the value of common stock in that scenario due to the passage of time and an increase in the SPAC’s publicly traded price as compared to the SPAC Transaction’s negotiated pre-money valuation. As a result, the increase in Dave’s common stock fair value between the valuation dates resulted directly from both the increase in the pre-money valuation and acceleration of the timing of an exit, from the Series B Financing to the Business Combination.

Please refer to Note 3 in our accompanying unaudited condensed consolidated financial statements for the three and six months ended June 30, 2022 included in this Form 10-Q.

Allowance for Unrecoverable Advances

We maintain an allowance for unrecoverable advances at a level estimated to be adequate to absorb credit losses inherent in outstanding Member advances. We currently estimate the allowance balance required using historical loss and collections experience, and, if relevant, the nature and volume of the portfolio, economic conditions, and other factors. Interpretations of the nature of volume of the portfolio and projections of future economic conditions involve a high degree of subjectivity. Changes to the allowance have a direct impact on the provision for unrecoverable advances in the unaudited condensed consolidated statement of operations.

We consider advances over 120 days past due or which become uncollectible based on information available to us as impaired. All impaired advances are deemed uncollectible and subsequently written-off and are a direct reduction to the allowance for unrecoverable advances. Subsequent recoveries of Member advances written-off, if any, are recorded as a reduction to Member advances when collected, resulting in a reduction to the allowance for unrecoverable advances and a corresponding reduction to the provision for unrecoverable advances expense in the unaudited condensed consolidated statements of operations.

Income Taxes

We follow ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the unaudited condensed consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more-likely-than-not that the asset will not be realized.

The effective tax rate used for interim periods is the estimated annual effective tax rate, based on the current estimate of full year results, except that taxes related to specific discrete events, if any, are recorded in the interim period in which they occur. The annual effective tax rate is based upon several significant estimates and judgments, including the estimated annual pre-tax income of the Company in each tax jurisdiction in which it operates, and the development of tax planning strategies during the year. In addition, the Company’s tax expense can be impacted by changes in tax rates or laws and other factors that cannot be predicted with certainty. As such, there can be significant volatility in interim tax provisions.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded. We have estimated approximately $0.5 million and $0.1 million of uncertain tax positions as of June 30, 2022 and 2021, respectively, related to state income taxes and research tax credits.

Our policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense within the statement of operations.

We are subject to income tax in jurisdictions in which we operate, including the United States. For U.S. income tax purposes, we are taxed as a Subchapter C corporation.

We recognize deferred taxes for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. We recorded a valuation allowance against our deferred tax assets, net of certain deferred tax liabilities, at June 31, 2022 and December 31, 2021. Based upon management’s assessment of all available evidence, we have concluded that it is more-likely-than-not that the deferred tax assets, net of certain deferred tax liabilities, will not be realized.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company and to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 3 of our accompanying unaudited condensed consolidated financial statements included in this Form 10-Q for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the six months ended June 30, 2022 and 2021.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act for emerging growth companies. Subject to certain conditions set forth in the JOBS Act, if we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd- Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the unaudited condensed consolidated financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (1) the last day of the fiscal year (a) following March 4, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Recently Issued Accounting Standards

Refer to Note 3, “Summary of Significant Accounting Policies,” of our unaudited condensed consolidated financial statements included in this Form 10-Q for a discussion of the impact of recent accounting pronouncements.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

We hold cash and cash equivalents and marketable securities for working capital purposes. We do not have significant exposure to market risk with respect to investments, as any investments we enter into are primarily highly liquid investments. As of June 30, 2022, we had cash and cash equivalents, marketable securities and short term investments of approximately $256.8 million, consisting of operating, savings money market accounts and various short term investments which are not materially affected by changes in the general level of U.S. interest rates. Furthermore, the Convertible Notes issued by us accrue interest at a fixed rate.

We also have interest rate exposure as a result of our outstanding term loans under the Debt Facility and borrowings under the Credit Facility. As of June 30, 2022, the aggregate outstanding principal amounts of the term loans under the Debt Facility was $35.0 million. The term loans bear interest at an annual rate equal to 6.95% plus a base rate defined as the greater of three-month LIBOR (as of the last day of each calendar month) and 2.55%. The $20 million credit line under the Credit Facility has an interest rate of 8.95% annually plus a base rate defined as the greater of three-month LIBOR and 2.55% (a total of 11.5% as of June 30, 2022). If overall interest rates increase by 100 basis points, our interest expense would not be significantly affected.

Credit Risk

Financial instruments that potentially subject us to credit risk consist of cash, Member advances and deposits. We maintain our cash with major financial institutions. At times, cash account balances with any one financial institution may exceed FDIC insurance limits ($250,000 per depositor per institution). We believe the financial institutions that hold our cash are financially sound and, accordingly, minimal credit risk exists with respect to cash. Our payment processors also collect cash on our behalf and will hold these cash balances temporarily until they are settled the next business day. The Member advances are also subject to credit risk. See “Risk Factors—Risk Related to Our Business and Industry—Our non-recourse cash advances expose us to credit risk of our Members and if our underwriting criteria for making advances is not sufficient to mitigate against this risk, our financial condition and operating results could be adversely affected if a substantial number of our Members fail to repay the cash advance they receive.”

Inflation Risk

Historically, inflation did not have a material effect on our business, results of operations, or financial condition. During 2021, inflation has begun to increase. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations and financial condition.

Item 4. Controls and Procedures (As Restated)

As discussed in Note 2, Restatement of Previously-Issued Financial Statements, we determined that we had material weaknesses in our internal control over financial reporting, namely that [our review control over the accuracy of our accounting treatment of the Company’s member advances and earnout shares did not operate effectively] resulting in a restatement of our unaudited condensed financial statements for the three months ended March 31, 2022. Refer to Note 2 - Restatement of Prior Financial Information, for discussion regarding the restatement impacts.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the fiscal quarter ended June 30, 2022. Based on this evaluation and for the reasons set forth below, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of June 30, 2022 due to the material weaknesses in internal control over financial reporting disclosed in Part II, Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), the Form 8-K/A filed with the SEC on August 22, 2022 and our Form 10-Q/A filed with the SEC on August 22, 2022, and the material weaknesses described above.

Previously Identified Material Weaknesses

In connection with the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020 material weaknesses in our internal control over financial reporting were identified. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. For more information concerning the material weaknesses identified, see section titled “Risk Factors—Dave identified material weaknesses in its internal control over financial reporting in its audited financial statements for the years ended December 31, 2021 and 2020 and if Dave is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, it may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect Dave’s business and share price” included in our Annual Report.

Notwithstanding the conclusion by our Chief Executive Officer and Chief Financial Officer that our disclosure controls and procedures as of June 30, 2022 were not effective, and notwithstanding the identified material weaknesses, management, including our Chief Executive Officer and Chief Financial Officer, believes the condensed consolidated financial statements included in this Form 10-Q fairly represent in all material respects our financial condition, results of operations and cash flows at and for the periods presented in accordance with U.S. GAAP.

Remediation

Management intends to implement remediation steps to improve our disclosure controls and procedures and our internal control over financial reporting. Specifically, we intend to expand and improve our review process for complex securities and related accounting standards. We have improved this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended June 30, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

For a description of our material pending legal proceedings, please see Note 16, Commitments and Contingencies, to the unaudited condensed consolidated financial statements included elsewhere in this report.

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, negative publicity and reputational harm and other factors.

Item 1A. Risk Factors

Other than as set forth below, as of the date of this Quarterly Report on Form 10-Q, there have been no material changes to the risk factors disclosed in in our Annual Report for the year ended December 31, 2021 filed with the SEC on March 25, 2022. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. We may disclose changes to such risk factors or disclose additional risk factors from time to time in our future filings with the SEC, including as set forth below.

The issuance of shares of our Class A Common Stock pursuant to our Note may result in significant dilution to our stockholders.

On March 21, 2022, Dave entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with FTX Ventures Ltd., owner and operator of FTX US (the “Purchaser”), providing for the purchase and sale of a convertible note in the initial principal amount of $100.0 million (the “Note”). The conversion of the Note could result in the issuance of a significant number of shares of our Class A Common Stock (the “Class A Common Stock”). Currently, the $100.0 million principal amount of the Note is convertible, at the option of the Purchaser, at a price of $10.00 per share, which would result in the issuance of 10,000,000 shares of Class A Common Stock upon its conversion in full. The conversion price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. Conversion of the full initial principal amount of the Note would result in the issuance of 10,000,000 shares of Class A Common Stock if converted at $10.00 per share, which amount is subject to increase by any interest paid in kind that is added to the outstanding principal under the terms of the Note.

Any conversion of the Note may result in significant dilution to our stockholders and could negatively impact the trading price of our Class A Common Stock.

The Purchaser has certain additional rights upon an event of default under the Note, which could harm our business, financial condition, and results of operations and could require us to reduce or cease or operations.

Under the Note, the Purchaser has certain rights upon an event of default. In the event of any event of default, the Company must accelerate its payment of the principal amount of the Note and must pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing its rights under the Note and collecting any amounts due and payable under the Note. The exercise of these rights upon an event of default could substantially harm our financial condition, substantially dilute our other shareholders and force us to reduce or cease operations and you may lose all or part of your investment.

We could be delisted from Nasdaq, which would seriously harm the liquidity of our stock and our ability to raise capital.

Nasdaq requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

On July 27, 2022, we received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying us that, based on the closing bid price of our Class A Common Stock, for the last 30 consecutive trading days, we no longer comply with the minimum bid price requirement for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

The Notice has no immediate effect on the listing of the Class A Common Stock on The Nasdaq Global Market. Pursuant to the Nasdaq Listing Rules, we have been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Class A Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to January 23, 2023, and we must otherwise satisfy The Nasdaq Global Market’s requirements for continued listing.

If we do not regain compliance by January 23, 2023, we may be eligible for an additional 180 calendar day compliance period if it elects (and meets the listing standards) to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, we would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. If we do not regain compliance within the compliance period(s), including any extensions that may be granted by Nasdaq, the Class A Common Stock will be subject to delisting.

We intend to monitor the closing bid price of the Class A Common Stock and consider its available options to resolve the noncompliance with the Minimum Bid Price Requirement, including effecting a reverse stock split. There can be no assurance that we will be able to regain compliance with The Nasdaq Global Market’s continued listing requirements or that Nasdaq will grant us a further extension of time to regain compliance, if applicable.

If, for any reason, Nasdaq were to delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders:

•	the liquidity and marketability of our Class A Common Stock;

•	the market price of our Class A Common Stock;

•	our ability to obtain financing for the continuation of our operations;

•	the number of institutional and general investors that will consider investing in our Class A Common Stock;

•	the number of market makers in our Class A Common Stock;

•	the availability of information concerning the trading prices and volume of our Class A Common Stock; and

•	the number of broker-dealers willing to execute trades in shares of our Class A Common Stock.

In addition, if we cease to be eligible to trade on Nasdaq, we may have to pursue trading on a less recognized or accepted market, such as the over the counter markets, our stock may be traded as a “penny stock” which would make transactions in our stock more difficult and cumbersome, and we may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Class A Common Stock. This may also cause the market price of our Class A Common Stock to further decline.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities.

None.

Item  4. Mine Safety Disclosures

None.

Item 5. Other Information.

None.

Item 6. Exhibits

Exhibits designated by an asterisk (*) are filed herewith and those designated by two asterisks (**) are furnished herewith; all exhibits not so designated are incorporated by reference to a prior filing as indicated.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 7, 2021, by and among VPC Impact Acquisition Holdings III, Inc., Bear Merger Company I Inc., Bear Merger Company II LLC, and Dave Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 7, 2021.)

3.1	Second Amended and Restated Certificate of Incorporation of Dave Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 11, 2022.)

3.2	Amended and Restated Bylaws of Dave Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 11, 2022.)

31.1*	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002

32.1**	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002

101	The following financial information from this quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022 formatted in Inline XBRL: (i) Condensed Consolidated Balance Sheets; (ii) Condensed Consolidated Statements of Operations; (iii) Condensed Consolidated Statement of Stockholders’ Equity; (iv) Condensed Consolidated Statements of Cash Flows; and (v) Notes to Unaudited Condensed Consolidated Financial Statements

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave Inc.

Dated: August 22, 2022	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director

Dated: August 22, 2022	/s/ Kyle Beilman
Kyle Beilman
Chief Financial Officer

Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jason Wilk, certify

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 of Dave Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 22, 2022	By:	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kyle Beilman, certify

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 of Dave Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 22, 2022	By:	/s/ Kyle Beilman
Kyle Beilman
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dave Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jason Wilk, Chief Executive Officer of the Company, and Kyle Beilman, Chief Financial Officer of the Company, do each hereby certify pursuant to 18 of U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2022	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Kyle Beilman
Kyle Beilman
Chief Financial Officer
(Principal Financial Officer)